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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FAIRPOINT COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

121 South 17th Street Mattoon, Illinois 61938-3987	521 East Morehead Street, Suite 500 Charlotte, North Carolina 28202

February 24, 2017

Merger Proposal—Your Vote Is Important

To the Stockholders of Consolidated Communications Holdings, Inc. and
the Stockholders of FairPoint Communications, Inc.:

          On December 3, 2016, Consolidated Communications Holdings, Inc. ("Consolidated") and FairPoint Communications, Inc. ("FairPoint") entered into an Agreement and Plan of Merger, as the same may be amended from time to time (the "Merger Agreement"), pursuant to which Consolidated has agreed to acquire FairPoint. The Merger Agreement provides for the acquisition of FairPoint through a statutory merger of Falcon Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of Consolidated, with and into FairPoint, with FairPoint as the surviving entity (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and FairPoint will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

          In the proposed Merger, each issued and outstanding share of FairPoint common stock will be converted into the right to receive 0.7300 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with cash in lieu of fractional shares, less any applicable taxes required to be withheld. Upon the effectiveness of the Merger, each share of FairPoint common stock issued and outstanding immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each certificate formerly representing any share of FairPoint common stock and each uncertificated share registered to a holder on the stock transfer books of FairPoint, shall thereafter represent only the right to receive shares of Consolidated common stock.

          Consolidated common stock trades on the NASDAQ Global Select Market under the symbol "CNSL." On February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, the closing price of Consolidated common stock was $25.72 per share. FairPoint common stock currently trades on the NASDAQ Capital Market under the symbol "FRP." The shares of Consolidated common stock issued pursuant to the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will trade on the NASDAQ Global Select Market.

          FairPoint will hold a special meeting of its stockholders on March 28, 2017 at 11:00 a.m., Eastern time, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202. At the FairPoint special meeting, FairPoint's stockholders will be asked (i) to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, (ii) to approve, by a non-binding advisory vote, the change in control payments to FairPoint's named executive officers, and (iii) to adjourn or postpone the FairPoint special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          Consolidated will hold a special meeting of stockholders on March 28, 2017 at 9:00 a.m., Central time, at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938. At the Consolidated special meeting, Consolidated's stockholders will be asked (i) to approve the issuance of Consolidated common stock to FairPoint stockholders in the Merger contemplated by the Merger Agreement and (ii) to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          The board of directors of FairPoint recommends that FairPoint's stockholders vote "FOR" each of (i) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (ii) the approval, by a non-binding advisory vote, of the change in control payments to FairPoint's named executive officers, and (iii) the proposal to adjourn or postpone the FairPoint special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          The board of directors of Consolidated recommends that Consolidated's stockholders vote "FOR" each of (i) the issuance of Consolidated common stock to FairPoint stockholders in the Merger contemplated by the Merger Agreement and (ii) the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Consolidated special meeting or the FairPoint special meeting, as applicable, please take the time to vote by using the Internet or by telephone as described in this joint proxy statement/prospectus or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meetings, the Merger and the other business to be considered at the meetings is contained in this joint proxy statement/prospectus. You are urged to read this joint proxy statement/prospectus carefully.

          In particular, you should read the section entitled "Risk Factors Relating to the Merger" beginning on page 35 for a discussion of some of the risks you should consider in evaluating the Merger Agreement and the Merger and how they will affect you.

          Thank you for your cooperation and continued support.

Sincerely,
C. Robert Udell, Jr. President & Chief Executive Officer and Director Consolidated Communications Holdings, Inc.	Paul H. Sunu Chief Executive Officer and Director FairPoint Communications, Inc.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Merger Agreement and the Merger described in this joint proxy statement/prospectus or the Consolidated common stock to be issued in the Merger contemplated by the Merger Agreement or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated February 24, 2017 and is first being mailed to Consolidated's and FairPoint's stockholders on or about February 28, 2017.

FAIRPOINT COMMUNICATIONS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 28, 2017

To Our Stockholders:

        A special meeting of stockholders of FairPoint Communications, Inc. ("FairPoint") will be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202, on March 28, 2017 at 11:00 a.m., Eastern time. The FairPoint special meeting is being held for the following purposes:

          1.     To adopt the Agreement and Plan of Merger, dated as of December 3, 2016, as the same may be amended from time to time (the "Merger Agreement"), by and among FairPoint, Consolidated Communications Holdings, Inc., a Delaware corporation ("Consolidated"), and Falcon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Consolidated ("Merger Sub"), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which Merger Sub will merge with and into FairPoint, with FairPoint as the surviving entity (the "Merger"), and to approve the transactions contemplated thereby, including the Merger (the "FairPoint Merger Proposal");

          2.     To approve, by a non-binding advisory vote, the change in control payments to FairPoint's named executive officers (the "FairPoint Change in Control Payments Proposal"); and

          3.     To approve the adjournment or postponement of the FairPoint special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the FairPoint special meeting to approve the FairPoint Merger Proposal (the "FairPoint Adjournment Proposal").

        Only stockholders of record at the close of business on February 17, 2017 are entitled to vote at the FairPoint special meeting or at any adjournment or postponement thereof.

        We hope that as many stockholders as possible will personally attend the FairPoint special meeting. Whether or not you plan to attend the FairPoint special meeting, please complete the enclosed proxy card and sign, date, and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone, or through the Internet will not prevent you from voting in person at the FairPoint special meeting.

        The board of directors of FairPoint, by unanimous vote, has determined that it is advisable to, and in the best interest of, FairPoint and its stockholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that stockholders vote (i) "FOR" the FairPoint Merger Proposal, (ii) "FOR" the FairPoint Change in Control Payments Proposal and (iii) "FOR" the FairPoint Adjournment Proposal.

By Order of the Board of Directors,
Paul H. Sunu Chief Executive Officer and Director

STOCKHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE AS PROMPTLY AS
POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY U.S. MAIL.

February 24, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 28, 2017

To Our Stockholders:

        A special meeting of stockholders of Consolidated Communications Holdings, Inc. ("Consolidated") will be held at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on March 28, 2017 at 9:00 a.m., Central time. The Consolidated special meeting is being held for the following purposes:

          1.     To approve the issuance of Consolidated common stock to FairPoint Communications, Inc. ("FairPoint") stockholders in the Merger contemplated by the Agreement and Plan of Merger, dated as of December 3, 2016, as the same may be amended from time to time (the "Merger Agreement"), by and among Consolidated, FairPoint, and Falcon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Consolidated ("Merger Sub"), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which Merger Sub will merge with and into FairPoint (the "Merger"), with FairPoint as the surviving entity (the "Consolidated Stock Issuance Proposal"); and

          2.     To approve the adjournment or postponement of the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Consolidated special meeting to approve the Consolidated Stock Issuance Proposal (the "Consolidated Adjournment Proposal").

        Only stockholders of record at the close of business on February 17, 2017 are entitled to vote at the meeting or at any adjournment or postponement thereof.

        We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone or through the Internet will not prevent you from voting in person at the meeting.

        The board of directors of Consolidated unanimously recommends that you vote (i) "FOR" the Consolidated Stock Issuance Proposal and (ii) "FOR" the Consolidated Adjournment Proposal.

By Order of the Board of Directors,
C. Robert Udell, Jr. President & Chief Executive Officer and Director

February 24, 2017

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Consolidated and FairPoint from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your oral or written request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

FairPoint Communications, Inc. 521 East Morehead Street, Suite 500 Charlotte, North Carolina 28202 Attention: Investor Relations Telephone: (704) 344-8150	Consolidated Communications Holdings, Inc. 121 South 17th Street Mattoon, Illinois 61938 Attention: Investor Relations Telephone: (507) 386-3765

        If you would like to request documents, please do so by March 21, 2017 in order to receive them before the meetings.

        See the section entitled "Where You Can Find More Information" on page 151.

ABOUT THIS DOCUMENT

        This joint proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-215758) filed by Consolidated and FairPoint with the Securities and Exchange Commission. It constitutes a prospectus of Consolidated under Section 5 of the Securities Act, and the rules thereunder, with respect to the shares of Consolidated common stock to be issued to FairPoint's stockholders in the Merger. In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and a notice of meeting with respect to (i) the Consolidated special meeting at which Consolidated's stockholders will consider and vote upon (a) the proposal to approve the issuance of Consolidated common stock to FairPoint's stockholders in the Merger contemplated by the Merger Agreement and (b) the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies, and (ii) the FairPoint special meeting at which FairPoint's stockholders will consider and vote upon (a) the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, (b) the proposal to approve, by a non-binding advisory vote, the change in control payments to FairPoint's named executive officers, and (c) the proposal to adjourn or postpone the FairPoint special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

i

DEFINED TERMS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS

Consolidated	Consolidated Communications Holdings, Inc., a Delaware corporation
Exchange Act	Securities Exchange Act of 1934, as amended
FairPoint	FairPoint Communications, Inc., a Delaware corporation
Merger	Business combination whereby Merger Sub will merge with and into FairPoint, with FairPoint as the surviving entity, pursuant to the Merger Agreement
Merger Agreement	Agreement and Plan of Merger, dated as of December 3, 2016, as it may be amended from time to time, by and among Consolidated, FairPoint and Merger Sub
Merger Consideration	With respect to a given share of FairPoint common stock, the right to receive 0.7300 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with any cash in lieu of fractional shares
Merger Sub	Falcon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Consolidated
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE FAIRPOINT SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the Merger and the FairPoint special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of FairPoint or as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 151.

        For certain questions and answers about the Consolidated special meeting, see the section entitled "Questions and Answers about the Consolidated Special Meeting" on page 10.

What is the purpose of this joint proxy statement/prospectus?

        The purpose of this joint proxy statement/prospectus is to provide information regarding matters to be voted on at the FairPoint special meeting. Proxies are solicited by the FairPoint board of directors (the "FairPoint Board") to give all FairPoint's stockholders of record as of the record date, February 17, 2017, an opportunity to vote on the matters to be presented at the FairPoint special meeting, even if the stockholders cannot attend the meeting. The FairPoint Board has designated Karen D. Turner and Peter G. Nixon as proxies, who will vote the shares represented by proxies at the FairPoint special meeting in the manner indicated by the proxies.

What proposals will be voted on at the FairPoint special meeting?

        FairPoint's stockholders will vote on the following proposals at the FairPoint special meeting:

  •
  The proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into FairPoint, with FairPoint as the surviving entity and a wholly-owned subsidiary of Consolidated, and approve the transactions contemplated thereby, including the Merger (the "FairPoint Merger Proposal");

  •
  The proposal to approve, by a non-binding advisory vote, the change in control payments to FairPoint's named executive officers (the "FairPoint Change in Control Payments Proposal"); and

  •
  The proposal to approve the adjournment or postponement of the FairPoint special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the FairPoint special meeting to approve the FairPoint Merger Proposal (the "FairPoint Adjournment Proposal").

What is the Merger?

        In accordance with the terms and conditions of the Merger Agreement, if FairPoint's stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, and Consolidated's stockholders approve the issuance of Consolidated common stock to FairPoint's stockholders in the Merger contemplated by the Merger Agreement and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into FairPoint, and FairPoint will be the surviving corporation and a wholly-owned subsidiary of Consolidated. A copy of the Merger Agreement is attached as Annex I to this joint proxy statement/prospectus.

Is my vote necessary to complete the Merger?

        The Merger cannot be completed unless, among other things, FairPoint's stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

        FairPoint and Consolidated have agreed to combine the two companies upon the terms and conditions of the Merger Agreement that is described in this joint proxy statement/prospectus. You are receiving these proxy materials to help you decide, among other matters, how to vote your shares of FairPoint with respect to the proposed Merger.

        The FairPoint special meeting is being held to vote on, among other matters, the proposals necessary to complete the Merger. Information about the FairPoint special meeting, the Merger and the other business to be considered by FairPoint's stockholders is contained in this joint proxy statement/prospectus.

        Your vote is important. FairPoint encourages you to vote as soon as possible.

Are there other matters related to the Merger that require the vote of FairPoint's stockholders?

        Yes. At the FairPoint special meeting, stockholders will be asked to consider and vote upon a proposal to approve, by a non-binding advisory vote, the agreements and understandings of FairPoint and its named executive officers concerning compensation that is based on or otherwise relates to the Merger contemplated by the Merger Agreement, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers (the "change in control payments"), as disclosed in this joint proxy statement/prospectus in the section entitled "The Merger—Interests of FairPoint Directors and Executive Officers in the Merger—Change in Control Benefits for Executive Officers" on page 85.

What will stockholders receive in the Merger?

        FairPoint's stockholders will be entitled to receive 0.7300 shares of Consolidated common stock for each share of FairPoint common stock owned at the effective time of the Merger. No fractional shares of Consolidated common stock will be issued. Each of FairPoint's stockholders will be entitled to receive, in lieu of any fractional share of Consolidated common stock, an amount in cash equal to the value of the fractional share of Consolidated common stock to which such stockholder would otherwise have been entitled, less applicable taxes required to be withheld.

        After completion of the Merger, each Consolidated stockholder will have the same number of shares of Consolidated common stock that such stockholder held immediately prior to the completion of the Merger. However, upon issuance of the shares of Consolidated common stock to FairPoint's stockholders in connection with the Merger, each share of Consolidated common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of Consolidated common stock outstanding after the completion of the Merger. On the other hand, each share of Consolidated common stock will then represent an interest in a company with more assets.

What happens if the Merger is not consummated?

        If (i) FairPoint's stockholders do not approve the FairPoint Merger Proposal, (ii) the issuance of Consolidated common stock to FairPoint's stockholders in the Merger as contemplated by the Merger Agreement is not approved by the Consolidated's stockholders or (iii) the Merger is not completed for any other reason, you will not receive any shares of Consolidated common stock in connection with the Merger. Instead, FairPoint will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ Capital Market. If the Merger Agreement is terminated under specified circumstances, FairPoint may be obligated to pay Consolidated a termination fee of $18.9 million, and upon termination of the Merger Agreement under certain other circumstances, Consolidated may be obligated to pay FairPoint a termination fee of $18.9 million, as described more fully in this joint proxy statement/prospectus in the section entitled "The Merger Agreement—Termination of the Merger Agreement; Termination Fees; Expenses" on page 112.

Where and when is the FairPoint special meeting?

        The FairPoint special meeting will be held at 11:00 a.m., Eastern time, on March 28, 2017, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202. Cameras, recording devices and other electronic devices will not be permitted at the FairPoint special meeting.

What should I do if I want to attend the FairPoint special meeting?

        To be admitted to the FairPoint special meeting, FairPoint's stockholders should:

  •
  Provide enough time to ensure that they are seated by the commencement of the FairPoint special meeting at 11:00 a.m., Eastern time;

  •
  Bring photo identification, such as a driver's license; and

  •
  Bring proof of ownership of FairPoint stock on the record date, February 17, 2017, such as a brokerage statement or letter from a bank or broker indicating ownership on February 17, 2017, a proxy card, legal proxy or voting instruction card provided by such stockholder's broker, bank or nominee.

        Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership. If a FairPoint stockholder does not provide photo identification and comply with the other procedures outlined above for attending the FairPoint special meeting in person, such stockholder will not be admitted to attend in person.

Who can vote at the FairPoint special meeting?

        All of FairPoint's stockholders can vote at the FairPoint special meeting if such stockholders owned shares of FairPoint common stock as of the close of business on February 17, 2017, which is the record date for the FairPoint special meeting.

What vote of FairPoint's stockholders is required to approve the proposals?

  •
  The FairPoint Merger Proposal.  The FairPoint Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of FairPoint's common stock entitled to vote on such proposal.

  •
  The FairPoint Change in Control Payments Proposal.  The FairPoint Change in Control Payments Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal.

  •
  The FairPoint Adjournment Proposal.  The FairPoint Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal.

What constitutes a quorum for the FairPoint special meeting?

        FairPoint will hold the FairPoint special meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy card by mail, deliver their proxy via the Internet at the website provided in the proxy materials, deliver their proxy via the toll free number provided on the proxy card or attend the FairPoint special meeting. FairPoint's bylaws provide that holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote at the FairPoint special meeting, present in person or represented by proxy, will constitute a quorum for the FairPoint special meeting. If you submit a proxy, whether by Internet, telephone or mail, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card. Broker non-votes will not count towards the quorum requirement.

How does the FairPoint Board recommend that FairPoint's stockholders vote?

        The FairPoint Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable to, and in the best interest of, FairPoint and its stockholders and recommends that FairPoint's stockholders vote:

  •
  "FOR" the FairPoint Merger Proposal,

  •
  "FOR" the FairPoint Change in Control Payments Proposal, and

  •
  "FOR" the FairPoint Adjournment Proposal.

        The FairPoint Board is soliciting stockholder votes consistent with the FairPoint Board's recommendation. You should read the section entitled "The Merger—Recommendation of the FairPoint Board; FairPoint's Reasons for the Merger" on page 55 for a discussion of the factors that the FairPoint Board considered in deciding to recommend voting "FOR" the FairPoint Merger Proposal.

How do I vote?

        If you are a FairPoint stockholder of record, as of the record date, after carefully reading and considering the information contained in this joint proxy statement/prospectus, you may vote by any of the following methods:

  •
  Internet.  Electronically through the Internet by accessing www.envisionreports.com/FRP or use your smartphone to scan the QR code on your proxy card. You may vote through the Internet until 11:59 p.m., Eastern time, on March 27, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

  •
  Telephone.  By calling 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada on a touch tone telephone. You may vote by telephone until 11:59 p.m., Eastern time, on March 27, 2017. This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  •
  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to FairPoint, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it, and to mail it in the enclosed postage-paid envelope.

  •
  In Person.  To vote in person at the FairPoint special meeting, you will need to request a ballot at the FairPoint special meeting.

        FairPoint recommends that you vote in advance even if you plan to attend the FairPoint special meeting so that FairPoint will know as soon as possible that enough votes will be present for FairPoint to hold the FairPoint special meeting. If you are a stockholder of record and attend the FairPoint special meeting, you may vote at the FairPoint special meeting or deliver your completed proxy card in person.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" beneficial holder of shares and you wish to vote in person at the FairPoint special meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the FairPoint special meeting.

What will happen if I return my proxy card without indicating how to vote?

        If you properly return or submit your proxy but do not indicate how you wish to vote, FairPoint will count your proxy as voted as the FairPoint Board recommends. Therefore, your proxy will be counted as a vote:

  •
  "FOR" the FairPoint Merger Proposal,

  •
  "FOR" the FairPoint Change in Control Payments Proposal, and

  •
  "FOR" the FairPoint Adjournment Proposal.

How are failures to vote and abstentions treated?

        A failure to vote will:

  •
  be treated as a vote "AGAINST" the FairPoint Merger Proposal,

  •
  have no effect on the FairPoint Change in Control Payments Proposal, and

  •
  have no effect on the FairPoint Adjournment Proposal.

        Abstentions will have the same effect as a vote:

  •
  "AGAINST" the FairPoint Merger Proposal,

  •
  "AGAINST" the FairPoint Change in Control Payments Proposal, and

  •
  "AGAINST" the FairPoint Adjournment Proposal.

How are broker non-votes treated?

        A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at a stockholder meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers, but they do not have the authority to vote on "non-routine" matters. The FairPoint Merger Proposal, the FairPoint Change in Control Payments Proposal and the FairPoint Adjournment Proposal are considered "non-routine" matters. To the extent there are broker non-votes, they will:

  •
  be treated as a vote "AGAINST" the FairPoint Merger Proposal,

  •
  have no effect on the FairPoint Change in Control Payments Proposal, and

  •
  have no effect on the FairPoint Adjournment Proposal.

What is the difference between a stockholder of record and a "street name" beneficial holder of shares?

        If your shares are registered directly in your name with FairPoint's transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares. If this is the case, the stockholder proxy materials have been sent or provided directly to you by FairPoint.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        If your shares are held for you as a beneficial owner in "street name," your broker will vote your shares on the proposals only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of an "AGAINST"

vote for the FairPoint Merger Proposal and will have no effect on the FairPoint Change in Control Payments Proposal and the FairPoint Adjournment Proposal.

Will anyone contact me regarding this vote?

        FairPoint has retained Morrow Sodali Global, LLC, 470 West Avenue, Stamford, Connecticut 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. FairPoint will pay Morrow Sodali Global, LLC a fee of $7,500, plus solicitation charges and reimbursement for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

Can I change my vote after I have delivered my proxy?

        Yes. You can change your vote before the FairPoint special meeting. If you are a FairPoint stockholder of record, you may change your proxy voting instructions in any of the following ways:

  •
  by sending a written notice to the corporate secretary of FairPoint that is received prior to the FairPoint special meeting stating that you revoke your proxy;

  •
  by submitting a subsequent proxy by Internet, telephone or mail with a later date; or

  •
  by attending the FairPoint special meeting and voting your shares.

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker or other nominee holder in accordance with the procedures established by it. Please contact your broker or other nominee and follow its directions in order to change your vote.

Should I send in my FairPoint stock certificates with my proxy card?

        No. Please DO NOT send your FairPoint stock certificates with your proxy card.

What are the material U.S. federal income tax consequences of the Merger to U.S. holders of FairPoint shares?

        Each of Paul Hastings LLP, tax counsel to FairPoint, and Schiff Hardin LLP, tax counsel to Consolidated, is delivering an opinion at the closing of the Merger that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). However, neither FairPoint nor Consolidated has requested or received a ruling from the Internal Revenue Service ("IRS") that the Merger will qualify as a reorganization. Assuming that the Merger qualifies as a reorganization, U.S. holders of FairPoint shares should not recognize any gain or loss for U.S. federal income tax purposes when they exchange their FairPoint shares for shares of Consolidated common stock in the Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock.

        The tax opinions regarding the Merger do not address any state, local or foreign tax consequences of the Merger.

        Please carefully review the information set forth in the section entitled "Material United States Federal Income Tax Consequences" beginning on page 96 for a description of the material United States federal income tax consequences of the Merger. The tax consequences of the Merger to each FairPoint stockholder will depend on such FairPoint stockholder's own situation. FairPoint's stockholders should consult with their own tax advisors for a full understanding of the tax consequences of the Merger to them.

When do FairPoint and Consolidated expect the Merger to be completed?

        FairPoint and Consolidated are working to complete the Merger as quickly as possible. If (i) FairPoint's stockholders approve the FairPoint Merger Proposal, (ii) Consolidated's stockholders approve the Consolidated Stock Issuance Proposal and (iii) the other conditions to completion of the Merger are satisfied or waived, including required regulatory approvals, it is anticipated that the Merger will be completed in the middle of 2017. However, it is possible that factors outside the control of FairPoint and Consolidated could require FairPoint and Consolidated to complete the Merger at a later time or not complete it at all. See the information set forth in the section entitled "The Merger Agreement—Termination of the Merger Agreement; Termination Fees; Expenses" on page 112.

        The commitments that Consolidated received from lenders in connection with its financing of the Merger and the transactions contemplated thereby terminate on the earlier of (i) September 30, 2017, or such later date as may be determined in accordance with the Merger Agreement, and (ii) the twelve-month anniversary of such commitments, unless an extension is agreed to by such lenders, as described further in the section entitled "Debt Financing" on page 117.

Can FairPoint's stockholders dissent and require appraisal of their shares?

        No. FairPoint's stockholders do not have any appraisal rights in connection with the Merger under Delaware law.

What happens if I sell my shares of FairPoint common stock before the FairPoint special meeting?

        The record date of the FairPoint special meeting is earlier than the date of the FairPoint special meeting and the date that the Merger is expected to be completed. If you transfer your shares of FairPoint common stock after the record date but before the FairPoint special meeting, you will retain your right to vote at the FairPoint special meeting, but will have transferred the right to receive the Merger Consideration to be received by FairPoint's stockholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

What should I do if I receive more than one set of voting materials for the FairPoint special meeting?

        You may receive more than one set of voting materials for the FairPoint special meeting, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive or vote by telephone or Internet with respect to each proxy card and voting instruction form that you receive.

What is "householding"?

        "Householding" allows companies to deliver only one copy of notices and other proxy materials to multiple stockholders who share the same address (if they appear to be members of the same family) unless such company has received contrary instructions from an affected stockholder. FairPoint does not offer "householding" for stockholders of record. Please contact your broker if you are not a stockholder of record to find out if your broker offers "householding."

Who can help answer my questions?

        If FairPoint's stockholders have any questions about the Merger or the FairPoint special meeting, or if they need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, they should contact:

  Morrow Sodali Global, LLC
  470 West Avenue
  Stamford, Connecticut 06902
  Banks and brokerage firms, please call: (203) 658-9400
  Stockholders and all others, call toll-free: (800) 662-5200
  E-mail: frp.info@morrowsodali.com

Who will tabulate and certify the vote?

        Computershare, Inc., FairPoint's transfer agent, will count the votes, serve as tabulator of the votes and serve as the inspector of elections.

 QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATED SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the Consolidated special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 151.

        For certain questions and answers about the FairPoint special meeting, see the section entitled "Questions and Answers about the Merger and the FairPoint Special Meeting" on page 1.

What is the purpose of this joint proxy statement/prospectus?

        The purpose of this joint proxy statement/prospectus is to provide information regarding matters to be voted on at the Consolidated special meeting. Proxies are solicited by Consolidated's board of directors (the "Consolidated Board") to give all stockholders of record an opportunity to vote on the matters to be presented at the Consolidated special meeting, even if the stockholders cannot attend the meeting. The Consolidated Board has designated Steven L. Childers and Steven J. Shirar as proxies, who will vote the shares represented by proxies at the Consolidated special meeting in the manner indicated by the proxies.

What proposals will be voted on at the Consolidated special meeting?

        Consolidated's stockholders will vote on the following proposals at the Consolidated special meeting:

  •
  The proposal to approve of the issuance of Consolidated common stock to FairPoint's stockholders in the Merger contemplated by the Merger Agreement (the "Consolidated Stock Issuance Proposal"); and

  •
  The proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Consolidated special meeting to approve the Consolidated Stock Issuance Proposal (the "Consolidated Adjournment Proposal").

Who is entitled to vote?

        Each outstanding share of Consolidated common stock entitles its holder to cast one vote on each matter to be voted upon at the Consolidated special meeting. Only stockholders of record at the close of business on the record date, February 17, 2017, are entitled to receive notice of the Consolidated special meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting. If your shares are held for you as a beneficial holder in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

        A complete list of stockholders entitled to vote at the Consolidated special meeting will be available for examination by any stockholder at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938, during normal business hours for a period of ten days before the Consolidated special meeting and at the time and place of the Consolidated special meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

        If your shares are registered directly in your name with Consolidated's transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares. If this is the case, the stockholder proxy materials have been sent or provided directly to you by Consolidated.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

Who can attend the meeting?

        All stockholders of record as of February 17, 2017, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in "street name," you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        A quorum of stockholders is necessary to hold the Consolidated special meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of February 17, 2017, the record date, 50,605,844 shares of Consolidated common stock were outstanding. Abstentions will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. Broker non-votes will not be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the Consolidated special meeting, Consolidated expects that the Consolidated special meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

        If you are a stockholder of record, you may vote by any of the following methods:

  •
  Internet.  Electronically through the Internet by accessing Consolidated's materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  •
  Telephone.  By calling 1-800-652-VOTE (8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  •
  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  •
  In Person.  In person at the meeting.

        Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the Consolidated special meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

  •
  delivering to Consolidated's Secretary at the address set forth in the section entitled "The Consolidated Special Meeting—Date, Time and Place" on page 146 a written notice of revocation of your proxy by mail, by telephone or through the Internet;

  •
  delivering a duly executed proxy bearing a later date; or

  •
  voting in person at the Consolidated special meeting.

        If your shares are held in "street name," you may vote in person at the Consolidated special meeting if you obtain a proxy as described in the answer to the previous question.

How many votes are required for the proposals to pass?

        The vote required for each of (i) the Consolidated Stock Issuance Proposal and (ii) the Consolidated Adjournment Proposal is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?

        Abstentions will have the same effect as a vote:

  •
  "AGAINST" the Consolidated Stock Issuance Proposal; and

  •
  "AGAINST" the Consolidated Adjournment Proposal.

        A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at a stockholder meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. Brokerage firms have the authority under the NYSE rules to cast votes on certain "routine" matters if they do not receive instructions from their customers, but they do not have the authority to vote on "non-routine" matters. The Consolidated Stock Issuance Proposal and the Consolidated Adjournment Proposal are considered "non-routine" matters. To the extent there are broker non-votes, they will:

  •
  have no effect on the Consolidated Stock Issuance Proposal; and

  •
  have no effect on the Consolidated Adjournment Proposal.

What if I do not specify a choice for a matter when returning a proxy?

        Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  "FOR" the Consolidated Stock Issuance Proposal (see page 148); and

  •
  "FOR" the Consolidated Adjournment Proposal (see page 149).

What are the Consolidated Board's recommendations?

        The Consolidated Board's recommendations, together with the description of each proposal, are set forth in this joint proxy statement/prospectus. In summary, the Consolidated Board recommends that you vote:

  •
  "FOR" the Consolidated Stock Issuance Proposal (see page 149); and

  •
  "FOR" the Consolidated Adjournment Proposal (see page 149).

        You should read the section entitled "The Merger—Consolidated's Reasons for the Merger" on page 73 for a discussion of the factors that the Consolidated Board considered in deciding to recommend voting "FOR" the approval of the Consolidated Stock Issuance Proposal.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the Consolidated Board.

Will anyone contact me regarding this vote?

        Consolidated has retained Morrow Sodali Global, LLC, 470 West Avenue, Stamford, Connecticut 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. Consolidated will pay Morrow Sodali Global, LLC a fee of $10,000 plus certain pass-through expenses as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

Who can help answer my questions?

        If Consolidated's stockholders have any questions about the Merger or the Consolidated special meeting, or if they need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, they should contact:

  Morrow Sodali Global, LLC
  470 West Avenue
  Stamford, Connecticut 06902
  Banks and Brokerage Firms, please call: (203) 658-9400
  Stockholders and All others, call toll-free: (800) 662-5200
  Email: cnsl.info@morrowsodali.com

Who will tabulate and certify the vote?

        Representatives of Computershare, Inc., Consolidated's transfer agent, will tabulate the votes and act as inspector of elections.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire joint proxy statement/prospectus and the other documents to which you are referred. See also the section entitled "Where You Can Find More Information" on page 151. Page references are included to direct you to a more complete description of the topics presented in this summary.

The Companies (page 44)

Consolidated

Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938
Telephone: (217) 235-3311

        Consolidated Communications, based in Mattoon, Illinois, is a leading business and broadband communications provider throughout its eleven-state service area. Consolidated leverages its advanced fiber optic network and multiple data centers to provide reliable, high-quality communication solutions including: high-speed internet, digital TV, data, phone, managed services, a comprehensive suite of cloud services and wireless backhaul. Consolidated is dedicated to turning technology into solutions, connecting people and enriching how its customers work and live. Consolidated has been providing services in many of the communities it serves for more than a century.

FairPoint

FairPoint Communications, Inc.
521 East Morehead Street
Suite 500
Charlotte, North Carolina 28202
Telephone: (704) 344-8150

        FairPoint, a Delaware corporation, provides advanced data, voice and video technologies to single and multi-site businesses, public and private institutions, consumers, wireless companies and wholesale re-sellers in 17 states. Leveraging an owned, fiber-based Ethernet network—with more than 21,000 route miles of fiber, including approximately 17,000 route miles of fiber in northern New England—FairPoint has the network coverage, scalable bandwidth and transport capacity to support enhanced applications, including the next generation of mobile and cloud-based communications, such as small cell wireless backhaul technology, voice over IP, data center colocation services, managed services and disaster recovery.

General

What FairPoint's Stockholders Will Receive in the Merger (page 99)

        At the effective time of the Merger, each share of FairPoint common stock (other than shares owned directly by FairPoint, any FairPoint subsidiary, Consolidated or Merger Sub) issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7300 shares of Consolidated common stock and cash in lieu of fractional shares, less any applicable taxes required to be withheld.

Ownership of Consolidated Following the Merger (page 92)

        Based on the number of shares of FairPoint common stock and Consolidated common stock outstanding on the record date, it is anticipated that, immediately following the Merger, FairPoint's stockholders will own in the aggregate approximately 29.9% of the outstanding shares of Consolidated common stock.

Warrants to Purchase Shares of FairPoint Common Stock (page 140)

        Each outstanding warrant to purchase shares of FairPoint common stock will be converted into a warrant to acquire shares of Consolidated common stock, on the same terms and conditions that were applicable to such FairPoint warrant, except that the number of shares of Consolidated common stock for which such warrant may be exercisable and the exercise price of the warrant will be adjusted to reflect the exchange ratio.

Material United States Federal Income Tax Consequences (page 96)

        Each of Paul Hastings LLP, tax counsel to FairPoint, and Schiff Hardin LLP, tax counsel to Consolidated, is delivering an opinion at the closing of the Merger that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Assuming that the Merger qualifies as a reorganization, FairPoint's stockholders should not recognize any gain or loss for U.S. federal income tax purposes when they exchange their FairPoint shares for shares of Consolidated common stock in the Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock. The tax opinions regarding the Merger do not address any state, local or foreign tax consequences of the Merger. The tax opinions are subject to customary qualifications and assumptions, including that the Merger will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, each counsel is relying on representations of FairPoint, Merger Sub and Consolidated. If any such assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the Merger could be adversely affected. An opinion of counsel represents counsel's best legal judgment but is not binding on the IRS or on any court. Neither FairPoint nor Consolidated intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this joint proxy statement/prospectus. The tax consequences of the Merger to each FairPoint stockholder will depend on such FairPoint stockholder's own situation. FairPoint's stockholders should consult with their own tax advisors for a full understanding of the tax consequences of the Merger to them.

Recommendation of the FairPoint Board (page 55)

        The FairPoint Board, by unanimous vote, has determined that it is advisable to, and in the best interest of, FairPoint and its stockholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that stockholders vote:

  •
  "FOR" the FairPoint Merger Proposal;

  •
  "FOR" the FairPoint Change in Control Payments Proposal; and

  •
  "FOR" the FairPoint Adjournment Proposal.

Recommendation of the Consolidated Board (page 149)

        The Consolidated Board unanimously recommends that Consolidated's stockholders vote:

  •
  "FOR" the Consolidated Stock Issuance Proposal; and

  •
  "FOR" the Consolidated Adjournment Proposal.

Opinion of Financial Advisor to FairPoint (page 60 and Annex II)

        In connection with the Merger, FairPoint retained Evercore Group L.L.C. ("Evercore") to act as its financial advisor. On December 3, 2016, at a meeting of the FairPoint Board, Evercore rendered its oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumption, qualifications and limitations set forth in its opinion, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of the shares of common stock of FairPoint.

        The full text of the written opinion, dated December 3, 2016, of Evercore, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken is attached as Annex II to this document. The summary of Evercore's opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Evercore provided its opinion to the FairPoint Board (in its capacity as such) for the benefit and use of the FairPoint Board in connection with and for purposes of its evaluation of the exchange ratio from a financial point of view. Evercore's opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to FairPoint or as to the underlying business decision of FairPoint to engage in the Merger. Evercore's opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Opinion of Financial Advisor to Consolidated (page 75 and Annex III)

        On December 3, 2016, at a meeting of the Consolidated Board, Morgan Stanley & Co. LLC ("Morgan Stanley"), rendered its oral opinion to the Consolidated Board, subsequently confirmed by delivery of a written opinion dated December 3, 2016, that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in the written opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to Consolidated.

        The full text of the written opinion of Morgan Stanley to the Consolidated Board, dated as of December 3, 2016, is attached to this joint proxy statement/prospectus as Annex III and is incorporated herein by reference in its entirety. The summary of the opinion of Morgan Stanley in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. You should read Morgan Stanley's opinion, this section and the summary of Morgan Stanley's opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley's opinion was directed to the Consolidated Board, in its capacity as such, and addressed only the fairness from a financial point of view to Consolidated of the exchange ratio pursuant to the Merger Agreement as of the date of such opinion.

        Morgan Stanley's opinion did not address any other aspects or implications of the Merger. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Consolidated common stock as to how to vote at the Consolidated special meeting or whether to take any other action with respect to the Merger.

Interests of FairPoint Directors and Executive Officers in the Merger (page 85)

        In considering the recommendation of the FairPoint Board with respect to the Merger, FairPoint's stockholders should be aware that some of FairPoint's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of FairPoint's stockholders generally. The FairPoint Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the FairPoint Merger Proposal and recommending that FairPoint's stockholders vote "FOR" the approval of the FairPoint Merger Proposal.

Treatment of FairPoint Equity Awards (page 99)

        As of the effective time of the Merger, each option to purchase shares of FairPoint common stock or other right to purchase FairPoint common stock under any FairPoint stock plan (each, a "FairPoint Option"), to the extent outstanding and unexercised immediately prior thereto, shall become fully vested and shall, subject to certain conditions set forth in the Merger Agreement, without any action on the part of any holder thereof, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, that number of shares of Consolidated common stock as is equal to the option consideration (as defined in the Merger Agreement).

        As of the effective time of the Merger, each performance award granted under any FairPoint stock plan (each, a "FairPoint Performance Award"), to the extent outstanding immediately prior thereto, shall become fully vested (at the 100% level) and shall, without any action on the part of any holder thereof, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, the number of shares of Consolidated common stock equal to the performance award consideration (as defined in the Merger Agreement).

        As of the effective time of the Merger, each restricted share award granted under any FairPoint stock plan, to the extent outstanding and subject to vesting or forfeiture conditions (whether time-based or performance-based), shall become fully vested or released from such forfeiture conditions as of the effective time of the Merger and shall be treated as a share of FairPoint common stock for all purposes of the Merger Agreement.

Comparison of Rights of Common Stockholders of FairPoint and Common Stockholders of Consolidated (page 131)

        The rights of FairPoint's stockholders are currently governed by the FairPoint certificate of incorporation, the FairPoint bylaws, and Delaware law. Upon completion of the Merger, all stockholders of FairPoint will become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws, and Delaware law.

The FairPoint Special Meeting (page 139)

        The FairPoint special meeting will be held on March 28, 2017 at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202, at 11:00 a.m., Eastern time. At the FairPoint special meeting, FairPoint's stockholders will be asked to vote upon (i) the FairPoint Merger Proposal; (ii) the FairPoint Change in Control Payments Proposal; and (iii) the FairPoint Adjournment Proposal.

The Consolidated Special Meeting (page 146)

        The Consolidated special meeting will be held at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois on March 28, 2017 at 9:00 a.m., Central time. The Consolidated special meeting is being held for the following purposes: (i) to approve the Consolidated Stock Issuance Proposal; and (ii) to approve the Consolidated Adjournment Proposal.

Record Dates; Shares Entitled to Vote; Required Vote with respect to the Merger; Quorums (pages 139, 140 and 146)

        FairPoint's stockholders are entitled to vote at the FairPoint special meeting if they owned shares of FairPoint common stock at the close of business on February 17, 2017, the record date. On the record date, there were 27,247,221 shares of FairPoint common stock outstanding. Stockholders will be entitled to one vote for each share of FairPoint common stock that they owned on the record date on all matters submitted to a vote at the FairPoint special meeting.

        To approve the FairPoint Merger Proposal, the affirmative vote of the holders of a majority of the outstanding shares of FairPoint's common stock entitled to vote thereon is required. Holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote at the FairPoint special meeting on March 28, 2017, present in person or represented by proxy, will constitute a quorum, which is necessary to hold the FairPoint special meeting. In the event that a quorum is not present at the FairPoint special meeting, FairPoint expects that the FairPoint special meeting will be adjourned or postponed to solicit additional proxies.

        Consolidated's stockholders are entitled to vote at the Consolidated special meeting if they owned shares of Consolidated common stock at the close of business on February 17, 2017, the record date. As of the record date, 50,605,844 shares of Consolidated common stock were outstanding. Each outstanding share of Consolidated common stock entitles its holder to cast one vote on each matter to be voted upon at the Consolidated special meeting.

        To approve the Consolidated Stock Issuance Proposal, the approval of a majority of the votes present, in person or by proxy, and entitled to vote is required. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. In the event that a quorum is not present at the Consolidated special meeting, Consolidated expects that the Consolidated special meeting will be adjourned or postponed to solicit additional proxies.

Shares Owned by FairPoint Directors and Executive Officers (page 143)

        At the close of business on the record date, directors and executive officers of FairPoint beneficially owned and were entitled to vote, in the aggregate, 919,751 shares of FairPoint common stock, which represented approximately 3.4% of the shares of FairPoint common stock outstanding on that date. The affirmative vote of the holders of a majority of the outstanding shares of FairPoint's common stock entitled to vote is required to approve the FairPoint Merger Proposal. The directors and executive officers of FairPoint have informed FairPoint that they intend to vote all of their shares of FairPoint common stock "FOR" the FairPoint Merger Proposal, "FOR" the FairPoint Change in Control Payments Proposal and "FOR" the FairPoint Adjournment Proposal.

Shares Owned by an Entity Affiliated with a FairPoint Director (page 144)

        FairPoint director Peter C. Gingold is a managing director of Angelo Gordon & Co. ("Angelo Gordon"). Based solely on Schedule 13D filed with the United States Securities and Exchange Commission on May 20, 2011, an affiliate of Angelo Gordon beneficially owns 5,128,325 shares, or approximately 18.8%, of the outstanding FairPoint common stock. Mr. Gingold does not have voting or dispositive power over these shares. However, senior management of Angelo Gordon does have voting and dispositive power over these shares.

Shares Owned by Consolidated Directors and Executive Officers (page 147)

        At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,413,463 shares of Consolidated common stock, which represented approximately 4.8% of the shares of Consolidated common stock outstanding on that date. The affirmative vote of a majority of the votes present in person or by proxy, and entitled to vote on the matter is required to approve the Consolidated Stock Issuance Proposal. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock "FOR" the Consolidated Stock Issuance Proposal and "FOR" the Consolidated Adjournment Proposal.

The Merger (pages 44 and 99)

        The Merger Agreement is attached as Annex I to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety because it is the principal document governing the Merger.

Conditions of the Merger (page 111)

        FairPoint and Consolidated are obligated to complete the Merger only if certain conditions precedent are satisfied or waived, including the following:

  •
  The FairPoint Merger Proposal has been approved by the affirmative vote of holders of a majority of the outstanding shares of FairPoint common stock entitled to vote on such proposal.

  •
  The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or has been terminated (this condition has been satisfied. See the section entitled "The Merger—Regulatory Approvals Required for the Merger—United States Antitrust" on page 93).

  •
  Certain required consents and authorizations from the Federal Communications Commission (the "FCC") and specified state and local regulators in connection with the transactions contemplated by the Merger Agreement have been obtained.

  •
  No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by any governmental entity that prohibits, precludes, restrains, enjoins or makes illegal the consummation of the Merger.

  •
  Consolidated's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement is in effect, and no proceeding for such purpose is pending or, to Consolidated's or FairPoint's knowledge, threatened by the SEC.

  •
  The Consolidated Stock Issuance Proposal has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the Consolidated special meeting.

  •
  The shares of Consolidated common stock to be issued in the Merger have been approved for listing on the NASDAQ Global Select Market.

  •
  The aggregate amount of cash and cash equivalents held by FairPoint as of the effective time of the Merger being no less than $25.0 million.

  •
  Other contractual conditions set forth in the Merger Agreement have been satisfied or waived.

Termination of the Merger Agreement; Termination Fees; Expenses (page 112)

        The Merger Agreement contains provisions addressing the circumstances under which Consolidated or FairPoint may terminate the Merger Agreement. In addition, the Merger Agreement provides that, in certain circumstances, FairPoint may be required to pay Consolidated a termination fee of $18.9 million and that, in other circumstances, Consolidated may be required to pay FairPoint a termination fee of $18.9 million.

No Solicitation; Changes in Recommendations (page 105)

        The Merger Agreement contains certain restrictions on FairPoint's ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving FairPoint. Notwithstanding these restrictions, under certain circumstances, the FairPoint Board may (i) respond to an unsolicited bona fide proposal for an alternative acquisition, (ii) change FairPoint's recommendation with respect to the Merger or (iii) terminate the Merger Agreement and enter into an agreement with respect to a superior proposal (in which case FairPoint will be required to pay to Consolidated the termination fee described above).

Regulatory Approvals Required for the Merger (page 93)

        United States antitrust laws prohibit Consolidated and FairPoint from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. FairPoint and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on December 14, 2016. The required waiting period was terminated on January 11, 2017.

        Completion of the Merger is also conditioned upon, among other things, the receipt of certain governmental consents and regulatory approvals, including approval by the FCC and the Colorado Public Utilities Commission (the "Colorado PUC"), the Georgia Public Service Commission (the "Georgia PSC"), the Illinois Commerce Commission (the "Illinois CC"), the Kansas Corporate Commission (the "Kansas CC"), the Maine Public Utilities Commission (the "Maine PUC"), the New Hampshire Public Utilities Commission (the "New Hampshire PUC"), the New York Public Service Commission (the "New York PSC"), the Ohio Public Utilities Commission (the "Ohio PUC"), the Pennsylvania Public Utilities Commission (the "Pennsylvania PUC"), the Vermont Public Service Board (the "Vermont PSB") and the Virginia State Corporate Commission (the "Virginia SCC") and filing notices with the Alabama Public Service Commission (the "Alabama PSC"), the Florida Public Service Commission (the "Florida PSC"), the Massachusetts Department of Public Utilities (the "Massachusetts DPU"), the Missouri Public Service Commission (the "Missouri PSC"), the Oklahoma Corporate Commission (the "Oklahoma CC") and the Washington Utilities and Transportation Commission (the "Washington UTC") and certain other state and municipal utilities commissions.

Debt Financing (page 117)

        The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the repayment and redemption of existing indebtedness of FairPoint and pay certain fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement with the proceeds of an incremental term loan facility, with any remaining portion expected to be financed with cash on-hand or other sources of liquidity in an amount to be determined. The incremental term loan facility provides that Consolidated may incur in a single draw an aggregate principal amount of up to $935.0 million that would be drawn at the closing of the transaction. The terms of the incremental term loan facility and the covenants and agreements that each of Consolidated and FairPoint made in the Merger Agreement with respect to the debt financing, are described further under "Debt Financing" on page 117 and "The Merger Agreement—Covenants and Agreements with Respect to the Debt Financing" on page 108.

No Appraisal Rights for FairPoint's Stockholders (page 95)

        FairPoint's stockholders are not entitled to any appraisal rights for their shares under Delaware law in connection with the Merger. For further discussion, see the section entitled "The Merger—No Appraisal Rights for FairPoint's stockholders" beginning on page 95.

Risk Factors (page 35)

        Before voting at the Consolidated special meeting or the FairPoint special meeting, you should carefully consider all information contained in or incorporated by reference into this joint proxy statement/prospectus, including the "Risk Factors Relating to the Merger" section beginning on page 35 for a discussion of some of the risks related to the Merger Agreement and the Merger and how they will affect you.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

        The selected financial data set forth below has been derived from Consolidated's audited historical financial statements and related notes. The selected historical condensed financial information as of September 30, 2016 and 2015 and for the nine months then ended is derived from unaudited historical financial statements and related notes of Consolidated which were previously filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 is derived from the audited historical financial statements and related notes of Consolidated incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2013, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 is derived from audited historical financial statements and related notes of Consolidated which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Nine months ended September 30,		Year Ended December 31,
(In millions, except per share and other data amounts)	2016	2015	2015	2014(1)	2013	2012(2)	2011
	(Unaudited)
Operating revenues	$567.3	$587.5	$775.7	$635.7	$601.6	$477.9	$349.0
Cost of products and services (exclusive of depreciation and amortization)	246.1	249.5	328.4	242.7	222.5	175.9	121.7
Selling, general and administrative expense	119.4	135.7	178.2	140.6	135.4	108.2	77.8
Acquisition and other transaction costs(3)	0.3	1.0	1.4	11.8	0.8	20.8	2.6
Loss on impairment	0.6	—	—	—	—	1.2	—
Depreciation and amortization	130.9	133.3	179.9	149.4	139.3	120.3	88.0

Income from operations	70.0	68.0	87.8	91.2	103.6	51.5	58.9
Interest expense, net and loss on extinguishment of debt(4)(5)(6)	(56.8)	(101.5)	(120.9)	(96.3)	(93.5)	(77.1)	(49.4)
Other income, net	24.2	25.8	35.2	33.5	37.3	31.2	27.9

Income from continuing operations before income taxes	37.4	(7.7)	2.1	28.4	47.4	5.6	37.4
Income tax expense	22.3	(2.3)	2.8	13.0	17.5	0.7	13.1

Income (loss) from continuing operations	15.1	(5.4)	(0.7)	15.4	29.9	4.9	24.3
Discontinued operations, net of tax	—	—	—	—	1.2	1.2	2.7

Net income (loss)	15.1	(5.4)	(0.7)	15.4	31.1	6.1	27.0
Net income of noncontrolling interest	0.2	0.2	0.2	0.3	0.3	0.5	0.6

Net income (loss) attributable to common shareholders	$14.9	$(5.6)	$(0.9)	$15.1	$30.8	$5.6	$26.4

Income (loss) per common share—basic and diluted:
Income (loss) from continuing operations	$0.29	$(0.11)	$(0.02)	$0.35	$0.73	$0.12	$0.79
Discontinued operations, net of tax(7)	—	—	—	—	0.03	0.03	0.09

Net income (loss) per common share—basic and diluted	$0.29	$(0.11)	$(0.02)	$0.35	$0.76	$0.15	$0.88

Weighted-average number of shares—basic and diluted	50,292	50,166	50,176	41,998	39,764	34,652	29,600

Cash dividends per common share	$1.16	$1.16	$1.55	$1.55	$1.55	$1.55	$1.55

Consolidated cash flow data from continuing operations:
Cash flows from operating activities	$173.6	$167.6	$219.2	$187.8	$168.5	$119.7	$124.3
Cash flows used for investing activities	(86.6)	(99.2)	(119.5)	(246.9)	(107.4)	(468.5)	(40.7)
Cash flows (used for) provided by financing activities	(69.4)	(51.3)	(90.4)	60.2	(71.6)	257.5	(50.7)
Capital expenditures	94.2	100.1	133.9	109.0	107.4	77.0	41.8
Consolidated Balance Sheet:
Cash and cash equivalents	$33.4	$23.9	$15.9	$6.7	$5.6	$17.9	$105.7
Total current assets	129.1	155.1	126.4	134.1	87.7	109.3	164.7
Net property, plant and equipment	1,065.5	1,113.9	1,093.3	1,137.5	885.4	907.7	337.6
Total assets	2,104.2	2,190.3	2,138.5	2,211.8	1,733.8	1,780.7	1,189.3
Total debt (including current portion)	1,392.0	1,403.6	1,388.8	1,351.2	1,208.3	1,205.0	879.9
Stockholders' equity	211.5	270.2	250.7	330.8	152.3	136.1	47.8
Other financial data (unaudited):
Adjusted EBITDA(8)	$233.7	$249.4	$328.9	$288.4	$286.5	$231.8	$184.9
Other data (unaudited):(9)
Consumer connections	257,106	270,466	268,934	277,753	258,769

Voice connections	462,232	488,037	482,735	503,120	440,253
Data connections	470,474	452,265	456,100	443,489	407,972
Video connections	108,816	119,643	117,882	124,229	111,968

Total connections	1,041,522	1,059,945	1,056,717	1,070,838	960,193

(1)
On October 16, 2014, Consolidated completed its acquisition of Enventis Corporation ("Enventis") in which Consolidated acquired all the issued and outstanding shares of Enventis in exchange for shares of Consolidated common stock. The financial results for Enventis have been included in Consolidated's consolidated financial statements as of the acquisition date.

(2)
In July 2012, Consolidated acquired 100% of the outstanding shares of SureWest Communications ("SureWest") in a cash and stock transaction. SureWest results of operations have been included in Consolidated's consolidated financial statements as of the acquisition date of July 2, 2012.

(3)
Acquisition and other transaction costs includes costs incurred related to acquisitions, including severance costs.

(4)
In 2014, Consolidated redeemed $72.8 million of the original aggregate principal amount of its $300.0 million 10.875% Senior Notes due 2020 (the "2020 Notes"). In connection with the redemption of the 2020 Notes, Consolidated recognized a loss of $13.8 million on the partial extinguishment of debt during the year ended December 31, 2014. In 2015, Consolidated redeemed the remaining $227.2 million of the 2020 Notes for $261.9 million and recognized a loss on the extinguishment of debt of $41.2 million during the year ended December 31, 2015 and during the nine-months ended September 30, 2015.

(5)
In 2013, Consolidated entered into a Second Amended and Restated Credit Agreement to restate its term loan credit facility. In connection with entering into the restated credit agreement, Consolidated incurred a loss on the extinguishment of debt of $7.7 million during the year ended December 31, 2013.

(6)
In 2012, Consolidated entered into a $350.0 million Senior Unsecured Bridge Loan Facility ("Bridge Facility") to fund the SureWest acquisition. During 2012, Consolidated incurred $4.2 million of amortization related to the financing costs and $1.5 million of interest related to ticking fees associated with the Bridge Facility. In addition, in 2012, Consolidated entered into a Second Amendment and Incremental Facility Agreement to amend its term loan facility. As a result, Consolidated incurred a loss on the extinguishment of debt of $4.5 million related to the repayment of its outstanding term loan.

(7)
In September 2013, Consolidated completed the sale of the assets and contractual rights of its prison services business for a total cash price of $2.5 million, resulting in a gain of $1.3 million, net of tax. The financial results and net gain from the sale of the prison services business are included in income from discontinued operations for the years ended on or before December 31, 2013.

(8)
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("US GAAP" or "GAAP"), Consolidated also use certain non-GAAP measures such as EBITDA and adjusted EBITDA to evaluate operating performance and to facilitate the comparison of its historical results and trends. These financial measures are not a measure of financial performance under US GAAP and should not be considered in isolation or as a substitute for net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity. They are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. The calculation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP are provided below.

EBITDA is defined as net earnings before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required under Consolidated's credit facility as described in the reconciliations below. These measures are a common measure of operating performance in the telecommunications industry and are useful, with other data, as a means to evaluate Consolidated's ability to fund its estimated uses of cash.

The following tables are a reconciliation of income from continuing operations to Adjusted EBITDA:

	Nine months ended September 30,		Year Ended December 31,
(In millions, unaudited)	2016	2015	2015	2014	2013	2012	2011
Income (loss) from continuing operations	$15.1	$(5.4)	$(0.7)	$15.4	$29.9	$4.9	$24.3
Add (subtract):
Interest expense, net	56.8	60.3	79.6	82.5	85.8	72.6	49.4
Income tax expense (benefit)	22.3	(2.3)	2.8	13.0	17.5	0.7	13.1
Depreciation and amortization	130.9	133.3	179.9	149.4	139.3	120.3	88.0

EBITDA	225.1	185.9	261.6	260.3	272.5	198.5	174.8
Adjustments to EBITDA:
Other, net(a)	(17.9)	(14.1)	(22.3)	(23.9)	(31.5)	(3.9)	(20.4)
Investment distributions(b)	23.2	34.1	45.3	34.6	34.8	29.2	28.4
Loss on extinguishment of debt(c)	—	41.2	41.2	13.8	7.7	4.5	—
Loss on impairment(d)	0.6	—	—	—	—	1.2	—
Non-cash, stock-based compensation(e)	2.7	2.3	3.1	3.6	3.0	2.3	2.1

Adjusted EBITDA	$233.7	$249.4	$328.9	$288.4	$286.5	$231.8	$184.9

(a)
Other, net includes the equity earnings from Consolidated's investments, dividend income, income attributable to noncontrolling interests in subsidiaries, acquisition and transaction related costs including severance and certain other miscellaneous items.

(b)
Includes all cash dividends and other cash distributions received from Consolidated's investments.

(c)
Represents the redemption premium and write-off of unamortized debt issuance costs in connection with the redemption or retirement of Consolidated's debt obligations.

(d)
Represents intangible asset impairment charges recognized during the period.

(e)
Represents compensation expenses in connection with the issuance of stock awards, which because of their non-cash nature, these expenses are excluded from adjusted EBITDA.
(9)
In March 2015, in connection with the completion of the billing integration project to bring SureWest on the legacy Consolidated billing system, the customer and connection metrics were restated for all historic periods, except for December 31, 2012 and December 31, 2011 for which the data was not available. The billing integration effort resulted in standardizing the count methodologies between the two different billing systems.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL
INFORMATION OF FAIRPOINT COMMUNICATIONS, INC.

        The selected financial data set forth below has been derived from FairPoint's audited historical financial statements and related notes. The selected historical financial information as of September 30, 2016 and 2015 and for the nine months then ended is derived from the unaudited historical financial statements and related notes of FairPoint which were previously filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 is derived from the audited historical financial statements and related notes of FairPoint incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2013, 2012, 2011 and January 24, 2011, and for the year ended December 31, 2012, the 341 days ended December 31, 2011 and the 24 days ended January 24, 2011 is derived from audited historical financial statements and related notes of FairPoint which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Nine Months Ended September 30,
			Years Ended December 31,				341 Days Ended December 31, 2011	24 Days Ended January 24, 2011
	2016	2015	2015	2014	2013	2012
	(in thousands, except per share amounts)
	(unaudited)
Results of Continuing Operations:
Revenues	$620,514	$649,641	$859,465	$901,396	$939,354	$973,649	$963,112	$66,378
Operating expenses, excluding impairment on intangible assets and goodwill	433,304	542,562	689,873	994,670	1,052,540	1,155,632	1,107,298	87,442
Impairment on intangible assets and goodwill	—	—	—	—	—	—	262,019	—
Income/(loss) from operations	187,210	107,079	169,592	(93,274)	(113,186)	(181,983)	(406,205)	(21,064)
Interest expense(1)	61,891	59,979	80,718	80,371	78,675	67,610	63,807	9,321
Reorganization items income(2)	—	—	—	—	—	—	—	897,313
Net income/(loss) from continuing operations	$88,090	$48,106	$90,416	$(136,319)	$(103,494)	$(153,294)	$(414,945)	$586,907
Income/(loss) per share from continuing operations:
Basic	$3.28	$1.81	$3.39	$(5.15)	$(3.95)	$(5.90)	$(16.06)	$6.56
Diluted	3.26	1.78	3.35	(5.15)	(3.95)	(5.90)	(16.06)	6.54
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—	$—
Weighted average shares outstanding:
Basic	26,847	26,640	26,652	26,449	26,190	25,987	25,838	89,424
Diluted	27,041	26,952	26,973	26,449	26,190	25,987	25,838	89,695
Adjusted EBITDA(3)	$188,923	$192,035	$255,925	$257,575	$265,030	$277,941	(4)	(4)
Financial Position (at period end)(5):
Cash, excluding restricted cash(6)	$33,071	$17,033	$26,560	$37,587	$42,700	$23,203	$17,350	$10,262
Total assets	1,248,765	1,358,151	1,322,526	1,452,371	1,574,547	1,714,874	1,965,977	2,483,105
Total long-term debt	905,178	907,034	906,545	908,641	911,021	955,889	998,221	997,634
Total stockholders' equity/(deficit)	(40,968)	25,403	(1,489)	(600,284)	(309,196)	(317,813)	(106,143)	498,486
Operating Data (at period end):
Broadband subscribers	309,547	313,982	311,130	319,915	328,183	324,850	312,850	N/A
Ethernet circuits	15,444	14,100	14,507	12,614	9,501	5,945	3,739	N/A
Residential voice lines	377,403	423,667	409,852	466,682	527,010	585,845	644,653	N/A
Summary of Cash Flows:
Net cash provided by/(used in) operating activities	$96,473	$67,492	$112,001	$121,063	$171,085	$192,775	$170,099	$(81,091)
Net cash used in investing activities	(84,429)	(82,691)	(115,871)	(118,363)	(95,951)	(144,307)	(162,850)	(12,477)
Net cash used in financing activities	(5,533)	(5,355)	(7,157)	(7,813)	(55,637)	(42,615)	(161)	(1,667)
Capital expenditures	82,906	82,921	116,159	119,489	128,298	145,066	163,648	12,477

(1)
Upon the October 26, 2009 filing of its petitions under Chapter 11 of Title 11 (the "Bankruptcy Code") of the United States Code protection and through January 24, 2011, in accordance with guidance under the applicable reorganization accounting rules, FairPoint ceased to accrue interest expense on its 13-1/8% senior notes due April 1, 2018, its 13-1/8% senior notes due April 2, 2018 and its interest rate swap agreements, as it was unlikely that such interest expense would be paid or would become an allowed priority secured or unsecured claim. FairPoint continued to accrue interest expense on the credit agreement dated as of March 31, 2008, by and among FairPoint, Northern New England Spinco Inc., Bank of America, N.A., as syndication agent, Morgan Stanley Senior Funding, Inc. and Deutsche Bank Securities Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent, and the lenders party thereto as such interest was considered an allowed claim pursuant to FairPoint's Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan"). All pre-petition debt was terminated on January 24, 2011.

(2)
On January 24, 2011, FairPoint emerged from Chapter 11 of the Bankruptcy Code protection and substantially consummated its reorganization through a series of transactions contemplated by the Plan. Reorganization items income during the 24 days ended January 24, 2011, includes adjustments made upon application of the Plan and adoption of fresh start accounting, in addition to certain other items.

(3)
Adjusted EBITDA:

        FairPoint reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). The table below includes certain non-GAAP financial measures and the adjustments to the most directly comparable GAAP measure used to determine the non-GAAP measures. FairPoint believes that the non-GAAP measures may be useful to investors in understanding period-to-period operating performance and in identifying historical and prospective trends that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, FairPoint believes the non-GAAP measures are useful for investors because they enable them to view performance in a manner similar to the method used by FairPoint's management. FairPoint believes earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted to exclude the effect of items that are further described below ("Adjusted EBITDA"), provides a useful measure of covenant compliance. The maintenance covenants contained in FairPoint's credit facility are based on Consolidated EBITDA, which is consistent with the calculation of Adjusted EBITDA below.

        For purposes of calculating Adjusted EBITDA (in accordance with the definition of Consolidated EBITDA in the Credit Agreement dated February 14, 2013 among FairPoint, as the borrower, and Morgan Stanley Senior Funding, Inc., as administrative agent (the "FairPoint Credit Agreement"), costs, expenses and charges related to the renegotiation of labor contracts including, but not limited to, expenses for third-party vendors and losses related to disruption of operations (including any associated penalties under service level agreements and regulatory performance plans) are permitted to be excluded from the calculation. FairPoint believes this includes, among others, the costs paid to third-parties for the contingent workforce and service quality penalties due to the disruption of operations. On October 17, 2014, two of FairPoint's labor unions in northern New England initiated a work stoppage and returned to work on February 25, 2015. As a result, significant union employee and vehicle and other related expenses related to northern New England were not incurred between October 17, 2014 and February 24, 2015 (the "work stoppage period"). Therefore, to assist in the evaluation of FairPoint's operating performance without the impact of the work stoppage, FairPoint estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that FairPoint believes would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Estimated Avoided Costs is a pro forma estimate only. Actual costs absent the strike may have been different. In 2014 and 2015, had FairPoint's incumbent workforce been in place, actual labor costs during the work stoppage period may have been higher than the $33.0 million and $27.0 million, respectively, recorded as Estimated Avoided Costs due to significant winter storm activity that increased FairPoint's service demands; however, those incremental storm-related costs would have been an allowed add back to Adjusted EBITDA under the FairPoint Credit Agreement. Estimated employee expenses avoided during the work stoppage period include salaries and wages, bonus, overtime, capitalized labor, benefits, payroll taxes, travel expenses and other employee related costs based on a trailing twelve-month average calculated per striking employee per day during the work stoppage period less any actual expense incurred. Estimated vehicle fuel and maintenance expense savings, which resulted from the contingent workforce utilizing their own vehicles, for the work stoppage period were estimated based on a trailing twelve-month average of historical costs less actual expense incurred. FairPoint believes "Adjusted EBITDA minus Estimated Avoided Costs" may be useful to investors in understanding its operating performance without the impact of the two unions' work stoppage in northern New England.

        The non-GAAP financial measures, as used herein, are not necessarily comparable to similarly titled measures of other companies. Furthermore, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, net income or loss, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Because of these limitations, Adjusted EBITDA and Adjusted EBITDA minus Estimated Avoided Costs should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. FairPoint compensates for these limitations by relying primarily on its GAAP results and using the non-GAAP measures only supplementally.

          A reconciliation of Adjusted EBITDA and Adjusted EBITDA minus Estimated Avoided Costs to net income/(loss) is provided in the table below (in thousands):

	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012
Net income/(loss)	$88,090	$48,106	$90,416	$(136,319)	$(93,450)	(153,294)
Income tax benefit	37,573	(581)	(1,057)	(29,778)	(90,291)	(95,560)
Interest expense	61,891	59,979	80,718	80,371	78,675	67,610
Depreciation and amortization	167,661	167,420	223,819	220,678	282,438	376,614
Pension expense(A1)	6,673	6,338	8,635	18,144	26,221	17,809
Other post-employment benefits expense(A1)	(180,815)	(123,263)	(178,973)	57,138	54,469	50,875
Compensated absences(A2)	1,223	2,350	(1,645)	2,848	431	329
Severance	1,570	4,012	4,014	2,005	8,150	6,380
Reorganization costs(A3)	—	32	38	104	207	1,335
Storm expenses(A4)	—	—	—	145	2,598	3,000
Other non-cash items, net(A5)	5,178	5,954	8,197	2,537	1,902	3,518
Gain on sale of discontinued operations	—	—	—	—	(10,757)	—
Loss on debt refinancing	—	—	—	—	6,787	—
Labor negotiation related expense(A6)	—	48,838	48,933	73,590	648	—
All other allowed adjustments, net(A6)	(121)	(150)	(170)	(889)	(2,998)	(675)

Adjusted EBITDA(A)(C)	188,923	219,035	282,925	290,574	265,030	277,941
Estimated Avoided Costs(B)	—	(27,000)	(27,000)	(33,000)	—	—

Adjusted EBITDA minus Estimated Avoided Costs	$188,923	$192,035	$255,925	$257,574	$265,030	$277,941

(A)
For purposes of calculating Adjusted EBITDA (in accordance with the definition of Consolidated EBITDA in the FairPoint Credit Agreement), FairPoint adjusts net income/(loss) for interest, income taxes, depreciation and amortization, in addition to:

(1)
the add-back of aggregate pension and other post-employment benefits expense,

(2)
the add-back (or subtraction) of the adjustment to the compensated absences accrual to eliminate the impact of changes in the accrual,

(3)
the add-back of costs related to the reorganization, including professional fees for advisors and consultants,

(4)
the add-back of costs and expenses, including those imposed by regulatory authorities, with respect to casualty events, acts of God or force majeure to the extent they are not reimbursed from proceeds of insurance,

(5)
the add-back of other non-cash items, including stock compensation expense, except to the extent they will require a cash payment in a future period, and

(6)
the add-back (or subtraction) of other items, including facility and office closures, labor negotiation related expenses (including losses related to disruption of operations), non-cash gains/losses and non-operating dividend and interest income and other extraordinary gains/losses.

(B)
See paragraphs preceding the table above for information regarding the calculation of this non-GAAP measure.

(C)
On October 16, 2014, FairPoint received payment and recorded one-time, non-operating income of $6.7 million, which is included in the calculation of Adjusted EBITDA in connection with a settlement involving a litigation trust created for the benefit of creditors in FairPoint's bankruptcy filing.
(4)
Adjusted EBITDA not provided for FairPoint for the two periods presented for the year ended December 31, 2011, which was the year in which FairPoint consummated its reorganization under the Plan.

(5)
The balance sheet data reflected at January 24, 2011 is representative of FairPoint after application of the Plan and the adoption of fresh start accounting.

(6)
Cash excludes aggregate restricted cash of $0.7 million, $0.7 million, $0.7 million, $0.7 million, $1.2 million, $7.5 million, $25.1 million and $86.8 million at September 30, 2016 and 2015, December 31, 2015, 2014, 2013, 2012 and 2011 and January 24, 2011, respectively.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following summary unaudited pro forma condensed combined financial information ("summary pro forma financial information") is based upon the historical consolidated financial statements of Consolidated and FairPoint, which are incorporated by reference into this joint proxy statement/prospectus, and has been prepared to reflect the Merger, based on the acquisition method of accounting, with Consolidated treated as the acquirer. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact.

        The summary pro forma financial information is derived from the unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus. See the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" on page 119. The summary pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and FairPoint, incorporated by reference into this joint proxy statement/prospectus and the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of income, which have been prepared for the nine months ended September 30, 2016 and the year ended December 31, 2015, give effect to the Merger as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2016 and gives effect to the Merger as if it had occurred on that date.

        As of the date of this joint proxy statement/prospectus, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the FairPoint assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price nor has it identified all adjustments necessary to conform FairPoint to Consolidated's accounting policies. Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of FairPoint to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of FairPoint's acquired assets and assumed liabilities recorded as goodwill. See Note 2 to the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" on page 119. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price (as determined by the market price of Consolidated common stock on the closing date of the Merger) for FairPoint, has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy accounting changes for FairPoint. There can be no assurances that such finalization will not result in material changes.

        The summary pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        Upon completion of the Merger, various triggering events will have occurred which result in cash payments to certain FairPoint employees under various employment and severance in connection with a change in control agreements. The estimated payments under these agreements will range from approximately $7.0 million to $9.0 million and have been included as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of September 30, 2016. No adjustment has been included in the unaudited pro forma condensed combined statements of income for these payments because they are considered to be of a non-recurring nature.

        The summary pro forma financial information does not include the realization of future cost savings or synergies or costs or restructuring charges that are expected to result from Consolidated's acquisition of FairPoint. The transaction is expected to generate annual operating synergies of approximately $55.0 million, which are expected to be achieved on a run-rate basis by the end of the second year after close. However, no assurance can be given with respect to the ultimate amount of such synergies or the timing of their realization. Consolidated also expects to incur merger and integration costs over the first two years following the close.

Summary Pro Forma Financial Information:

(In millions, except per share and other data amounts)	Nine months ended September 30, 2016	Year Ended December 31, 2015
Statement of Income:
Operating revenues	$1,187.8	$1,635.2
Operating expenses (exclusive of depreciation and amortization)	805.6	1,144.4
Loss on impairment	0.6	—
Other post-employment benefit and pension expense	(174.1)	(170.3)
Depreciation and amortization	265.2	359.0

Income from operations	290.5	302.1
Interest expense, net and loss on extinguishment of debt	(86.4)	(160.2)
Other income, net	24.6	35.7

Income from continuing operations before income taxes	228.7	177.6
Income tax expense	86.1	36.2

Net income	142.6	141.4
Net income of noncontrolling interest	0.2	0.2

Net income attributable to common shareholders	$142.4	$141.2

Net income per common share—basic and diluted	$1.98	$1.97

Weighted-average number of shares—basic and diluted	71,920	71,804

At September 30, 2016
Consolidated Balance Sheet:
Cash and cash equivalents	$11.5
Total current assets	198.2
Net property, plant and equipment	1,941.2
Total assets	3,928.1
Total debt (including current portion)	2,321.2
Stockholders' equity	703.7

 COMPARATIVE PER SHARE MARKET PRICE, DIVIDEND AND OTHER DATA

        Consolidated common stock is listed and traded on the NASDAQ Global Select Market under the symbol "CNSL." FairPoint's common stock is listed and traded on the NASDAQ Capital Market under the symbol "FRP." The following table sets forth, for the calendar quarters indicated, (1) the high and low daily closing price per share of Consolidated common stock as reported on the NASDAQ Global Select Market, and (2) the high and low daily price per share of FairPoint common stock as reported on the NASDAQ Capital Market, in each case (other than with respect to the prices reported for the calendar quarters ended March 31, 2016 and thereafter) as reported in Consolidated's and FairPoint's respective Annual Reports on Form 10-K for the year ended December 31, 2015. On February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 50,605,844 shares of Consolidated common stock outstanding and there were 27,247,221 shares of FairPoint common stock outstanding.

	Consolidated		FairPoint
	High	Low	High	Low
For the calendar quarter ended:
2014
March 31, 2014	$20.39	$18.41	$14.20	$11.13
June 30, 2014	22.29	18.94	15.83	12.54
September 30, 2014	25.72	21.27	16.91	13.05
December 31, 2014	28.60	24.29	17.13	13.30
2015
March 31, 2015	27.86	20.40	18.08	13.51
June 30, 2015	21.89	19.72	20.98	17.24
September 30, 2015	21.07	18.89	19.07	14.93
December 31, 2015	22.62	18.79	18.87	14.56
2016
March 31, 2016	25.76	18.48	16.29	12.69
June 30, 2016	27.24	23.53	15.53	12.81
September 30, 2016	28.38	23.41	16.40	13.04
December 31, 2016	29.68	22.28	19.60	14.66
2017
Through February 16, 2017	27.48	25.21	19.35	17.80

        The following table sets forth the closing sale price per share of FairPoint common stock and Consolidated common stock as of December 2, 2016, the last trading day prior to the public announcement of the proposed Merger, and as of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus. The table also includes the value of FairPoint common stock on an equivalent price per share basis, as determined by reference to the value of merger consideration to be received in respect of each share of FairPoint common stock in the Merger. These equivalent prices per share reflect the fluctuating value of the Consolidated common stock that FairPoint stockholders would receive in exchange for each share of FairPoint common stock if the

Merger was completed on either of these dates, applying the exchange ratio of 0.7300 shares of Consolidated common stock for each share of FairPoint common stock.

	FairPoint Common Stock	Consolidated Common Stock	Equivalent Value of FairPoint Common Stock
December 2, 2016	$17.00	$28.38	$20.72
February 16, 2017	$18.15	$25.72	$18.78

        The market value of the Consolidated common stock to be issued in exchange for shares of FairPoint common stock upon the completion of the Merger will not be known at the time of the FairPoint special meeting. The above tables show only historical comparisons. Because the market prices of Consolidated common stock and FairPoint common stock will likely fluctuate prior to the Merger, these comparisons may not provide meaningful information to FairPoint's stockholders in determining whether to adopt the Merger Agreement and approve the transactions contemplated thereby. Stockholders are encouraged to obtain current market quotations for Consolidated common stock and FairPoint common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference in this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" on page 151.

        No assurance can be given as to the market price of Consolidated common stock or the market price of FairPoint common stock at the effective time of the Merger. The market price of Consolidated common stock will continue to fluctuate after the effective time of the Merger. See the section entitled "Risk Factors Relating to the Merger" on page 35.

        The following table sets forth for the period presented certain per share information for Consolidated common stock and FairPoint common stock on a historical basis and on an unaudited pro forma basis after giving effect to the Merger under the acquisition method of accounting. The historical per share information for Consolidated and FairPoint has been derived from, and should be read in conjunction with, the historical consolidated financial statements of Consolidated and FairPoint incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" on page 151. The Consolidated unaudited pro forma combined per share information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. See the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" on page 119.

        The unaudited pro forma FairPoint equivalent information was calculated by multiplying the corresponding Consolidated unaudited pro forma combined information by 0.7300, which is the exchange ratio for the stock consideration in the pro forma condensed combined financial statements. See Note 2 in the "Unaudited Pro Forma Condensed Combined Financial Statements" on page 123. This data shows how each share of FairPoint common stock that is converted in the Merger into shares of Consolidated common stock would have participated in income from continuing operations, cash dividends declared and book value of Consolidated if FairPoint and Consolidated had been combined for accounting and financial reporting purposes for the period presented. These amounts, however, are not intended to be indicative of the historical results that would have been achieved had the companies actually been combined for the period presented or of the future results of the combined company.

	Consolidated Historical	FairPoint Historical	Consolidated Unaudited Pro Forma Combined	FairPoint Unaudited Pro Forma Equivalent
For the Nine Months Ended September 30, 2016
Income from continuing operations per share (basic)	$0.29	$3.28	$1.98	$1.45
Income from continuing operations per share (diluted)	0.29	3.26	1.98	1.45
Book value per share at period end (unaudited)	4.21	(1.53)	9.78	7.14
Cash dividends per share	1.16	—	1.16	0.85
For the Year Ended December 31, 2015
Income (loss) from continuing operations per share (basic)	$(0.02)	$3.39	$1.97	$1.44
Income (loss) from continuing operations per share (diluted)	(0.02)	3.35	1.97	1.44
Book value per share at period end (unaudited)	5.00	(0.06)	N/A	N/A
Cash dividends per share	1.55	—	1.55	1.13

        Consolidated expects to continue to pay quarterly dividends at an annual rate of $1.5495 per share during 2017 but only if and to the extent declared by the Consolidated Board and subject to various restrictions on Consolidated's ability to do so. Dividends on Consolidated common stock are not cumulative.

        FairPoint does not currently pay a quarterly dividend and is prohibited pursuant to the Merger Agreement from making, declaring or paying any dividend without the prior consent of Consolidated.

RECENT DEVELOPMENTS

        On December 6, 2016, Consolidated completed the sale of substantially all of the assets of its Enterprise Services equipment and IT Services business ("EIS") to ePlus Technology, inc. ("ePlus") for cash proceeds of $9.2 million net of a customary working capital adjustment. As part of the transaction, Consolidated entered into a Co-Marketing Agreement with ePlus, a nationwide systems integrator of technology solutions, to cross-sell both broadband network services and IT services. The strategic partnership will provide Consolidated's business customers access to a broader suite of IT solutions, and will also provide ePlus customers access to Consolidated's business network services.

 RISK FACTORS RELATING TO THE MERGER

        In addition to the other information included in and incorporated by reference into this joint proxy statement/prospectus, FairPoint's stockholders should consider carefully the matters described below in determining whether to approve the FairPoint Merger Proposal and Consolidated's stockholders should consider carefully the matters described below in determining whether to approve the Consolidated Stock Issuance Proposal. Please also refer to the information under the heading "Risk Factors" set forth in Item 1A in each of Consolidated's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and FairPoint's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended and as updated by subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" on page 151.

The price of Consolidated common stock may be affected by factors different from those affecting the price of FairPoint common stock.

        Upon completion of the Merger, holders of FairPoint common stock will become Consolidated's stockholders. Consolidated's business and results of operations and the market price of Consolidated common stock may be affected by factors different than those affecting FairPoint's business and results of operations and the market price of FairPoint common stock. For a discussion of Consolidated's and FairPoint's businesses and certain factors to consider in connection with their businesses, see the periodic reports and other documents of Consolidated and FairPoint incorporated by reference into this joint proxy statement/prospectus and listed under the section entitled "Where You Can Find More Information" on page 151.

The Merger Agreement contains provisions that could discourage a potential competing acquiror that might be willing to pay more to effect a business combination with FairPoint.

        The Merger Agreement contains "no solicitation" provisions that restrict FairPoint's ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, several conditions must be satisfied in order for the FairPoint Board to withdraw, amend or modify its recommendation regarding the proposed Merger, including that Consolidated generally has an opportunity to offer to modify the terms of the proposed Merger in response to any competing acquisition proposal that may be made before the FairPoint Board may withdraw, amend or modify its recommendation regarding the proposed Merger. See the section entitled "The Merger Agreement—No Solicitation; Changes in Recommendations" on page 105. If the FairPoint Board withdraws, amends or modifies its recommendation regarding the proposed Merger, Consolidated has the right to terminate the Merger Agreement and receive an $18.9 million termination fee from FairPoint. These provisions could discourage a potential competing acquiror from considering or proposing an acquisition of FairPoint, even if it were prepared to pay consideration with a higher value than the shares proposed to be issued in the Merger, or might result in a potential competing acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

A lawsuit has been filed against FairPoint, the members of the FairPoint Board, Consolidated and Merger Sub challenging the Merger and any adverse judgment in such lawsuit, or any other lawsuits that may be filed challenging the Merger, may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.

        FairPoint, the members of the FairPoint Board, Consolidated and Merger Sub have been named as defendants in a lawsuit brought by a purported stockholder of FairPoint challenging the Merger and seeking, among other things, to enjoin the defendants from consummating the Merger on the agreed-upon terms or to rescind the Merger if it is completed, in addition to damages. The complaint alleges, among other things, that the disclosures in the Form S-4 Registration Statement (of which this joint proxy statement/prospectus is a part) filed by Consolidated with the SEC on January 26, 2017 are materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act.

        FairPoint's and/or Consolidated's stockholders may file additional lawsuits challenging the Merger, which may name FairPoint, Consolidated, members of the FairPoint Board, members of the Consolidated Board and/or Merger Sub as defendants. Neither FairPoint nor Consolidated can assure you as to the outcome of such lawsuits, including the amount of costs associated with defending any such claim or any other liabilities that may be incurred in connection with the litigation of any such claim. One of the conditions to the closing of the Merger is the absence of any order, injunction or other legal restraint by a court or other governmental entity of competent jurisdiction that prevents the consummation of the Merger. Accordingly, if any plaintiff in any lawsuit is successful in obtaining an injunction prohibiting the parties from completing the Merger on the agreed-upon terms, such an injunction may delay the consummation of the Merger in the expected timeframe, or may prevent the Merger from being consummated altogether. Whether or not any plaintiff's claim would be successful, this type of litigation may result in significant costs and may divert FairPoint's and/or Consolidated's management's attention and resources, which could adversely affect the operation of FairPoint's and/or Consolidated's respective businesses. See the section entitled "The Merger—Legal Proceedings Related to the Merger" on page 95.

The integration of Consolidated and FairPoint following the Merger may present significant challenges.

        Consolidated may face significant challenges in combining FairPoint's operations into its operations in a timely and efficient manner and in retaining key FairPoint personnel. The failure to successfully integrate Consolidated and FairPoint and to successfully manage the challenges presented by the integration process may result in Consolidated not achieving the anticipated benefits of the Merger including operational and financial synergies.

Restrictions in Consolidated's debt agreements may prevent Consolidated from paying dividends.

        Consolidated's ability to pay dividends will be restricted by current and future agreements governing its debt, including its current credit agreement, its current indenture governing its senior notes and the financing agreements expected to be in place upon consummation of the Merger. See the section entitled "Debt Financing" on page 117. Consolidated expects that, giving pro forma effect to the Merger and related transactions, including its new incremental term loan facility, as of September 30, 2016, it would have been able to pay aggregate dividends under Consolidated's credit agreement of $350.6 million on the approximately 71.9 million shares of Consolidated common stock expected to be outstanding upon consummation of the Merger.

Consolidated will have a substantial amount of debt outstanding and may incur additional indebtedness in the future, which could restrict Consolidated's ability to pay dividends and fund working capital and planned capital expenditures.

        As of September 30, 2016, Consolidated had $1.4 billion of long-term debt and $17.1 million of capital leases outstanding along with $211.5 million of stockholders' equity. It will incur additional debt in the approximate amount of $935.0 million, which excludes debt discount, in order to complete the Merger and repay and redeem FairPoint's debt. This amount of leverage could have important consequences, including:

  •
  Consolidated may be required to use a substantial portion of Consolidated's cash flow from operations to make interest payments on Consolidated's debt, which will reduce funds available for operations, future business opportunities and dividends;

  •
  Consolidated may have limited flexibility to react to changes in Consolidated's business and its industry;

  •
  it may be more difficult for Consolidated to satisfy its other obligations;

  •
  Consolidated may have a limited ability to borrow additional funds or to sell assets to raise funds if needed for working capital, capital expenditures, acquisitions, or other purposes;

  •
  Consolidated may become more vulnerable to general adverse economic and industry conditions, including changes in interest rates; and

  •
  Consolidated may be at a disadvantage compared to its competitors that have less debt.

        Consolidated currently expects its cash interest expense to be approximately $105.0 million to $110.0 million in fiscal year 2017 assuming consummation of the Merger by September 30, 2017. Future interest expense will be higher than historic interest expense as a result of higher levels of indebtedness incurred to consummate the Merger. Consolidated's ability to make payments on its debt and to pay dividends on its common stock will depend on its ability to generate cash in the future, which will depend on many factors beyond its control. Consolidated cannot assure you that:

  •
  its business will generate sufficient cash flow from operations to service and repay its debt, pay dividends on its common stock and fund working capital and planned capital expenditures;

  •
  future borrowings will be available under its credit facilities or any future credit facilities in an amount sufficient to enable it to repay its debt and pay dividends on its common stock; or

  •
  it will be able to refinance any of its debt on commercially reasonable terms or at all.

        If Consolidated cannot generate sufficient cash from its operations to meet its debt service obligations, Consolidated may need to reduce or delay capital expenditures, the development of its business generally and any acquisitions. If Consolidated becomes unable to meet its debt service and repayment obligations, Consolidated would be in default under the terms of its credit agreement and the indenture governing its senior notes, which would allow its lenders and noteholders to declare all outstanding borrowings to be due and payable. If the amounts outstanding under its credit facilities and senior notes indenture were to be accelerated, Consolidated cannot assure you that its assets would be sufficient to repay in full the money owed.

The opinions obtained by the Consolidated Board and the FairPoint Board from their respective financial advisors do not and will not reflect changes in circumstances after the date of such opinions.

        The Consolidated Board received a written opinion dated December 3, 2016 from its financial advisor that the exchange ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Consolidated, and the FairPoint Board received a written opinion dated December 3, 2016 from its financial advisor that the exchange ratio pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of shares of FairPoint common stock. Each opinion was given as of its date, and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in the respective written opinion. Changes in the operations or prospects of Consolidated or FairPoint, general market and economic conditions and other factors that may be beyond the control of Consolidated and FairPoint, and on which the above-described opinions were based, may alter the value of Consolidated or FairPoint or the prices of shares of Consolidated common stock or FairPoint common stock by the time the combination is completed. Consolidated and FairPoint have not obtained, and do not expect to request, updated opinions from their respective financial advisors. Neither of the above-listed opinions speak to any date other than the date of such opinion. For a more complete description of the above-described opinions, please refer to the sections entitled "The

Merger—Opinion of Financial Advisor to FairPoint" and "The Merger—Opinion of Financial Advisor to Consolidated" on pages 60 and 75, respectively.

Obtaining required approvals and satisfying closing conditions may delay or prevent completion of the Merger and/or result in the incurrence of additional costs.

        The Merger is currently expected to close by the middle of 2017, assuming that all of the conditions in the Merger Agreement are satisfied or waived. Certain events may delay the completion of the Merger or result in a termination of the Merger Agreement. Some of these events are outside the control of either party. Completion of the Merger is conditioned upon FairPoint's stockholders approving, at the FairPoint special meeting, the FairPoint Merger Proposal and Consolidated's stockholders approving, at the Consolidated special meeting, the Consolidated Stock Issuance Proposal. If the stockholders of FairPoint or Consolidated do not approve these matters at their respective meetings, the Merger will not be consummated. Completion of the Merger is also conditioned upon, among other things, the receipt of certain governmental consents and regulatory approvals of the change in control transaction and/or the guarantee and pledge of stock or assets of certain regulated subsidiaries of FairPoint, including approval by the FCC and the Colorado PUC, the Georgia PSC, the Illinois CC, the Kansas CC, the Maine PUC, the New Hampshire PUC, the New York PSC, the Ohio PUC, the Pennsylvania PUC, the Vermont PSB, the Virginia SCC and filing notices with the Alabama PSC, the Florida PSC, the Massachusetts DPU, the Missouri PSC, the Oklahoma CC and the Washington UTC. Certain other state and municipal franchise authority approvals and notices may also be required in connection with the transfer of control of cable and internet protocol television franchises held by subsidiaries of FairPoint. While Consolidated and FairPoint intend to pursue vigorously all required consents and approvals and do not know of any reason why they would not be able to obtain them in a timely manner, the requirement to obtain these consents and approvals prior to completion of the Merger could jeopardize or delay completion of the Merger, possibly for a significant period of time after FairPoint's stockholders have approved the FairPoint Merger Proposal and Consolidated's stockholders have approved the Consolidated Stock Issuance Proposal. Further, these consents and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of Consolidated or FairPoint. Such conditions or divestitures may further jeopardize or delay completion of the Merger or may reduce the anticipated benefits of the Merger.

        No assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied. Even if all such consents and approvals are obtained, no assurance can be given as to the terms, conditions and timing of the consents and approvals or that they will satisfy the terms of the Merger Agreement. See the sections entitled "The Merger Agreement—Conditions of the Merger" for a discussion of the conditions to the completion of the Merger, "The Merger Agreement—Commercially Reasonable Efforts to Complete the Merger; Other Agreements" for a discussion of the parties' obligations to cooperate (including certain limitations thereon) with respect to the receipt of such consents and approvals, and "The Merger—Regulatory Approvals Required for the Merger" for a description of the regulatory approvals necessary in connection with the Merger. If the Merger is not completed by September 30, 2017, or such later date determined in accordance with the Merger Agreement, either FairPoint or Consolidated may terminate the Merger Agreement (provided that the party terminating the Merger Agreement has not materially contributed to the failure to fulfill any condition under the Merger Agreement). See the section entitled "The Merger Agreement—Termination of the Merger Agreement; Termination Fees; Expenses" on page 112.

        FairPoint and/or Consolidated may incur significant additional costs and expenses, including those under the Incremental Term Loan Facility being used by Consolidated to partially fund the Merger, in connection with any delay in completing the Merger or the termination of the Merger Agreement, including significant additional transaction costs, including legal, financial advisory, accounting and other costs we have already incurred.

Consolidated will incur transaction, integration and restructuring costs in connection with the Merger.

        Consolidated and FairPoint expect to incur costs associated with transaction fees and other costs related to the Merger. Specifically, Consolidated and FairPoint expect to incur approximately $64.1 million of transaction costs related to the Merger. In addition, Consolidated will incur integration and restructuring costs following the completion of the Merger as it integrates the businesses of FairPoint with those of Consolidated. Although Consolidated expects that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, Consolidated cannot give any assurance that this net benefit will be achieved in the near term or at all.

FairPoint's stockholders will have ownership and voting interests in Consolidated after the Merger lower than they did in FairPoint and will exercise less influence over management of Consolidated than they currently exercise over management of FairPoint.

        After the effective time of the Merger, FairPoint's stockholders who receive stock consideration in the Merger will own in the aggregate a significantly smaller percentage of Consolidated than they currently own of FairPoint. Immediately following the Merger, those stockholders are expected to own approximately 29.9% of the outstanding shares of Consolidated common stock, based on the number of shares of FairPoint common stock and Consolidated common stock outstanding as of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus. Consequently, FairPoint's stockholders, as a general matter, will have less influence over the management and policies of Consolidated than they currently exercise over the management and policies of FairPoint.

The shares of Consolidated common stock to be received by FairPoint's stockholders as a result of the Merger will have different rights from the shares of FairPoint common stock.

        FairPoint's stockholders' rights are currently governed by the FairPoint certificate of incorporation and the FairPoint bylaws. FairPoint's stockholders will, upon completion of the Merger, become stockholders of Consolidated, and their rights will be governed by the Consolidated certificate of incorporation and the Consolidated bylaws. See the section entitled "Comparison of Rights of Common Stockholders of FairPoint and Common Stockholders of Consolidated" on page 131.

Certain directors and executive officers of FairPoint may have potential conflicts of interest with respect to the approval of the Merger Agreement.

        Some of FairPoint's directors and executive officers have interests in the Merger that are different from, or in addition to, those of FairPoint's stockholders generally. Consolidated has agreed to elect one director selected from the FairPoint Board and approved by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed) to serve on the Consolidated Board after the consummation of the Merger, and will take all actions necessary to appoint such individual to the Consolidated Board and to cause the authorized size of the Consolidated Board to increase as of immediately following the Merger. Although other FairPoint directors will not become directors of Consolidated after the Merger, Consolidated will indemnify and maintain liability insurance for all of the officers and directors of FairPoint for their services as directors or officers before the Merger. In addition, certain of the executive officers of FairPoint are party to employment agreements that require FairPoint and its successors and assigns to indemnify such officers and entitle each such executive officer to enhanced severance if his or her employment were to terminate following the Merger under specific circumstances. The Merger Agreement also provides that equity awards held by FairPoint executive officers will accelerate and be converted to Consolidated common stock in connection with the Merger. Stock options held by FairPoint's named executive officers are receiving the same treatment as all other outstanding stock options held by FairPoint's employees. See the section entitled "The Merger—Interests of FairPoint Directors and Executive Officers in the Merger" on page 85 for a discussion of these interests.

Whether or not the Merger is completed, the pendency of the transaction could cause disruptions in the businesses of FairPoint and Consolidated, which could have an adverse effect on their businesses and financial results.

        The pendency of the Merger could cause disruptions in the businesses of FairPoint and Consolidated, including, but not limited to, the following:

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  current and prospective employees may experience uncertainty about their future roles with the combined company or consider other employment alternatives, which might adversely affect FairPoint's and Consolidated's ability to retain or attract key managers and other employees;

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  current and prospective customers of FairPoint or Consolidated may experience variations in levels of services as the companies prepare for integration or may anticipate change in how they are served and may, as a result, choose to discontinue their service with either company or choose another provider; and

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  the attention of management of each of FairPoint and Consolidated may be diverted from the operation of the businesses toward the completion of the Merger.

The unaudited pro forma financial statements are presented for illustrative purposes only and should not be viewed as a forecast of Consolidated's financial condition or results of operations following the Merger.

        The unaudited pro forma financial statements have been derived from the historical financial statements of Consolidated and FairPoint and certain adjustments and assumptions have been made regarding Consolidated after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred or savings to be achieved by Consolidated in connection with the Merger. For example, neither the impact of any incremental costs incurred in integrating the two companies, nor any potential cost savings is reflected in the unaudited pro forma financial statements. As a result, the actual financial condition and results of operations of Consolidated following the Merger will likely not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Consolidated's financial conditions or results of operations following the Merger. Therefore, stockholders of Consolidated and stockholders of FairPoint should not place undue reliance on the pro forma financial statements when deciding whether to vote for their respective proposals relating to the Merger. See the section entitled "Summary Unaudited Pro Forma Condensed Combined Financial Information" on page 29.

Any delay in the completion of the Merger may significantly reduce the benefits expected to be obtained from the Merger or could adversely affect the market price of Consolidated or FairPoint common stock or their future business and financial results.

        In addition to the required regulatory clearances and approvals, the Merger is subject to a number of other conditions, including approvals of Consolidated's stockholders and FairPoint's stockholders, that are beyond the control of Consolidated and FairPoint and that may prevent, delay or otherwise materially and adversely affect completion of the Merger. Consolidated and FairPoint cannot predict whether and when these other conditions will be satisfied.

Completion of the Merger, the failure to complete the Merger and delays completing the Merger could result in a significant adverse change in the market price of the Consolidated and/or FairPoint common stock.

        Failure to complete the Merger would prevent Consolidated and FairPoint from realizing the anticipated benefits of the Merger. Each company would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. Any delay in completing the Merger may significantly reduce the synergies and other benefits that Consolidated expects to achieve if it successfully completes the Merger within the expected timeframe and integrates the businesses. In addition, the market price of each company's common stock may reflect various market assumptions as to whether and when the Merger will be completed. Consequently, the completion of, the failure to complete, or any delay in the completion of the Merger could result in a significant adverse change in the market price of Consolidated and/or FairPoint common stock, particularly to the extent that the current market price reflects a market assumption that the Merger will be completed.

        A failed transaction may result in negative publicity and a negative impression of Consolidated and/or FairPoint in the investment community. Further, any disruptions to either parties' business resulting from the announcement and pendency of the Merger, including any adverse changes in our relationships with their respective customers, suppliers and employees, could continue or accelerate in the event of a failed transaction. In addition, if the Merger is not completed, Consolidated or FairPoint may be required to pay a termination fee of $18.9 million under certain circumstances set forth in the Merger Agreement.

        In addition, Consolidated and FairPoint have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transition costs in connection with the Merger. Each of the parties will be required to pay such costs relating to the transaction whether or not the Merger is consummated.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus, and the documents to which this joint proxy statement/prospectus refers, contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements contained in this joint proxy statement/prospectus, or in the documents incorporated by reference herein, that are not statements of historical fact, including statements about Consolidated's and/or FairPoint's beliefs and expectations, are forward-looking statements and should be evaluated as such.

        Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "intend", "plan", "may", "estimate", "target", "project", "should", "will", "can", "likely", similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Such forward-looking statements reflect, among other things, Consolidated's and/or FairPoint's current expectations, plans, strategies and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause Consolidated's and/or FairPoint's actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the following:

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  Consolidated's and FairPoint's ability to complete the Merger;

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  Consolidated's ability to successfully integrate FairPoint's operations and to realize the synergies from the acquisition;

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  failure of FairPoint's stockholders to approve the FairPoint Merger Proposal;

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  failure of Consolidated's stockholders to approve the Consolidated Stock Issuance Proposal;

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  failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals;

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  various risks to stockholders of not receiving dividends;

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  risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to its current dividend policy;

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  the price and volatility of Consolidated common stock;

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  the substantial amount of Consolidated's debt and Consolidated's ability to incur additional debt in the future;

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  Consolidated's need for a significant amount of cash to service and repay its debt and to pay dividends on its common stock;

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  restrictions contained in Consolidated's debt agreements that limit the discretion of management in operating the business;

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  Consolidated's ability to refinance its existing debt as necessary and interest rate risk associated with variable-rate debt;

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  FairPoint's cash-flow dependency and capital commitment to maintain and upgrade operations;

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  rapid development and introduction of new technologies in the telecommunications industry;

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  intense competition in the telecommunications industry;

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  substantial and increasing content costs;

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  unanticipated higher capital spending for, or delays in, the deployment of new technologies, and the pricing and availability of equipment, materials and inventories;

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  risks associated with Consolidated's possible pursuit of further acquisitions;

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  economic conditions in the Consolidated and FairPoint service areas;

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  costs associated with protection of owned intellectual property rights and pursuit of potential infringement by third parties;

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  system failures;

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  losses of large customers, wireless partnerships, government contracts, receipt of governmental funds, or certifications;

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  losses of large numbers of customers, or an inability to secure new customers at the pace and cost at which they have previously been secured;

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  risks associated with the rights-of-way for the network;

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  disruptions in the relationships with third party vendors;

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  negotiations of collective bargaining agreements with employees;

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  losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future;

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  changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services;

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  telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's or FairPoint's network;

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  high costs of regulatory compliance;

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  the cost and competitive impact of legislation and regulatory changes in the telecommunications industry;

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  maintenance of data security;

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  significant costs associated with lawsuits and regulatory inquiries;

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  liability and compliance costs regarding environmental regulations; and

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  risks to the Merger and the surviving company related to litigation in which Consolidated and FairPoint are or may become involved.

        These and other uncertainties related to the businesses of Consolidated and FairPoint are described in greater detail in the section entitled "Risk Factors Relating to the Merger" on page 35 and in the filings of Consolidated and of FairPoint with the SEC, including Consolidated's and FairPoint's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See the section entitled "Where You Can Find More Information" on page 151. Many of these risks are beyond each of Consolidated's and FairPoint's management's ability to control or predict. All forward-looking statements attributable to Consolidated, FairPoint or persons acting on behalf of them are expressly qualified in their entirety by the cautionary statements contained, and risk factors identified, in this joint proxy statement/prospectus and the companies' filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither Consolidated nor FairPoint undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

THE MERGER

The Companies

Consolidated

        Consolidated, a Delaware holding company, together with its operating subsidiaries, is based in Mattoon, Illinois and is a leading business and broadband communications provider throughout its 11-state service area. Consolidated was founded in 1894 as the Mattoon Telephone Company by the great-grandfather of one of the members of the Consolidated Board, Richard A. Lumpkin. After several acquisitions, the Mattoon Telephone Company was incorporated as the Illinois Consolidated Telephone Company ("ICTC") on April 10, 1924. Consolidated was incorporated under the laws of Delaware in 2002, and, through its predecessors, Consolidated has provided telecommunications services for more than a century. Through strategic acquisitions over the last decade, Consolidated has grown its business, diversified its revenue and cash flow streams and created a strong platform for future growth. Consolidated's strategic approach in evaluating potential transactions include analysis of the market, the quality of the network, Consolidated's ability to integrate the acquired company efficiently, the potential for creating significant operating synergies and a positive cash flow at the inception of each acquisition. The operating synergies are created through the use of consistent platforms, convergence of processes and functional management of the combined entities. Consolidated measures its synergies during the first two years following an acquisition. For example, the acquisition of Consolidated's Texas properties in 2004 tripled the size of Consolidated's business and gave Consolidated the requisite scale to make system and platform decisions that would facilitate future acquisitions. For the acquisition of Consolidated's Pennsylvania properties in 2007, Consolidated achieved synergies in excess of $12.0 million in annualized savings, which at the time, represented about 20% of its operating expense. For Consolidated's acquisition of SureWest Communications in 2012, Consolidated achieved synergies in excess of 10% more than the originally projected amount of $25.0 million. For Consolidated's acquisition of Enventis Corporation in October 2014, Consolidated achieved annual operating synergies of approximately $17.0 million, which exceeded the original estimate in excess of 20%. Consolidated has positioned its business to provide services in both rural and suburban markets with service territories spanning the country.

        Consolidated leverages its advanced fiber optic network and multiple data centers to provide reliable, high-quality communication solutions including: high-speed internet, digital TV, data, phone, managed services, a comprehensive suite of cloud services and wireless backhaul. Consolidated is dedicated to turning technology into solutions, connecting people and enriching how its customers work and live.

FairPoint

        FairPoint, a Delaware corporation, provides advanced data, voice and video technologies to single and multi-site businesses, public and private institutions, consumers, wireless companies and wholesale re-sellers in 17 states. Leveraging an owned, fiber-based Ethernet network—with more than 21,000 route miles of fiber, including approximately 17,000 route miles of fiber in northern New England—FairPoint has the network coverage, scalable bandwidth and transport capacity to support enhanced applications, including the next generation of mobile and cloud-based communications, such as small cell wireless backhaul technology, voice over IP, data center colocation services, managed services and disaster recovery.

Falcon Merger Sub, Inc.

        Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Consolidated. It was incorporated on December 1, 2016 solely for the purpose of effecting the Merger with FairPoint, pursuant to the Merger Agreement.

Background of the Merger

        Early in 2015, Paul Sunu, President and Chief Executive Officer of FairPoint, engaged in discussions with representatives of a number of industry players, including Consolidated. These discussions related to the possibility of pursuing various transactions that could be transformative for FairPoint, including acquisitions and joint ventures. The parties expressed varying levels of interest, but no party was prepared to pursue formal discussions at that time.

        On May 13, 2015, Mr. Sunu attended a dinner meeting with representatives of another industry player ("Party [A]"), along with FairPoint Board member Michael Robinson, to discuss a potential transaction. The representatives conveyed that they would not be in a position to consider any transaction in the near term.

        On May 21, 2015, Mr. Sunu attended a dinner meeting with Bob Currey, Executive Chairman, and Bob Udell, President and Chief Executive Officer of Consolidated, in Chicago, Illinois. Mr. Currey and Mr. Udell indicated that they would be interested in considering a transaction. Mr. Currey and Mr. Udell also noted that if a transaction were to move forward, the consideration would likely consist mostly of stock, with some cash consideration.

        On May 26, 2015, Mr. Sunu met with a representative of another industry player ("Party [B]"), in New York, New York. The representative indicated a certain level of interest in considering a transaction.

        At a meeting held on May 27, 2015, the FairPoint Board determined that it would be in the best interest of FairPoint and its stockholders to explore transformative transactions for the company (sale or purchase) by working with an advisor. The FairPoint Board selected Evercore to work with management to review strategic alternatives.

        FairPoint's regular outside counsel Paul Hastings LLP ("Paul Hastings") was asked to assist in this process, including by advising the FairPoint Board on matters such as the FairPoint Board's fiduciary duty obligations with respect to potential transactions.

        On June 9, 2015, Mr. Sunu had a telephone conversation with Mr. Currey where Mr. Currey guided Mr. Sunu to work directly with Mr. Udell. On June 12, 2015, the FairPoint Board (except Mr. Gingold and Mr. Mahoney) met telephonically for an update regarding the various strategic transaction discussions. Members of FairPoint's management team were also in attendance. On June 19, 2015, Mr. Sunu met with a representative of Party [B], who concluded there could be value to discussing a potential transaction and indicated that Party [B] would be willing to engage investment bankers to assist in any discussions.

        On June 20, 2015, Mr. Sunu and Mr. Udell met and agreed to pursue further discussions to explore the opportunity.

        On June 23, 2015, the FairPoint Board, except Mr. Austin, met telephonically for an update regarding the various strategic transaction discussions. Members of FairPoint's management team and representatives of Evercore were also in attendance. Representatives of Evercore provided an updated review of potential strategic alternatives and next steps.

        On July 1, 2015, Mr. Sunu met with a representative of one of the potential strategic partners, with whom he had met in early 2015 ("Party [D]"), in New York, New York to discuss potential merger opportunities.

        On July 14, 2015, Mr. Sunu met with representatives of Party [B] in New York, New York. They agreed to hold an additional meeting within the next week.

        On July 15, 2015, Mr. Sunu met with a representative of one of the potential strategic partners Mr. Sunu had met with in early 2015 ("Party [C]"), in Charlotte, North Carolina. The representative indicated to Mr. Sunu that Party [C] did not think it was the right time to consider a transaction.

        Also on July 15, 2015, FairPoint entered into a non-disclosure agreement with Consolidated.

        On July 16, 2015, the FairPoint Board met telephonically for an update regarding the various strategic transaction discussions. Members of FairPoint's management team and representatives of Evercore were also in attendance. Representatives of Evercore provided an updated review of potential strategic alternatives and industry developments since the last meeting of the FairPoint Board. Representatives of Evercore and Mr. Sunu reported on the schedule of proposed meetings and conversations to take place over the next several weeks, noting that FairPoint would enter into confidentiality agreements before those meetings as appropriate. Representatives of Evercore then provided the FairPoint Board with a review of a presentation to be used in future meetings with potential strategic partners.

        On July 17, 2015, Mr. Sunu met with representatives of Party [D], communicating FairPoint's interest in a potential transaction. They noted that they were willing to engage in discussions to determine if any transaction was feasible. They also discussed entering into a non-disclosure agreement so that the parties could begin to share information.

        On July 20, 2015, Mr. Sunu met with Mr. Udell and Steve Childers, the Chief Financial Officer of Consolidated, in Chicago, Illinois. Mr. Sunu, Ajay Sabherwal, then Chief Financial Officer of FairPoint, Karen Turner, then Senior Vice President, Strategy and Business Support of FairPoint, and representatives of Evercore made a presentation regarding FairPoint and suggested as a next step that Consolidated should consider delivering an indication of interest for consideration by FairPoint.

        On July 22, 2015, Mr. Sunu met with representatives of Party [B], along with representatives of their financial advisors. Mr. Sunu, Mr. Sabherwal, Ms. Turner, Shirley Linn, then General Counsel of FairPoint, and representatives of Evercore made a presentation regarding FairPoint. They asked for an opportunity to review the materials in detail and create a model, and follow up with questions at a later date. Party [B] indicated that they were considering a range of alternatives to engage in a transaction with FairPoint.

        On July 27, 2015, Mr. Sunu had a telephone conversation with Mr. Udell, where Mr. Udell indicated that FairPoint's and Consolidated's strategies were more aligned than he initially had thought. Mr. Udell said that he would like to continue to explore a potential transaction, and they discussed organizing joint meetings of subject matter experts from both entities. Mr. Udell told Mr. Sunu that Consolidated would be engaging Morgan Stanley in connection with the discussions and suggested that Morgan Stanley and Evercore coordinate a meeting between the parties. Evercore and Morgan Stanley coordinated and facilitated the sharing of information in advance of the August 4, 2015 meeting.

        On July 31, 2015, Mr. Sunu and a representative of Party [B] spoke by telephone. On the call, the representative indicated that a total acquisition of FairPoint would be difficult, but indicated considering other business transactions with FairPoint.

        On August 4, 2015, Steve Shirar, the Chief Information Officer and Corporate Secretary of Consolidated, Tom White, the Chief Technology Officer of Consolidated, and Michael Smith, the Chief Marketing Officer of Consolidated, met with Tony Tomae, FairPoint's Chief Revenue Officer, Mr. Sabherwal, John Lunny, FairPoint's Chief Technology Officer, and Ms. Turner. Also in attendance were representatives from Morgan Stanley and Evercore. FairPoint's representatives provided an overview of FairPoint, after which there were breakout sessions to discuss FairPoint's revenue and technology.

        On August 31, 2015, Mr. Sunu and members of FairPoint's management team met with representatives of one of the potential strategic partners with whom Mr. Sunu had met in early 2015 ("Party [E]"), to discuss operational issues. Subsequently, the CEO of Party [E] called Mr. Sunu to express interest in evaluating a potential combination between the two companies. Party [E]'s CEO and Mr. Sunu agreed to a future meeting.

        On September 3, 2015, Mr. Sunu met with a representative of Party [E] to discuss the possibility of a transaction.

        On September 14, 2015, Mr. Sunu, Mr. Sabherwal and Ms. Turner met with representatives of Consolidated in Charlotte, North Carolina and provided a financial review of FairPoint.

        On September 23, 2015, Mr. Sunu, Mr. Sabherwal, Mr. Tomae and Ms. Turner met with representatives of Party [E] to discuss a potential combination between the two companies. Both companies presented an overview of their organizations, operations, technology, and financials.

        On September 24, 2015, Mr. Sunu spoke with a representative of Party [E] by telephone and was informed that they were not planning on moving forward with a transaction at that time.

        On October 1, 2015, Mr. Sunu met with Mr. Udell in Charlotte, North Carolina. Mr. Udell indicated that Consolidated would evaluate the transaction over the next month and present information regarding a potential transaction to the Consolidated Board.

        On October 6, 2015, Mr. Sunu spoke with a representative of Party [D] by phone and was informed that they were not planning on moving forward with a transaction at that time.

        On October 7, 2015, Mr. Sunu followed up with a representative of Party [E] to discuss reconsideration of a potential transaction between the two companies.

        On October 8, 2015, FairPoint received a letter of interest from Consolidated. The letter of interest did not indicate a price but stated it would be at a modest premium to the then trading value for 100% of the outstanding shares of FairPoint stock. The letter stated that Consolidated would consider providing consideration in cash for up to 25% of the purchase price with the remainder in common stock, which would result in FairPoint's stockholders owning approximately 25 to 30% of the equity of Consolidated.

        On October 8, 2015, the FairPoint Board met telephonically with representatives from Evercore and members of FairPoint's management team. At the meeting, representatives of Evercore updated the FairPoint Board regarding different potential strategic alternatives, including a potential transaction with Consolidated as well as other options, based on share price performance.

        On October 14, 2015, Mr. Sunu spoke with a representative of Party [E] by telephone who indicated that it would not be feasible to move forward with a transaction at that time.

        On October 19, 2015, Mr. Sunu, Mr. Sabherwal, Mr., Tomae, Ms. Turner and representatives from Evercore met with representatives of Consolidated and Morgan Stanley in Chicago, Illinois to further discuss a potential transaction. FairPoint's management presented a detailed overview of sales and marketing and financial areas. Consolidated's management presented an overview of its strategy, operations, financial outlook and initial thoughts on the transaction.

        On October 23, 2015, Mr. Udell and Mr. Sunu met in Washington, D.C. They discussed the parameters for and potential market reaction to a transaction and potential terms and agreed that their respective financial advisors could discuss concepts to arrive at mutually agreeable terms.

        On October 27, 2015, the FairPoint Board met telephonically with representatives from Evercore and representatives of FairPoint's management team. At the meeting, representatives of Evercore discussed the transaction strategy and Consolidated's history and provided an overview of a potential combination with Consolidated.

        On November 7, 2015, representatives of Morgan Stanley verbally communicated key terms of Consolidated's potential second letter of interest to representatives of Evercore.

        On November 9, 2015, FairPoint received a second letter of interest from Consolidated, proposing that Consolidated acquire 100% of the outstanding common stock of FairPoint for total consideration of $19.00 per share. The consideration would take the form of a cash component of $4.75 per share (or 25% of the total consideration) and the remainder would be paid in Consolidated common stock based on an exchange ratio of 0.6718 of a Consolidated share for every one share of FairPoint. The transaction would result in FairPoint's stockholders owning 26.7% of the equity in Consolidated. FairPoint's stockholders would also receive the opportunity to nominate one director to the Consolidated Board, subject to a mutually agreeable selection mechanism. The transaction would be financed by a combination of secured and unsecured debt. Also on November 9, 2015, the FairPoint Board met with representatives of Paul Hastings and Evercore to discuss the second letter of interest from Consolidated. At the meeting, Evercore presented the key terms of the offer and reviewed the potential transaction.

        On November 10, 2015, representatives of Evercore called representatives of Morgan Stanley to discuss FairPoint's potential counter proposal to Consolidated's second letter of interest. On the same day, at the direction of the FairPoint Board, Evercore sent a written counter proposal to Mr. Udell, Mr. Childers and representatives of Morgan Stanley. FairPoint proposed that Consolidated acquire 100% of the outstanding common stock of FairPoint for total consideration of $21.50 per share. The consideration would take the form of a cash component of $5.38 per share (or 25% of the total consideration) and the remainder in the form of newly issued common stock of Consolidated using a 0.7792x exchange ratio (based on Consolidated's 30-day VWAP of $20.69 as of November 10, 2015), representing $16.12 per share. The transaction would result in FairPoint's stockholders owning 29.7% of the equity in Consolidated. Additionally, FairPoint's stockholders would receive the opportunity to nominate two directors to the Consolidated Board, subject to a mutually agreeable selection mechanism. FairPoint also proposed that there would be neither financing conditions nor an exclusivity period. No other material changes were proposed in the counter proposal.

        On November 17, 2015, Ms. Linn, representatives of Paul Hastings and representatives of Schiff Hardin LLP, Consolidated's legal counsel ("Schiff Hardin"), met via telephone conference to discuss beginning the legal due diligence process.

        On November 19, 2015, representatives of Consolidated's and FairPoint's management teams met in Manchester, New Hampshire to conduct operational due diligence. Concurrently, on November 19 and 20, 2015, members of Consolidated's and FairPoint's management teams met in Charlotte, North Carolina to cover additional diligence areas.

        On November 20, 2015, Schiff Hardin provided an initial draft of the merger agreement. The initial draft of the merger agreement contemplated consideration of $19.00 per share, payable in a combination of cash and stock, and a termination fee of $25,000,000 payable by FairPoint in the event that the transaction did not close.

        On November 23, 2015, representatives of Consolidated's and FairPoint's management teams met in Manchester to conduct additional due diligence.

        Beginning on November 24, 2015 and continuing until December 9, 2015, FairPoint, Consolidated, and their advisors took part in calls to discuss various due diligence items. On November 27, 2015, FairPoint provided access to a data room to Consolidated and its advisors.

        On November 27, 2015, representatives of Paul Hastings provided extensive comments to the initial draft of the merger agreement, including additional representations and warranties and covenants of Consolidated and a reverse termination fee payable by Consolidated and a reduction of the termination fee payable by FairPoint to 2% of the value of the transaction.

        On November 28, 2015, Mr. Udell and Mr. Sunu spoke by phone. Mr. Udell updated Mr. Sunu on the progress of the financing for the transaction, noting that current capital market conditions were not favorable. On December 1, 2015, Mr. Udell called Mr. Sunu to schedule a meeting with their respective financial advisors in Charlotte, North Carolina. The meeting was scheduled for December 15, 2015.

        On December 4, 2015, representatives of Consolidated, FairPoint, Evercore, and Morgan Stanley met in Conroe, Texas, to conduct FairPoint's reverse diligence on Consolidated's ILEC operations.

        On December 7, 2015, representatives of Consolidated, FairPoint, Evercore, and Morgan Stanley met in Kansas City to conduct FairPoint's reverse diligence on Consolidated's CLEC operations.

        On December 15, 2015, Mr. Udell, Mr. Childers, Mr. Sunu and Mr. Sabherwal met in Charlotte, North Carolina, along with representatives from Morgan Stanley and Evercore, to discuss the financing structure for a potential transaction that contemplated 100% stock consideration. At the meeting, Consolidated indicated that financing market conditions were not favorable and indicated it would have to defer the transaction until conditions improved. However, the parties agreed to work on the merger agreement.

        On December 16, 2015, the FairPoint Board met with representatives of Evercore telephonically. At the meeting, Evercore provided an update on the meeting held on December 15, 2015 and reviewed the financial terms of the potential combination reflecting the revised transaction consideration.

        On December 22, 2015, Mr. Sunu called a representative of Party [C] to notify him that FairPoint was planning to submit a letter of interest to purchase Party [C]. On December 22, 2015, FairPoint provided a confidential, non-binding letter of interest to Party [C]. The non-binding letter of interest contemplated a purchase of Party [C] by FairPoint.

        On December 23, 2015, representatives of Schiff Hardin provided a revised draft of the merger agreement to representatives of Paul Hastings and FairPoint. The revised draft accepted few of the requested changes and eliminated most of the additional representations, warranties and covenants of Consolidated proposed in the last draft circulated by Paul Hastings, as well as the revisions to the "deal protection" provisions, including deletion of the reverse termination fee payable by Consolidated and an increase of the termination fee payable by FairPoint from 2% to 3.5% of the transaction value.

        On December 30, 2015, representatives of Paul Hastings communicated with representatives of Schiff Hardin by email to outline certain issues presented by the current draft of the merger agreement. Schiff Hardin's representatives responded that they had been directed by Consolidated not to continue to try to work through the issues as Consolidated did not see a transaction as a possibility at that time in light of adverse conditions in the capital markets. Consolidated then confirmed to FairPoint that discussions were terminated.

        On January 8, 2016, Mr. Sunu had a telephone conversation with a representative of Party [C]. The representative indicated that FairPoint's letter had been discussed with the senior management team, the Chairman and the board of directors of Party [C]. Party [C] had also engaged an investment bank and legal counsel in connection with the proposed transaction. The representative indicated that although the offer set forth in the letter was not compelling as drafted, Party [C] would like for the respective advisors to discuss the proposed structure and other potential deal terms in order to present the potential transaction to Party [C]'s board of directors. Mr. Sunu noted that the proposal was based on public information that was initially available, and that FairPoint would be open to adjusting the proposal with additional information.

        On January 14, 2016, Mr. Sunu had a telephone conversation with a representative of Party [C], in which that representative noted that it was advisable to connect the companies' respective financial advisors and confirmed that the purpose of the meeting was to gain a better understanding of FairPoint's plan with respect to the structure of a potential transaction. Mr. Sunu told the representative that he would instruct Evercore to reach out to Party [C]'s financial advisor to schedule a meeting. After this discussion, Mr. Sunu relayed the contents of the conversation to the FairPoint Board.

        On January 20, 2016, Evercore discussed the transaction with Party [C]'s financial advisor. Party [C]'s financial advisor indicated it would discuss the transaction with Party [C]'s management team and board of directors.

        On February 9, 2016, the FairPoint Board met with representatives of Evercore telephonically. At the meeting, Evercore provided an update on the process, market conditions and FairPoint's potential strategic alternatives, including a potential transaction with Consolidated.

        On February 29, 2016, Mr. Sunu had a telephone conversation with a representative of Party [C]. Party [C]'s representative indicated that the timing was not right for them to engage in discussions.

        In April 2016, the FairPoint Board decided to schedule a series of meetings to review all acquisition alternatives available to FairPoint. On April 11, 2016, the FairPoint Board met with representatives of Evercore telephonically. At the meeting, Evercore presented an overview of the acquisition alternatives for FairPoint, and an update on potential buyers. Evercore presented these opportunities to the FairPoint Board again on April 20, 2016.

        On May 2, 2016, Mr. Horowitz, Chairman of the FairPoint Board, Peter D. Aquino, another member of the FairPoint Board, and the Chairman of the board of directors of Party [C] met to discuss a potential transaction between FairPoint and Party [C].

        On May 5, 2016, the FairPoint Board met with representatives of Evercore telephonically. At the meeting, Evercore reviewed certain possible acquisition alternatives.

        On May 9, 2016, Mr. Sunu called another industry player ("Party [F]"), to discuss the possibility of a strategic transaction. The parties agreed to execute a non-disclosure agreement to allow further discussion, which was executed on May 13, 2016.

        On May 15, 2016, Mr. Sunu discussed setting a face to face meeting with Party [F] and sharing information in advance of that meeting. The meeting date was set for May 23, 2016 and information was provided by the parties as suggested.

        On May 16, 2016, the FairPoint Board met telephonically with representatives of Evercore and members of FairPoint's management team. Evercore provided an update on FairPoint's potential strategic alternatives.

        On May 23, 2016, Mr. Sunu, Mr. Sabherwal, Ms. Turner, and representatives of Evercore met with representatives of Party [F] to review an overview of the company and forecasts.

        On May 27, 2016, Mr. Sunu initiated a call with a representative of another industry player ("Party [G]") to discuss the possibility of a strategic transaction and it was agreed that parties would meet on June 15, 2016.

        On June 3, 2016, FairPoint and Party [G] executed a non-disclosure agreement.

        On June 13, 2016, a representative of Party [F] met with Mr. Sunu in Charlotte, North Carolina to update status and discuss another in-person meeting for additional due diligence.

        On June 15, 2016, Mr. Sunu, Ms. Turner, Mr. Lunny and Mr. Sabherwal and representatives of Evercore attended a meeting with Party [G] representatives and shared an overview and strategy for the respective companies.

        On July 8, 2016, the FairPoint Board met telephonically with representatives of Evercore and members of FairPoint's management team. Evercore provided an update on FairPoint's potential strategic alternatives, including a potential transaction with Consolidated. However, Evercore noted in their presentation that there had been no new developments with respect to a potential transaction with Consolidated since December 2015. The representatives from Evercore noted that they would contact Mr. Udell to determine Consolidated's continuing interest in a potential transaction.

        On July 15, 2016, Mr. Sunu sent a letter of interest to Party [G] outlining a proposal for an acquisition by FairPoint.

        On July 15, 2016, Mr. Sunu met with representatives of Party [F] to discuss network and engineering diligence.

        On July 22, 2016, the FairPoint Board met telephonically with representatives of Evercore and members of FairPoint's management team. Evercore provided an update regarding a potential transaction with Consolidated, updating its previous presentation to reflect changes to the VWAP and other factors since the November 9, 2015 letter of interest.

        On August 1, 2016, Party [G] informed Mr. Sunu that, after consideration, they did not have interest in the proposed transaction.

        On August 9, 2016, Mr. Udell called Mr. Sunu to re-engage in discussing a potential transaction.

        Also on August 9, 2016, Mr. Sunu discussed status with Party [F] and was informed that the timing of a potential transaction would be delayed due to an initiative being undertaken by Party [F]. FairPoint decided to defer further diligence until a later date.

        On August 15, 2016, the FairPoint Board met with representatives of Evercore and representatives of FairPoint's management team. Evercore provided an update on FairPoint's potential strategic alternatives, including a brief update on the potential transaction with Consolidated. They noted that Evercore and Mr. Sunu had both independently spoken with Mr. Udell on August 9, 2016, and that Consolidated would like to re-engage in discussing a potential transaction and suggested potentially meeting in mid to late September.

        On August 16, 2016, Mr. Udell called Mr. Sunu and offered to come to Charlotte, North Carolina for a meeting on September 12, 2016 with Mr. Sunu and Karen Turner, who had become FairPoint's Chief Financial Officer in mid-2016.

        On August 17, 2016, Mr. Sunu sent a letter of interest to representatives of another industry player ("Party [H]") outlining a transaction whereby FairPoint would merge with Party [H] in a stock transaction.

        On August 19, 2016, FairPoint and Consolidated entered into an updated non-disclosure agreement, as the previously executed non-disclosure agreement between the parties had expired.

        On August 23, 2016, Mr. Edward Horowitz met telephonically with a representative of Party [H], who indicated that certain shareholders would prefer all or more cash for the transaction. The parties discussed entering into a non-disclosure agreement.

        On September 12, 2016, there was a meeting between the parties in Charlotte, North Carolina. Mr. Udell, Mr. Childers, and Matt Smith, Consolidated's Vice President of Finance and Treasurer, attended on behalf of Consolidated and Mr. Sunu and Ms. Turner attended on behalf of FairPoint. Also in attendance were representatives of Evercore. FairPoint provided the representatives of Consolidated certain updated information requested by them regarding the performance of FairPoint. After the presentation, Consolidated indicated that they were focused on completing a refinancing of indebtedness in order to gain greater flexibility for transactions like the proposed acquisition. They said that they would be focusing on the refinancing for the month of September, and that they would evaluate moving forward with FairPoint after the refinancing was completed.

        On September 26, 2016, Mr. Udell called Mr. Sunu to inform him that he would like to propose a mutually suitable transaction but required additional information. It was agreed to work through financial advisors to communicate the required information. Mr. Udell indicated that he wanted to present a construct for this transaction at the October meeting of the Consolidated Board. Mr. Udell and Mr. Sunu discussed the state of the transaction documents noting that while the documents were prepared, the comments provided by FairPoint on the draft merger agreement in December 2015 had not yet been addressed.

        On October 7, 2016, Mr. Udell called Mr. Sunu to ask for additional due diligence information around FairPoint's network. Mr. Udell stated that they expected to provide a revised draft agreement by the end of the week. Mr. Sunu expressed that it would be essential to get an understanding of the major terms and value, which Mr. Udell said Consolidated was not yet prepared to provide. Mr. Sunu and Mr. Udell then discussed the extent and process around fulfilling requested due diligence information. On October 8, 2016, FairPoint provided Consolidated access to a data room.

        Beginning on October 11, 2016 and continuing until October 26, 2016, FairPoint, Consolidated, and their representatives took part in calls to discuss various due diligence items.

        On October 13, 2016, Schiff Hardin provided an updated draft of the merger agreement by email to Mr. Metge. The draft was substantially similar to the draft circulated by Schiff Hardin on December 23, 2015, except there were no terms related to price and the consideration would be paid in the form of 100% Consolidated common stock, and the draft also noted that Consolidated would require that FairPoint maintain a minimum amount of cash at the closing of the transaction.

        On October 14, 2016, the FairPoint Board met telephonically with representatives of Evercore and representatives of FairPoint's management team. Evercore provided an update on FairPoint's potential strategic alternatives, including a potential transaction with Consolidated. Representatives of Evercore informed the FairPoint Board that the due diligence process with Consolidated was underway, and that diligence calls for certain topics were held on October 13 and 14, 2016. They noted that the Consolidated team was focused on updating its analysis of the potential transaction to present to the Consolidated Board on October 31, 2016.

        On October 17 and 26, 2016, representatives of FairPoint, Consolidated, Paul Hastings and Schiff Hardin met via telephone conference to discuss outstanding issues on the merger agreement, including a revised draft circulated by Paul Hastings on October 21, 2016. The discussions included proposals with respect to the treatment of FairPoint's warrants and FairPoint's stock-based awards, price protections, the financial provisions of the merger agreement, which the parties agreed remained open for further discussion, and the reverse termination fees and fiduciary out provisions.

        On October 20, 2016, FairPoint and Party [H] executed a non-disclosure agreement.

        On October 21, 2016, representatives of Paul Hastings provided a revised draft of the merger agreement to Schiff Hardin's representatives. The revised draft re-incorporated certain reciprocal representations, warranties and covenants in light of the "stock-for-stock" nature of the transaction and a reverse termination fee payable by Consolidated. The revisions included an additional provision regarding alternative financing and noted that the parties would need to discuss appropriate price protections and the addition of the minimum cash requirement. It was also noted that a termination fee within a range of 3 to 3.5% of deal value would be acceptable to FairPoint, subject to acceptance by Consolidated of a reverse termination fee payable by Consolidated, at an amount to be discussed by the parties.

        On November 4, 2016, Mr. Sunu and Mr. Udell met in Charlotte, North Carolina. Mr. Udell informed Mr. Sunu that he had presented the proposed transaction to the Consolidated Board. He noted that, while there was more work to be done, Consolidated would like to put forward an offer of $18.00 per share. Mr. Udell and Mr. Sunu discussed converting the $18.00 per share offer into an agreed exchange ratio as opposed to a fixed price per share. Mr. Udell indicated that he would consider moving to an exchange ratio, and Mr. Sunu proposed a range for the exchange ratio. Mr. Sunu suggested to Mr. Udell that he would follow up after the November 7, 2016 FairPoint Board meeting.

        Also on November 4, 2016, Consolidated provided a letter of interest updating their proposal for the proposed transaction. The updated offer price was $18.00 per share, to be paid entirely in Consolidated common stock, subject to a fixed exchange ratio which would be determined closer to announcement. Based on then current market prices, the proposal would result in FairPoint's stockholders owning 29.4% of the outstanding Consolidated common stock. The letter provided that FairPoint would be entitled to appoint one member of the Consolidated Board. The proposed letter of interest included Consolidated assuming and refinancing FairPoint debt and the transaction would not be subject to a financing condition. Consolidated was targeting the week of November 21, 2016 for announcement of the transaction.

        On November 7, 2016, the FairPoint Board met telephonically with representatives of Evercore and Paul Hastings, as well as Ms. Turner, Mr. Metge, and Garrett Van Osdell, Vice President and Deputy General Counsel of FairPoint. Evercore provided an update on FairPoint's potential strategic alternatives, including a potential transaction with Consolidated. Paul Hastings provided the FairPoint Board with an update regarding the merger agreement. Representatives of Evercore informed the FairPoint Board of the steps that had been taken since the last the FairPoint Board update on October 14, 2016, including a summary of the terms of the letter of interest received on November 4, 2016. Representatives of Evercore also provided an updated review of a potential transaction with Consolidated. They noted that Consolidated had scheduled additional calls for the Consolidated Board on November 11, 2016 and November 21, 2016. Various terms of the draft merger agreement were discussed, including the FairPoint termination fee and the reverse termination fee and Consolidated's new request for a mandatory minimum level of cash at closing. The FairPoint Board also discussed with Evercore the expectation that Consolidated would maintain its dividend following closing, and management indicated that reciprocal due diligence of Consolidated was ongoing.

        Also on November 7, 8 and 10, 2016, representatives of Paul Hastings and Schiff Hardin held discussions regarding the merger agreement and various due diligence items.

        On November 11, 2016, the parties engaged in a due diligence meeting in Charlotte, North Carolina. Mr. Udell, Mr. Shirar, and representatives of Morgan Stanley and Wells Fargo were in attendance on behalf of Consolidated. Mr. Sunu, Ms. Turner, Mr. Metge and representatives of Evercore were in attendance on behalf of FairPoint.

        Also on November 11, 2016, Schiff Hardin provided a revised draft of the merger agreement to Mr. Metge and representatives of Paul Hastings.

        On November 14, 2016, the FairPoint Board met with representatives of FairPoint's management team, Evercore and Paul Hastings. Evercore provided an update regarding the transaction, including key take-aways from the due diligence session, which had been held on November 11, 2016. Paul Hastings provided the FairPoint Board with an update regarding the merger agreement. Representatives of Evercore reviewed the strategic rationale for an acquisition of FairPoint, as it had been presented by Consolidated, including details on integration and synergies. Consolidated presented certain strategic and financial benefits, including the regional rich network, the expanded portfolio of markets, increase in scale, financial benefits such as the accretion to free cash flow, dividend policy, and de-leveraging (to Consolidated), as well as Consolidated's history of successfully integrating acquisitions. Representatives of Evercore then provided an update to the review of the potential transaction with Consolidated previously provided.

        From November 14 through 18, 2016, representatives of Paul Hastings and Schiff Hardin held various due diligence discussions and Schiff Hardin opened a data room.

        On November 17, 2016, the parties engaged in in-person diligence meetings in Charlotte, North Carolina. On behalf of FairPoint, Ms. Turner, Mr. Metge, Mr. Rush, and Mr. Lunny and representatives of Evercore were in attendance. On behalf of Consolidated, Steve Childers (CFO), Tom White (CTO), Mr. Shirar, Gabe Waggoner (VP Operations), David Herrick (VP and Controller), Ben Wells (Tax), and representatives of Morgan Stanley and Wells Fargo were in attendance.

        On November 21, 2016, representatives from Paul Hastings and Schiff Hardin met by telephone conference to discuss the terms of the merger agreement.

        On November 22, 2016, the FairPoint Board met with representatives of FairPoint's management team, Evercore and Paul Hastings. Representatives of Evercore and Paul Hastings provided the FairPoint Board with an update regarding the progress of discussions and the merger agreement. Evercore provided an update regarding the transaction, including describing the diligence meeting that had occurred in Charlotte, North Carolina on November 17, 2016. Paul Hastings provided an update regarding the merger agreement. Evercore again provided an update to the review of the potential transaction with Consolidated previously presented to the FairPoint Board. They notified the FairPoint Board that the parties were still targeting early December for announcement of a transaction, and that Consolidated expected to obtain firm financing commitments by November 28 or 29, 2016.

        Also on November 22, 2016, Mr. Udell called Mr. Sunu to have further discussions regarding the appropriate exchange ratio to use in the transaction. He also discussed the minimum level of cash at FairPoint at the closing of the proposed transaction referenced in the revised draft of the merger agreement. The parties agreed that $25 million might be an appropriate figure. Next, they discussed the anticipated grant of FairPoint equity awards in January, agreeing to issue only the time vested restricted stock consistent with past practice. Mr. Udell noted that Consolidated had two more Consolidated Board meetings scheduled to discuss the transaction. Mr. Sunu noted that FairPoint had scheduled a meeting of the FairPoint Board on November 30, 2016.

        On November 23, 2016, Schiff Hardin provided a revised draft of the merger agreement, as well as an initial draft of Consolidated's disclosure schedules, to representatives of FairPoint and Paul Hastings. The revised draft of the merger agreement included numerous changes, including revising the structure so that FairPoint would be the surviving entity following the consummation of the merger, addressing the treatment of FairPoint's restricted stock, options, and other stock-based awards, and adding a requirement that Consolidated seek alternative financing in the event the debt financing became unavailable. The draft also added a termination fee payable by FairPoint and the reverse termination fee payable by Consolidated both equal to 3.25% of the agreed upon deal value. There were also several revisions to the representations and warranties, covenants, and closing conditions of the parties. Representatives of Paul Hastings also provided an initial draft of FairPoint's disclosure schedules to representatives of Schiff Hardin and Consolidated.

        Also on November 25, 2016, representatives of Paul Hastings and of Schiff Hardin spoke by telephone to discuss the status of the transaction and the merger agreement.

        On November 28, 2016, Mr. Udell called Mr. Sunu to propose an exchange ratio reflecting recent increases in the price of Consolidated's common stock. After discussion, Mr. Udell and Mr. Sunu settled on proposing an exchange ratio of 0.73 for respective board approval. They then discussed the potential timing of signing of the merger agreement given the need for board review and approvals.

        Also on November 28, 2016, representatives of Paul Hastings provided a revised draft of the merger agreement to representatives of Schiff Hardin and Consolidated. The revised draft included revisions to the representations and warranties of FairPoint, the financing provisions, certain covenants, and provisions relating to regulatory approvals. On November 29, 2016, representatives of Schiff Hardin provided a further revised draft of the merger agreement to representatives of Paul Hastings and

FairPoint. The revised draft incorporated many of the proposed changes to the financing provisions, Company covenants, and a minimum cash requirement of $25 million.

        On November 29, 2016, Schiff Hardin provided drafts of the proposed financing documentation to FairPoint and representatives of Paul Hastings.

        On November 30, 2016, the FairPoint Board met with representatives of Evercore and of FairPoint's management team. Evercore notified the FairPoint Board that Consolidated proposed an exchange ratio of 0.73 based on the discussion between Mr. Sunu and Mr. Udell on November 28, 2016. Evercore discussed the implied per share consideration and the various premiums based thereon. Evercore informed the FairPoint Board that $935 million of secured financing would be required to refinance FairPoint's debt and pay fees and expenses, including call premiums, and had received draft financing documentation on November 29, 2016. They noted that Consolidated had increased its cost synergy estimate to $55 million (from $50 million). Mr. Metge and representatives from Paul Hastings provided an update regarding the merger agreement, noting that it was in the final stages of negotiation. Evercore informed the FairPoint Board that the parties were targeting the morning of December 5, 2016 for announcement of transaction, and that the Consolidated Board was meeting on December 3, 2016 to discuss the deal. Evercore provided an update to the review of the potential transaction with Consolidated previously provided to the FairPoint Board.

        On November 30, 2016, Party [H] announced it was pursuing another transaction.

        On December 2, 2016, representatives of FairPoint and Paul Hastings met with representatives of Schiff Hardin to discuss the disclosure schedules. Schiff Hardin's representatives also provided a revised draft of the merger agreement to representatives of FairPoint and Paul Hastings. The revised draft included certain revisions to the provision relating to the restructuring of FairPoint, the representations and warranties and covenants, and a new provision relating to repayment of certain outstanding debt of FairPoint. Paul Hastings' representatives returned comments to the merger agreement that day including revising the termination provision to limit the Outside Date (as defined in the merger agreement) to one year from the date of execution.

        On December 3, 2016, the FairPoint Board met with representatives of FairPoint's management team and representatives of Evercore and Paul Hastings. Paul Hastings' representatives provided the FairPoint Board with an update regarding the final Merger Agreement terms agreed, the financing and the continuing negotiations with Schiff Hardin. Representatives of Evercore provided an updated summary of the transaction, the financing and valuation analysis, and presented their fairness opinion to the FairPoint Board. The FairPoint Board unanimously voted to approve the Merger Agreement.

        For the remainder of the day until early evening, the parties finalized all relevant documentation and the Merger Agreement was signed.

Recommendation of the FairPoint Board; FairPoint's Reasons for the Merger

        At a meeting held on December 3, 2016, the FairPoint Board, by unanimous vote, determined that the Merger was in the best interest of FairPoint and its stockholders, approved the Merger Agreement and the transactions contemplated by the Merger Agreement and recommended that FairPoint's stockholders vote "FOR" the Merger proposal.

        In reaching its decision to approve the Merger Agreement and the Merger and to recommend that FairPoint's stockholders vote "FOR" the Merger proposal, the FairPoint Board, with the assistance of FairPoint's management and financial and legal advisors, considered and analyzed a number of factors, including those reviewed by the FairPoint Board at the meetings described in this joint proxy statement/prospectus under "—Background of the Merger." The following is a summary of the material factors considered by the FairPoint Board in determining to approve the Merger Agreement and the Merger transactions and to recommend that FairPoint's stockholders vote "FOR" the Merger proposal (which are not listed in any relative order of importance):

Positive Factors Relating to the Merger

Factors Relating to the Transaction Generally

  •
  The FairPoint Board determined that the Merger Consideration to be paid per share of FairPoint common stock of 0.7300 shares of Consolidated common stock, together with the potential value creation from the combination of the two companies, is more favorable to FairPoint's stockholders than the potential value that might result from other alternatives reasonably available to FairPoint, including, but not limited to, the continued operation of FairPoint on a stand-alone basis, in light of a number of factors, including the following:

  •
  the benefits, potential risks and uncertainties associated with the Merger as compared to those of other potential strategic alternatives that might be available to FairPoint, as well as those of remaining as a stand-alone entity, in the context of FairPoint's business, assets and prospects, its historical and projected financial performance and the opportunities and challenges facing FairPoint and its industry, as well as broader economic developments affecting its businesses;

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  the strategic and other alternatives reasonably available to FairPoint as determined through FairPoint's strategic alternatives review process, including the alternative of remaining a stand-alone public company, in light of a number of factors and the potential risks and uncertainties associated with those alternatives, none of which other alternatives was deemed likely to result in value to FairPoint's stockholders that would meet or exceed, on a present-value basis, the value of the Merger Consideration;

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  Consolidated was one of the most logical strategic partners in a consolidating industry in light of its complementary products and strategic position and the potential for the realization of synergies, such that a business combination transaction with Consolidated was most likely to provide significant long-term value to FairPoint's stockholders; and

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  the FairPoint Board's view that the terms of the Merger Agreement would not preclude or otherwise limit any third party with the financial capability and strategic interest of acquiring FairPoint from pursuing a potential superior proposal.

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  The Merger would provide FairPoint stockholders with an implied ownership in the combined company of approximately 29%, thereby allowing FairPoint stockholders the opportunity to participate in the future performance of the combined company, including synergies resulting from the Merger;

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  Consolidated management's estimate that the Merger is expected create approximately $55 million in annual operating expense synergies, and from which FairPoint's stockholders would benefit as continuing stockholders;

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  The expectation that the combined company would benefit from utilization of FairPoint's accumulated net operating losses of approximately $295 million as of September 2016 after the closing of the Merger;

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  FairPoint has established a solid operating platform, and the combined company could use this platform to deliver a broader range of services and advanced communications solutions to meet customer demands;

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  FairPoint's operating platform would not require any operating systems conversions or cut-overs as a result of the closing of the Merger;

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  The combined company would benefit from economies of scale which would provide the combined company with greater purchasing power and expectation of earlier access to new technologies and solutions;

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  The Merger would result in an extensive fiber rich footprint spanning over 31,000 fiber route miles and operate in 24 states; and

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  The combined company would be a financially stronger company than FairPoint as a standalone company before the Merger, benefiting from a more diverse revenue base and an increase in free cash flow.

Consolidated's Business, Operating Results, Financial Condition and Management

        The business, operating results and financial condition of Consolidated, on both a historical and prospective basis, and the quality, breadth and experience of Consolidated's senior management, including:

  •
  Consistent with Consolidated's current dividend practice, that the Consolidated Board expects to maintain its annual dividend of $1.55 per share after the closing of the Merger;

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  Consolidated's successful history of integrating previous acquisitions;

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  The results of the due diligence review performed on Consolidated by FairPoint's management and financial and legal advisors regarding Consolidated's assets, financial condition, results of operations, business plan and prospects, including the size, scale, competitive position, and prospects of the combined company;

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  The alignment between FairPoint's and Consolidated's strategic vision; and

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  The focus on business and broadband growth initiatives of Consolidated's management.

Merger Consideration

  •
  The Merger Consideration to be paid per share of FairPoint common stock consists of 0.7300 shares of Consolidated common stock, which represents a 17.3% premium to the average exchange ratio of 0.6222 over the 30-business day period ended December 2, 2016 (the last trading day before the announcement);

  •
  Based on the fixed exchange ratio of 0.7300 shares, FairPoint stockholders would benefit from any increase in trading price of Consolidated common stock prior to completion of the combination;

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  FairPoint stockholders would benefit from enhanced liquidity after the Merger based on the higher average daily trading volume of Consolidated common stock compared to that of FairPoint common stock, which could provide FairPoint stockholders with the flexibility to sell their shares for cash in a more liquid market; and

  •
  The oral opinion followed by a confirming written opinion of Evercore, dated December 3, 2016, delivered to the FairPoint Board to the effect that, as December 3, 2016 and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of FairPoint common stock, as more fully described below in the section entitled "—Opinion of Financial Advisor to Fairpoint."

Terms of the Merger Agreement

        The FairPoint Board considered the terms and conditions of the Merger Agreement in addition to the exchange ratio, including the following:

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  The nature of the closing conditions included in the Merger Agreement, including the exceptions to the events that would constitute a material adverse effect on FairPoint for purposes of the agreement, as well as the likelihood that all of the conditions to the transactions would be satisfied in a timely manner;

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  The Merger Agreement does not include a financing contingency;

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  The obligation of Consolidated to take all actions necessary to arrange the financing provided for in its financing commitment and, if such financing is unavailable, to use commercially reasonable efforts to arrange to obtain alternate financing in an amount that will enable Consolidated to consummate the transaction;

  •
  Provisions of the Merger Agreement that would permit FairPoint, until adoption of the Merger Agreement by its stockholders, to furnish information to, and engage in discussions and negotiations with, third parties making unsolicited acquisition proposals that the FairPoint Board determines are reasonably likely to lead to a superior proposal and to terminate the Merger Agreement to accept a superior proposal, subject to payment to Consolidated of a termination fee of $18.9 million;

  •
  Provisions of the Merger Agreement that would permit the FairPoint Board, at any time prior to obtaining FairPoint's stockholder approval, if FairPoint is then in receipt of a bona fide written alternative proposal that the FairPoint Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal or if there occurs any fiduciary change, to effect a change in its recommendation to the stockholders and/or recommend a superior proposal, subject to payment to Consolidated of a termination fee of $18.9 million;

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  The FairPoint Board determined the amount of the termination fee to be reasonable in light of, among other factors, the benefits of the Merger to FairPoint's stockholders, the advice of its legal and financial advisors that the percentage of equity value it represented is consistent with such percentage in comparable business combination transactions, and the likelihood that an obligation to make a payment of such an amount would not preclude other acquisition proposals (the likelihood of which the board discussed with its financial and legal advisors);

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  The right granted in the Merger Agreement for the FairPoint Board to select a member of the Consolidated Board, subject to approval by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed), which would provide assurance that legacy FairPoint stockholders would have a continuing voice to influence achieving the benefits of the Merger and continuing Consolidated's current dividend practices;

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  The Merger Agreement would provide FairPoint with sufficient operating flexibility for it to conduct its business in the ordinary course of business consistent with past practice between the signing of the Merger Agreement and the completion of the Merger;

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  The receipt by Consolidated of executed debt commitment letters from sources of debt financing for the transactions contemplated by the Merger Agreement, the terms of such debt financing commitments, and the reputation of the financing sources;

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  The likelihood of that the combination would be completed, based on, among other things, the terms of the Merger Agreement that would require Consolidated to pay FairPoint $18.9 million if the Merger Agreement is terminated under certain circumstances; and

  •
  The ability of the companies to complete the Merger on a tax-free basis for federal income tax purposes, other than with respect to cash to be received by FairPoint's stockholders in lieu of fractional shares of Consolidated common stock.

Negative Factors Relating to the Merger

        The FairPoint Board also considered a number of potential risks and uncertainties in its deliberations concerning the Merger as contemplated by the Merger Agreement, including, but not limited to, the following (not necessarily in order of relative importance):

  •
  the risk that Consolidated's common stock had increased in value prior to announcement and it may decline in value following the announcement;

  •
  risks associated with holding shares of Consolidated common stock, including the ability of the Consolidated Board to reduce its dividend payout ratio, which may result in a decline in the trading price of Consolidated's common stock;

  •
  the risk that because the exchange ratio is fixed, the value of the consideration to FairPoint stockholders in the Merger could fluctuate between signing of the Merger Agreement and the closing of the Merger, including after the FairPoint stockholder meeting;

  •
  the risks and costs to FairPoint if the Merger is not completed, including the potential diversion of management and employee attention, potential employee attrition and the potential effects on business and customer and supplier relationships;

  •
  the risks that the Merger may not be completed, or may not be completed within the period anticipated, as a result of a failure to obtain approval of the merger by the stockholders of FairPoint or Consolidated or failure to obtain certain regulatory approvals in connection with the Merger;

  •
  the risk that FairPoint may not generate sufficient cash to: (i) maintain the operations of its business as previously conducted through the consummation of the Merger and (ii) to meet the minimum cash threshold required as a condition to the closing of the Merger;

  •
  the risk that Consolidated will not have sufficient cash resources at the closing of the Merger to fund fully all obligations to be paid at the closing of the Merger to the extent not funded under Consolidated's financing commitment;

  •
  the risk that governmental entities may impose restrictions or conditions in order to gain approval or otherwise prevent or delay the Merger in any manner that may adversely impact the ability of the combined company to operate or realize the synergies in the amount and in the period as projected;

  •
  the Merger Agreement would require FairPoint to pay Consolidated $18.9 million in the case the Merger Agreement is terminated under certain circumstances, including a change in the recommendation of the FairPoint Board or a termination of the Merger Agreement by FairPoint to enter into a binding agreement providing for a superior alternative transaction, and the potential that such fee or other Merger Agreement provisions might affect the potential for FairPoint to receive alternative strategic transaction proposals both during the pendency of the Merger as well as afterward should the Merger not be consummated;

  •
  the risks associated with the combined company's indebtedness and the anticipated need to refinance when such indebtedness comes due;

  •
  the fact that forecasts of future results of operations and synergies are estimates based on assumptions and that for these and other reasons there is a risk that anticipated performance and/or synergies may not be realized, including the ability to utilize net operating losses;

  •
  the risk of diverting management focus and resources from operating FairPoint's businesses, as well as other strategic opportunities, and potential disruption associated with combining and integrating the companies;

  •
  the risk that FairPoint stockholders or Consolidated stockholders may fail to adopt or approve, as applicable, the Merger Agreement and the transactions contemplated thereby;

  •
  the restrictions on the conduct of FairPoint's business prior to the completion of the Merger, which restrictions generally require FairPoint to operate its businesses in the ordinary course of business consistent with past practice with limited exceptions, which may delay or prevent FairPoint from undertaking business opportunities that may arise pending completion of the Merger; and

  •
  various other risks associated with the combination and the businesses of FairPoint and Consolidated described under "Risk Factors Relating to the Merger" beginning on page 35.

        The FairPoint Board concluded that these potential risks and uncertainties were outweighed by the benefits that the FairPoint Board expected FairPoint and its stockholders to achieve as a result of the Merger. The FairPoint Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

        In addition to considering the factors described above, the FairPoint Board considered that some officers and directors of FairPoint have interests in the Merger as individuals that are in addition to, and that may be different from, the interests of FairPoint stockholders generally (see "—Interests of FairPoint Directors and Executive Officers in the Merger" beginning on page 85 of this joint proxy statement/prospectus).

        The above discussion of the material factors considered by the FairPoint Board in its consideration of the Merger and the transactions contemplated by the Merger Agreement is not intended to be exhaustive, but does set forth the principal factors considered by the FairPoint Board. In light of the number and wide variety of factors considered in connection with the evaluation of the Merger, the FairPoint Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its final decision. The FairPoint Board viewed its position as being based on all of the information available to it and the factors presented to and considered by it. However, some directors may themselves have given different weight to different factors. The factors, potential risks and uncertainties contained in this explanation of FairPoint's reasons for the Merger and other information presented in this section contain information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in "Special Note Regarding Forward-Looking Statements" beginning on page 42 of this joint proxy statement/prospectus.

Opinion of Financial Advisor to FairPoint

        In connection with the Merger, FairPoint retained Evercore to act as its financial advisor. As part of this engagement, FairPoint requested that Evercore evaluate the fairness of the exchange ratio, from a financial point of view, to the holders of the shares of common stock of FairPoint. On December 3, 2016, at a meeting of the FairPoint Board, Evercore rendered its oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of the shares of common stock of FairPoint.

        The full text of the written opinion of Evercore, dated as of December 3, 2016, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex II to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the FairPoint Board (in its capacity as such) in connection with its evaluation of the exchange ratio from a financial point of view and did not address any other aspects or implications of the Merger. The opinion does not constitute a recommendation to the FairPoint Board or to any other persons in respect of the Merger, including as to how any holder of shares of FairPoint common stock or Consolidated common stock should vote or act in respect of the Merger. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to FairPoint, nor did it address the underlying business decision of FairPoint to engage in the Merger.

        In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

  •
  reviewed certain publicly available business and financial information relating to FairPoint and Consolidated that Evercore deemed to be relevant, including publicly available research analysts' estimates;

  •
  reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to each of FairPoint and Consolidated prepared and furnished to Evercore by the management of FairPoint and Consolidated, respectively;

  •
  reviewed certain non-public projected financial and operating data relating to FairPoint prepared and furnished to Evercore by the management of FairPoint;

  •
  reviewed certain non-public projected financial and operating data relating to Consolidated prepared and furnished to Evercore by the management of Consolidated;

  •
  reviewed the amount and timing of the cost savings estimated by the management of FairPoint and the management of Consolidated to result from the Merger (collectively, the "Synergies");

  •
  reviewed the amount, timing and use of certain tax attributes of FairPoint and the combined company, as estimated by the management of FairPoint and the management of Consolidated;

  •
  discussed the past and current operations, financial projections and current financial condition of each of FairPoint and Consolidated with the management of FairPoint (including their views on the risks and uncertainties of achieving such projections);

  •
  reviewed the reported prices and the historical trading activity of each of the FairPoint common stock and the Consolidated common stock;

  •
  compared the financial performance of each of FairPoint and Consolidated and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

  •
  compared the financial performance of FairPoint and Consolidated and the valuation multiples relating to the Merger with those of certain other transactions that Evercore deemed relevant;

  •
  reviewed the potential pro forma financial impact of the Merger on the future financial performance of the combined company based on the projected financial data relating to each of FairPoint and Consolidated referred to above, including the projected Synergies and other strategic benefits and the amount and timing of realization thereof, anticipated by the management of FairPoint and the management of Consolidated to be realized from the Merger;

  •
  reviewed a draft of the Merger Agreement dated December 2, 2016; and

  •
  performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore has not assumed any liability therefor. With respect to the projected financial data relating to FairPoint and Consolidated referred to above (including the Synergies), Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of FairPoint and Consolidated as to (i) the future financial performance of the companies under the assumptions reflected therein and (ii) the Synergies, including the amount and timing of realization of such Synergies. Evercore expressed no view as to any projected financial data relating to FairPoint or Consolidated or the assumptions on which they were based. Evercore relied, at FairPoint's direction, without independent verification, upon the assessments of the management of FairPoint and the management of Consolidated as to the Synergies, including the amount and timing of the realization of such Synergies.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that the Merger will qualify as a tax free reorganization for United States federal income tax purposes, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement in all material respects and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on FairPoint or the consummation of the Merger or materially reduce the benefits of the Merger to the holders of the FairPoint common stock. Evercore also assumed that the executed Merger Agreement would not differ in any material respect from the draft Merger Agreement dated December 2, 2016 reviewed by Evercore.

        Evercore did not make nor assume any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of FairPoint or Consolidated, nor was Evercore furnished with any such inspection, valuation or appraisal, nor did Evercore evaluate the solvency or fair value of FairPoint or Consolidated under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of the opinion. Subsequent developments may affect Evercore's opinion and Evercore did not undertake any obligation to update, revise or reaffirm its opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, of the exchange ratio to the holders of the shares of FairPoint common stock. Evercore did not express any view on, and its opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of FairPoint, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of FairPoint, or any class of such persons, whether relative to the exchange ratio or otherwise.

        Evercore assumed that any modification to the structure of the transaction would not vary its analysis in any material respect. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to FairPoint, nor did it address the underlying business decision of FairPoint to engage in the Merger. Evercore's opinion did not constitute a recommendation to the FairPoint Board or to any other persons in respect of the Merger, including as to how any holder of shares of FairPoint common Stock or Consolidated common stock should vote or act in respect of the Merger. Evercore expressed no opinion as to the price at which shares of FairPoint common stock or Consolidated common stock will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by FairPoint and its advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Material Financial Analysis

        Set forth below is a summary of the material financial and other analyses performed by Evercore and reviewed with the FairPoint Board on December 3, 2016, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 1, 2016, and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses. The tables alone do not constitute a complete description of the financial analyses. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's financial analyses.

Selected Precedent Transaction Analysis

        Evercore performed an analysis of selected precedent transactions to compare multiples paid in other transactions to the multiple implied in the Merger. Evercore analyzed ten merger and acquisition transactions that were announced between 2009 and 2015 involving acquisitions of rural local exchange carriers (each, an "RLEC" and collectively, "RLECs") in the telecommunications industry.

        While none of the companies that participated in the selected precedent transactions is directly comparable to FairPoint and none of the transactions in the selected precedent transactions analysis is directly comparable to the Merger, Evercore selected these transactions because each of the target companies was an RLEC and had operating characteristics, products and services that for purposes of analysis may be considered similar to certain of FairPoint's operating characteristics, products and services.

        For each of the selected transactions, Evercore reviewed transaction values and calculated the total enterprise value ("TEV") implied for each target company based on the consideration paid in the selected transaction, as a multiple of the target company's last twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA") (in each case, calculated for the twelve-month period prior to the latest available data preceding the date of announcement of such transaction).

        Evercore's analysis indicated average and median TEV to LTM EBITDA multiples of 5.9x and 5.9x, respectively. The selected precedent transactions and the TEV and TEV to LTM EBITDA multiple related thereto are set forth in the table below:

Date Announced	Acquiror	Target	TEV / LTM EBITDA
February 5, 2015	Frontier Communications Corporation	Verizon Access Lines	6.2x
June 30, 2014	Consolidated Communications, Inc.	Enventis Corporation	7.3x
December 17, 2013	Frontier Communications Corporation	AT&T, Inc. (Connecticut wirelines operations)	4.8x
November 28, 2012	Blackfoot Telecommunications Group	FairPoint Communications, Inc. (Idaho operations)	6.0x
February 6, 2012	Consolidated Communications, Inc.	SureWest Communications	6.4x
April 22, 2010	CenturyLink, Inc.	Qwest Corporation	5.1x
November 24, 2009	Windstream Holdings, Inc.	Iowa Communications Network	7.5x
September 8, 2009	Windstream Holdings, Inc.	Lexcom Communications	5.9x
May 13, 2009	Frontier Communications Corporation	Verizon Communications, Inc. (13 states)	4.5x
May 11, 2009	Windstream Holdings, Inc.	D&E Communications Inc.	5.1x

        Evercore then applied a reference range of LTM EBITDA multiples of 5.0x to 7.0x, derived by Evercore based on its review of the selected precedent transactions and its experience and professional judgment, to the estimated EBITDA of FairPoint for the year ending December 31, 2016, to derive a range of implied enterprise values for FairPoint. A range of implied equity values was then calculated by reducing the range of implied enterprise values by the amount of net debt (calculated as debt less cash and cash equivalents) as of September 30, 2016. This analysis indicated an implied per-share equity value range for FairPoint of $12.86 to $29.88.

Implied Exchange Ratio

        Evercore used the resulting per-share equity value reference range to calculate the implied exchange ratio by dividing the lowest per-share equity value for FairPoint by Consolidated's share price of $28.27 per share, as of December 1, 2016, for the low end of the exchange ratio range and dividing the highest per-share equity value for FairPoint by Consolidated's share price of $28.27 per share, as of December 1, 2016, for the high end of the exchange ratio range. This analysis indicated an implied exchange ratio reference range of 0.4548x to 1.0571x of a new Consolidated share for each share of FairPoint common stock. Evercore compared this resulting implied exchange ratio to the transaction exchange ratio of 0.7300x of a new Consolidated share per share of FairPoint common stock in the Merger.

Selected Peer Trading Analysis

        In performing a selected peer trading analysis of FairPoint and Consolidated, Evercore reviewed and compared certain financial, operating and market information relating to FairPoint and Consolidated to corresponding information of the publicly traded companies listed in the tables below, which Evercore deemed most relevant to consider in relation to FairPoint and Consolidated, respectively, based on its professional judgment and experience, because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of FairPoint and Consolidated, respectively.

        Evercore reviewed, among other things, TEV of the selected companies as a multiple of estimated EBITDA, as well as equity value ("EV") of the selected companies as a multiple of free cash flow ("FCF") for calendar year 2017. EBITDA of FairPoint and Consolidated was calculated on a pre-stock based compensation basis, each in accordance with company practice. Enterprise values were calculated for the purpose of this analysis as equity value (based on the per share closing price of each selected company on December 1, 2016, multiplied by the fully diluted number of such company's outstanding equity securities on such date), plus debt, plus minority interest, less cash and cash equivalents (in the case of debt, minority interest, cash and cash equivalents, as set forth on the most recently publicly available balance sheet of such company, and in the case of minority interest, where applicable). In calculating the enterprise values of FairPoint and Consolidated, net debt included in such calculations was as of September 30, 2016. Free cash flow was calculated as EBITDA less capital expenditures, interest, cash taxes and pension and other post-retirement benefit contributions. The financial data of the selected peer companies used by Evercore for this analysis were based on publicly available research analysts' estimates. The financial data of FairPoint and Consolidated were based on the projections provided by the management of FairPoint and Consolidated, respectively.

        The EBITDA multiples and FCF multiples for the selected peer companies are set forth in the table below:

Selected Public Company	TEV / 2017E EBITDA	EV / 2017E FCF
CenturyLink, Inc.(1)	5.1x	9.1x
Consolidated Communications, Inc.(2)	9.3x	13.3x
Frontier Communications Corporation	5.8x	5.8x
Windstream Holdings, Inc.(3)	4.7x	13.8x
Alaska Communications Systems Group, Inc.	4.3x	NA
Cincinnati Bell Inc.	6.6x	NM
Hawaiian Telcom Holdco, Inc.	4.8x	30.8x
Reference:
FairPoint	5.5x	14.5x

Notes:

(1)
Not pro forma for acquisition of Level 3 Communications, Inc.

(2)
Not pro forma for sale of equipment business

(3)
Not pro forma for acquisition of EarthLink Holdings Corp.

        Evercore applied a reference range of EBITDA multiples of 5.0x to 6.0x and 6.0x to 9.0x to the estimated EBITDA of FairPoint and Consolidated, respectively, for the year ending December 31, 2017, to derive a range of implied enterprise values. Evercore applied a reference range of FCF multiples of 10.0x to 15.0x to the estimated FCF for each of FairPoint and Consolidated for the year ending December 31, 2017, to derive a range of implied equity values. All reference ranges were derived by Evercore based on its review of the respective peer companies selected and its experience and professional judgment. In the case of FairPoint, estimated EBITDA and FCF were based on the projections provided by the management of FairPoint. In the case of Consolidated, estimated EBITDA and FCF were based on the projections provided by the management of Consolidated and were calculated on a pro forma basis beginning in 2017, accounting for the sale of Consolidated's equipment business. Using the 2017 EBITDA multiples, this analysis indicated an implied equity value per-share reference range for FairPoint and Consolidated of approximately $12.61 to $21.18 and $8.79 to $26.67, respectively. Using the 2017 FCF multiples, this analysis indicated an implied equity value per-share reference range for FairPoint and Consolidated of approximately $11.69 to $17.35 and $21.18 to $31.77, respectively.

Implied Exchange Ratio

        Evercore used the resulting per-share equity value reference ranges to calculate the implied exchange ratios for the EBITDA multiple and FCF multiple cases by dividing the lowest respective per-share equity value for FairPoint by the highest respective per-share equity value for Consolidated for the low end of the exchange ratio range in each case and dividing the highest respective per-share equity value for FairPoint by the lowest respective per-share equity value for Consolidated for the high end of the exchange ratio range in each case. This analysis indicated implied exchange ratio reference ranges of 0.4730x to 2.4091x and 0.3679x to 0.8191x, in the EBITDA multiple and FCF multiple cases, respectively, of a new Consolidated share for each share of FairPoint common stock. Evercore compared these implied exchange ratios to the transaction exchange ratio of 0.7300x of a new Consolidated share per share of FairPoint common stock in the Merger.

	FairPoint		Consolidated
Implied Exchange Ratio
	Multiples	$ / Share	Multiples	$ / Share
TEV / EBITDA—2017E	5.0x - 6.0x	$12.61 - $21.18	6.0x - 9.0x	$8.79 - $26.67	0.4730x - 2.4091x
EV / FCF—2017E	10.0 - 15.0x	$11.69 - $17.35	10.0 - 15.0x	$21.18 - $31.77	0.3679x - 0.8191x

        No company utilized in the peer company trading analysis is identical to FairPoint or Consolidated. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial, operating and market characteristics of FairPoint and Consolidated and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the peer companies selected, Evercore made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FairPoint and Consolidated, such as the impact of competition on FairPoint or Consolidated and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of FairPoint, Consolidated, the industry or the financial markets in general. Mathematical analysis, such as determining the mean, median or average, is not in itself a meaningful method of using peer company trading data.

Discounted Cash Flow Analyses

FairPoint

        Evercore performed a discounted cash flow analysis of FairPoint to calculate the estimated present value of the standalone unlevered, after-tax free cash flow that FairPoint was projected to generate from December 31, 2016 through calendar year 2021, based on financial projections for FairPoint that were provided by FairPoint management. Under the terminal EBITDA multiple methodology, payments relating to pension and post-retirement expenses were included in the calculation of the after-tax free cash flow. Under the perpetuity growth rate case, such pension and post-retirement payments were excluded from the calculation of after-tax free cash flow, but reflected in a one-time adjustment as described herein.

        Evercore also calculated a terminal value for FairPoint by applying (i) a terminal EBITDA multiple and (ii) a perpetuity growth rate, in each case based on its professional judgment given the nature of FairPoint and its business and industry, of 5.0x to 6.0x and 0.0% to 1.0%, respectively, to each of (a) the projected standalone EBITDA, and (b) the unlevered, after-tax free cash flow, in each case in the terminal year. The terminal values (as calculated using both the terminal EBITDA multiple and the perpetuity growth rate methodologies) for FairPoint were then discounted to present value as of December 31, 2016 using a discount rate of 6.75% to 7.75%, based on an estimate of FairPoint's weighted average cost of capital, and projected net operating losses (based on assumptions provided by FairPoint management) were discounted to present value as of December 31, 2016 using a discount rate of 7.25%, to derive respective ranges of implied enterprise values for FairPoint. Ranges of implied equity values for FairPoint were then calculated (x) in the terminal multiple case, by reducing the respective range of implied enterprise values by the amount of projected net debt (calculated as debt less cash and cash equivalents) as of December 31, 2016, and (y) in the perpetuity growth case, by reducing the respective range of implied enterprise values by the amount of FairPoint's projected net debt (calculated as debt less cash and cash equivalents) as of December 31, 2016 and the amount, on an after-tax basis, of FairPoint's pension and other post-retirement benefit liabilities, in each case as provided by FairPoint's management. Evercore performed this analysis for FairPoint on a standalone basis. Evercore's analysis indicated an implied per-share equity value reference range for FairPoint on a standalone basis of approximately $12.88 to $20.83 in the terminal multiple case and $9.22 to $19.83 in the perpetuity growth rate case.

Consolidated

        Evercore performed a discounted cash flow analysis of Consolidated to calculate the estimated present value of the standalone unlevered, after-tax free cash flow that Consolidated was projected to generate from December 31, 2016 through calendar year 2020, based on financial projections for Consolidated that were provided by Consolidated management and calculated on a pro forma basis accounting for the sale of Consolidated's equipment business. Under the terminal EBITDA multiple methodology, payments relating to pension and post-retirement expenses were included in the calculation of the after-tax free cash flow. Under the perpetuity growth rate case, such pension and post-retirement payments were excluded from the calculation of after-tax free cash flow, but reflected in a one-time adjustment as described herein.

        Evercore also calculated a terminal value for Consolidated by applying (i) a terminal EBITDA multiple and (ii) a perpetuity growth rate, in each case based on its professional judgment given the nature of Consolidated and its business and industry, of 8.0x to 9.0x and 1.0% to 2.0%, respectively, to each of (a) the projected standalone EBITDA and (b) the unlevered, after-tax free cash flow, in each case in the terminal year and calculated on a pro forma basis accounting for the sale of Consolidated's equipment business. The terminal values (as calculated using both the terminal EBITDA multiple and the perpetuity growth rate methodologies) for Consolidated were then discounted to present value as of December 31, 2016 using a discount rate of 6.0% to 7.0%, based on an estimate of Consolidated's weighted average cost of capital, to derive respective ranges of implied enterprise values for Consolidated. Ranges of implied equity values for Consolidated were then calculated (x) in the terminal multiple case, by reducing the respective range of implied enterprise values by the amount of Consolidated's projected net debt (calculated as debt less cash and cash equivalents) as of December 31, 2016, and (y) in the perpetuity growth case, by reducing the respective range of implied enterprise values by the amount of Consolidated's projected net debt (calculated as debt less cash and cash equivalents) as of December 31, 2016 and the amount, on an after-tax basis, of Consolidated's pension and other post-retirement benefit liabilities, in each case as provided by Consolidated management and calculated on a pro forma basis accounting for the sale of Consolidated's equipment business. Evercore's analysis indicated an implied per-share equity value reference range for Consolidated on a standalone basis of approximately $17.36 to $23.59 in the terminal multiple case and $11.16 to $28.82 in the perpetuity growth rate case.

Implied Exchange Ratio

        Based on the implied per-share equity value reference ranges, Evercore also calculated implied exchange ratios for the terminal multiple and perpetuity growth rate cases by dividing the lowest respective per-share equity value for FairPoint by the midpoint of the respective implied per-share reference range for Consolidated for the low end of the exchange ratio range and dividing the highest respective per-share equity value for FairPoint by the midpoint of the respective implied per-share reference range for Consolidated for the high end of the exchange ratio range. This analysis indicated implied exchange ratio reference ranges of 0.6290x to 1.0174x and 0.4504x to 0.9683x, in the terminal multiple case and the perpetuity growth rate case, respectively, of a new Consolidated share for each share of FairPoint common stock. Evercore compared each of these exchange ratios to the exchange ratio of 0.7300x of a new Consolidated share for each share of FairPoint common stock in the Merger.

Net Present Value of Future Stock Price Analysis

FairPoint

        Evercore performed an illustrative analysis of the net present value of the future stock price of FairPoint, which is designed to provide an indication of the present value of a theoretical future value of a company as a function of such company's estimated future EBITDA and its assumed TEV to forward ("Fwd.") EBITDA multiple (based on the succeeding twelve-month period). Evercore used financial projections for FairPoint provided by the management of FairPoint through calendar year 2019. Evercore first multiplied the EBITDA estimate for calendar year 2019 by a range of TEV to Fwd. EBITDA multiples of 5.0x to 6.0x to calculate the implied future enterprise values as of December 31, 2018. Evercore then calculated the implied future equity values for FairPoint as of December 31, 2018 by reducing the implied future enterprise values by the amount of FairPoint's projected future net debt (calculated as debt less cash and cash equivalents) as of December 31, 2018. Evercore then discounted the projected per-share equity value as of a particular future date, December 31, 2018, to December 31, 2016 using a discount rate of 10.0%. The discount rate was based on Evercore's analysis of the cost of equity for FairPoint. This analysis resulted in an implied per-share equity value reference range of approximately $12.27 to $19.31.

Consolidated

        Evercore performed an illustrative analysis of the net present value of the future stock price of Consolidated, which is designed to provide an indication of the present value of a theoretical future value of a company as a function of such company's estimated future EBITDA and its assumed TEV to Fwd. EBITDA multiple. Evercore used financial projections for Consolidated derived from assumptions provided by Consolidated management through calendar year 2019 and calculated on a pro forma basis to account for the sale of Consolidated's equipment business. Evercore first multiplied the EBITDA estimate for calendar year 2019 by a range of TEV to Fwd. EBITDA multiples of 8.0x to 9.0x to calculate the implied future enterprise values as of December 31, 2018. Evercore then calculated the implied future equity values for Consolidated as of December 31, 2018 by reducing the implied future enterprise values by the amount of Consolidated's projected future net debt (calculated as debt less cash and cash equivalents) as of December 31, 2018, and adding the cumulative future value of any dividends projected to be paid by Consolidated as of December 31, 2018. Evercore then discounted the projected per-share equity value as of a particular future date, December 31, 2018, to December 31, 2016 using a discount rate of 9.5%. The discount rate was based on Evercore's analysis of the cost of equity for Consolidated. This analysis resulted in an implied per-share equity value reference range of approximately $20.71 to $25.67.

Implied Exchange Ratio

        Based on the implied per-share equity value reference ranges, Evercore calculated an implied exchange ratio reference range by dividing the lowest respective per-share equity value for FairPoint by the midpoint of the respective implied per-share reference range for Consolidated for the low end of the exchange ratio range and dividing the highest per-share equity value for FairPoint by the midpoint of the respective implied per-share reference range for Consolidated for the high end of the exchange ratio range. This analysis indicated, on a standalone basis, an implied exchange ratio reference range of 0.5290x to 0.8327x of a new Consolidated share for each share of FairPoint common stock. Evercore compared these exchange ratios to the exchange ratio of 0.7300x of a new Consolidated share for each share of FairPoint common stock in the Merger.

Other Factors

        Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, the 52-week trading range, the analysts' price targets and precedent premia analyses described below.

52-Week Trading Range

        Evercore reviewed historical trading prices of FairPoint and Consolidated shares during the 52-week period ended December 1, 2016, noting that the low and high intraday prices during such period ranged from $12.69 to $18.87 for FairPoint and $17.76 to $30.23 for Consolidated. Evercore calculated a daily exchange ratio for the 52-week period ended December 1, 2016 by dividing the daily closing prices of FairPoint and Consolidated, and then selected an implied exchange ratio reference range using the lowest and highest daily exchange ratio observed during such period. This analysis indicated an implied exchange ratio reference range of 0.5326x to 0.8500x of a new Consolidated share for each share of FairPoint common stock. Evercore compared these exchange ratios to the exchange ratios to the exchange ratio of 0.7300x of a new Consolidated share for each share of FairPoint common stock in the Merger.

Analyst Price Targets

        Evercore reviewed publicly available share price targets of research analysts' estimates known to Evercore as of December 1, 2016, noting that the low and high share price targets ranged from $14.00 to $15.00 for FairPoint (with an average price target of $14.50) and that the low and high share price targets ranged from $19.00 to $26.00 for Consolidated (with an average price target of $22.00). Evercore calculated an implied exchange ratio reference range by dividing the highest share price target for FairPoint by the highest share price target for Consolidated for the low end of the exchange ratio and dividing the lowest share price target for FairPoint by the lowest share price target for Consolidated for the high end of the exchange ratio. This analysis indicated an implied exchange ratio reference range of 0.5769x to 0.7368x of a new Consolidated share for each share of FairPoint common stock. Evercore compared these exchange ratios to the exchange ratio of 0.7300x of a new Consolidated share for each share of FairPoint common stock in the Merger.

Precedent Premia Paid

        Evercore reviewed and analyzed premia paid in all-stock transactions since 2007 involving U.S. target companies with an enterprise value greater than $1 billion. Based on its professional judgment and premia in the precedent transactions assessed, Evercore applied reference ranges of premia of 15% to 20% to the FairPoint unaffected share price as of December 1, 2016 of $16.75. This analysis indicated a per-share equity value reference range of approximately $19.26 to $20.10 for FairPoint.

Evercore used the resulting per-share equity value reference range to calculate the implied exchange ratio by dividing the lowest per-share equity value for FairPoint by Consolidated's share price of $28.27 per share, as of December 1, 2016, for the low end of the exchange ratio range and dividing the highest per-share equity value for FairPoint by Consolidated's share price of $28.27 per share, as of December 1, 2016, for the high end of the exchange ratio range. This analysis indicated an implied exchange ratio reference range of 0.6814x to 0.7110x of a new Consolidated share for each share of FairPoint common stock. Evercore compared this resulting implied exchange ratio to the transaction exchange ratio of 0.7300x of a new Consolidated share per share of FairPoint common stock in the Merger.

Miscellaneous

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Merger by the FairPoint Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of FairPoint common stock or Consolidated common stock. No company used in the above analyses as a comparison is directly comparable to FairPoint or Consolidated, and no transaction used is directly comparable to the Merger. Further, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FairPoint, Consolidated and their respective advisors. Rounding may result in total sums set forth in this section not equaling 100%.

        Evercore prepared these analyses for the purpose of providing an opinion to the FairPoint Board as to the fairness of the exchange ratio, from a financial point of view, to the holders of the shares of FairPoint common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

        Pursuant to the terms of Evercore's engagement letter with FairPoint, a fee of $3.5 million was payable to Evercore upon the execution and delivery of the Merger Agreement. Evercore will be entitled to receive an additional fee of $13.7 million following the consummation of the Merger. In addition, FairPoint has agreed to indemnify Evercore for certain liabilities arising out of its engagement.

        Prior to Evercore's engagement in connection with the Merger, Evercore and its affiliates provided financial advisory services to FairPoint and received fees for the rendering of such services, including the reimbursement of expenses. During the two-year period prior to the delivery of its opinion, no material relationship existed between Evercore and its affiliates and Consolidated pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to Consolidated in the future and in connection with any such services Evercore may receive compensation.

        In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of FairPoint, Consolidated and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        The issuance of the fairness opinion was approved by an Opinion Committee of Evercore.

        The FairPoint Board engaged Evercore to act as a financial advisor based on its qualifications, experience and reputation, as well as familiarity with the business of FairPoint. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Certain Prospective Financial Information Reviewed by the FairPoint Board and FairPoint's Financial Advisor

        In connection with the Merger discussions between Consolidated and FairPoint, FairPoint's and Consolidated's management provided to Consolidated, and Consolidated's and FairPoint's respective financial advisors, certain non-public, internal financial forecasts regarding the anticipated future operations of FairPoint on a stand-alone basis and estimated synergies arising in connection with the Merger.

        In connection with the Merger, FairPoint's management prepared certain unaudited prospective financial information for FairPoint on a stand-alone basis, without giving effect to the Merger, and together with Consolidated's management, prepared estimated synergies arising in connection with the Merger. The FairPoint Board also reviewed certain unaudited prospective financial information for Consolidated on a stand-alone basis, without giving effect to the Merger, which was prepared by Consolidated's management.

        FairPoint has presented below in summary form the unaudited prospective financial information to provide both Consolidated's and FairPoint's stockholders access to this non-public unaudited prospective financial information, because such financial information was made available to the FairPoint Board.

        The unaudited prospective financial information was also provided to Evercore for purposes of its opinion to the FairPoint Board as to the fairness, from a financial point of view, of the exchange ratio to the holders of the FairPoint common stock. See the section entitled "—Opinion of Financial Advisor to FairPoint" beginning on page 60. The summary of these internal financial forecasts is not being included in this joint proxy statement/prospectus to influence your decision whether to approve the FairPoint Merger Proposal.

        Although FairPoint has publicly issued limited projections concerning certain aspects of its expected financial performance, FairPoint, as a matter of course, does not make public its management's projections as to future results, because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements.

        The unaudited prospective financial information of FairPoint has been prepared by, and is the responsibility of, FairPoint's management. Ernst & Young LLP and BDO USA, LLP, FairPoint's previous and current independent registered public accounting firm, respectively, have neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP and BDO USA, LLP do not express an opinion or any other form of assurance with respect thereto. The reports of Ernst & Young LLP incorporated by reference into this joint proxy statement/prospectus relate to the historical results of Consolidated and FairPoint and do not extend to the prospective financial information and should not be read to do so. Furthermore, the information:

  •
  while presented with numerical specificity, necessarily makes numerous assumptions, many of which are beyond the control of FairPoint, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to FairPoint's business, and may not prove to have been, or may no longer be, accurate;

  •
  does not necessarily reflect revised prospects for FairPoint's business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

  •
  is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that these estimates will be achieved and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on these estimates.

        FairPoint believes the assumptions that its management used as a basis for the estimates were reasonable at the time the estimates were prepared, given the information its management had at the time. While the prospective financial information set forth below was prepared in good faith, no assurance can be given regarding future events. The prospective financial information is subjective in many respects and is thus susceptible to interpretation and periodic revision based on actual experience and recent developments. In light of the foregoing, as well as the uncertainties inherent in any prospective financial information, FairPoint's and Consolidated's stockholders are cautioned not to unduly rely on this information as a predictor of future operating results or otherwise. None of FairPoint, Consolidated or their respective affiliates or representatives assume any responsibility to stockholders of FairPoint or Consolidated for accuracy of this information.

        The estimates involve risks, uncertainties and assumptions. The future financial results of FairPoint may materially differ from those expressed in the estimates due to factors that are beyond FairPoint's ability to control or predict. These estimates are forward-looking information and as such are subject to the qualifications set forth in the section entitled "Special Note Regarding Forward-Looking Statements" on page 42. FairPoint cannot assure you that the estimates will be realized or that FairPoint's future financial results will not materially vary from the estimates. Since the estimates cover multiple years, such information by its nature becomes less reliable with each successive year. The estimates do not take into account any circumstances or events occurring after the date they were prepared.

        FairPoint has not updated, and does not intend to update or otherwise revise, the following internal financial forecasts to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, FairPoint has not updated, and does not intend to update or otherwise revise, the accompanying prospective financial information to reflect any changes in general economic or industry conditions since its preparation.

FairPoint Forward-Looking Statements

        The following table provides in summary form the five-year financial forecasts with respect to FairPoint provided to the FairPoint Board and Evercore:

Summary of Five-Year Financial Forecasts of FairPoint
(Unaudited)

	Projected 2016	Projected 2017	Projected 2018	Projected 2019	Projected 2020
	(in millions of dollars)
Revenue	$825	$800	$778	$762	$749
Adjusted EBITDA(a)	248	247	247	248	250
Adjusted EBITDA less capital expenditures	133	135	139	142	146
Free Cash Flow(b)	33	32	38	41	45

(a)
Adjusted EBITDA is calculated according to footnote (3)(A) of the table found under the section entitled "Selected Historical Consolidated Financial Information of FairPoint Communications, Inc." on page 21.

(b)
Free Cash Flow is calculated as Adjusted EBIDTA less capital expenditures, cash pension and other post-employment benefit contribution, cash taxes and interest expense.

        FairPoint is not able to provide a reconciliation of its forward-looking non-GAAP financial measures to GAAP measures because FairPoint does not forecast certain items used to prepare net income (loss) in accordance with GAAP.

Consolidated's Reasons for the Merger

        Consolidated was formed as an acquisition vehicle in July, 2002, and completed its first transaction on December 31, 2002, when it acquired certain central-Illinois based assets of McLeodUSA. In April, 2004, Consolidated acquired TXUC from Texas Utilities. In July, 2005, Consolidated completed its initial public offering of common stock. On December 31, 2007, Consolidated acquired North Pittsburgh Systems, Inc. On July 2, 2012, Consolidated acquired SureWest Communications. On October 16, 2014, Consolidated acquired Enventis Corporation. Throughout Consolidated's history, Consolidated has focused on acquisitions as a core part of its strategy, and developed a set of evaluation criteria early on which it used and intends to continue to use to evaluate potential opportunities.

        At nearly every regular quarterly board of directors meeting, Consolidated's management team has reviewed prospective acquisition targets and ranked them according to their attractiveness and alignment with the acquisition criteria. Where the opportunities were deemed attractive, Consolidated participated from time to time in auctions, made inquiries, and generally attempted to advance its long-standing strategy to grow through acquisition.

        As a part of that ongoing process, the management team and the Consolidated Board determined that FairPoint met Consolidated's criteria for potential acquisitions, and identified FairPoint as an attractive potential acquisition candidate. Consolidated entered into a non-disclosure agreement with FairPoint in July 2015 for the purpose of conducting due diligence on FairPoint and evaluating a potential transaction. Consolidated and FairPoint entered into a subsequent non-disclosure agreement in August 2016.

        From time to time throughout the period from the time beginning with the initial merger discussions between Consolidated and FairPoint in July 2015, and continuing through the time the Merger Agreement was executed on December 3, 2016, the Consolidated Board worked with the Consolidated management team to develop various strategies and approaches, including the approval of what became the terms of the Merger Agreement.

        In approving the Merger Agreement and the Merger, Consolidated's Board consulted with Consolidated's management, as well as with Consolidated's legal and financial advisors, and considered, among other things, the following material factors:

  •
  the expectation that the Merger would have an immediate, material, positive impact on Consolidated's cash flow and leverage;

  •
  the expectation that the Merger would provide Consolidated with an opportunity to overlay its organic growth strategy on a new territory;

  •
  the expectation that the Merger would more than double Consolidated's fiber footprint;

  •
  the expectation that the Merger would provide a material increase in scale, including by (i) expanding Consolidated's network reach and scale, (ii) providing an opportunity to leverage Consolidated's enhanced product suite and consultative sales approach across FairPoint's markets, and (iii) doubling the revenue base and adjusted EBITDA (including synergies), all of which would be expected to improve Consolidated's platform for acquisition of other targets in the future;

  •
  the expectation that the Merger would provide Consolidated stockholders with highly compelling financial benefits, including the expectations that the Merger would (i) allow the combined companies to realize annual, operating synergies, (ii) be accretive to free cash flow per share, (iii) provide Consolidated with the ability to improve its leverage and dividend payout ratio over time, with expected pro forma total net leverage ratio under Consolidated's credit agreement to be 3.80:1.00 as of the closing of the Merger (including run-rate synergies), which would represent a reduction from the total net leverage ratio of 4.38:1.00 as of September 30, 2016, and (iv) provide Consolidated with greater strategic and financial flexibility in the future;

  •
  the expectation that the Merger would create a platform for future growth through acquisitions to fill in Consolidated's national footprint, and organically through investments in the combined company's existing markets;

  •
  the opportunity to integrate FairPoint's business efficiently with Consolidated's existing business;

  •
  Consolidated management's prior record of successfully integrating acquired companies; and

  •
  that the Merger would bring together two companies with a common history and shared values of community involvement.

        The Consolidated Board also considered, among other things, the following risks:

  •
  regulatory and litigation risks associated with the Merger or combining the two companies;

  •
  that there are risks associated with obtaining necessary approvals on terms that satisfy closing conditions to the respective parties' obligations to complete the Merger, and, as a result of certain conditions to the completion of the Merger, it is possible that the Merger may not be completed even if approved by both Consolidated's and FairPoint's stockholders (see the section entitled "The Merger Agreement—Conditions of the Merger" on page 111);

  •
  the challenges of combining the businesses of the two companies and the attendant risks of not achieving the expected strategic benefits and cost savings, other financial and operating benefits or improvement in earnings, and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

  •
  the perception of investors and the potential impact on Consolidated's share price;

  •
  the level of capital expenditures that will be required with respect to the combined business;

  •
  the ability to secure financing on terms satisfactory to Consolidated;

  •
  the potential that FairPoint's revenue might continue to decline;

  •
  the potential increase in cash taxes payable in the future as a result of the transaction;

  •
  the potential impact of FairPoint's previous acquisitions and bankruptcy;

  •
  the terms and conditions of the Merger Agreement, which include restrictions on the conduct of Consolidated's business pending the closing of the Merger (see the section entitled "The Merger Agreement—Consolidated's Forbearances Before Completion of the Merger" on page 104); and

  •
  other risks of the type and nature discussed above under the section entitled "Risk Factors Relating to the Merger" on page 35.

Opinion of Financial Advisor to Consolidated

        The Consolidated Board retained Morgan Stanley to provide it with financial advisory services in connection with the proposed merger and to provide a financial opinion. The Consolidated Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Consolidated. On December 3, 2016, at a meeting of the Consolidated Board, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated December 3, 2016 that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio was fair from a financial point of view to Consolidated.

        The full text of the written opinion of Morgan Stanley delivered to the Consolidated Board, dated as of December 3, 2016, is attached to this joint proxy statement/prospectus as Annex III and is incorporated herein by reference in its entirety. You should read Morgan Stanley's opinion and this summary of Morgan Stanley's opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion was directed to the Consolidated Board, in its capacity as such, and addressed only the fairness from a financial point of view to Consolidated of the exchange ratio pursuant to the Merger Agreement as of the date of such opinion. Morgan Stanley's opinion did not address any other aspects or implications of the Merger. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Consolidated common stock as to how to vote at the Consolidated special meeting or whether to take any other action with respect to the Merger.

        For purposes of rendering its opinion, Morgan Stanley, among other things:

  (a)
  reviewed certain publicly available financial statements and other business and financial information of FairPoint and Consolidated, respectively;

  (b)
  reviewed certain internal financial statements and other financial and operating data concerning FairPoint and Consolidated, respectively;

  (c)
  reviewed certain financial projections prepared by the managements of FairPoint and Consolidated, respectively;

  (d)
  reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of FairPoint and Consolidated, respectively;

  (e)
  discussed the past and current operations and financial condition and the prospects of FairPoint, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of FairPoint;

  (f)
  discussed the past and current operations and financial condition and the prospects of Consolidated, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Consolidated;

  (g)
  reviewed the pro forma impact of the Merger on Consolidated's cash flow, consolidated capitalization and certain financial ratios;

  (h)
  reviewed the reported prices and trading activity for FairPoint common stock and Consolidated common stock;

  (i)
  compared the financial performance of FairPoint and Consolidated and the prices and trading activity of FairPoint common stock and Consolidated common stock with that of certain other publicly-traded companies that Morgan Stanley deemed to be comparable with FairPoint and Consolidated, respectively, and their securities;

  (j)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions,

  (k)
  participated in certain discussions and negotiations among representatives of FairPoint and Consolidated and their financial and legal advisors;

  (l)
  reviewed the Merger Agreement, a draft of the Commitment Letter (as defined below) dated December 1, 2016, and certain related documents; and

  (m)
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by FairPoint and Consolidated, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of FairPoint and Consolidated of the future financial performance of FairPoint and Consolidated. In addition, Morgan Stanley assumed that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger would be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, that Consolidated would obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. Morgan Stanley relied upon, without independent verification, the assessment by the managements of FairPoint and Consolidated of:

(i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of FairPoint and Consolidated; (iii) their ability to retain key employees of FairPoint and Consolidated, respectively; and (iv) the validity of, and risks associated with, FairPoint and Consolidated's existing and future technologies, intellectual property, products, services and business models. Morgan Stanley's opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are achievable. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessments of Consolidated and FairPoint and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of any compensation to any of the officers, directors or employees of any of the parties to the Merger Agreement, or any class of such persons, relative to the exchange ratio. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of FairPoint or Consolidated, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Consolidated Board, dated as of December 3, 2016. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 2, 2016, the most recent trading day prior to Morgan Stanley's presentation to the Consolidated Board of its financial analysis on December 3, 2016. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

        In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon certain financial projections provided by the managements of FairPoint and Consolidated and which are described below.

Trading Range Analysis

        Morgan Stanley reviewed the trading range of FairPoint common stock and Consolidated common stock for six-month and twelve-month periods ending December 2, 2016. Morgan Stanley observed that the low and high closing prices for FairPoint common stock for the six-month period ended December 2, 2016 were $13.04 and $17.60, respectively, and the low and high closing prices for FairPoint common stock for the twelve-month period ended December 2, 2016 were $12.69 and $18.22, respectively. Morgan Stanley observed that the low and high closing prices for Consolidated common stock for the six-month period ended December 2, 2016 were $21.85 and $30.23, respectively, and the low and high closing prices for Consolidated common stock for the twelve-month period ended December 2, 2016 were $17.76 and $30.23, respectively.

        Morgan Stanley calculated ranges of implied exchange ratios using the six-month and twelve-month trading ranges of FairPoint common stock and Consolidated common stock. The low end of the ranges were calculated by dividing the low value of FairPoint common stock for the period by the high value of Consolidated common stock for the period, and the high end of the ranges were calculated by dividing the high value of FairPoint common stock for the period by the low value of Consolidated common stock for the period. The six-month trading range analysis indicated an implied exchange ratio range of 0.43x to 0.81x, and the twelve-month trading range analysis indicated an implied exchange ratio range of 0.42x to 1.03x. Morgan Stanley noted that the Merger Agreement provided for an exchange ratio of 0.73x.

Research Analyst Price Targets

        Morgan Stanley reviewed the latest selected public market trading price targets available as of December 2, 2016 for FairPoint common stock by three equity research analysts that published a price target for FairPoint. These targets reflected each analyst's estimate of the future public market trading price of FairPoint common stock. Morgan Stanley noted that the range of undiscounted stock price targets for FairPoint common stock from such research targets was $14.00 to $16.00 per share and the range of discounted stock price targets (discounted at 9% cost of equity twelve months from the date of issuance of the applicable research report) for FairPoint common stock was $12.93 to $14.78. Morgan Stanley noted that the closing price for FairPoint common stock on December 2, 2016 was $17.00. Morgan Stanley noted that the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the 30-day volume weighted average price of Consolidated common stock on December 2, 2016 was $19.07, and the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the share price of Consolidated common stock as of December 2, 2016 was $20.72.

        Morgan Stanley reviewed the latest selected public market trading price targets available as of December 2, 2016 for Consolidated common stock by five equity research analysts that published a price target for Consolidated. These targets reflected each analyst's estimate of the future public market trading price of Consolidated common stock. Morgan Stanley noted that the range of undiscounted stock price targets for Consolidated common stock from such research targets was $19.00 to $30.00 per share and the range of discounted stock price targets (discounted at 9% cost of equity twelve months from the date of issuance of the research report) for Consolidated common stock was $17.93 to $27.71. Morgan Stanley noted that the closing price for Consolidated common stock as of December 2, 2016 was $28.38. Morgan Stanley noted that the 30-day volume weighted average price of Consolidated common stock on December 2, 2016 was $26.12.

        Morgan Stanley calculated the exchange ratio range implied by the equity research price targets. In order to calculate the exchange ratio range, Morgan Stanley calculated the implied exchange ratio only for each of the three equity research analysts that provided price targets for both companies using their price targets for FairPoint common stock and Consolidated common stock. This analysis yielded an implied range of exchange ratios of 0.47x to 0.68x. Morgan Stanley noted that the Merger Agreement provided for an exchange ratio of 0.73x.

        The public market trading price targets published by research analysts do not necessarily reflect current market trading prices for FairPoint common stock and Consolidated common stock and these estimates are subject to uncertainties, including the future financial performance of FairPoint and Consolidated and future financial market conditions.

Comparable Public Companies

        In order to assess how the public market values shares of publicly traded telephone communications companies to derive implied ranges for the trading value of FairPoint common stock, Morgan Stanley reviewed and compared certain internal financial information and ratios relating to FairPoint with equivalent publicly available data for the following companies: CenturyLink, Inc.; Cincinnati Bell Inc.; Frontier Communications Corp.; Lumos Networks Corp.; and Windstream Holdings, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to "adjusted EBITDA" (as defined in FairPoint's Annual Report on Form 10-K for the fiscal year ended December 31, 2015), excluding stock-based compensation, for calendar year 2017 and the ratio of aggregate value to estimated unlevered free cash flow (for these purposes Morgan Stanley assumed cash flow to be equal to adjusted EBITDA less capital expenditures) for calendar year 2017 for each of the comparable public companies. Morgan Stanley then applied a range of these ratios, based on its professional judgment choosing ratios from the comparable companies with an asset mix and business quality most similar to that of FairPoint, to FairPoint's estimated EBITDA for calendar year 2017 of $247.0 million and estimated unlevered free cash flow for calendar year 2017 of $135.0 million, as applicable, based on the FairPoint management projections to derive an implied reference range for the trading value of FairPoint common stock. The implied trading value range for FairPoint common stock resulting from the ratio of aggregate value to EBITDA was $12.51 to $19.16. The implied trading value range for FairPoint common stock resulting from the ratio of aggregate value to unlevered free cash flow was $11.64 to $21.30.

        Morgan Stanley noted that the closing price for FairPoint common stock on December 2, 2016 was $17.00. Morgan Stanley noted that the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the 30-day volume weighted average price of Consolidated common stock on December 2, 2016 was $19.07, and the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the share price of Consolidated common stock as of December 2, 2016 was $20.72.

        No company utilized in the comparable public company analysis is identical to FairPoint. Morgan Stanley selected the companies reviewed in this analysis because it believed them to be similar to FairPoint based on its experience with companies in the telephone communications sector. Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond FairPoint's control such as the impact of competition on FairPoint and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of FairPoint or the industry, or in the financial markets in general.

Precedent Strategic Transactions Analysis

        In order to assess how companies in the telephone communications sector have been valued in precedent merger and acquisition transactions, Morgan Stanley reviewed and compared the purchase prices and financial multiples paid in the following eight selected precedent transactions announced from October 2008 to February 2015:

Announcement Date	Acquiror	Target
February 5, 2015	Frontier Communications Corporation	Verizon's wireline business and fiber network in California, Florida and Texas
June 30, 2014	Consolidated Communications Holdings, Inc.	Enventis Corporation
December 17, 2013	Frontier Communications Corporation	AT&T's Connecticut wireline business and fiber network
February 6, 2012	Consolidated Communications Holdings, Inc.	SureWest Communications
April 22, 2010	CenturyTel, Inc.	Qwest Communications
November 24, 2009	Windstream Corporation	Iowa Telecom Services, Inc.
May 13, 2009	Frontier Communications Corporation	Verizon's access lines and other assets in 14 states
October 27, 2008	CenturyTel, Inc.	Embarq Corporation

        Morgan Stanley calculated multiples from the selected precedent transactions of the target company's aggregate value to its latest twelve months EBITDA both before and after taking into account estimated synergies anticipated to be realized from the selected precedent transactions. Financial data of the selected precedent transactions were based on publicly available information at the time of announcement of the relevant transaction. Morgan Stanley calculated implied per share equity reference ranges for FairPoint by applying ranges of multiples derived from the selected precedent transactions of 4.5x to 6.0x (excluding estimated synergies) and 4.0x to 5.0x (including estimated synergies) to FairPoint's latest twelve months EBITDA. The implied per share equity reference ranges for FairPoint common stock were $8.99 to $22.60 per share (excluding estimated synergies) and $11.63 to $22.50 per share (including estimated synergies).

        Morgan Stanley noted that the closing price for FairPoint common stock on December 2, 2016 was $17.00. Morgan Stanley noted that the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the 30-day volume weighted average price of Consolidated common stock on December 2, 2016 was $19.07, and the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the share price of Consolidated common stock as of December 2, 2016 was $20.72.

        No company or transaction utilized in the precedent strategic transaction analyses is identical to Consolidated, FairPoint or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Consolidated and FairPoint, such as the impact of competition on the business of Consolidated, FairPoint or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Consolidated, FairPoint or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis on each of FairPoint and Consolidated based on the projections from the managements of FairPoint and Consolidated, respectively, which is designed to estimate the value of a company on a standalone basis by calculating the present value of estimated future cash flows and terminal value of that company. Morgan Stanley calculated a range of per share equity values for each of FairPoint and Consolidated (valued as of December 31, 2016 with a terminal date of December 31, 2021).

FairPoint Discounted Cash Flow Analysis

        Morgan Stanley first calculated the estimated unlevered free cash flow of FairPoint, which for these purposes Morgan Stanley assumed cash flow to be equal to adjusted EBITDA less capital expenditures, cash pension funding, other post-employment benefits cash, unlevered tax expense and other cash flow items (including severance), for the period from January 1, 2017 to December 31, 2021 based on the FairPoint management projections. Morgan Stanley calculated a terminal value for FairPoint by applying a range of terminal EBITDA multiples of 5.00x to 6.00x, based on Morgan Stanley's professional judgment, to the estimated EBITDA of FairPoint for calendar year 2021 based on the FairPoint management projections. Morgan Stanley then discounted the unlevered free cash flow and terminal values to present value as of December 31, 2016 using a range of discount rates from 6.25% to 7.25% selected by Morgan Stanley based on Morgan Stanley's estimation of FairPoint's weighted average cost of capital utilizing the capital asset pricing model. Morgan Stanley also calculated the estimated value of the cash tax savings associated with FairPoint's net operating losses ("NOLs") that the combined company could utilize during calendar years 2017 through 2020 based on a projected NOL balance of approximately $300.0 million as of December 31, 2016, as directed for use by Consolidated management. The estimated cash tax savings were discounted by Consolidated's estimated weighted average cost of capital of 6.75%. Morgan Stanley then added this cumulative value and deducted the estimated net debt as of December 31, 2016 from the resulting value, and divided that resulting value by the number of fully diluted shares outstanding, to derive equity value. Morgan Stanley noted that the closing price for FairPoint common stock on December 2, 2016 was $17.00. Morgan Stanley noted that the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the 30-day volume weighted average price of Consolidated common stock on December 2, 2016 was $19.07, and the implied price per share of FairPoint common stock based on an exchange ratio of 0.73x and the share price of Consolidated common stock as of December 2, 2016 was $20.72.

Consolidated Discounted Cash Flow Analysis

        Morgan Stanley first calculated the estimated unlevered free cash flow of Consolidated, which for these purposes Morgan Stanley assumed cash flow to be equal to adjusted EBITDA less cash taxes, capital expenditures, changes in net working capital, cash pension funding and other cash flow items, for the period from January 1, 2017 to December 31, 2021 based on the Consolidated management projections. Morgan Stanley calculated a terminal value for Consolidated by applying a range of terminal EBITDA multiples of 8.00x to 9.00x, based on Morgan Stanley's professional judgment, to the estimated EBITDA of Consolidated for calendar year 2021 based on the Consolidated management projections. Morgan Stanley then discounted the unlevered free cash flow and terminal value to present value as of December 31, 2016 using a range of discount rates of 6.25% to 7.25% selected by Morgan Stanley based on Morgan Stanley's estimation of Consolidated's weighted average cost of capital utilizing the capital asset pricing model. Morgan Stanley then deducted the estimated net debt and non-controlling interests as of December 31, 2016 from the resulting value, and divided that resulting value by the number of fully diluted shares outstanding, to derive equity value. This analysis indicated an implied per share reference range for a share of Consolidated common stock of $16.71 to $22.90 per share, on a fully diluted basis.

Exchange Ratio Implied by Discounted Cash Flow Analysis

        Morgan Stanley calculated the exchange ratio ranges implied by the discounted cash flow analyses. Morgan Stanley compared the lowest implied per share value for FairPoint common stock to the highest implied per share value for Consolidated common stock to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied per share value for FairPoint common stock to the lowest implied per share value for Consolidated common stock to derive the highest exchange ratio implied by the analyses. Morgan Stanley noted that the Merger Agreement provided for an exchange ratio of 0.73x.

Other Analysis

        The analysis and data described below were presented to the Consolidated Board for informational/reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Morgan Stanley's opinion.

Pro Forma Financial Has-Gets Analysis

        Morgan Stanley reviewed the Consolidated and FairPoint management projections in order to calculate the potential pro forma financial effects of the Merger (including estimated synergies) on the combined company's calendar years 2018 and 2021 estimated financial metrics (based on Consolidated having pro forma ownership of 71.3% of the combined company, calculated using the 0.73x exchange ratio from the Merger Agreement and the number of fully diluted shares of FairPoint and Consolidated common stock outstanding as of December 2, 2016) relative to the same estimated financial metrics for Consolidated as a standalone company. Morgan Stanley's comparison indicated that the following estimated financial metrics of Consolidated could increase or (decrease) as a part of the combined company relative to a standalone company as follows:

Revenue	Change from Standalone to Combined
2018E	52.0%
2021E	49.2%
Adjusted EBITDA
2018E	34.7%
2021E	41.9%
Levered Free Cash Flow / Share (including synergies realized and cost to achieve)
2018E	56.7%
2021E	53.7%
Payout Ratio
2018E	(25)%
2021E	(30)%
Net Debt / Adjusted EBITDA
2018E	(0.7x )
2021E	(1.1x )
Equity Value Based on DCF Mid-point
Consolidated	31.6%
FairPoint	3.7%

        The pro forma financial has-gets analysis was presented for reference purposes only, and was not relied upon for valuation purposes.

General

        In connection with the review of the Merger by the Consolidated Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of FairPoint or Consolidated.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of FairPoint and Consolidated. These include, among other things, the impact of competition on the businesses of FairPoint and Consolidated and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of FairPoint and Consolidated and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to Consolidated of the exchange ratio pursuant to the Merger Agreement, and in connection with the delivery of its opinion to the Consolidated Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Consolidated common stock might actually trade following consummation of the Merger or at any time.

        The exchange ratio was determined through arm's-length negotiations between FairPoint and Consolidated and was approved by the Consolidated Board. Morgan Stanley provided advice to Consolidated during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to Consolidated, nor that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger. Morgan Stanley's opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of Consolidated to enter into the Merger Agreement. In addition, Morgan Stanley's opinion was not intended to, and does not, in any manner, address the prices at which Consolidated common stock might trade following consummation of the Merger or at any time, and Morgan Stanley expressed no opinion or recommendation as to how Consolidated stockholders should vote at the Consolidated special meeting.

        Morgan Stanley's opinion and its oral presentation to the Consolidated Board was one of many factors taken into consideration by the Consolidated Board in deciding to approve the Merger Agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Consolidated Board with respect to the exchange ratio pursuant to the Merger Agreement or of whether the Consolidated Board would have been willing to agree to a different exchange ratio.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Consolidated, FairPoint or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the Consolidated Board with financial advisory services and a financial opinion described in this section and attached to this joint proxy statement/prospectus as Annex III in connection with the Merger and Consolidated has agreed to pay Morgan Stanley a transaction fee of $13 million, which is payable upon and is contingent upon the consummation of the Merger. Consolidated has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred from time to time in connection with providing its professional services, including reasonable fees of outside counsel and other professional advisors incurred in performing its services. In addition, Consolidated has agreed to indemnify Morgan Stanley, its affiliates, its officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley's engagement. Morgan Stanley or one or more of its affiliates is providing to Consolidated a portion of the financing required in connection with the Merger, for which Morgan Stanley will receive additional fees from Consolidated. In the two years prior to the date of Morgan Stanley's opinion, in addition to the services provided in connection with the Merger and the opinion, Morgan Stanley has provided financial advisory and financing services to Consolidated and its affiliates and received aggregate fees of between $3.0 million and $4.0 million in connection with such services. During the same period, Morgan Stanley has provided financing services to FairPoint and its affiliates, including as a lender and administrative agent with respect to FairPoint's senior secured credit facilities, and received aggregate fees of less than $1.0 million in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Consolidated and FairPoint and their affiliates in the future and would expect to receive fees for the rendering of those services.

The Consolidated Board after Completion of the Merger

        Consolidated's amended and restated certificate of incorporation provides for the classification of the Consolidated Board into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. The current size of the Consolidated Board is eight directors, comprised of two Class I directors, three Class II directors and three Class III directors.

        Pursuant to the Merger Agreement, FairPoint is entitled to select, subject to approval by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed), and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the FairPoint Board to be elected to the Consolidated Board as of the effective time of the Merger. For further information on FairPoint's directors, see FairPoint's Form 10-K for the year ended December 31, 2015. As a result, after completion of the Merger, Consolidated expects that the Consolidated Board would consist of Richard A. Lumpkin (Class I Director—term expiring in 2018), Timothy D. Taron (Class I Director—term expiring in 2018), an individual selected from the FairPoint Board (Class I Director—term expiring in 2018), Thomas A. Gerke (Class II Director—term expiring in 2019), Roger H. Moore (Class II Director—term expiring in 2019), Dale E. Parker (Class II Director—term expiring in 2019), Robert J. Currey (Class III

Director—term expiring in 2017), Maribeth S. Rahe (Class III Director—term expiring in 2017) and C. Robert Udell, Jr. (Class III Director—term expiring in 2017).

Interests of FairPoint Directors and Executive Officers in the Merger

        In considering the recommendation of the FairPoint Board with respect to the Merger, FairPoint's stockholders should be aware that certain executive officers and directors of FairPoint have interests in the Merger that may be different from, or in addition to, the interests of FairPoint's stockholders generally. The FairPoint Board was aware of the interests described below and considered them, among other matters, when approving the FairPoint Merger Proposal and recommending that FairPoint's stockholders vote to approve the FairPoint Merger Proposal.

Change in Control Benefits for Executive Officers

        FairPoint has employment agreements with Messrs. Sunu, Nixon, Lunny, Metge and Rush and Ms. Turner and a severance in connection with a change in control agreement with Mr. Hogshire that provide change in control benefits as summarized below.

Paul H. Sunu

        On April 9, 2013, FairPoint entered into an amended and restated employment agreement with Mr. Sunu, as amended on August 14, 2015. Pursuant to Mr. Sunu's employment agreement, in the event that Mr. Sunu's employment is terminated by FairPoint without cause (other than due to his death or disability) within twelve months before or twelve months after a change in control, or in the event that Mr. Sunu provides FairPoint with notice of his termination of employment without good reason during the 13th month following the consummation of a change in control, Mr. Sunu is entitled to a lump sum payment of (A) all accrued but unpaid base salary through the date of the termination, any amounts payable under the Amended and Restated 2010 Long Term Incentive Plan (the "LTIP"), any unpaid or unreimbursed expenses and any benefits to be provided under FairPoint's employee benefits plans upon a termination of employment ("Accrued Obligations"), (B) any unpaid annual incentive plan (the "AIP") bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of Mr. Sunu's employment), (C) two times the amount of Mr. Sunu's then-current base salary, (D) the cost of continued health and disability insurance coverage for Mr. Sunu and his covered dependents for a period of 24 months and (E) the greater of two times the amount of his average AIP bonus for the immediately preceding two fiscal years where such average is determined by reference to the actual annual bonus paid to Mr. Sunu for the immediately two preceding fiscal years, or two times his target AIP bonus for the year in which the termination occurred. Mr. Sunu will also be entitled to a pro rata portion of the AIP bonus for the year in which the termination occurred and will receive immediate accelerated vesting of all outstanding unvested equity awards.

        If Mr. Sunu terminates his employment for good reason, he will be entitled to the benefits described above, except that the bonus payment described in (E) of the preceding paragraph will be based on two times the average AIP bonus paid to him for the two preceding fiscal years, and accelerated vesting of then outstanding equity awards is limited to the next tranche of time-based awards and the target amount of performance-based awards.

        The employment agreement and the award agreements under the LTIP provide that upon the occurrence of a change in control, Mr. Sunu's unvested benefits under the LTIP will be accelerated and vest in full.

        The payment of any amount or provision of any benefit upon the termination under the employment agreement as described above is conditioned upon Mr. Sunu's execution and delivery to FairPoint of a release of all claims against, among other parties, FairPoint and its subsidiaries. In addition, Mr. Sunu's entitlement to payments and benefits upon termination under his employment agreement is subject to his compliance with a non-interference agreement with FairPoint, pursuant to which Mr. Sunu agrees to, among other things, certain non-competition and non-solicitation provisions for 24 months following the termination of his employment with FairPoint.

Karen D. Turner, Peter G. Nixon, John J. Lunny, Bruce F. Metge and Steven G. Rush

        FairPoint entered into employment agreements with Ms. Turner (on November 20, 2014, as amended on August 14, 2015 and November 21, 2016); Mr. Nixon (on January 22, 2013, as amended on August 14, 2015 and May 16, 2016); Mr. Lunny (on July 1, 2014, as amended on August 14, 2015 and November 21, 2016); Mr. Metge (on September 6, 2016) and Mr. Rush (on August 10, 2015, as amended on June 1, 2016).

        Pursuant to the respective employment agreements, in the event the executive's employment is terminated by FairPoint without cause (other than due to death or disability) or by the executive for good reason within six months before or six months after a change in control, the executive is entitled to a lump sum payment of (A) the Accrued Obligations, (B) any unpaid AIP bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of the executive's employment), (C) two times the amount of the executive's then-current base salary, (D) the cost of continued health and disability insurance coverage for the executive and his or her covered dependents for a period of 24 months and (E) the greater of two times the amount of his or her average AIP bonus for the immediately preceding two fiscal years where such average is determined by reference to the actual annual bonus paid to the executive for the immediately two preceding fiscal years, or two times his or her target AIP bonus for the year in which the termination occurred.

        If the executive's employment is terminated by FairPoint without cause (other than due to death or disability) or by the executive for good reason outside the six month window described above, the executive will be entitled to the benefits described above, except that the bonus payment described in (E) of the preceding paragraph will be based on two times the average AIP bonus paid to the executive for the two preceding fiscal years.

        The employment agreements and the award agreements under the LTIP provide that upon the occurrence of a change in control, all of the executives' unvested benefits under the LTIP will be accelerated and vest in full.

        The payment of any amount or provision of any benefit upon termination under an employment agreement (as described above) is conditioned upon the executive's execution and delivery to FairPoint of a release of all claims against, among other parties, FairPoint and its subsidiaries. In addition, the executive's entitlement to payments and benefits under his or her employment agreement is subject to his or her compliance with a non-interference agreement with FairPoint, pursuant to which the executive agrees to, among other things, certain non-competition and non-solicitation provisions for twelve months following his or her employment with FairPoint.

John Hogshire

        On November 5, 2015, FairPoint entered into a severance in connection with a change in control agreement, as amended on January 11, 2017 (the "Severance Agreement"), with Mr. Hogshire, FairPoint's Principal Accounting Officer. Pursuant to the Severance Agreement, if, within twelve months of a change in control, (i) FairPoint terminates Mr. Hogshire's employment without cause (other than due to his death or disability), (ii) Mr. Hogshire terminates his employment as a result of a reduction in his cash compensation (i.e., base salary and annual bonus opportunity) by greater than 5% without his consent or (iii) Mr. Hogshire terminates his employment as a result of a required relocation of his principal place of employment by more than 100 miles without his consent, and such termination results in Mr. Hogshire incurring a "separation from service" as defined under Treasury

Regulation 1.409A-1(h) and Mr. Hogshire has executed an general release of claims in favor of FairPoint, Mr. Hogshire is entitled to a lump sum payment equal to (A) the amount of his then-current base salary for six months and (B) subsidization of his applicable COBRA premiums so that the COBRA premiums paid by Mr. Hogshire equal the same amount that he paid as an active employee under FairPoint's health insurance plan for the lesser of six months following the termination of his employment or until Mr. Hogshire becomes eligible for insurance benefits from another employer.

        Mr. Hogshire's entitlement to payments and benefits under the Severance Agreement is subject to his compliance with a non-interference provision, pursuant to which Mr. Hogshire agrees to, among other things, certain non-solicitation provisions for the period of six months immediately following the termination date.

        The award agreements under the LTIP provide that upon the occurrence of a change in control, all of Mr. Hogshire's unvested benefits under the LTIP will be accelerated and vest in full.

Impact of Internal Revenue Code

        If it is determined that any change in control payment due would result in an excise tax imposed pursuant to Section 4999 of the Code, each executive can elect to either receive full payment and pay the excise tax (in which case FairPoint's tax deduction for compensation paid would be severely limited) or have the payment reduced to the amount necessary to avoid the excise tax. The foregoing reduction is referred to herein as the "280G cutback provision."

Golden Parachute Compensation for Named Executive Officers

        For purposes of the disclosure in this joint proxy statement/prospectus, FairPoint's "named executive officers" are:

  •
  Paul H. Sunu (Chief Executive Officer and Director)

  •
  Karen D. Turner (Executive Vice President and Chief Financial Officer)

  •
  Peter G. Nixon (Executive Vice President, Revenue and External Affairs)

  •
  John J. Lunny (Executive Vice President and Chief Technology Officer)

  •
  Steven G. Rush (Executive Vice President, Northern New England Operations)

  •
  Ajay Sabherwal (former Executive Vice President and Chief Financial Officer)

  •
  Shirley J. Linn (former Executive Vice President, General Counsel and Secretary)

  •
  Anthony A. Tomae (former Executive Vice President and Chief Revenue Officer)

        In accordance with Item 402(t) of Regulation S-K, the following table sets forth the estimated value of the benefits under the employment agreements and LTIP described above that, assuming the occurrence of a change in control and termination of employment at May 31, 2017, would be received by each FairPoint named executive officer either immediately at the effective time of the Merger (i.e., on a "single-trigger" basis) or on a qualifying termination of employment following, or prior to and in connection with, the Merger (i.e., on a "double-trigger" basis). The actual amount of any payments (if any) will likely differ from the below estimated amounts. No named executive officer is entitled to any tax reimbursement payments from FairPoint associated with any change in control payments.

Named Executive Officer(1)	Cash(2)($)	Equity(3)($)	Total(4)($)
Paul H. Sunu Chief Executive Officer and Director	3,896,174	2,028,628	5,924,802
Karen D. Turner Executive Vice President and Chief Financial Officer	1,156,781	918,153	2,074,934
Peter G. Nixon Executive Vice President, Revenue and External Affairs	1,127,574	623,363	1,750,937
John J. Lunny Executive Vice President and Chief Technology Officer	960,647	500,426	1,461,073
Steven G. Rush Executive Vice President, Northern New England Operations	926,920	485,208	1,412,128
Anthony A. Tomae(5) Former Executive Vice President and Chief Revenue Officer	—	47,800	47,800

(1)
This table does not include Ms. Linn or Mr. Sabherwal, because Ms. Linn retired from her role as Executive Vice President, General Counsel and Secretary effective May 9, 2016 and Mr. Sabherwal resigned from his role as Executive Vice President, Chief Financial Officer effective August 3, 2016. As such, Ms. Linn and Mr. Sabherwal will not receive any compensation from FairPoint or Consolidated in connection with the Merger.

(2)
Detail of the Cash components outlined in the Golden Parachute Compensation Table:

Name	Base Salary(a)	Estimated AIP(b)	Pro Rata Target AIP(c)	Continued Health and Disability Coverage(d)	Total Cash Component
Paul H. Sunu	$1,660,000	$1,853,900	$345,800	$36,474	$3,896,174
Karen D. Turner	$750,000	$375,000	$—	$31,781	$1,156,781
Peter G. Nixon	$706,000	$385,100	$—	$36,474	$1,127,574
John J. Lunny	$600,000	$313,700	$—	$46,947	$960,647
Steven G. Rush	$570,000	$305,000	$—	$51,920	$926,920

(a)
Payment of base salary pursuant to the respective employment agreements is considered a "double-trigger" because it is dependent upon termination within six months before or six months after a change in control for the named executive officers with the exception of Mr. Sunu. Mr. Sunu's time frame is twelve months before or twelve months after a change in control. This estimated amount is based on 2017 salary.

(b)
Payment of the AIP bonus pursuant to the respective employment agreements is considered a "double-trigger" because it is dependent upon termination within six months before or six months after a change in control for the named executive officers with the exception of Mr. Sunu. Mr. Sunu's time frame is twelve months before or twelve months after a change in control. The estimated amount is based on the average AIP bonus for the immediately preceding two fiscal years (2015 and 2016) with the exception of Ms. Turner. Ms. Turner's estimated amount is based on her target AIP bonus amount for 2017, as that amount is higher than her average AIP bonus for the immediately preceding two fiscal years.

(c)
Payment of the pro rata AIP bonus pursuant to Mr. Sunu's employment agreement is considered a "double-trigger" because it is dependent upon termination within twelve months before or twelve months after a change in control. The amount is based on Mr. Sunu's 2017 target AIP bonus amount for five months.

(d)
Payment of the continued health and disability insurance coverage pursuant to the respective employment agreements is considered a "double-trigger" because it is dependent upon termination within six months before or six months after a change in control for all named executive officers with the exception of Mr. Sunu. Mr. Sunu's time frame is twelve months before or twelve months after a change in control. The amount is estimated based on FairPoint's cost of continued health and disability insurance coverage for the executive and his or her covered dependents for a period of 24 months based on 2017 premium rates.
(3)
Detail of the Equity components outlined in the Golden Parachute Compensation Table:

Name	Stock Options(a)	Restricted Stock(b)	Performance Shares(c)	Total Equity Component
Paul H. Sunu	$193,108	$822,160	$1,013,360	$2,028,628
Karen D. Turner	$167,693	$521,020	$229,440	$918,153
Peter G. Nixon	$56,933	$260,510	$305,920	$623,363
John J. Lunny	$46,326	$215,100	$239,000	$500,426
Steven G. Rush	$45,448	$210,320	$229,440	$485,208
Anthony A. Tomae	$—	$—	$47,800	$47,800

(a)
Upon a change in control, there is accelerated vesting of all unvested in-the-money stock option awards, and as described below, the options will be cancelled and the option holders will receive a number of shares of Consolidated common stock based on the spread. These awards are time-based. The value was determined by multiplying the total number of shares subject to the unvested option by the difference between the average closing market price for FairPoint common stock over the first five business days following the public announcement of the Merger and the exercise price of each stock option award. The accelerated vesting is "single-trigger" in nature.

(b)
Upon a change in control, there is accelerated vesting of all outstanding restricted stock awards. These awards are time-based. The value was determined by multiplying the number of shares whose vesting is accelerated by the average closing market price for FairPoint common stock over the first five business days following the public announcement of the Merger. The accelerated vesting is "single-trigger" in nature.

(c)
Upon a change in control, there is accelerated vesting of all outstanding performance share awards. In the absence of the Merger, these awards would only have been earned based on the achievement of certain performance goals with cliff vesting at the end of the performance period. The value was determined by multiplying the number of shares by the average closing market price for FairPoint common stock over the first five business days following the public announcement of the Merger. The accelerated vesting is "single-trigger" in nature.
(4)
280G cutback provision: Based on the estimated calculations in accordance with IRS rules, it appears that a reduction in the change in control payments for each of Mr. Lunny and Mr. Rush to $1 less than the amount that would trigger the 280G excise tax would result in a net after tax payment that is larger than the net after tax payment if the executive received the full unreduced benefits and paid the excise tax. Mr. Lunny's payment would need to be reduced by approximately $18,800 and Mr. Rush's payment would need to be reduced by approximately $95,700. The above table does not reflect these reductions. The other executives' receipt of full unreduced benefits and payment of the excise tax would result in a larger after-tax payment, so the 280G cutback provision does not apply. These payments do not reflect any value assigned to the non-compete provisions of each employee's employment agreement. The extent to which any portion of the cash severance is deemed consideration for the non-compete would decrease the amount that is subject to 280G, and potentially affect the 280G cutback provision.

(5)
Mr. Tomae's employment with FairPoint terminated without cause effective January 29, 2016. No cash amounts are payable to Mr. Tomae because he terminated employment with FairPoint prior to the Merger. However, in accordance with the performance share awards granted under the LTIP, Mr. Tomae's outstanding performance awards on his termination date were prorated to reflect the number of performance shares earned during the performance period while the remaining performance shares were forfeited on his termination date. The performance shares earned by Mr. Tomae will vest immediately upon the effective time of the Merger.

Change in Control Benefits for the FairPoint Board

        With the exception of Mr. Gingold, who elected to forgo all compensation, there is accelerated vesting in 2017 upon a change in control of all outstanding restricted stock awards to members of the FairPoint Board valued at $143,400 for each director. These awards were time-based. The value was determined by multiplying the number of shares by the average closing market price for FairPoint common stock over the first five business days following the public announcement of the Merger.

Treatment of FairPoint Equity Awards

        Each FairPoint Option, to the extent outstanding and unexercised immediately prior to the effective time of the Merger, shall become fully vested as of the effective time of the Merger and shall, without any action on the part of the holder of such option, be automatically cancelled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, that number of shares of Consolidated common stock as is equal to (i) the product of (A) the adjusted option shares (as defined below), multiplied by (B) the difference of (1) the per share closing price for Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date, minus (2) the adjusted exercise price (as defined below), divided by (ii) the per share closing price for Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date (the "option consideration"); provided, however, that in the event that the adjusted exercise price of any FairPoint Option is equal to or greater than the per share closing price for Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date, such FairPoint Option shall be canceled and no option consideration shall be payable in respect of such FairPoint Option. The term "adjusted exercise price" means, with respect to each FairPoint Option, the quotient of (A) the exercise price set forth in such FairPoint Option, in each case as adjusted to the date of such calculation in accordance with the terms of such FairPoint Option, divided by (B) 0.7300. The term "adjusted option shares" means, with respect to each FairPoint Option, the product of (A) the number of shares of FairPoint common stock underlying such FairPoint Option, in each case as adjusted to the date of such calculation in accordance with the terms of such FairPoint Option, multiplied by (B) 0.7300.

        Each FairPoint Performance Award, to the extent outstanding immediately prior to the effective time of the Merger, shall become 100% fully vested as of the effective time of the Merger and shall, without any action on the part of any holder of such FairPoint Performance Award, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, that number of shares of Consolidated common stock as is equal to the product of (i) the number of shares of FairPoint common stock underlying such FairPoint Performance Award, multiplied by (ii) 0.7300.

        Restricted share awards granted under any FairPoint stock plan, to the extent outstanding and subject to vesting or forfeiture conditions (whether time-based or performance-based), shall become fully vested or released from such forfeiture conditions as of the effective time of the Merger and shall be treated as shares of FairPoint common stock for all purposes of the Merger Agreement.

Indemnification; Directors' and Officers' Insurance

        The Merger Agreement provides that, from and after the effective time of the Merger, each of Consolidated and FairPoint, as the surviving company, shall jointly and severally indemnify and hold harmless each person who served as a director or officer of FairPoint or its subsidiaries prior to the effective time of the Merger and, to the fullest extent required by law, promptly pay or reimburse expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, subject to certain conditions. The Merger Agreement further provides that, prior to the effective time of the Merger, FairPoint shall or, if FairPoint is unable to, Consolidated shall cause FairPoint, as the surviving company in the Merger as of the effective time, to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of FairPoint's existing directors' and officers' insurance policies and FairPoint's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger, provided that the annual premium therefor shall not exceed $1,718,760. If such "tail policy" cannot be obtained, Consolidated or FairPoint as the surviving company, as the case may be, is required to use commercially reasonable efforts to obtain as much directors' and officers' liability insurance coverage as can be obtained for $1,718,760 per year on terms substantially similar to FairPoint's existing directors' and officers' liability insurance.

Effect of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into FairPoint. FairPoint will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Consolidated.

Merger Consideration

        At the effective time of the Merger, each share of FairPoint common stock (other than shares owned directly by FairPoint, any FairPoint subsidiary, Consolidated or Merger Sub) issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7300 shares of Consolidated common stock and cash in lieu of fractional shares, less any applicable taxes required to be withheld.

        The rights pertaining to Consolidated common stock will be different from the rights pertaining to FairPoint common stock, because the certificate of incorporation and bylaws of Consolidated in effect immediately after the Merger is completed will be different from the certificate of incorporation and bylaws of FairPoint. For a description of the rights pertaining to Consolidated common stock and Consolidated's certificate of incorporation and bylaws, see the sections entitled "Description of Consolidated Capital Stock" and "Comparison of Rights of Common Stockholders of FairPoint and Common Stockholders of Consolidated" on pages 130 and 131, respectively.

Ownership of Consolidated Following the Merger

        Based on the closing sale price for Consolidated's shares on February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, stockholders of Consolidated would hold approximately 70.1% in the aggregate, and stockholders of FairPoint would hold approximately 29.9% in the aggregate, of the issued and outstanding shares of Consolidated common stock if the Merger were to occur on such date, in each case as determined on a fully-diluted basis.

Conversion of Shares; Exchange Procedures; Fractional Shares

        The conversion of FairPoint common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the Merger. Prior to the effective time of the Merger (and, with respect to Consolidated common stock, from time to time after the effective time of the Merger, as applicable), Consolidated will deposit with the exchange agent an amount in cash and certificates representing shares of Consolidated common stock sufficient to effect the conversion of each share of FairPoint common stock into the Merger Consideration pursuant to the Merger Agreement.

        Approximately five business days after the effective time of the Merger, the exchange agent will mail to each holder of record of FairPoint common stock as of immediately prior to the effective time of the Merger a letter of transmittal containing instructions for obtaining the aggregate Merger Consideration that the stockholder is entitled to receive pursuant to the Merger. The letter of transmittal will contain instructions for surrendering certificates representing shares of FairPoint common stock to the exchange agent. The exchange agent will mail the aggregate Merger Consideration (including, if applicable, cash in lieu of any fractional share of Consolidated common stock) to the stockholder approximately ten business days after the exchange agent has received all of the stockholder's certificates representing shares of FairPoint common stock, a properly signed and completed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions.

        After the effective time of the Merger, each certificate that previously represented shares of FairPoint common stock will represent only the right to receive the Merger Consideration as described above and dividends and distributions on, and cash in lieu of any fractional share of, Consolidated common stock as described below.

        Until holders of certificates previously representing shares of FairPoint common stock have surrendered those certificates to the exchange agent, those holders will not receive dividends or distributions on any shares of Consolidated common stock into which such shares have been converted. When delivery of the Merger Consideration is made to such holders as described above, the exchange agent will also pay to such holders, without interest, all dividends and other distributions in respect of such Consolidated common stock with a record date after the effective time of the Merger and a payment date on or prior to the date of surrender of certificates and not previously paid and on the appropriate payment date any such dividends or distributions with a record date after the effective time of the Merger and a payment date subsequent to such surrender.

        No fractional shares of Consolidated common stock will be issued to any FairPoint stockholder in the Merger. Each FairPoint stockholder who would otherwise have been entitled to receive a fraction of a share of Consolidated common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share of Consolidated common stock to which such holder would otherwise be entitled (after taking into account all shares of FairPoint common stock held by such holder immediately prior to the effective time of the Merger) by (ii) the last reported sale price of Consolidated common stock on the NASDAQ Global Select Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Consolidated and FairPoint) on the last complete trading day prior to the date of the effective time of the Merger, less any applicable taxes required to be withheld.

        Consolidated and the exchange agent will be entitled to deduct and withhold from the Merger Consideration, and pay to the appropriate taxing authorities, any applicable taxes. Any such amount which is properly withheld and paid to a taxing authority by Consolidated or the exchange agent will be treated for all purposes of the Merger Agreement as having been paid to the person from whom it is withheld.

        If any certificate representing shares of FairPoint common stock has been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the person claiming that such certificate has been lost, stolen or destroyed and, if required by Consolidated or the surviving corporation of the Merger, the delivery by such person of a bond (in such amount as Consolidated or the surviving corporation may direct) as indemnity against any claim that may be made against the exchange agent, Consolidated or the surviving corporation with respect to or on account of the alleged loss, theft or destruction of such certificate, the exchange agent will issue, in exchange for all rights to the lost, stolen or destroyed certificate, the total amount of Merger Consideration in respect of the shares of FairPoint common stock represented by such certificate.

Accounting Treatment

        The Merger will be accounted for using the acquisition method of accounting. Consolidated will allocate the purchase price to the fair value of FairPoint's tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under U.S. generally accepted accounting principles, goodwill is not amortized but is tested for impairment at least annually.

Regulatory Approvals Required for the Merger

United States Antitrust

        United States antitrust laws prohibit Consolidated and FairPoint from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. FairPoint and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on December 14, 2016. The required waiting period was terminated on January 11, 2017.

        At any time before or after the effective time of the Merger, the Federal Trade Commission or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divesture of assets of Consolidated or FairPoint. There can be no assurances that a challenge to the Merger on antitrust grounds will not be made or, if such challenge is made, that it will not be successful.

Other Laws

        In addition to the regulatory approvals described above, completion of the Merger is also conditioned upon the receipt of the following approvals of the FCC, the Colorado PUC, the Georgia PSC, the Illinois CC, the Kansas CC, the Maine PUC, the New Hampshire PUC, the New York PSC, the Ohio PUC, the Pennsylvania PUC, the Vermont PSB, the Virginia SCC and filing notices with the Alabama PSC, the Florida PSC, the Massachusetts DPU, the Missouri PSC, the Oklahoma CC and the Washington UTC.

        On December 20, 2016, FairPoint and its subsidiaries that are regulated by the FCC, and Consolidated and Merger Sub jointly filed domestic and international 214 applications with the FCC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On December 22, 2016, FairPoint, and those of its subsidiaries that hold FCC private radio and common carrier radio licenses, and Consolidated jointly filed applications for FCC approval of the transfer of control of those subsidiaries to Consolidated.

        The combined FCC applications appeared on FCC Public Notice January 13, 2017. Interested parties may file comments or petitions to deny on or before February 13, 2017.

        On December 29, 2016, FairPoint and its subsidiaries that are regulated by the Maine PUC, and Consolidated and Merger Sub jointly filed an application with the Maine PUC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On December 29, 2016, FairPoint and its subsidiaries that are regulated by the New Hampshire PUC, and Consolidated and Merger Sub jointly filed an application with the New Hampshire PUC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On December 29, 2016, FairPoint and its subsidiaries that are regulated by the Vermont PSB, and Consolidated and Merger Sub jointly filed an application with the Vermont PSB for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On December 30, 2016, FairPoint and its subsidiaries that are regulated by the Pennsylvania PUC, and Consolidated and Merger Sub jointly filed an application with the Pennsylvania PUC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 7, 2017, FairPoint and its subsidiaries that are regulated by the Kansas CC, and Consolidated and Merger Sub jointly filed an application with the Kansas CC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 10, 2017, FairPoint and its subsidiaries that are regulated by the Ohio PUC, and Consolidated and Merger Sub jointly filed an application with the Ohio PUC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 13, 2017, FairPoint and its subsidiaries that are regulated by the Georgia PSC, and Consolidated and Merger Sub jointly filed an application with the Georgia PSC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 13, 2017, FairPoint and its subsidiaries that are regulated by the New York PSC, and Consolidated and Merger Sub jointly filed an application with the New York PSC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 17, 2017, FairPoint and its subsidiaries that are regulated by the Colorado PUC, and Consolidated and Merger Sub jointly filed an application with the Colorado PUC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 17, 2017, FairPoint and its subsidiaries that are regulated by the Illinois CC, and Consolidated and Merger Sub jointly filed an application with the Illinois CC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        On January 17, 2017, FairPoint and its subsidiaries that are regulated by the Virginia SCC, and Consolidated and Merger Sub jointly filed an application with the Virginia SCC for approval of the transfer of control of those FairPoint subsidiaries to Consolidated.

        Consolidated and FairPoint also expect to file notice with various state and municipalities which require approval to transfer control of the legacy local cable franchises held by FairPoint subsidiaries.

        Notice for the transfer of control of the FairPoint subsidiaries for Alabama, Florida, Massachusetts, Missouri, and Washington will be filed at least 30 days prior to close and in Oklahoma at least 45 days prior to close.

No Appraisal Rights for FairPoint's Stockholders

        Section 262 of the Delaware General Corporation Law provides that stockholders have the right, in some circumstances, to dissent from certain corporate actions and to instead demand payment of the fair value of their shares. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either (a) listed on a national securities exchange or (b) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than (w) shares of stock of the surviving or resulting combined corporation (or depositary receipts in respect thereof), (x) shares of stock of any other corporation (or depositary receipts in respect thereof) that, as of the effective date of the merger, is either listed on a national securities exchange or held by more than 2,000 holders of record, (y) cash in lieu of fractional shares or fractional depositary receipts described in clauses (w) and (x) or (z) any combination of the foregoing. Therefore, because (i) FairPoint common stock is listed on NASDAQ Capital Market, and (ii) FairPoint stockholders will receive in the Merger only shares of Consolidated common stock, which is publicly listed on the NASDAQ Global Select Market and cash in lieu of fractional shares, holders of FairPoint common stock will not be entitled to appraisal rights in the Merger with respect to their shares of FairPoint common stock.

Stock Exchange Listing of Consolidated Common Stock

        Shares of Consolidated common stock issuable to FairPoint's stockholders in the Merger must have been approved for listing on the NASDAQ Global Market.

Delisting and Deregistration of FairPoint Common Stock

        If the Merger is completed, FairPoint common stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act, and FairPoint will no longer file periodic reports with the SEC on account of FairPoint common stock.

Legal Proceedings Related to the Merger

        On February 7, 2017, an alleged class action complaint was filed by a purported stockholder of FairPoint in the United Stated District Court for the Western District of North Carolina (Case No. 3:17-cv-51) against FairPoint, the members of the FairPoint Board, Consolidated and Merger Sub. Among other things, the complaint alleges that the disclosures in the Form S-4 Registration Statement (of which this joint proxy/prospectus is a part) filed by Consolidated with the SEC on January 26, 2017, in connection with the Merger, are materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff seeks to enjoin the defendants from consummating the Merger on the agreed-upon terms or, alternatively, to rescind the Merger in the event the defendants consummate the Merger, in addition to damages and attorney fees and costs. As of February 24, 2017, FairPoint and the other defendants have not yet filed an answer or other responsive pleading to the complaint. See the section entitled "A lawsuit has been filed against FairPoint, the members of the FairPoint Board, Consolidated and Merger Sub challenging the Merger and any adverse judgment in such lawsuit, or any other lawsuits that may be filed challenging the Merger, may prevent the Merger from becoming effective or from becoming effective within the expected timeframe." under "Risk Factors Relating to the Merger."

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the merger of Merger Sub with and into FairPoint, with FairPoint surviving, and, unless otherwise noted in the following discussion, expresses the opinion of Schiff Hardin LLP, tax counsel for Consolidated, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This summary is based on the Code, U.S. Treasury regulations promulgated thereunder (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary does not address all aspects of U.S. federal income taxation that may be important to a particular person in light of its investment or tax circumstances or to persons subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding FairPoint common stock as part of an integrated transaction, including a "straddle," "hedge," "constructive sale" or "conversion transaction," persons whose functional currency for tax purposes is not the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and persons who acquired the FairPoint common stock pursuant to the exercise of employee incentive stock options or otherwise as compensation. This summary does not include any description of the tax laws of any state or local government, or of any foreign government, that may be applicable to a particular person.

        This discussion is directed solely to U.S. Holders (as defined below) who hold FairPoint common stock as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

        As used in this section, the term "U.S. Holder" means a beneficial owner of FairPoint common stock who, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source;

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

  •
  a trust in existence on August 20, 1996 that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (as defined in the Code).

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds FairPoint common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership, and a partner of a partnership, holding FairPoint common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the Merger.

        This summary is not a comprehensive description of all of the U.S. federal income tax consequences that may be relevant to you. Neither Consolidated nor FairPoint has requested a ruling from the IRS in connection with the Merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Consolidated and FairPoint urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income tax consequences to you of the Merger, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Treatment of the Merger as a Reorganization—General

        Consolidated and FairPoint have adopted the Merger Agreement as a "plan of reorganization" and based on the opinions to be delivered at the closing of the Merger by Schiff Hardin LLP, tax counsel for Consolidated, and Paul Hastings LLP, tax counsel to FairPoint, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, will treat the Merger as a "reorganization" for federal income tax purposes. However, no ruling has been or will be obtained from the IRS with respect to the Merger, and therefore no assurance can be given that the IRS will not challenge the tax treatment of the Merger as a reorganization. If the Merger fails to qualify as a reorganization, U.S. Holders would be treated as if they sold their FairPoint common stock in a taxable transaction. In such event, each U.S. Holder would recognize gain or loss with respect to the disposition of its shares of FairPoint common stock equal to the difference between (i) the U.S. Holder's basis in such shares and (ii) the fair market value (as of the effective time of the Merger) of the Consolidated common stock received in the Merger plus any cash in lieu of fractional shares, less any applicable taxes required to be withheld. Such gain or loss would be determined separately for each identifiable block of FairPoint common stock exchanged in the Merger, and such gain or loss would be treated as capital gain or capital loss.

        The tax opinions to be delivered at the closing of the Merger by Schiff Hardin LLP, tax counsel to Consolidated, and Paul Hastings LLP, tax counsel to FairPoint, regarding the Merger will not address any state, local or foreign tax consequences of the Merger. The tax opinions are subject to customary qualifications and assumptions, including that the Merger will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, Schiff Hardin LLP and Paul Hastings LLP will rely on representations of FairPoint, Merger Sub and Consolidated. If any such assumption or representation is or becomes inaccurate, FairPoint and Consolidated may be unable to rely upon the opinions of counsel regarding the U.S. federal income tax consequences of the Merger, and the expected tax treatment to U.S. holders could be adversely affected. An opinion of counsel represents counsel's best legal judgment but is not binding on the IRS or on any court. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this summary.

Consequences of the Merger to FairPoint and Consolidated

        None of FairPoint, Consolidated and Merger Sub will recognize gain or loss as a result of the Merger.

Tax Consequences of the Merger for U.S. Holders of FairPoint Common Stock

        A U.S. Holder will not recognize gain or loss as a result of the receipt of shares of Consolidated common stock in the Merger except for any gain or loss recognized with respect to cash received in lieu of a fractional share of Consolidated common stock.

        A U.S. Holder's aggregate tax basis in the Consolidated common stock received in the Merger in exchange for its FairPoint common stock, including any fractional shares deemed received by the U.S.

Holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of Consolidated Common Stock," generally will equal such U.S. Holder's aggregate tax basis in the FairPoint common stock surrendered by such U.S. Holder in the Merger. The holding period for the shares of Consolidated common stock received by such U.S. Holder in the Merger in exchange for its FairPoint common stock, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of Consolidated Common Stock," generally will include the holding period for the shares of FairPoint common stock exchanged therefor.

Cash in Lieu of Fractional Shares of Consolidated Common Stock

        A U.S. Holder who receives cash instead of a fractional share of Consolidated common stock will be treated as having received the fractional share of Consolidated common stock pursuant to the Merger and then as having exchanged the fractional share of Consolidated common stock for cash in a redemption by Consolidated. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. Holder and (ii) the portion of the basis of the shares of FairPoint common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period for the FairPoint common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the Merger.

Information Reporting and Backup Withholding

        A U.S. Holder may, under certain circumstances, be subject to information reporting and backup withholding in respect of cash payments in lieu of a fractional share of Consolidated common stock, unless the U.S. Holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

        A U.S. Holder who receives shares of Consolidated common stock as a result of the Merger will be required to retain records pertaining to the Merger. Each U.S. holder who is required to file a U.S. tax return and who is a "significant holder" that receives Consolidated common stock in the Merger will be required to file a statement with the significant holder's U.S. federal income tax return setting forth such significant holder's basis (determined immediately before the exchange) in the FairPoint common stock surrendered and the fair market value (determined immediately before the exchange) of the FairPoint common stock that is exchanged by such significant holder. Generally, a "significant holder" is a U.S. Holder who receives shares of Consolidated common stock in the Merger and who, immediately before the Merger, owned at least 5% of the outstanding stock of FairPoint (by vote or value) or securities of FairPoint with a tax basis of $1.0 million or more.

 THE MERGER AGREEMENT

        The following discussion sets forth the principal terms of the Merger Agreement, a copy of which is attached as Annex I to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is a summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding the Merger.

The Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, Merger Sub, a wholly-owned subsidiary of Consolidated, will merge with and into FairPoint. FairPoint will be the surviving company in the Merger and continue its corporate existence as a wholly-owned subsidiary of Consolidated. Upon consummation of the Merger, the separate corporate existence of Merger Sub will terminate.

Closing and Effectiveness of the Merger

        The closing of the Merger will occur as soon as possible, but no later than two business days after the date of the conditions to its completion have been satisfied or waived. The Merger will become effective at such time (the "effective time") as set forth in the certificate of merger that the parties will duly execute and file with the Secretary of State of the State of Delaware.

Appointment of Director Designated by FairPoint

        Pursuant to the Merger Agreement, FairPoint is entitled to select, subject to approval by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed), and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the FairPoint Board to be elected to the Consolidated Board as of the effective time of the Merger.

Consideration to be Received in the Merger

        At the effective time of the Merger, each outstanding share of FairPoint common stock (except shares owned by Consolidated, FairPoint or their subsidiaries) will be converted into the right to receive 0.7300 shares of common stock of Consolidated. No fractional shares of Consolidated common stock will be issued. Each holder will be entitled to receive, in lieu of any fractional share of Consolidated common stock to which such holder would otherwise have been entitled, an amount in cash (without interest and less any applicable taxes required to be withheld), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Consolidated common stock to which such holder would otherwise be entitled by (ii) the last reported sale price of Consolidated common stock on the NASDAQ Global Select Market on the last complete trading day prior to the date of the effective time of the Merger.

Treatment of FairPoint Equity Awards

        Each FairPoint Option, to the extent outstanding and unexercised immediately prior to the effective time of the Merger, shall become fully vested as of the effective time of the Merger and shall, without any action on the part of the holder of such option, be automatically cancelled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, that number of shares of Consolidated common stock as is equal to (i) the product of (A) the adjusted option shares (as defined below), multiplied by (B) the difference of (1) the per share closing price for

Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date, minus (2) the adjusted exercise price (as defined below), divided by (ii) the per share closing price for Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date (the "option consideration"); provided, however, that in the event that the adjusted exercise price of any FairPoint Option is equal to or greater than the per share closing price for Consolidated common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date, such FairPoint Option shall be canceled and no option consideration shall be payable in respect of such FairPoint Option. The term "adjusted exercise price" means, with respect to each FairPoint Option, the quotient of (A) the exercise price set forth in such FairPoint Option, in each case as adjusted to the date of such calculation in accordance with the terms of such FairPoint Option, divided by (B) 0.7300. The term "adjusted option shares" means, with respect to each FairPoint Option, the product of (A) the number of shares of FairPoint common stock underlying such FairPoint Option, in each case as adjusted to the date of such calculation in accordance with the terms of such FairPoint Option, multiplied by (B) 0.7300.

        Each FairPoint Performance Award, to the extent outstanding immediately prior to the effective time of the Merger, shall become 100% fully vested as of the effective time of the Merger and shall, without any action on the part of any holder of such FairPoint Performance Award, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the effective time of the Merger, that number of shares of Consolidated common stock as is equal to the product of (i) the number of shares of FairPoint common stock underlying such FairPoint Performance Award, multiplied by (ii) 0.7300.

        Restricted share awards granted under any FairPoint stock plan, to the extent outstanding and subject to vesting or forfeiture conditions (whether time-based or performance-based), shall become fully vested or released from such forfeiture conditions as of the effective time of the Merger and shall be treated as shares of FairPoint common stock for all purposes of the Merger Agreement.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by FairPoint to Consolidated and by Consolidated to FairPoint. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Accordingly, FairPoint's and Consolidated's stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts and may be subject to contractual standards of materiality different from those generally applicable to disclosure to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in public disclosures of FairPoint and Consolidated. This description of the representations and warranties is included to provide FairPoint's and Consolidated's stockholders with information regarding the terms of the Merger Agreement. The representations and warranties in the Merger Agreement and the description of them in this joint proxy statement/prospectus should be read in conjunction with the other information contained in the reports, statements and filings FairPoint and Consolidated publicly file with the SEC. See the section entitled "Where You Can Find More Information" on page 151.

        In the Merger Agreement, FairPoint and Consolidated made a number of representations and warranties to each other. The parties' reciprocal representations and warranties relate to, among other things:

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  due incorporation, valid existence and good standing, and corporate authorization and power to enter into the Merger Agreement and consummate the transactions contemplated thereby;

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  the good standing and corporate power and authority of FairPoint's and Consolidated's subsidiaries, respectively;

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  capitalization and capital structure;

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  the absence of any violation of or conflict with such party's organizational documents or applicable laws as a result of entering into the Merger Agreement and consummating the Merger;

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  required regulatory filings, consents and approvals of governmental entities in connection with the Merger Agreement and the Merger;

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  documents filed by FairPoint and Consolidated, respectively, with the SEC since January 1, 2014 and the accuracy of information contained in those documents;

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  financial statements;

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  the absence of undisclosed broker's or finder's fees;

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  the absence of certain changes or events, and the absence of a material adverse effect on FairPoint and Consolidated, respectively, in each case since September 30, 2016;

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  the joint proxy statement/prospectus to be filed with the Securities and Exchange Commission under the Exchange Act and the accuracy of information contained in such document as provided by such party;

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  litigation and legal proceedings;

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  filing of tax returns, payment of taxes and other tax matters;

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  employee benefit plans;

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  FairPoint's and Consolidated's respective compliance with applicable legal requirements and possession of permits and compliance with provisions of the Sarbanes-Oxley Act of 2002 and the listing standards of the NASDAQ Stock Market;

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  FairPoint's and Consolidated's possession of and compliance with, and the validity of, requisite communications regulatory permits, approvals, authorizations, certificates and licenses;

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  certain material contracts;

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  the absence of undisclosed liabilities;

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  environmental matters; and

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  intellectual property.

        In addition to the foregoing, the Merger Agreement contains representations and warranties made by FairPoint to Consolidated relating to:

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  real and personal properties;

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  receipt by FairPoint of a fairness opinion from Evercore;

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  the inapplicability of certain state takeover statutes;

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  affiliate transactions;

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  labor and employment matters; and

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  insurance.

FairPoint's Forbearances Before Completion of the Merger

        From the date of the Merger Agreement until the effective time of the Merger, FairPoint has agreed, subject to certain exceptions, to conduct its business in the ordinary course. In addition, FairPoint may not, among other things and subject to certain exceptions, without Consolidated's consent:

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  adjust, split, combine or reclassify its capital stock;

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  set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that any wholly-owned subsidiary of FairPoint may declare and pay dividends to its parent and other wholly owned subsidiaries of FairPoint;

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  directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except pursuant to the exercise of stock options or vesting of restricted FairPoint common stock outstanding as of the date of the Merger Agreement or permitted to be issued under the Merger Agreement or pursuant to the surrender of shares to FairPoint or the withholding of shares by FairPoint to cover tax withholding obligations or to pay any applicable exercise price under FairPoint stock plans;

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  grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under FairPoint's stock plans outstanding as of the date of the Merger Agreement), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of FairPoint's capital stock outstanding on the date of the Merger Agreement; provided that Consolidated has agreed that the FairPoint Board may make grants of stock-based awards in 2017 in the ordinary course of business consistent with past practice in an aggregate amount of up to 200,000 shares of FairPoint common stock;

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  sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any person (other than a direct wholly-owned subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $1.0 million or less in any single case or $5.0 million in all such cases;

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  make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other person other than a wholly-owned subsidiary of FairPoint, except (i) as otherwise permitted in the Merger Agreement, and (ii) other acquisitions in the ordinary course of business and, in any case, involving consideration in an aggregate amount not in excess of $10.0 million;

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  enter into, renew, extend, amend or terminate any material contract, lease or agreement that is or would be a company contract;

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  other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date of the Merger Agreement, (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any employee benefit plan), (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

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  amend its certificate of incorporation, bylaws or similar governing documents or similar organizational documents of any subsidiary of FairPoint;

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  enter into any new material line of business outside of its existing business;

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  assign, transfer, lease, cancel, fail to renew or fail to extend any material permit issued by the FCC or any state or local regulator;

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  incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another person, or make any loans, advances of capital contributions to, or investments in, any other person, in each case, except in the ordinary course of business consistent with past practice;

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  make or change any material tax election or settle or compromise any material tax liability of FairPoint or any of its subsidiaries;

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  make any material changes in its accounting methods or method of tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

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  effect or permit, with respect to FairPoint and any of its subsidiaries, a "plant closing" or "mass layoff", as such terms are defined under the Worker Adjustment and Retraining Notification Act of 1988, as amended;

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  account for, manage or treat accounts receivable (including accelerating the collection thereof) or accounts payable (including delaying the payment thereof) in any manner other than in the ordinary course of business consistent with past practice;

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  except as otherwise permitted, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger not being satisfied; or

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  agree or make any commitment to do any of the foregoing.

Consolidated's Forbearances Before Completion of the Merger

        From the date of the Merger Agreement until the effective time of the Merger, Consolidated has agreed not to take the following actions, among other things and subject to certain exceptions, without FairPoint's consent:

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  adjust, split, combine or reclassify its capital stock (unless the exchange ratio and/or merger consideration is adjusted to take into account such adjustment, split, combination or reclassification);

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  set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for (x) Consolidated's regular quarterly cash dividends and (y) any wholly-owned subsidiary of Consolidated may declare and pay dividends to its parent and other wholly owned subsidiaries of Consolidated;

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  engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Consolidated common stock;

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  grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock except in the ordinary course of business, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under the Consolidated stock plans outstanding as of the date of Merger Agreement or permitted to be issued under the Merger Agreement), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of the Merger Agreement;

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  sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any person (other than a direct wholly-owned subsidiary of Consolidated), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) except (i) in the ordinary course of business, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $1.0 million or less in any single case or $5.0 million in all such cases;

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  alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Consolidated or engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into that, in the case of either of the immediately preceding clauses, could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Merger, including withdrawing or modifying, in a manner adverse to FairPoint, the approval by the Consolidated Board of the Merger Agreement, the Merger or the issuance of Consolidated common stock;

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  make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other person other than a wholly-owned subsidiary of Consolidated, except (i) as otherwise permitted by the Merger Agreement and (ii) other acquisitions in the ordinary course of business and, in any case, involving consideration in an aggregate amount not in excess of $10.0 million;

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  adopt any amendments to the certificate of incorporation or bylaws of Consolidated (or similar organizational documents of any of its subsidiaries) which would alter any of the terms of the Consolidated common stock or create any series or class of capital stock that is senior to Consolidated common stock;

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  incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another person, in each case, except (i) in the ordinary course of business consistent with past practice or (ii) in connection with the debt financing or any alternative financing and the use of Consolidated's revolving credit facility to consummate the Merger and the transactions contemplated by the Merger Agreement;

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  incur any secured indebtedness to the extent that the liens securing such indebtedness would be permitted solely by Section 6.02(xvii) of that certain Third Amended and Restated Credit Agreement, dated as of October 5, 2016, among Consolidated, certain subsidiaries of Consolidated, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, issuing bank and swingline lender, and the other parties named therein;

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  except as otherwise permitted, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger not being satisfied; or

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  agree or make any commitment to do any of the foregoing.

No Solicitation; Changes in Recommendations

        In the Merger Agreement, FairPoint has agreed that the FairPoint Board will recommend that FairPoint's stockholders approve the FairPoint Merger Proposal, and that none of FairPoint, the FairPoint Board or any of its subsidiaries will, nor will any of FairPoint, the FairPoint Board or any of its subsidiaries authorize or permit any of its representatives to, directly or indirectly:

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  solicit, initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an alternative proposal (as defined below), including through the furnishing of non-public information;

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  furnish any non-public information relating to FairPoint or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of FairPoint or any of its subsidiaries, relating to an alternative proposal or any inquiries or the making of any proposal that could lead to an alternative proposal;

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  engage in, continue or otherwise participate in any discussions or negotiations regarding an alternative proposal;

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  grant any waiver, amendment or release under any standstill or confidentiality agreement or anti-takeover laws;

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  resolve to withdraw, modify or qualify, in a manner adverse to Consolidated, the FairPoint Board's recommendation that FairPoint's stockholders approve the Merger Agreement (a "company recommendation change");

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  approve or recommend any alternative proposal; or

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  enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to an alternative proposal or authorize, approve or publicly recommend an alternative proposal or agreement relating to an alternative proposal.

        However, at any time prior to obtaining FairPoint's stockholder approval, if FairPoint has complied with its non-solicitation obligations above, FairPoint may participate or engage in discussions or negotiations with, furnish non-public information, and afford access to the business, properties, assets, books, records or other non-public information and access to FairPoint's personnel, to any person that makes a bona fide alternative proposal, but only if:

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  FairPoint makes available to Consolidated any material non-public information concerning FairPoint that is provided to any person given such access which was not previously made available to Consolidated;

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  prior to initiating any such action, the FairPoint Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal (as defined below)or could reasonably be expected to result in a superior proposal; and

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  prior to furnishing such information or access to, or entering into substantive discussions or negotiations with, such person, FairPoint receives a confidentiality agreement that meets terms specified in the Merger Agreement, and FairPoint notifies Consolidated that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such person.

        In addition, at any time prior to obtaining FairPoint's stockholder approval, if FairPoint is then in receipt of a bona fide written alternative proposal that the FairPoint Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal or if there occurs any fiduciary change (as defined below), the FairPoint Board may:

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  effect a company recommendation change; and/or

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  in the case of superior proposal, adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the stockholders of FairPoint, any superior proposal and authorize FairPoint to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such superior proposal (provided, however, that in the circumstances described in this bullet point, FairPoint concurrently terminates the Merger Agreement, pays the termination fee if, when, and as required by the Merger Agreement and enters into a definitive alternative acquisition agreement with respect to such superior proposal).

        In the circumstances set forth in the foregoing paragraph, the FairPoint Board may effect a company recommendation change, if and only if:

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  the FairPoint Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors' exercise of their fiduciary obligations to the stockholders of FairPoint under applicable laws; and

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  FairPoint shall have validly terminated the Merger Agreement and paid the termination fee in accordance with the Merger Agreement, and prior to terminating the Merger Agreement, FairPoint shall have given Consolidated at least three business days' notice (or shorter period specified in the Merger Agreement for material revisions to the superior proposal) thereof, attaching the alternative proposal agreement, and if, within such three business day period (or such shorter period) Consolidated makes an offer that the FairPoint Board determines in good faith is more favorable to the stockholders of FairPoint, from a financial point of view, than such superior proposal, and agrees in writing to all adjustments in the terms and conditions of the Merger Agreement to reflect such offer, FairPoint's notice of termination with respect to such superior proposal shall be deemed to be rescinded and of no further force and effect and, if FairPoint has entered into a superior proposal agreement, it must promptly terminate such agreement.

        The term "alternative proposal" means, any proposal, indication or offer, including any proposal, indication or offer from or to FairPoint's stockholders, made by any person or group (as defined under Rule 13(d) under the Exchange Act) other than Consolidated or its subsidiaries and/or affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction involving FairPoint and/or any of its subsidiaries) for the issuance or acquisition of shares of FairPoint common stock or other equity securities of FairPoint whose business or businesses constitute 20% (in number or voting power) or more of the assets, revenues or earnings of FairPoint and its subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of FairPoint and/or its subsidiaries equal to 20% or more of the consolidated assets of FairPoint and its subsidiaries or to which 20% or more of FairPoint's revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) under the Exchange Act) of equity interests representing a 20% or greater economic or voting interest in FairPoint or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group (as defined under Rule 13(d) under the Exchange Act) beneficially owning equity interests representing a 20% (in number or voting power) or greater economic or voting interest in FairPoint (provided, for the avoidance of doubt, that a transfer of FairPoint common stock solely as part of the exercise of registration rights applicable to the FairPoint common stock in effect on the date of the Merger Agreement shall not be considered an alternative proposal).

        The term "fiduciary change" means any determination by the FairPoint Board, prior to obtaining FairPoint's stockholder approval of the Merger, that it is obligated to make a company recommendation change because such a change is advisable to comply with its fiduciary duties to stockholders of FairPoint.

        The term "superior proposal" means any bona fide alternative proposal (except that references to "20% or more" in the definition thereof will be deemed to be references to "50% or more") made by any person that is on terms that the FairPoint Board determines in good faith (after consultation with its financial advisor and outside legal counsel) and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal are more favorable to FairPoint's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement.

        The Merger Agreement provides that FairPoint shall notify Consolidated if any alternative proposals are received by FairPoint indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter FairPoint must keep Consolidated reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any material amendments thereto), including any change in FairPoint's intentions as previously notified. In addition, FairPoint must promptly notify Consolidated if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, FairPoint indicating, in connection with such notice, the status of any such discussions or negotiations, including any change in the FairPoint's intentions as previously notified.

Commercially Reasonable Efforts to Complete the Merger; Other Agreements

        Commercially Reasonable Efforts.    Consolidated and FairPoint have each agreed to use their commercially reasonable efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement and (ii) to promptly prepare, file and provide to third parties and governmental entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger and the issuance of Consolidated common stock in connection with the Merger), to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, consents, registrations, authorizations and exemptions of or from all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger and the issuance of Consolidated common stock in connection with the Merger), and to comply with the terms and conditions of all such permits, consents, registrations, authorizations and exemptions of all such third parties and governmental entities, provided that these agreements do not apply to the debt financing, which is governed by other provisions of the Merger Agreement.

        Proxy Statement/Prospectus; Registration Statement; Stockholders' Meeting.    Consolidated and FairPoint have agreed to prepare and file with the SEC this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus forms a part as soon as is reasonably practicable after the execution of the Merger Agreement. Consolidated and FairPoint have also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC and kept effective at all times through the effective time of the Merger in order to permit consummation of the Merger. The Merger Agreement also provides that Consolidated and FairPoint will each hold a meeting of their respective stockholders following SEC clearance of the joint proxy statement/prospectus and will recommend, in the case of FairPoint, the approval of the FairPoint Merger Proposal by its stockholders and, in the case of Consolidated, the approval of the Consolidated Stock Issuance Proposal by its stockholders, and FairPoint and Consolidated will use commercially reasonable efforts to obtain such approvals.

Access to Information

        Under the Merger Agreement, until the effective time of the Merger, subject to reasonable prior notice, applicable law and the confidentiality agreement between FairPoint and Consolidated dated August 19, 2016, FairPoint and Consolidated agree to provide their respective authorized representatives access to the properties, books, contracts, commitments and records and to the officers, employees, accountants, counsel and other representatives of FairPoint, Consolidated, and the subsidiaries of each.

Covenants and Agreements with Respect to the Debt Financing

        Under the Merger Agreement, among other things, Consolidated and Merger Sub agreed to take all actions and do, or cause to be done, all things necessary, proper or advisable to (x) maintain in effect the debt commitment letter and (y) arrange and obtain the proceeds of the debt financing on the terms and conditions described in the debt commitment letter (including any "market flex" terms and conditions in the fee letter referenced in, and to which, the debt commitment letter is subject), including: (i) entering into definitive agreements with respect thereto on the terms and conditions contained in the debt commitment letter as promptly as practicable; and (ii) satisfying, or cause the representatives of Consolidated and Merger Sub to satisfy all conditions applicable to Consolidated, Merger Sub, any subsidiary of Consolidated or their respective representatives that are within their respective control in such definitive agreements. Consolidated also agreed not to amend, modify or grant any waivers of, any condition or other provision under the debt commitment letter without prior written consent of FairPoint if such amendments, modifications or waivers would (i) reduce the aggregate amount of the debt financing or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Consolidated to consummate the Merger and the other transactions contemplated by the Merger Agreement or (B) adversely impact the ability of Consolidated, Merger Sub or any subsidiary of Consolidated to enforce its rights against the other parties to the debt commitment letter. FairPoint agreed to cooperate, and use commercially reasonable efforts to cause FairPoint's officers, employees, representatives, auditors, and advisors, including legal and accounting advisors, to cooperate, in connection with the arrangement of the debt financing, as may be reasonably requested by Consolidated, at Consolidated's sole expense, (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of business of FairPoint and its subsidiaries).

Alternative Financing

        Under the Merger Agreement, Consolidated agreed that, in the event that any portion of the debt financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letter, (i) Consolidated will promptly notify FairPoint and (ii) Consolidated and Merger Sub will use their respective commercially reasonable efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by the Merger Agreement upon conditions not less favorable to Consolidated, Merger Sub and FairPoint, taken as a whole, than those in the debt commitment letter ("Alternative Financing"), as promptly as practicable following the occurrence of such event (and in any event no later than the closing date of the Merger); provided, that if Consolidated agrees to be subject to the same obligations under the Merger Agreement with respect to any Alternative Financing as those with respect to the debt financing. Under the Merger Agreement, Consolidated is obligated to provide to FairPoint copies of any commitment letter and fee letter associated with an Alternative Financing as well as any amendment or waiver of any debt commitment letter or fee letter that is permitted under the Merger Agreement.

Director and Officer Indemnification and Insurance

        The Merger Agreement provides that from and after the effective time of the Merger, each of Consolidated and FairPoint, as the surviving company shall, jointly and severally:

  •
  indemnify and hold harmless the "indemnified parties" (meaning each individual who served as a director or officer of FairPoint or its subsidiaries prior to the effective time of the Merger) to the fullest extent required, authorized or permitted by Delaware law, in connection with any claim and any judgments, fines (including excise taxes), penalties and amounts paid in settlement resulting therefrom; and

  •
  promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the indemnified parties, to the fullest extent required, authorized or permitted by Delaware law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, but in the case of advancement of expenses upon receipt of an undertaking, to the extent required by applicable law, from such indemnified party to repay such advanced expenses if it is determined by a court of competent jurisdiction in a final order that such indemnified party was not entitled to indemnification hereunder with respect to such expenses.

        The Merger Agreement further provides that, prior to the effective time of the Merger, FairPoint shall or, if FairPoint is unable to, Consolidated shall cause the surviving company in the Merger as of the effective time of the Merger to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of FairPoint's existing directors' and officers' insurance policies and FairPoint's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger from an insurance carrier with the same or better credit rating as FairPoint's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under FairPoint's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of FairPoint by reason of him or her serving in such capacity that existed or occurred at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), provided that the annual premium therefor shall not exceed $1,718,760. If such "tail policy" cannot be obtained, Consolidated or FairPoint as the surviving company, as the case may be, is required to use commercially reasonable efforts to obtain as much directors' and officers' liability insurance coverage as can be obtained for $1,718,760 per year on terms substantially similar to FairPoint's existing directors' and officers' liability insurance.

Employee Matters

        The Merger Agreement provides that, for a period of one year from and after the effective time of the Merger, Consolidated will provide to those employees of FairPoint and its subsidiaries who are employed immediately prior to the effective time of the Merger who remain employed by Consolidated after the effective time of the Merger (the "continuing employees") compensation and benefits arrangements that are no less favorable in the aggregate than either the (i) levels of compensation and benefits provided to the continuing employees immediately prior to the effective time of the Merger or (ii) the levels of compensation and benefit arrangements that are provided to similarly situated employees of Consolidated. The Merger Agreement also provides that Consolidated will give continuing employees who remain employed by Consolidated after the effective time of the Merger, full credit for purposes of determining eligibility and vesting (but not for purposes of any benefit accruals) under any employee benefit plans or arrangements maintained by Consolidated (other than any defined benefit or equity-based plans) for such continuing employee's service with FairPoint or its subsidiaries, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the continuing employees under any welfare benefit plan maintained by Consolidated to the same extent waived by FairPoint and its subsidiaries or otherwise not subject to limitation by FairPoint and its subsidiaries, provide credit under any such welfare plan for any co-payments, deductible and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs, and honor in accordance with their terms all employee benefit plans or arrangements maintained by FairPoint immediately prior to the effective time of the Merger.

Definition of Material Adverse Effect

        Certain of the representations and warranties and provisions relating to conditions to the consummation of the Merger are qualified by "material adverse effect." A "material adverse effect" is defined with respect to any entity as (i) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of such entity to consummate the transactions contemplated by the Merger Agreement on a timely basis, excluding any effect on the entity or its subsidiary relating to or arising in connection with:

  •
  any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of the Merger Agreement or the transactions contemplated thereby or any actions required to be taken (or refrained from being taken) in compliance with the Merger Agreement or otherwise with the consent of the other party, including the impact thereof on the relationships of the entity or any of its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the entity or any of its subsidiaries has any relationship and including any litigation brought by any stockholder of FairPoint or Consolidated in connection with the transactions contemplated by the Merger Agreement;

  •
  any failure by the entity to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement (it being understood that this exception does not and shall not be deemed to apply to the underlying cause or causes of any such failure);

  •
  any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which the entity or its subsidiaries operate;

  •
  changes generally affecting the industries in which the entity or its subsidiaries operate that are not specifically related to the entity and its subsidiaries and do not have a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole;

  •
  changes in general economic conditions or political conditions, or in the financial, credit or securities markets in general (including changes in the prevailing interest rates, exchange rates or stock, bond and/or debt prices) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole;

  •
  any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster; or

  •
  changes in the market price or trading volume of such entity's common stock on NASDAQ (it being understood that this exception does not and shall not be deemed to apply to the underlying cause or causes of any such changes).

Conditions of the Merger

        Mutual Conditions.    The obligations of FairPoint, Consolidated and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time of the Merger, including the following:

  •
  The FairPoint Merger Proposal has been approved by the affirmative vote of holders of a majority of the outstanding shares of FairPoint common stock entitled to vote on such proposal;

  •
  The waiting period under the HSR Act has expired or has been terminated (this condition has been satisfied. See the section entitled "The Merger—Regulatory Approvals Required for the Merger—United States Antitrust" on page 93);

  •
  Certain required consents and authorizations from the FCC and specified state and local regulators in connection with the transactions contemplated by the Merger Agreement have been obtained;

  •
  No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by any governmental entity that prohibits, precludes, restrains, enjoins or makes illegal the consummation of the Merger;

  •
  Consolidated's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement is in effect, and no proceeding for such purpose is pending or, to Consolidated's or FairPoint's knowledge, threatened by the SEC;

  •
  The Consolidated Stock Issuance Proposal has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the Consolidated special meeting; and

  •
  The shares of Consolidated common stock to be issued in the Merger have been approved for listing on the NASDAQ Global Select Market.

        Consolidated Conditions.    Consolidated's and Merger Sub's obligations to consummate the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

  •
  the accuracy (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on FairPoint;

  •
  FairPoint's performance in all material respects of its obligations under the Merger Agreement;

  •
  the delivery to Consolidated of an officers' certificate from FairPoint confirming that the conditions described in the immediately preceding two bullets have been satisfied;

  •
  the receipt of an opinion from Schiff Hardin LLP, reasonably satisfactory to Consolidated and FairPoint, to the effect that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code; and

  •
  the aggregate amount of cash and cash equivalents held by FairPoint as of the effective time of the Merger being no less than $25.0 million.

        FairPoint Conditions.    FairPoint's obligations to complete the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

  •
  the accuracy (disregarding all materiality and material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on Consolidated;

  •
  Consolidated's and Merger Sub's performance in all material respects of their obligations under the Merger Agreement;

  •
  the delivery to FairPoint of an officers' certificate from Consolidated confirming that the conditions described in the immediately preceding two bullets have been satisfied; and

  •
  the receipt of an opinion from Paul Hastings LLP, reasonably satisfactory to Consolidated and FairPoint, to the effect that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code.

        The Merger Agreement provides that certain of the conditions described above may be waived. Neither Consolidated nor FairPoint currently expects to waive any material condition to the completion of the Merger.

Termination of the Merger Agreement; Termination Fees; Expenses

        Termination.    The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to its completion:

  •
  by mutual written consent of FairPoint and Consolidated;

  •
  by either Consolidated or FairPoint, if:

  •
  there is a final and nonappealable legal restraint or prohibition in effect that prevents the completion of the Merger;

  •
  the Merger has not been completed by September 30, 2017 (the "outside date"); provided that if by such date FairPoint's stockholders have approved the FairPoint Merger Proposal and Consolidated's stockholders have approved the Consolidated Stock Issuance Proposal, but either (i) the waiting period under the HSR Act has not expired or terminated or (ii) any consent or authorization to be obtained from the FCC or any other state regulators in connection with the transactions contemplated by the Merger Agreement has not been obtained or is not in full force and effect, then the outside date may be extended for one or more periods of up to thirty (30) days per extension by each of Consolidated and FairPoint, in its respective discretion, up to an aggregate extension so that the outside date, as so extended, shall not be later than December 3, 2017; and provided further that the right to terminate the Merger Agreement shall not be available to a party whose failure to fulfill any obligation under the Merger Agreement materially contributed to the failure to complete the Merger by such date;

  •
  the FairPoint special meeting (and any adjournment or postponement thereof) is held and FairPoint's stockholders have taken a final vote on the Merger Agreement, but FairPoint's stockholder approval of the Merger Agreement is not obtained; or

  •
  there is any state or federal law, rule or regulation adopted or issued that has the effect of prohibiting the Merger;

  •
  by FairPoint, if:

  •
  the requirements of a termination in the event of a superior proposal or a fiduciary change as described in the section "No Solicitation; Changes in Recommendations" on page 105 have been fully satisfied and FairPoint pays to Consolidated the $18.9 million termination fee described below;

  •
  FairPoint is not in material breach of the Merger Agreement, and Consolidated breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured prior to the outside date, as such date may be extended, following receipt by Consolidated of written notice of such breach or inaccuracy from FairPoint; or

  •
  (A) the mutual conditions to each party's obligation to effect the Merger and the conditions to the obligations of Consolidated and Merger Sub to effect the Merger (in each case, other than those conditions that by their nature are to be satisfied at the closing) have been satisfied, (B) FairPoint has irrevocably confirmed in writing that (x) all of the conditions in clause (A) (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or have been waived by FairPoint and remain so satisfied or waived and (y) FairPoint is and remains prepared to consummate the closing, (C) Consolidated fails to consummate the closing within two (2) Business Days immediately following the date the closing was required to occur pursuant to the terms of the Merger Agreement, and (D) FairPoint stood ready, willing and able to consummate the closing at all times during such two (2) Business Day period;

  •
  by Consolidated, if:

  •
  neither Consolidated nor Merger Sub are in material breach of its or their obligations under the Merger Agreement, and FairPoint breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured prior to the outside date, as such date may be extended, following receipt by FairPoint of written notice of such breach or inaccuracy from Consolidated;

    •
    the FairPoint Board fails to include in the joint proxy statement/prospectus the recommendation that the stockholders approve the FairPoint Merger Proposal, or makes a company recommendation change;

    •
    the FairPoint Board approves or recommends an alternative proposal or superior proposal and/or permits FairPoint to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal;

    •
    FairPoint fails to call a special meeting of its stockholders or to deliver the joint proxy statement/prospectus to its stockholders; or

    •
    a tender offer or exchange offer for the outstanding shares of FairPoint common stock is commenced and the FairPoint Board recommends that FairPoint's stockholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the FairPoint Board fails to recommend rejection of such offer.

        If the Merger Agreement is terminated as described in this section, the Merger Agreement will be void, and there will be no liability or obligation of any party except that:

  •
  each party will remain liable for any willful and material breach of the Merger Agreement,

  •
  certain provisions of the Merger Agreement, including the provisions relating to the allocation of fees and expenses (including, if applicable, the termination fees described below) and the confidentiality agreement dated August 19, 2016 between FairPoint and Consolidated will survive termination, and

  •
  in certain circumstances described below, FairPoint may be required to pay Consolidated a termination fee of $18.9 million and that, in other circumstances described below, Consolidated may be required to pay FairPoint a termination fee of $18.9 million.

        Termination Fees.    Under the Merger Agreement, FairPoint has agreed to pay Consolidated a termination fee of $18.9 million if the Merger Agreement is terminated:

  •
  by Consolidated or FairPoint if the Merger has not been completed by September 30, 2017, because of a breach of the covenant or obligation described in "No Solicitation; Changes in Recommendations" above and prior to such termination, an alternative proposal (substituting 50% for the 20% threshold in the definition thereof, which is referred to as a "qualifying transaction") was publicly announced or otherwise communicated to FairPoint or the FairPoint Board and is not withdrawn or otherwise abandoned and such qualifying transaction is consummated within twelve months following the termination of the Merger Agreement;

  •
  by Consolidated or FairPoint if the FairPoint stockholder approval has not been obtained because of a breach of the covenant or obligation described in the section entitled "No Solicitation; Changes in Recommendations" on page 105 and prior to the FairPoint special meeting a qualifying transaction was publicly announced or otherwise communicated to FairPoint or the FairPoint Board and is not withdrawn or otherwise abandoned and such qualifying transaction is consummated within twelve months following the termination of the Merger Agreement;

  •
  by Consolidated if FairPoint has breached the covenant or obligation described in "No Solicitation; Changes in Recommendations" above and prior to such termination an alternative proposal was publicly announced or otherwise communicated to FairPoint or the FairPoint Board and is not withdrawn or otherwise abandoned and such alternative offer is consummated within twelve months following the termination of the Merger Agreement;

  •
  by FairPoint, in connection with accepting a superior proposal or in connection with a fiduciary change; or

  •
  by Consolidated, if (i) the FairPoint Board fails to include in the joint proxy statement/prospectus the recommendation that the stockholders approve the FairPoint Merger Proposal or makes a company recommendation change, (ii) the FairPoint Board approves or recommends an alternative proposal or superior proposal and/or permits FairPoint to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal, (iii) FairPoint fails to call a special meeting of its stockholders or to deliver the joint proxy statement/prospectus to its stockholders in material breach of specified provisions of the Merger Agreement, or (iv) a tender offer or exchange offer for the outstanding shares of FairPoint common stock is commenced and the FairPoint Board recommends that FairPoint's stockholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the FairPoint Board fails to recommend rejection of such offer.

        Additionally, under the Merger Agreement, Consolidated has agreed to pay FairPoint a termination fee of $18.9 million if the Merger Agreement is terminated by FairPoint if (A) the mutual conditions to each party's obligation to effect the Merger and the conditions to the obligations of Consolidated and Merger Sub to effect the Merger (in each case, other than those conditions that by their nature are to be satisfied at the closing) have been satisfied, (B) FairPoint has irrevocably confirmed in writing that (x) all of the conditions in clause (A) (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or have been waived by FairPoint and remain so satisfied or waived and (y) FairPoint is and remains prepared to consummate the closing, (C) Consolidated fails to consummate the closing within two (2) Business Days immediately following the date the closing was required to occur pursuant to the terms of the Merger Agreement, and (D) FairPoint stood ready, willing and able to consummate the closing at all times during such two (2) Business Day period.

        Expenses.    If FairPoint fails to pay promptly any termination fee due to Consolidated, FairPoint will also be obligated to pay the costs and expenses (including reasonable legal fees and expenses) incurred by Consolidated in connection with any legal action taken to collect payment, together with interest on the amount of any unpaid fee or obligation from the date such fee was required to be paid. If Consolidated fails to pay promptly any termination fee due to FairPoint, Consolidated will also be obligated to pay the costs and expenses (including reasonable legal fees and expenses) incurred by FairPoint in connection with any legal action taken to collect payment, together with interest on the amount of any unpaid fee or obligation from the date such fee was required to be paid. Except as described above, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring the cost or expense.

Specific Performance; Remedies

        The parties to the Merger Agreement agreed that irreparable damage would occur if any provision of the Merger Agreement was not performed in accordance with its terms and that the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of its terms and provisions in addition to any other remedy to which they are entitled at law or in equity.

Amendment; Extension and Waiver

        Any provision of the Merger Agreement may be amended or waived prior to the effective time of the Merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the FairPoint stockholder approval has been obtained, however, there will be no amendment or waiver that would require the further approval of FairPoint's stockholders under Delaware law without such approval having been first obtained. Notwithstanding the foregoing, certain provisions of the Merger Agreement cannot be amended, supplemented, waived or modified in a manner that is materially adverse to any persons (including without limitation, lenders, agents and arrangers) that have committed to provide or otherwise entered into agreements in connection with the debt financing commitment or alternative debt financings in connection with the transactions contemplated by the Merger Agreement (collectively, "Financing Sources") without the prior written consent of such Financing Sources.

Governing Law; Venue

        The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. The parties to the Merger Agreement have submitted to exclusive jurisdiction and venue of the courts of the State of Delaware or of the United States of America. FairPoint and its subsidiaries have also agreed, except as specifically set forth in the debt financing, (i) that the internal laws of the State of New York will govern any action, cause of action, claim, cross claim or third party claim against Financing Sources and (ii) to submit such claims to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

First Amendment to Merger Agreement

        On January 20, 2017, FairPoint, Consolidated and Merger Sub entered into a First Amendment to the Merger Agreement solely to amend Exhibit A thereof, the form of Tenth Amended and Restated Certificate of Incorporation of FairPoint (the "Form of Charter") in order to conform certain provisions of the Form of Charter to FairPoint's Ninth Amended and Restated Certificate of Incorporation, which is currently in effect.

 DEBT FINANCING

General

        The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the repayment and redemption of existing indebtedness of FairPoint and pay certain fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement and the related debt financing with the proceeds of a $935.0 million incremental term loan facility, with any remaining portion expected to be financed with cash on-hand or other sources of liquidity in an amount to be determined. Consolidated initially obtained a commitment for the financing necessary to complete the transaction pursuant to a commitment letter, dated December 3, 2016, which is described below. Subsequently, Consolidated entered into two amendments to its existing credit agreement, pursuant to which a syndicate of lenders agreed to provide an incremental term loan in an aggregate principal amount of up to $935.0 million under the credit agreement, which is also described below.

Commitment Letter

        In connection with the execution of the Merger Agreement, Consolidated Communications, Inc., a wholly-owned subsidiary of Consolidated ("CCI"), entered into a Commitment Letter, dated December 3, 2016 (the "Commitment Letter"), from (i) Morgan Stanley Senior Funding, Inc., (ii) The Bank of Tokyo-Mitsubishi UFJ, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. (collectively, "MUFG") and/or any other affiliates or subsidiaries as MUFG collectively deems appropriate to provide the services referred to therein, (iii) TD Securities (USA) LLC, (iv) The Toronto-Dominion Bank, New York Branch, and (v) Mizuho Bank, Ltd. (collectively, the "Lead Arrangers"). The Commitment Letter provided for a senior secured incremental term loan facility in an aggregate principal amount that would yield up to $865.0 million in gross proceeds to CCI (the "Incremental Term Loan Facility") and senior unsecured term loan facility in an aggregate principal amount that would yield up to $70.0 million in gross proceeds to CCI (the "Unsecured Term Loan Facility", together with the Incremental Term Loan Facility, collectively, the "Term Loan Facilities"). The Term Loan Facilities were to be used to finance, in part, and pay the fees and expenses in connection with, the transactions contemplated by the Merger Agreement and to repay existing indebtedness of FairPoint, with any remaining portion expected to be financed with cash on-hand or other sources of liquidity in an amount to be determined.

        Also pursuant to the Commitment Letter, the commitments under the Unsecured Term Loan Facility were to be automatically and permanently reduced to zero and cancelled if, within 90 days following the date of the Commitment Letter, CCI obtained an amendment, reasonably satisfactory to the Lead Arrangers, to the terms of the Credit Agreement (and such amendment went effective within such period) (the "Amendment") allowing for an additional aggregate amount of at least $70.0 million to be incurred as a senior secured incremental term loan credit facility pursuant to Section 2.21 of the Credit Agreement and the commitments to provide the Incremental Term Loan Facility were to be automatically and permanently increased, on a pro rata basis, by an amount equal to $70.0 million upon effectiveness of the Amendment.

        On December 14, 2016, Consolidated, CCI, certain other subsidiaries of Consolidated, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto entered into an Amendment No. 1 to the Credit Agreement reflecting the foregoing terms, and as a result thereof, the Incremental Term Loan Facility was increased to an aggregate amount of $935.0 million.

Incremental Term Loan

        On December 21, 2016, Consolidated and certain of its subsidiaries, including CCI, entered into an Amendment No. 2 ("Amendment No. 2") to the Credit Agreement. Pursuant to Amendment No. 2,

subject to the satisfaction of certain conditions, a syndicate of lenders has agreed to provide an incremental term loan in an aggregate principal amount of up to $935.0 million under the Credit Agreement (the "Incremental Term Loan"). The proceeds of the Incremental Term Loan may be used, in part, to repay and redeem certain existing indebtedness of FairPoint in connection with the Merger transaction and to pay certain fees and expenses in connection with the Merger transaction and the related financing. Amendment No. 2 was entered into in connection with the Commitment Letter.

        Pricing and other terms of the Incremental Term Loan included the following:

  •
  The terms, conditions and covenants of the Incremental Term Loan are materially consistent with those in the existing Credit Agreement.

  •
  The maturity date of the Incremental Term Loan is October 5, 2023, provided that unless CCI's 6.50% Senior Notes, which mature on October 1, 2022, are repaid in full or redeemed in full by March 31, 2022, such maturity date shall be March 31, 2022.

  •
  The Incremental Term Loan has an interest rate of LIBOR plus 3.00% and the greater of (i) the LIBO Rate (as such term is defined in the Credit Agreement) floor of 1.00 and (ii) at Consolidated's option, the one, two, three or six-month Adjusted LIBO Rate (as such term is defined in the Credit Agreement). The Incremental Term Loan included an original issue discount of 0.50%, which represents a significant reduction from both the interest rate on FairPoint's existing term loan facility of approximately 7.50% and the interest rate on FairPoint's existing note facility of 8.75%.

  •
  The Incremental Term Loan is secured on a pari passu basis with the existing credit facilities under the Credit Agreement.

  •
  Ticking fees will start accruing to the lenders providing the Incremental Term Loan commitments on January 15, 2017, at the rate equal to the interest rate of the Incremental Term Loan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") have been prepared in accordance with Article 11 of Regulation S-X to reflect the Merger, based on the acquisition method of accounting, with Consolidated treated as the acquirer. The pro forma financial statements utilize the historical consolidated financial statements of Consolidated and FairPoint, which are incorporated by reference into this joint proxy statement/prospectus. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact. The unaudited pro forma condensed combined statements of income, which have been prepared for the nine months ended September 30, 2016 and the year ended December 31, 2015, give effect to the Merger as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2016 and gives effect to the Merger as if it had occurred on that date.

        As of the date of this joint proxy statement/prospectus, Consolidated has not completed the detailed valuation studies necessary to arrive at the required fair market value of the FairPoint assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform FairPoint to Consolidated's accounting policies. The pro forma adjustments related to the Merger are based upon preliminary estimates, and are pending the completion of the valuations of the tangible and intangible assets acquired and liabilities assumed. As indicated in Note 2 to the pro forma financial statements, Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of FairPoint to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair value of FairPoint's acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price for FairPoint, has completed the valuation studies necessary to finalize the fair value estimates and identified any necessary conforming accounting policy changes for FairPoint. There can be no assurance that such finalization will not result in material changes.

        These pro forma financial statements should be read in conjunction with Consolidated's and FairPoint's historical consolidated financial statements and accompanying notes, incorporated by reference into this joint proxy statement/prospectus.

        The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        The pro forma financial statements do not include the realization of future cost savings or synergies or restructuring charges that are expected to result from the Merger.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(amounts in thousands, except per share amounts)

	Consolidated Communications	FairPoint Communications	Pro Forma Adjustments	Note 4	Pro Forma Combined
Operating revenues	$567,258	$620,514	$—		$1,187,772
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	365,793	439,785	—		805,578
Loss on impairment	610	—			610
Other post-employment benefit and pension expense	—	(174,142)			(174,142)
Depreciation and amortization	130,855	167,661	(33,355)	(a)	265,161

Total operating expenses	497,258	433,304	(33,355)		897,207

Operating income	70,000	187,210	33,355		290,565
Other income (expense):
Interest expense, net of interest income	(56,827)	(61,891)	32,315	(b)	(86,403)
Investment income	24,636	—	—		24,636
Other, net	(374)	344	—		(30)

Income before income taxes	37,435	125,663	65,670		228,768
Income tax expense	22,287	37,573	26,268	(c)	86,128

Net income	15,148	88,090	39,402		142,640
Less: net income attributable to noncontrolling interest	211	—	—		211

Net income attributable to common stockholders	$14,937	$88,090	$39,402		$142,429

Net income per common share attributable to common shareholders:
Net income per common share—basic	$0.29	$3.28	n/a		$1.98

Net income per common share—diluted	$0.29	$3.26	n/a		$1.98

Shares of common stock used to calculate earnings per share:
Basic	50,292	26,847	(5,219)	(d)	71,920

Diluted	50,292	27,041	(5,413)	(d)	71,920

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(amounts in thousands, except per share amounts)

	Consolidated Communications	FairPoint Communications	Pro Forma Adjustments	Note 4	Pro Forma Combined
Operating revenues	$775,737	$859,465	$—		$1,635,202
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	508,040	636,392	—		1,144,432
Other post-employment benefit and pension expense	—	(170,338)	—		(170,338)
Depreciation and amortization	179,922	223,819	(44,744)	(a)	358,997

Total operating expenses	687,962	689,873	(44,744)		1,333,091

Operating income	87,775	169,592	44,744		302,111
Other income (expense):
Interest expense, net of interest income	(79,618)	(80,718)	41,419	(b)	(118,917)
Loss on extinguishment of debt	(41,242)	—	—		(41,242)
Investment income	36,690	—	—		36,690
Other, net	(1,501)	485	—		(1,016)

Income before income taxes	2,104	89,359	86,163		177,626
Income tax expense (benefit)	2,775	(1,057)	34,465	(c)	36,183

Net income (loss)	(671)	90,416	51,698		141,443
Less: net income attributable to noncontrolling interest	210	—	—		210

Net income (loss) attributable to common stockholders	$(881)	$90,416	$51,698		$141,233

Net income (loss) per common share attributable to common shareholders:
Net income per common share—basic	$(0.02)	$3.39	n/a		$1.97

Net income per common share—diluted	$(0.02)	$3.35	n/a		$1.97

Shares of common stock used to calculate earnings per share:
Basic	50,176	26,652	(5,024)	(d)	71,804

Diluted	50,176	26,973	(5,345)	(d)	71,804

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(amounts in thousands)

	Consolidated Communications	FairPoint Communications	Pro Forma Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$33,403	$33,071	$(54,985)	(b)	$11,489
Accounts receivable, net	68,447	63,162	—		131,609
Income tax receivable	9,132	—	—		9,132
Prepaid expenses and other current assets	18,081	27,859	—		45,940

Total current assets	129,063	124,092	(54,985)		198,170
Property, plant and equipment, net	1,065,528	1,042,259	(166,614)	(c)	1,941,173
Investments	106,916	—	—		106,916
Goodwill	760,998	—	578,951	(c)	1,339,949
Other intangible assets, net	34,758	78,701	217,799	(c)	331,258
Other assets	6,896	3,713	—		10,609

	$2,104,159	$1,248,765	$575,151		$3,928,075

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,010	$28,504	$—		$43,514
Advance billings and customer deposits	29,255	—	24,688	(a)	53,943
Dividends payable	19,623	—	—		19,623
Accrued compensation	17,569	22,057	—		39,626
Accrued interest	17,564	3,420	—		20,984
Accrued expense	38,154	51,522	(24,688)	(a)	64,988
Current portion of long-term debt and capital lease obligations	14,429	7,607	2,950	(d)	24,986

Total current liabilities	151,604	113,110	2,950		267,664
Long-term debt and capital lease obligations	1,377,549	900,141	18,562	(d)	2,296,252
Deferred income taxes	238,359	23,036	20,474	(c), (e)	281,869
Pension and other post-retirement benefits	109,035	236,645	—		345,680
Other liabilities and deferred revenues	16,091	16,801	—		32,892
Total stockholders' equity (deficit)	211,521	(40,968)	(64,075)	(f)	703,718
			597,240	(f)

	$2,104,159	$1,248,765	$575,151		$3,928,075

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)

1.     Description of the Transaction

        On December 3, 2016, Consolidated, Merger Sub and FairPoint entered into the Merger Agreement, which provides for, among other things, the Merger. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and FairPoint will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

        At the effective time of the Merger, each share of common stock, par value of $0.01 per share, of FairPoint issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7300 shares of common stock, par value $0.01 per share, of Consolidated and cash in lieu of fractional shares, as set forth in the Merger Agreement.

        The Merger is subject to various customary closing conditions, including, but not limited to, (i) approval by Consolidated's stockholders and FairPoint's stockholders, (ii) the waiting period under the HSR Act has expired or has been terminated (this condition has been satisfied. See the section entitled "The Merger—Regulatory Approvals Required for the Merger—United States Antitrust" on page 93), (iii) specified federal and state regulatory approvals, (iv) the absence of any order, injunction, statute, rule, regulation or decree prohibiting, precluding, restraining, enjoining or making illegal the consummation of the Merger, (v) the accuracy of the representations and warranties of each party, (vi) performance, in all material respects, of all obligations and compliance with, in all material respects, agreements and covenants to be performed or complied with by each party, (vii) declaration of effectiveness of the Registration Statement on Form S-4 to be filed by Consolidated, (viii) FairPoint holding a minimum cash amount as of the effective time of the Merger, and (ix) the approval of the listing of additional shares of Consolidated common stock to be issued to FairPoint's stockholders. The Merger is expected to close by mid-2017.

        Consolidated and FairPoint have made customary representations, warranties and covenants in the Merger Agreement, including FairPoint agreeing not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. The Merger Agreement contains certain termination rights for both Consolidated and FairPoint, and further provides that, upon termination of the Merger Agreement under certain circumstances, FairPoint may be obligated to pay Consolidated a termination fee of $18,900 and, upon termination of the Merger Agreement under certain other circumstances, Consolidated may be obligated to pay FairPoint a termination fee of $18,900.

2.     Basis of Presentation

        Consolidated will account for its acquisition of FairPoint using the acquisition method of accounting, with Consolidated treated as the acquirer. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2016 and the year ended December 31, 2015 give effect to the Merger as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2016 and gives effect to the Merger as if it had occurred on that date. Certain reclassifications have been made to the historical financial statements of FairPoint to conform to the financial statement presentation of Consolidated. The unaudited pro forma condensed combined financial statements do not reflect any other adjustments to conform the accounting policies and presentation of the two companies. The final results of the complete review of accounting policies and presentation may result in identifying differences that, when conformed, could have a material effect on the combined financial statements.

        The pro forma adjustments reflect preliminary estimates of the fair value of the consideration transferred, the assets acquired and the liabilities assumed, which are expected to change upon finalization of appraisals and other valuation studies. The final pro forma adjustments will be based on the fair value of the consideration transferred and the assets and liabilities that will exist as of the effective time of the Merger. The final adjustments could be materially different from the pro forma adjustments presented herein.

        The unaudited pro forma condensed combined statements of income include certain accounting adjustments related to the Merger that are expected to have a continuing impact on the combined results, including adjustments for depreciation and amortization on the acquired tangible and intangible assets, interest expense on the debt expected to be incurred to complete the Merger, amortization of deferred financing fees incurred in connection with the new borrowings and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statements of income do not reflect certain adjustments that are expected to result from the Merger that may be significant, such as costs that may be incurred by Consolidated for integration and restructuring efforts, as well as payments under certain change in control agreements or other contingent payments to certain FairPoint employees, because they are considered to be of a non-recurring nature.

        Upon completion of the Merger or shortly thereafter, various triggering events will have occurred which will result in the payment of various change in control payments and other contingent payments to certain FairPoint employees. The estimated cash payments under these agreements will range from approximately $7,000 to $9,000 and have been included as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of September 30, 2016. No adjustment has been included in the unaudited pro forma condensed combined statements of income for these payments since they are considered to be non-recurring.

        The summary pro forma financial information does not include the realization of future cost savings or synergies or restructuring charges that are expected to result from the Merger. The transaction is expected to generate annual operating synergies of approximately $55,000, which are expected to be achieved on a run-rate basis by the end of the second year after close. However, no assurance can be given with respect to the ultimate amount of such synergies or costs or the timing of their realization. Consolidated also expects to incur merger and integration costs over the first two years following the close.

3.     Preliminary Purchase Consideration and Related Allocation

        The following is the calculation of the preliminary purchase price for the acquisition of FairPoint:

Estimated number of shares of FairPoint common stock and equity awards outstanding at the effective time of the Merger(a)(c)	29,628
Exchange ratio	0.7300

Estimated number of shares of Consolidated common stock to be issued to holders of FairPoint common stock	21,628
Consolidated closing common stock price on February 16, 2017	$25.72

Stock value issued to FairPoint shareholders(b)	$556,272
Repayment of FairPoint debt	917,600

Estimated purchase price	$1,473,872

(a)
Based on the number of shares of FairPoint stock and equity awards outstanding as of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus.

(b)
Represents the product of the estimated number of shares of Consolidated common stock to be issued and the closing price of Consolidated common stock as of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, Pursuant to the terms of the Merger Agreement, the final purchase price will be based on the number of shares of FairPoint common stock and equity awards outstanding and the price of Consolidated's common stock as of the closing date of the Merger. Therefore, the estimated consideration expected to be transferred as reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the Merger is completed. An increase or decrease by 10% in Consolidated's common stock price as of the closing day of business on February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, ($25.72 per share) would increase or decrease the consideration expected to be transferred by approximately $55,600, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

(c)
As of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 3,582,402 FairPoint warrants outstanding, each eligible to purchase one share of FairPoint common stock at an exercise price of $48.81 per share. In connection with the Merger, each outstanding warrant to purchase shares of FairPoint common stock will convert into a warrant to acquire shares of Consolidated common stock, on the same terms and condition that were applicable to such FairPoint warrant, except that the number of shares of Consolidated common stock for which such warrant may be exercisable and the exercise price of the warrant will be adjusted to reflect the exchange ratio. Accordingly, after the Merger, there are expected to be approximately 2,615,153 Consolidated warrants outstanding, each eligible to purchase one share of Consolidated common stock at an exercise price of $66.86 per share. These warrants are not considered part of the purchase price consideration as their estimated fair value is expected to be zero.

        The estimated fair value of the tangible and intangible assets acquired and liabilities assumed on a preliminary basis are as follows:

Current assets	$124,092
Property, plant & equipment	875,645
Intangible assets	296,500
Other assets	3,713

Total assets acquired	1,299,950

Current liabilities	106,710
Pension & other postretirement benefit obligations	236,645
Deferred income taxes	43,510
Other liabilities	18,164

Total liabilities assumed	405,029

Preliminary fair value of net assets acquired	894,921
Goodwill	578,951

Total estimated consideration	$1,473,872

        For purposes of preparing the pro forma financial statements, the estimated fair value of the assets acquired and the liabilities assumed are based on their preliminary estimated fair value as of September 30, 2016. The final amount recorded will be based on the fair values of the assets acquired and liabilities assumed at the completion of the Merger and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the share price of Consolidated's common stock, the composition of FairPoint's assets, liabilities including the amount of debt outstanding, outstanding equity ownership shares and changes in fair value assumptions prior to the completion of the Merger. Accordingly, the preliminary estimated fair values of the purchase price and the assets and liabilities recorded are subject to change pending additional information that may be developed by Consolidated and FairPoint. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

4.     Pro Forma Adjustments—Statements of Income

        The following pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2016 and the year ended December 31, 2015 give effect to the Merger as if it had occurred on January 1, 2015:

  (a)
  Depreciation and Amortization

  The pro forma adjustments to depreciation and amortization reflect the removal of the historical basis of depreciation and amortization for the FairPoint assets and the recognition of the new depreciation and amortization expense for property and equipment and finite-lived intangible assets acquired in the Merger, based on their estimated fair value. The following table summarizes the pro forma adjustments to depreciation and amortization:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Remove historical depreciation and amortization	$(167,661)	$(223,819)
Record new depreciation and amortization	134,306	179,075

	$(33,355)	$(44,744)

  (b)
  Interest Expense

  The pro forma adjustments to interest expense, as summarized in the following table, reflect the removal of historical interest expense of FairPoint and the additional interest expense resulting from the new borrowings to finance the Merger, as described below. The pro forma adjustments are based on the amounts borrowed and the interest rates assumed to be in effect at the closing of the Merger.

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Removal of historical interest expense for:
FairPoint interest expense including amortization of deferred financing costs	$(61,330)	$(80,106)
Recording of new interest expense for:
Issuance of Incremental Term Loan	28,050	37,400
Amortization of discount and deferred financing costs on Incremental Term Loan	965	1,287

Net adjustment to interest expense	$(32,315)	$(41,419)

    In connection with the Merger, on December 21, 2016, Consolidated entered into an amendment to its Third Amended and Restated Credit Agreement, dated as of October 5, 2016 (the "Credit Agreement") in which a syndicate of lenders has agreed to provide an incremental term loan in an aggregate principal amount of up to $935.0 million under the Credit Agreement (the "Incremental Term Loan"), subject to the satisfaction of certain conditions. The proceeds of the Incremental Term Loan may be used, in part, to repay and redeem certain existing indebtedness of FairPoint and to pay certain fees and expenses in connection with the Merger and the related financing. The terms, conditions and covenants of the Incremental Term Loan are materially consistent with those in the existing Credit Agreement. The Incremental Term Loan included an original issue discount of 0.50% and has an interest rate of 3.00% plus LIBOR based on the one-month adjusted rate subject to a 1.00% LIBOR floor.

    The pro forma adjustments reflect the elimination of historical interest expense of FairPoint related to the settlement of its debt through the issuance of the Incremental Term Loan as if such events had occurred on January 1, 2015. For all periods presented, pro forma interest expense includes the amortization of the discount of $4,675 and expected financing costs of approximately $3,635 related to the issuance of the Incremental Term Loan based on a term of 6.5 years. The Incremental Term Loan has an assumed interest rate of 4.00% which is based on 3.00% plus the LIBOR floor of 1.00% as one-month LIBOR on February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, was below the LIBOR floor. As of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, an increase or decrease of 0.125% in the variable interest rate on the Incremental Term Loan facility would not impact annual pro forma interest expense for the year ended December 31, 2015 or the nine months ended September 30, 2016 due to the LIBOR floor.

  (c)
  Income Tax Expense

  The blended effective tax rate applied to the pro forma adjustments related to the Merger and related financing is 40% for the periods presented.

  (d)
  Earnings Per Share

  The pro forma adjustment reflects the change in outstanding shares to calculate basic and dilutive earnings per share based on the Merger:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Shares Used in Basic Earnings Per Share
Cancellation of FairPoint shares	(26,847)	(26,652)
Issuance of Consolidated shares	21,628	21,628

	(5,219)	(5,024)

Shares Used in Diluted Earnings Per Share
Cancellation of FairPoint shares	(27,041)	(26,973)
Issuance of Consolidated shares	21,628	21,628

	(5,413)	(5,345)

5.     Pro Forma Adjustments—Balance Sheet

        The following are the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2016 and give effect to the Merger as if it had occurred on that date:

  (a)
  Reclassifications

  Certain amounts included in FairPoint's historical condensed consolidated balance sheet have been reclassified to conform to the presentation of Consolidated's financial statements. The pro forma adjustments reflect the reclassification of advance billings and customer deposits from accrued expense.

  (b)
  Cash and Cash Equivalents

  Pro forma adjustments to cash are the result of proceeds from the issuance of debt, cash used to fund the acquisition of FairPoint, estimated transaction costs and costs associated with entering into the Incremental Term Loan. Following is a preliminary estimate of net cash used for the Merger:

Incremental borrowings	$930,325
Retirement of FairPoint debt	(917,600)
Deferred financing costs	(3,635)
Financing commitment fees	(14,025)
Estimated transaction costs including change-in-control payments	(50,050)

Net change in cash	$(54,985)

  (c)
  Fair Value Estimates

  The pro forma adjustments reflect the preliminary estimated fair values for the net assets to be acquired. These estimates are preliminary and are subject to change upon completion of the valuation process.

Decrease to property, plant and equipment	$(166,614)
Increase in customer relationships and tradenames	217,799
Increase in goodwill	578,951
Increase in deferred income taxes	20,474

    Goodwill reflects the preliminary estimate of the excess of the purchase price paid over the fair value of the identifiable assets acquired and liabilities assumed, and is not be amortized but will be assessed at least annually for impairment. Goodwill is not expected to be deductible for income tax purposes.

    Based on the preliminary valuation analysis, the identified intangible assets to be acquired include trade names, customer relationships and contracts. The fair value estimate of the identifiable intangible assets is determined primarily using the income approach, which requires a forecast of all the expected future cash flows. Since all of the information required to perform a detailed valuation analysis of FairPoint's intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the assumptions used are based on available information provided by FairPoint as well as industry data to develop the estimated fair value of the identifiable intangible assets. In addition, useful lives have been estimated for each category of identifiable intangible assets, which range from 1 to 7 years. The assumptions include a straight line amortization method of the intangibles as part of the preliminary valuation. Upon completion of the final valuation, the fair values and useful lives assigned to the identifiable intangible assets could change and any change in fair value will result in a corresponding change to the estimated goodwill used in these unaudited pro forma condensed combined financial statements.

  (d)
  Debt

  The pro forma adjustments to reflect the payment and incurrence of debt are as follows:

Non-current portion:
Issuance of Incremental Term Loan, net of discount of $4,675	$920,975
Repayment of existing FairPoint debt	(911,200)
Removal of discount on FairPoint credit facility	8,686
Removal of FairPoint deferred financing costs	3,736
New deferred financing costs associated with the Incremental Term Loan	(3,635)

Adjustment to non-current portion of long-term debt	$18,562

Current portion:
Issuance of Incremental Term Loan	$9,350
Repayment of existing FairPoint credit facility	(6,400)

$2,950

  (e)
  Income Taxes

  The pro forma adjustments reflect the income tax impact assuming a marginal combined state and federal tax rate of approximately 40% of the pro forma adjustments resulting from the Merger. The pro forma adjustment to long-term deferred tax liabilities reflect the change in fair value of the net assets to be acquired.

  (f)
  Stockholders' Equity

  The pro forma stockholders' equity reflects the following adjustments:

Expected transaction costs and change-in-control payments	$(50,050)
Expected financing commitment fees	(14,025)

$(64,075)

Equity issued to FairPoint shareholders	$556,272
Elimination of historical FairPoint shareholders' equity	40,968

$597,240

    Transaction costs expected to be incurred in connection with the Merger have not been assessed for deductibility for income tax purposes and accordingly are assumed to be nondeductible for pro forma purposes.

DESCRIPTION OF CONSOLIDATED CAPITAL STOCK

        The following summary of the capital stock of Consolidated is subject in all respects to applicable Delaware law, the Consolidated certificate of incorporation and the Consolidated bylaws. See the sections entitled "Comparison of Rights of Common Stockholders of FairPoint and Common Stockholders of Consolidated" and "Where You Can Find More Information" on pages 131 and 151, respectively.

        The total authorized shares of capital stock of Consolidated consist of (i) 100 million shares of common stock, par value $0.01 per share, and (ii) 10 million shares of preferred stock, par value $0.01 per share. At the close of business on February 17, 2017, 50,605,844 shares of Consolidated common stock were issued and outstanding and no shares of Consolidated preferred stock were issued and outstanding.

        The rights of holders of Consolidated common stock are subject to, and may be adversely affected by, the rights of holders of any Consolidated preferred stock that may be issued in the future. The Consolidated Board is authorized to provide for the issuance from time to time of Consolidated preferred stock in one or more series and, as to each series, to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof (including but not limited to provisions related to dividends, conversion, voting, redemption and liquidation preference, which may be superior to those of the Consolidated common stock).

 COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF FAIRPOINT
AND COMMON STOCKHOLDERS OF CONSOLIDATED

General

        FairPoint and Consolidated are both Delaware corporations subject to the provisions of the Delaware General Corporation Law, which is referred to in this joint proxy statement/prospectus as "Delaware law". If the Merger is completed, FairPoint's stockholders, whose rights are currently governed by the FairPoint certificate of incorporation and the FairPoint bylaws, will become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation and the Consolidated bylaws.

Certain Differences Between the Rights of Stockholders of FairPoint and Stockholders of Consolidated

        The following description summarizes material differences that may affect the respective rights of Consolidated's and FairPoint's stockholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The FairPoint and Consolidated certificates of incorporation and the FairPoint and Consolidated bylaws are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under the section entitled "Where You Can Find More Information" on page 151. In addition, the characterization of some of the differences in the rights of FairPoint's stockholders and Consolidated's stockholders as material is not intended to indicate that other differences do not exist or are not important. This discussion is qualified in its entirety by reference to the relevant provisions of Delaware law, the Consolidated certificate of incorporation, the Consolidated bylaws, the FairPoint certificate of incorporation and the FairPoint bylaws. FairPoint and Consolidated urge you to read carefully this entire joint proxy statement/prospectus for a more complete understanding of the differences between the rights of a FairPoint stockholder and the rights of a Consolidated stockholder.

	FairPoint	Consolidated
Capitalization	The total authorized shares of capital stock of FairPoint consists of 40 million shares of capital stock, of which 2.5 million shares have been designated preferred stock. At the close of business on February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 27,247,221 shares of FairPoint common stock, no shares of FairPoint preferred stock issued and outstanding and 3,582,402 warrants, each eligible to purchase one share of FairPoint common stock at an exercise price of $48.81 per share of common stock (the "FairPoint Warrants"). The exercise price applicable to the FairPoint Warrants is subject to adjustment upon the occurrence of certain events described in the warrant agreement. The FairPoint Warrants may be exercised at any time on or before January 24, 2018.	Consolidated's authorized capital stock is described above under the section entitled "Description of Consolidated Capital Stock" on page 130.
Voting Rights	Each holder of FairPoint common stock is entitled to one vote for each share held of record.	Each holder of Consolidated common stock is entitled to one vote for each share of common stock held of record.

	FairPoint	Consolidated
Quorum

The holders of one-third in voting power of the FairPoint capital stock issued and outstanding and entitled to vote at any stockholder meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the FairPoint capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for the following actions:

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by Consolidated's Certificate of Incorporation, the holders of a majority of the combined voting power of the Consolidated capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business.

• a vote for any director in a contested election;
• the removal of a director; or
• the filling of a vacancy on the FairPoint Board by the stockholders of the corporation.
Number, Election, Vacancy and Removal of Directors	Under Delaware law, directors are elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors.	Under Delaware law, directors are elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors.

The FairPoint certificate of incorporation and bylaws provide that the total number of FairPoint directors, which will at no time consist of fewer than five nor more than eleven, will be from time to time fixed exclusively by resolution of the FairPoint Board adopted by a majority of the entire FairPoint Board. FairPoint currently has nine directors. Directors are elected at the annual meeting and hold office for a one year term so that their terms will expire at each annual meeting.

The Consolidated certificate of incorporation and bylaws provide that the total number of Consolidated directors, which will be not less than three, will be from time to time fixed by resolution adopted by the Consolidated Board (subject to the terms of any preferred stock). Consolidated currently has eight directors. The Consolidated Board is divided into three classes with approximately one-third of the Consolidated Board elected each year for a three-year term.

FairPoint stockholders do not have cumulative voting rights in the election of directors. The FairPoint bylaws provide that vacancies on the FairPoint Board may be filled only by a majority vote of the directors then in office, regardless of whether such directors fulfill quorum requirements, or by a sole remaining director, or by stockholders at a meeting of stockholders at which members of the FairPoint Board are to be elected pursuant to FairPoint's notice of meeting or the bylaws. FairPoint's bylaws provide that any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding capital stock of FairPoint entitled to vote generally in the election of directors.

Consolidated's stockholders do not have cumulative voting rights in the election of directors. The Consolidated certificate of incorporation and bylaws provide that vacancies on the Consolidated Board may be filled only by a majority vote of the directors then in office (subject to the terms of any preferred stock). The Consolidated certificate of incorporation and bylaws provide that directors may be removed at any time, but only for cause, by vote of 66 2/3% of the outstanding common stock (subject to the terms of any preferred stock).

	FairPoint	Consolidated
Amendments to Charter Documents

Under Delaware law, a proposed amendment to a corporation's certificate of incorporation requires (i) approval by its board of directors and (ii) adoption by an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment (subject to any class voting rights required by the corporation's certificate of incorporation, the terms of any preferred stock, or Delaware law).

Under Delaware law, a proposed amendment to a corporation's certificate of incorporation requires (i) approval by its board of directors and (ii) adoption by an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment (subject to any class voting rights required by the corporation's certificate of incorporation, the terms of any preferred stock, or Delaware law).

The FairPoint certificate of incorporation provides that it may be amended in the manner prescribed by law, provided that the amendment of certain provisions dealing with the management of the business and conduct of the affairs of FairPoint, FairPoint's bylaws, exoneration of personal liability of the FairPoint Board, stockholder action, quorum at stockholder meetings, and the amendment of the FairPoint certificate of incorporation would require the affirmative vote of the holders of at least 66 2/3% of all the shares of capital stock of FairPoint entitled to vote generally in the election of directors, voting together as a single class.

The Consolidated certificate of incorporation provides that it may be amended in any manner prescribed by Delaware law, provided that the amendment of certain provisions dealing with the Consolidated Board, stockholder action by written consent, amendment of the bylaws, and director indemnification and liability would require the affirmative vote of not less than 66 2/3% of the outstanding common stock.

Amendments to Bylaws

The FairPoint certificate of incorporation and bylaws provide that the bylaws may be amended, altered or repealed by resolution adopted by a majority of the FairPoint Board or by the affirmative vote of the holders of a majority or more of the combined voting power of the outstanding shares of capital stock of FairPoint entitled to vote generally in the election of directors, voting together as a single class provided that the amendment of certain provisions dealing with special meetings, stockholder action by written consent, the number of directors, the election of directors, additional directorships, the removal of directors and amending of the bylaws would require the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the outstanding shares of capital stock of FairPoint entitled to vote generally in the election of directors.

The Consolidated certificate of incorporation and bylaws provide that the Consolidated bylaws may be amended, altered or repealed, in whole or in part, by the vote of a majority of the whole Consolidated Board or by the affirmative vote of a majority of the outstanding shares of Consolidated common stock, provided that the amendment of certain provisions dealing with annual or special meetings of stockholders, board vacancies and removal of directors, and amending of the bylaws would require the affirmative vote of not less than 66 2/3% of the outstanding common stock.

	FairPoint	Consolidated
Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The FairPoint certificate of incorporation and bylaws specifically require all actions required or permitted to be taken by FairPoint stockholders to be effected at a duly called annual or special meeting of FairPoint stockholders and specifically deny stockholders the right to take action by written consent.

The Consolidated certificate of incorporation does not modify or eliminate the right of Consolidated's stockholders to take action by written consent as permitted by Delaware law.
Special Stockholder Meetings

Under the FairPoint bylaws, special meetings of stockholders may be called only by (i) the Chairman of FairPoint; (ii) the lead director, if any, of the FairPoint Board; (iii) the FairPoint Board; or (iv) the secretary of FairPoint upon a request by the holders of at least 25% in voting power of all outstanding shares of capital stock of FairPoint entitled to vote at such meeting.

Under the Consolidated bylaws (subject to the terms of any preferred stock), a special meeting of the stockholders may be called only by (i) the Chairman of the Consolidated Board or the Chief Executive Officer of Consolidated, (ii) the Secretary of Consolidated upon the direction of a majority of the directors then in office or (iii) the Secretary of Consolidated upon the request of stockholders owning in the aggregate at least 50% of the outstanding shares of Consolidated common stock.

	FairPoint	Consolidated
Limitation of Personal Liability and Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any directors, officers, employees and agents of the corporation against expenses and, except in the case of an action by or in the right of the corporation, liabilities actually and reasonably incurred by such person in connection with any action, suit or proceeding involving such person by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, provided that (i) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful and (ii) in the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect of any matter as to which such person is adjudged liable to the corporation unless and only to the extent such indemnification is approved by a court. Delaware law mandates such indemnification of expenses to the extent that a present or former director or officer of the corporation has been successful in defense of any proceeding described above, and permits advancement of expenses to a director or officer if the corporation receives an undertaking that the amount advanced will be repaid if it is determined that such person is not entitled to indemnification. Delaware law also provides that the permitted indemnifications described above are not exclusive.

Under Delaware law, a corporation may indemnify any directors, officers, employees and agents of the corporation against expenses and, except in the case of an action by or in the right of the corporation, liabilities actually and reasonably incurred by such person in connection with any action, suit or proceeding involving such person by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, provided that (i) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful and (ii) in the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect of any matter as to which such person is adjudged liable to the corporation unless and only to the extent such indemnification is approved by a court. Delaware law mandates such indemnification of expenses to the extent that a present or former director or officer of the corporation has been successful in defense of any proceeding described above, and permits advancement of expenses to a director or officer if the corporation receives an undertaking that the amount advanced will be repaid if it is determined that such person is not entitled to indemnification. Delaware law also provides that the permitted indemnifications described above are not exclusive.

FairPoint	Consolidated

Delaware law also permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Delaware law also permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The FairPoint certificate of incorporation provides that the personal liability of the directors of FairPoint is eliminated to the fullest extent permitted by Delaware law. The FairPoint bylaws require indemnification, to the fullest extent authorized by Delaware law, of any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, the chief executive officer, the president or any executive vice president, senior vice president or vice president or a director of FairPoint, whether the basis of such proceeding is an alleged action in an official capacity as such an officer or a director, or in any other capacity while serving as such an officer or director, against all expense, liability and loss incurred or suffered by such person in connection therewith. Further, the FairPoint bylaws provide that FairPoint may maintain insurance to protect itself and any director, officer, employee or agent of FairPoint or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not FairPoint would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The Consolidated certificate of incorporation provides that, to the fullest extent permitted by Delaware law and except as otherwise provided in the Consolidated bylaws, none of Consolidated's directors will be liable to Consolidated or its stockholders for monetary damages for a breach of fiduciary duty as a director. In addition, the Consolidated certificate of incorporation and by-laws permit indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of Consolidated, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at Consolidated's request to the fullest extent authorized under Delaware law against all expenses, liabilities and losses reasonably incurred by such person. The Consolidated bylaws provide that such indemnification must be provided to directors and officers of Consolidated. Further, the Consolidated bylaws provide that Consolidated may purchase and maintain insurance on Consolidated's own behalf and on behalf of any other person who is or was a director, officer or agent of Consolidated or was serving at Consolidated's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

	FairPoint	Consolidated
Exclusive Forum for the Resolution of Certain Disputes	Neither the FairPoint bylaws nor the certificate of incorporation provide for an exclusive forum in connection with any dispute.

The Consolidated bylaws provide that, unless Consolidated consents in writing to the selection of an alternative forum, the state and federal courts located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty against a director, officer or other employee of the corporation, (iii) any action asserting a claim arising pursuant to any provision of Delaware law, or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. The Consolidated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the exclusive forum bylaws provision.

Registration Rights

FairPoint is a party to registration rights agreement which provides that Angelo Gordon and certain entities advised by Angelo Gordon have certain registration rights, including the right to demand that FairPoint file a registration statement (known as "demand" registration rights) or request that their shares of common stock be covered by a registration statement that FairPoint is otherwise filing (known as "piggyback" registration rights). These registration rights will terminate upon the consummation of the Merger.

Consolidated is not party to any agreement granting registration rights to holders of its common stock.
Warrant Rights	As of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 3,582,402 FairPoint Warrants outstanding.

In connection with the Merger, each outstanding FairPoint warrant will be converted into a warrant to acquire shares of Consolidated common stock, on the same terms and conditions that were applicable to such FairPoint Warrant, except that the number of shares of Consolidated common stock for which such FairPoint Warrant may be exercisable and the exercise price of such FairPoint Warrant will be adjusted to reflect the exchange ratio. Accordingly, after the Merger, there are expected to be approximately 2,615,153 Consolidated warrants outstanding, each eligible to purchase one share of Consolidated common stock at an exercise price of $66.86 per share.

	FairPoint	Consolidated
Provisions Relating to Stock Ownership and Federal and State Communications Laws

The FairPoint certificate of incorporation provides that so long as FairPoint or any of its subsidiaries holds any authorization, license, permit, order, filing or consent from the Federal Communications Commission or any state or territorial regulatory commission, or the regulatory commission of the District of Columbia, having jurisdiction over FairPoint or any of its subsidiaries, the FairPoint Board may request information from any stockholder or person presenting any shares of capital stock of FairPoint for transfer into its name (a "transferee") to determine whether the ownership of, or the existence or exercise of any rights with respect to, shares of capital stock of FairPoint by such stockholder or transferee violates any provision of the communications laws and such stockholder or transferee is required to furnish promptly to the FairPoint Board such information as the FairPoint Board shall reasonably request.

Neither the Consolidated certificate of incorporation nor the Consolidated bylaws contain any provisions relating to stock ownership and Federal and State Communications Laws.

The FairPoint certificate of incorporation further provides that if any stockholder or transferee from whom information is reasonably requested should fail to respond to any such request for information made by the FairPoint Board described above, or if the FairPoint Board, based on written advice of outside regulatory counsel, reasonably concludes in good faith that the ownership of, or existence or exercise of any rights of stock ownership with respect to, shares of capital stock of FairPoint by such FairPoint stockholder or transferee would violate any provision of the communications laws, FairPoint (by majority vote of the FairPoint Board), upon reasonable prior written notice to such FairPoint stockholder or transferee, may suspend those rights of stock ownership the existence or exercise of which would result in such communications laws violation, such suspension to remain in effect until such requested information has been received or the existence or exercise of such suspended rights would not result in such communications laws violation; provided, however, that such rights may be suspended only to the minimum extent necessary so that such communications laws violation would not exist; and provided, further, that FairPoint, in cooperation with the affected stockholder or transferee, shall take all commercially reasonable steps to mitigate or eliminate the communications laws violation by filing and prosecuting before the Federal Communications Commission or state or territorial regulatory commission, or the regulatory commission of the District of Columbia, as the case may be, a request for waiver or declaratory ruling or such other relief as necessary or appropriate.

THE FAIRPOINT SPECIAL MEETING

Date, Time and Place

        The FairPoint special meeting will be held on March 28, 2017 at 11:00 a.m., Eastern time, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202.

Arrival Time and Materials to Bring

        Admission to the FairPoint special meeting will begin at 10:15 a.m., Eastern time, for the 11:00 a.m., Eastern time meeting. Cameras, recording devices and other electronic devices will not be permitted at the FairPoint special meeting.

        To be admitted to the FairPoint special meeting, FairPoint stockholders should:

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  Provide enough time to ensure that they are seated by the commencement of the FairPoint special meeting at 11:00 a.m., Eastern time;

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  Bring photo identification, such as a driver's license; and

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  Bring proof of ownership of FairPoint stock on the record date, February 17, 2017, such as a brokerage statement or letter from a bank or broker indicating ownership on February 17, 2017, a proxy card, legal proxy or voting instruction card provided by such stockholder's broker, bank or nominee.

        Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

        If a FairPoint stockholder does not provide photo identification and comply with the other procedures outlined above for attending the FairPoint special meeting in person, such stockholder will not be admitted to attend in person.

Purposes of the FairPoint Special Meeting

        At the FairPoint special meeting, FairPoint's stockholders will be asked to vote upon:

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  the FairPoint Merger Proposal;

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  the FairPoint Change in Control Payments; and

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  the FairPoint Adjournment Proposal.

        No other business will be conducted at the FairPoint special meeting. These proposals are described more fully in this joint proxy statement/prospectus. Please give your careful attention to all of the information in this joint proxy statement/prospectus.

The FairPoint Board Recommendation

        The FairPoint Board, by unanimous vote, has determined that it is advisable to, and in the best interest of, FairPoint and its stockholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that stockholders vote:

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  "FOR" the FairPoint Merger Proposal,

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  "FOR" the FairPoint Change in Control Payments Proposal, and

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  "FOR" the FairPoint Adjournment Proposal.

Who Can Vote at the FairPoint Special Meeting

        Only holders of record of FairPoint common stock, as of the close of business on February 17, 2017, which is the record date for the FairPoint special meeting, are entitled to receive notice of and to vote at the FairPoint special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the FairPoint special meeting. As of the close of business on the record date, there were a total of 50,605,844 shares of FairPoint common stock outstanding and entitled to vote at the FairPoint special meeting. You get one vote for each share of FairPoint common stock that you own. Holders of shares of common stock do not have cumulative voting rights.

Warrants to Purchase Shares of FairPoint Common Stock

        As of February 16, 2017, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 3,582,402 FairPoint warrants outstanding, each eligible to purchase one share of FairPoint common stock at an exercise price of $48.81 per share. In connection with the Merger, each outstanding warrant to purchase shares of FairPoint common stock will be converted into a warrant to acquire shares of Consolidated common stock, on the same terms and conditions that were applicable to such FairPoint warrant, except that the number of shares of Consolidated common stock for which such warrant may be exercisable and the exercise price of the warrant will be adjusted to reflect the exchange ratio. Accordingly, after the Merger, there are expected to be approximately 2,615,153 Consolidated warrants outstanding, each eligible to purchase one share of Consolidated common stock at an exercise price of $66.86 per share.

Vote Required

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  The FairPoint Merger Proposal.  The FairPoint Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of FairPoint's common stock entitled to vote on such proposal. Because the required votes are based upon the number of outstanding shares entitled to vote and not based on the number of outstanding shares entitled to vote that are present in person or represented by proxy at the FairPoint special meeting, failure to submit a proxy or vote in person will have the same effect as a vote "AGAINST" the FairPoint Merger Proposal. Abstentions and broker non-votes, if any, will have the same effect.

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  The FairPoint Change in Control Payments Proposal.  The FairPoint Change in Control Payments Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal. Because the vote is advisory in nature only, it will not be binding on FairPoint, and failure to receive the vote required for approval will not in itself change FairPoint's obligations to make the change in control payments. Failures to vote and broker non-votes, if any, will have no effect on this proposal. Abstentions, if any, will have the same effect as a vote "AGAINST" the FairPoint Change in Control Payments Proposal.

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  The FairPoint Adjournment Proposal.  The FairPoint Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal. Failures to vote and broker non-votes, if any, will have no effect on this proposal. Abstentions, if any, will have the same effect as a vote "AGAINST" the FairPoint Adjournment Proposal.

Quorum

        FairPoint will hold the FairPoint special meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy card by mail, deliver their proxy via the Internet at the website provided in the proxy materials, deliver their proxy via the toll free number provided on the proxy card or attend the FairPoint special meeting. FairPoint's bylaws provide that holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote at the FairPoint special meeting, present in person or represented by proxy, will constitute a quorum for the FairPoint special meeting. If you submit a proxy, whether by Internet, telephone or mail, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card. Broker non-votes will not count towards the quorum requirement.

        If a quorum is not present, the person presiding over the FairPoint special meeting may adjourn the meeting to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the FairPoint special meeting at which the adjournment is taken and in a press release issued in FairPoint's customary manner (with a copy posted on FairPoint's website).

How Votes are Counted

        You may vote "FOR", "AGAINST" or "ABSTAIN" on each of the proposals.

        If you properly return or submit your proxy but do not indicate how you wish to vote, FairPoint will count your proxy as voted as the FairPoint Board recommends. Therefore, your proxy will be counted as a vote:

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  "FOR" the FairPoint Merger Proposal,

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  "FOR" the FairPoint Change in Control Payments Proposal, and

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  "FOR" the FairPoint Adjournment Proposal.

        A failure to vote will:

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  be treated as a vote "AGAINST" the FairPoint Merger Proposal,

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  have no effect on the FairPoint Change in Control Payments Proposal, and

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  have no effect on the FairPoint Adjournment Proposal.

        An abstention could prevent the approval of the proposals, because it does not count as an affirmative vote. Further, because an abstention represents a share present and entitled to vote, it is included in the denominator in determining the percentage approved. Therefore, abstentions have the same effect as a vote:

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  "AGAINST" the FairPoint Merger Proposal,

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  "AGAINST" the FairPoint Change in Control Payments Proposal, and

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  "AGAINST" the FairPoint Adjournment Proposal.

        A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at a stockholder meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. Brokerage firms have the authority under the NYSE rules to cast votes on certain "routine" matters if they do not receive instructions from their customers, but they do not have the authority to vote on "non-routine" matters. The FairPoint Merger Proposal, the FairPoint Change in Control Payments Proposal and the FairPoint Adjournment Proposal are considered "non-routine" matters. Therefore, if you do not instruct your broker to vote your shares of FairPoint common stock, your shares will not be voted on at the FairPoint special meeting. To the extent there are broker non-votes, they will:

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  be treated as a vote "AGAINST" the FairPoint Merger Proposal,

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  have no effect on the FairPoint Change in Control Payments Proposal, and

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  have no effect on the FairPoint Adjournment Proposal.

How to Vote

        This joint proxy statement/prospectus is being sent to you on behalf of the FairPoint Board for the purpose of requesting that you allow your shares of FairPoint common stock to be represented at the FairPoint special meeting by the persons named in the enclosed proxy card. All shares of FairPoint common stock represented at the meeting by properly executed proxy cards or by proxies submitted over the telephone or over the Internet will be voted in accordance with the instructions indicated on those proxies.

        If you are a FairPoint stockholder of record, as of the record date, after carefully reading and considering the information contained in this joint proxy statement/prospectus, you may vote by any of the following methods:

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  Internet.  Electronically through the Internet by accessing www.envisionreports.com/FRP or use your smartphone to scan the QR code on your proxy card. You may vote through the Internet until 11:59 p.m., Eastern time, on March 27, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

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  Telephone.  By calling 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada on a touch tone telephone. You may vote by telephone until 11:59 p.m., Eastern time, on March 27, 2017. This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to FairPoint, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it, and to mail it in the enclosed postage-paid envelope.

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  In Person.  To vote in person at the FairPoint special meeting, you will need to request a ballot at the FairPoint special meeting.

        FairPoint recommends that you vote in advance even if you plan to attend the FairPoint special meeting so that FairPoint will know as soon as possible that enough votes will be present for FairPoint to hold the FairPoint special meeting. If you are a stockholder of record and attend the FairPoint special meeting, you may vote at the FairPoint special meeting or deliver your completed proxy card in person

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" beneficial holder of shares and you wish to vote in person at the FairPoint special meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the FairPoint special meeting.

Changing Your Vote

        You can change your vote before the FairPoint special meeting. If you are a FairPoint stockholder of record, you may change your proxy voting instructions in any of the following ways:

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  by sending a written notice to the corporate secretary of FairPoint that is received prior to the FairPoint special meeting, stating that you revoke your proxy;

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  by submitting a subsequent proxy by Internet, telephone or mail with a later date; or

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  by attending the FairPoint special meeting and voting your shares.

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker or other nominee holder in accordance with the procedures established by it. Please contact your broker or other nominee and follow its directions in order to change your vote.

FairPoint's Stockholder List

        You may examine a list of the stockholders of record as of the close of business on February 17, 2017 for any purpose germane to the FairPoint special meeting during normal business hours during the ten-day period preceding the date of the meeting at FairPoint's corporate headquarters, located at 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202. This list will also be made available at the FairPoint special meeting.

Duplicate Sets of Proxy Materials

        You may receive more than one set of voting materials for the FairPoint special meeting, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive or vote by telephone or Internet with respect to each proxy card and voting instruction form that you receive.

Delivery of Documents to Stockholders Sharing an Address

        "Householding" allows companies to deliver only one copy of notices and other proxy materials to multiple stockholders who share the same address (if they appear to be members of the same family) unless such company has received contrary instructions from an affected stockholder. FairPoint does not offer "householding" for stockholders of record. Please contact your broker if you are not a stockholder of record to find out if your broker offers "householding."

Tabulation of Votes

        Computershare, Inc., FairPoint's transfer agent, will count the votes, serve as tabulator of the votes and serve as the inspector of elections.

Shares Owned by FairPoint Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of FairPoint beneficially owned and were entitled to vote, in the aggregate, 919,751 shares of FairPoint common stock, which represented approximately 3.4% of the shares of FairPoint common stock outstanding on that date. The directors and executive officers of FairPoint have informed FairPoint that they intend to vote all of their shares of FairPoint common stock "FOR" the FairPoint Merger Proposal, "FOR" the FairPoint Change in Control Payments Proposal and "FOR" the FairPoint Adjournment Proposal.

Shares Owned by an Entity Affiliated with a FairPoint Director

        FairPoint director Mr. Gingold is a managing director of Angelo Gordon. Based solely on Schedule 13D filed with the United States Securities and Exchange Commission on May 20, 2011, an affiliate of Angelo Gordon beneficially owns 5,128,325 shares, or approximately 18.8%, of the outstanding FairPoint common stock. Mr. Gingold does not have voting or dispositive power over these shares. However, senior management of Angelo Gordon does have voting and dispositive power over these shares.

Solicitation of Proxies

        The solicitation of proxies from FairPoint's stockholders is made on behalf of the FairPoint Board. FairPoint and Consolidated will generally equally share the costs and expenses of printing, filing, assembling and mailing this joint proxy statement/prospectus and all fees paid to the SEC. In addition to soliciting proxies by mail, directors, officers or employees of FairPoint may solicit proxies personally or by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. FairPoint will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and FairPoint will reimburse them for their expenses in doing so.

        FairPoint has retained Morrow Sodali Global, LLC, 470 West Avenue, Stamford, Connecticut 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. FairPoint will pay Morrow Sodali Global, LLC a fee of $7,500, plus solicitation charges and reimbursement for its reasonable out-of-pocket expenses. Banks and brokers should contact Morrow Sodali Global, LLC at (203) 658-9400, and stockholders should contact Morrow Sodali Global, LLC at (800) 662-5200 or at frp.info@morrowsodali.com if assistance is needed completing proxy cards or if there are questions regarding the FairPoint special meeting.

FAIRPOINT PROPOSAL NO. 1: APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER

        For a detailed discussion of the terms and conditions of the Merger, see the section entitled "The Merger Agreement" beginning on page 99. As discussed in the section entitled "The Merger—Recommendation of the FairPoint Board; FairPoint's Reasons for the Merger" beginning on page 55, the FairPoint Board determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable to, and in the best interest of, FairPoint and its stockholders, and approved the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

        FairPoint is asking its stockholders to approve the FairPoint Merger Proposal. The approval of the proposed Merger Agreement is required for completion of the Merger.

        The FairPoint Board unanimously recommends a vote "FOR" the FairPoint Merger Proposal.

 FAIRPOINT PROPOSAL NO. 2: APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE CHANGE IN CONTROL PAYMENTS TO FAIRPOINT'S NAMED EXECUTIVE OFFICERS

        For a detailed discussion of the agreements and understandings of FairPoint and its named executive officers concerning compensation that is based on or otherwise relates to the Merger, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, see the section entitled "The Merger—Interests of FairPoint Directors and Executive Officers in the Merger" beginning on page 85.

        FairPoint is asking its stockholders to approve the FairPoint Change in Control Payments Proposal.

        The FairPoint Board unanimously recommends a vote "FOR" the FairPoint Change in Control Payments Proposal.

 FAIRPOINT PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE FAIRPOINT SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

        FairPoint is asking its stockholders to approve the FairPoint Adjournment Proposal.

        The FairPoint Board unanimously recommends a vote "FOR" the FairPoint Adjournment Proposal.

THE CONSOLIDATED SPECIAL MEETING

Date, Time and Place

        The Consolidated special meeting will be held on March 28, 2017, at 9:00 a.m., Central time, at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938.

Purpose of the Consolidated Special Meeting

        The Consolidated special meeting will be held for the purpose of considering and acting upon the following matters:

  •
  the Consolidated Stock Issuance Proposal; and

  •
  the Consolidated Adjournment Proposal.

Record Date; Shares Entitled to Vote; Required Vote; Quorum

        The Consolidated Board has fixed the close of business on February 17, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Consolidated special meeting.

        Only stockholders of record at the close of business on the record date, February 17, 2017, are entitled to receive notice of the Consolidated special meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting.

        Each outstanding share of Consolidated common stock entitles its holder to cast one vote on each matter to be voted upon at the Consolidated special meeting. The vote required for each of (i) the Consolidated Stock Issuance Proposal and (ii) the Consolidated Adjournment Proposal is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

        A quorum of stockholders is necessary to hold the Consolidated special meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of February 17, 2017, the record date, 50,605,844 shares of Consolidated common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. Broker non-votes will not be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum In the event that a quorum is not present at the Consolidated special meeting, Consolidated expects that the Consolidated special meeting will be adjourned or postponed to solicit additional proxies.

        Abstentions will have the same effect as a vote:

  •
  "AGAINST" the Consolidated Stock Issuance Proposal, and

  •
  "AGAINST" the Consolidated Adjournment Proposal.

        A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at a stockholder meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. Brokerage firms have the authority under the NYSE rules to cast votes on certain "routine" matters if they do not receive instructions from their customers, but they do not have the authority to vote on "non-routine" matters. The Consolidated Stock Issuance Proposal and the Consolidated Adjournment Proposal are considered "non-routine" matters. Therefore, broker non-votes will:

  •
  have no effect on the Consolidated Stock Issuance Proposal, and

  •
  have no effect on the Consolidated Adjournment Proposal.

Shares Owned by Consolidated Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,413,463 shares of Consolidated common stock, which represented approximately 4.8% of the shares of Consolidated common stock outstanding on that date. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock:

  •
  "FOR" the Consolidated Stock Issuance Proposal; and

  •
  "FOR" the Consolidated Adjournment Proposal.

Voting of Proxies

        This joint proxy statement/prospectus is being sent to Consolidated's stockholders on behalf of the Consolidated Board for the purpose of requesting that you allow your shares of Consolidated common stock to be represented by the persons named in the enclosed proxy card. If you are a stockholder of record, you may vote by any of the following methods:

  •
  Internet.  Electronically through the Internet by accessing Consolidated's materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  •
  Telephone.  By calling 1-800-652-VOTE (8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  •
  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  •
  In Person.  In person at the meeting.

        Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the Consolidated special meeting.

        Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  "FOR" the Consolidated Stock Issuance Proposal; and

  •
  "FOR" the Consolidated Adjournment Proposal.

Changing Your Vote

        Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

  •
  delivering to Consolidated's Secretary, at the address on the first page of this joint proxy statement/prospectus, a written notice of revocation of your proxy by mail, by telephone or through the Internet;

  •
  delivering a duly executed proxy bearing a later date; or

  •
  voting in person at the Consolidated special meeting.

        If your shares are held in "street name," you may vote in person at the Consolidated special meeting if you obtain a proxy as described above.

Solicitation of Proxies

        This joint proxy statement/prospectus is also the document used by the Consolidated Board to solicit proxies to be used at the Consolidated special meeting. Proxies are solicited by the Consolidated Board to give all stockholders of record an opportunity to vote on the matters to be presented at the Consolidated special meeting, even if the stockholders cannot attend the meeting. The Consolidated Board has designated Steven L. Childers and Steven J. Shirar as proxies, who will vote the shares represented by proxies at the Consolidated special meeting in the manner indicated by the proxies.

        Consolidated has retained Morrow Sodali Global, LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. Consolidated will pay Morrow Sodali Global, LLC a fee of $10,000 plus certain pass-through expenses as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews. Banks and brokers should contact Morrow Sodali Global, LLC at (203) 658-9400, and stockholders should contact Morrow Sodali Global, LLC at (800) 662-5200 or at cnsl.info@morrowsodali.com if assistance is needed completing proxy cards or if there are questions regarding the Consolidated special meeting.

CONSOLIDATED PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF CONSOLIDATED COMMON
STOCK IN CONNECTION WITH THE MERGER

        The Consolidated Stock Issuance Proposal is subject to approval by Consolidated's stockholders as required by applicable rules of The NASDAQ Stock Market. If the Consolidated Stock Issuance Proposal is approved by Consolidated's stockholders and the conditions to completing the Merger as set forth in the Merger Agreement are satisfied or waived, each issued and outstanding share of FairPoint common stock will be converted into the right to receive 0.7300 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with any cash in lieu of fractional shares, less any applicable taxes required to be withheld. For a detailed discussion of the terms and conditions of the Merger, see the section entitled "The Merger" beginning on page 44.

        Under the NASDAQ Listing Rules, a company listed on The NASDAQ Stock Market is required to obtain stockholder approval for an acquisition of stock of another company if the present or potential issuance of common stock, other than a public offering for cash, may equal or exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. If the Merger is completed, Consolidated will issue a maximum of 24,269,616 shares of Consolidated common stock in connection with the Merger. On an as converted basis, the aggregate number of shares of Consolidated common stock to be issued in the Merger will exceed 20% of the shares of Consolidated common stock outstanding before such issuance and for this reason Consolidated must obtain the approval of Consolidated's stockholders for the Consolidated Stock Issuance Proposal. Consolidated is asking its stockholders to approve the Consolidated Stock Issuance Proposal. The issuance of Consolidated common stock to FairPoint's stockholders is necessary to effect the Merger, and the approval of the Consolidated Stock Issuance Proposal is required for the completion of the Merger.

The Consolidated Board Recommendation and Stockholder Vote Required

        The Consolidated Board recommends a vote "FOR" the Consolidated Stock Issuance Proposal.    The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required for the Consolidated Stock Issuance Proposal.

CONSOLIDATED PROPOSAL NO. 2: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT
OF THE CONSOLIDATED SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

        Consolidated is asking its stockholders to approve the Consolidated Adjournment Proposal.

The Consolidated Board Recommendation and Stockholder Vote Required

        The Consolidated Board unanimously recommends a vote "FOR" the Consolidated Adjournment Proposal. The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required for the approval of the Consolidated Adjournment Proposal.

LEGAL MATTERS

        The validity of the shares of Consolidated common stock offered by this joint proxy statement/prospectus will be passed upon for Consolidated by Schiff Hardin LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for Consolidated by Schiff Hardin LLP and for FairPoint by Paul Hastings LLP.

EXPERTS

        The consolidated financial statements of Consolidated Communications Holdings, Inc. and subsidiaries appearing in Consolidated Communications Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Consolidated Communications Holdings, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of FairPoint Communications, Inc. and subsidiaries appearing in FairPoint Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of FairPoint Communications, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Pennsylvania RSA No. 6 (II) Limited Partnership as of December 31, 2015 and 2014, and for the years then ended and the financial statements of GTE Mobilnet of Texas RSA #17 Limited Partnership as of December 31, 2015 and 2014 and for the years then ended appearing in Consolidated Communications Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

Consolidated

        The proxy rules of the SEC permit Consolidated's stockholders, after notice to Consolidated, to present proposals for stockholder action in Consolidated's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Consolidated's action in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in Consolidated's proxy statement to be issued in connection with Consolidated's 2017 annual meeting of stockholders, that proposal must have been received at Consolidated's principal executive offices no later than December 2, 2016. Consolidated generally holds its annual meeting of the stockholders in April or May of each year and it is anticipated that its 2018 annual meeting of stockholders will be held in April or May of 2018. In order for any stockholder proposal to be considered for inclusion in Consolidated's proxy statement to be issued in connection with Consolidated's 2018 annual meeting of stockholders, that proposal must be received at Consolidated's principal executive offices, 121 South 17th Street, Mattoon, Illinois 61938-3987 (Attention: Secretary), no later than 120 days before the first anniversary of the date that Consolidated mails its proxy materials for the 2017 annual meeting.

        Consolidated's amended and restated bylaws provide that certain additional requirements be met in order that business may properly come before the stockholders at the Consolidated annual meeting. Among other things, stockholders intending to bring business before the Consolidated annual meeting must provide written notice of such intent to the Secretary of Consolidated. Such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Consolidated mailed its proxy materials for the preceding year's annual meeting. In addition, the following information must be provided regarding each proposal: as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a brief description of the business desired to be brought before the meeting; the text of any resolution proposed to be adopted at the meeting; the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, in the case of director nominations, a description of all arrangements or understandings, including all compensation and financial arrangements, between the stockholder and each nominee and any other persons (naming them) pursuant to which the nomination or nominations are to be made by the stockholder.

        In addition, the following information must be provided regarding the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such stockholder, as it appears on Consolidated's stock transfer books, and of such beneficial owner; the class, series and number of shares of Consolidated which are owned beneficially and of record by such stockholder and such beneficial owner; a representation that the stockholder giving the notice is a stockholder of record and intends to appear in person or by a qualified representative at the Consolidated annual meeting to bring the business proposed in the notice before the meeting; a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such proposal or nomination; and any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

FairPoint

        It is expected that FairPoint will not hold its 2017 annual meeting of stockholders if the Merger is completed. In that case, holders of FairPoint common stock who become holders of Consolidated common stock as a result of the Merger must submit stockholder proposals to Consolidated in accordance with the procedures described above. FairPoint will hold its 2017 annual meeting of the stockholders only if the Merger is not completed. In that case, any stockholder nominations or proposals for other business intended to be presented at FairPoint's 2017 annual meeting of stockholders must comply with the notice procedures set forth in FairPoint's bylaws and be submitted to FairPoint as set forth below.

        Any proposal or proposals by a FairPoint stockholder submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy card relating to FairPoint's 2017 annual meeting of stockholders, if any, must have been submitted to FairPoint no later than November 30, 2016. However, if FairPoint does hold a 2017 annual meeting of stockholders and the date of such meeting is changed by more than 30 days from the date of FairPoint's 2016 annual meeting of the stockholders, stockholder proposals for inclusion in the proxy statement and proxy card must be submitted a reasonable time before FairPoint begins to print and send its proxy materials for such meeting, if any. All such submissions must comply with Rule 14a-8 under the Exchange Act. In addition, stockholders who desire to bring business or submit a proposal (including director nominations) before an annual meeting of FairPoint's stockholders outside of Rule 14a-8 under the Exchange Act (i.e., where such business or proposal will not be included in FairPoint's proxy statement for the annual meeting) must comply with FairPoint's bylaws, which require, among other things, that such stockholders provide written notice of such business to FairPoint's secretary, which notice must be received not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting.

        Notices of intention to present proposals at an annual meeting of FairPoint's stockholders should be addressed to FairPoint Communications, Inc., Attn: Secretary, 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.

WHERE YOU CAN FIND MORE INFORMATION

        Consolidated and FairPoint file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that Consolidated and FairPoint file with the SEC at the SEC's public reference room at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning Consolidated may also be obtained at its website at www.consolidated.com. Reports, proxy statements and other information concerning FairPoint may also be obtained at its website at www.fairpoint.com.

        The SEC allows Consolidated and FairPoint to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference into this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents set forth below that Consolidated and FairPoint have previously filed with the SEC.

Consolidated Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2015
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2016
Quarterly Report on Form 10-Q	Fiscal Quarter ended June 30, 2016
Quarterly Report on Form 10-Q	Fiscal Quarter ended September 30, 2016
Current Reports on Form 8-K	Filed on January 5, 2016, May 4, 2016, October 7, 2016, December 5, 2016 (two Current Reports), December 6, 2016, December 15, 2016, December 22, 2016, and February 17, 2017
Registration Statement on Form 8-A	Filed on July 19, 2005
FairPoint Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2015
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2016
Quarterly Report on Form 10-Q	Fiscal Quarter ended June 30, 2016
Quarterly Report on Form 10-Q	Fiscal Quarter ended September 30, 2016
Current Reports on Form 8-K	Filed on January 19, 2016, January 22, 2016, February 10,
2016, March 18, 2016, April 14, 2016, May 17, 2016, July 13,
2016, September 6, 2016, December 5, 2016 (two Current Reports), and February 10, 2017
Registration Statement on Form 8-A	Filed on January 18, 2005
Registration Statement on Form 8-A	Filed January 24, 2011
Amendment to Registration Statement on Form 8-A/A	Filed January 24, 2011

        Consolidated and FairPoint also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Consolidated special meeting and the FairPoint special meeting. These include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        Consolidated has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Consolidated, and FairPoint has supplied all such information relating to FairPoint.

        You may have previously received some of the documents incorporated by reference into this joint proxy statement/prospectus, but you can obtain any of them through Consolidated or FairPoint, as applicable, or the SEC or the SEC's website as described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

FairPoint Communications, Inc. 521 East Morehead Street, Suite 500 Charlotte, North Carolina 28202 Attention: Investor Relations Telephone (704) 344-8150	Consolidated Communications Holdings, Inc. 121 South 17th Street Mattoon, Illinois 61938 Attention: Investor Relations Telephone: (507) 386-3765

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Consolidated and FairPoint have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated February 24, 2017. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to stockholders of Consolidated or stockholders of FairPoint nor the issuance of Consolidated common stock in the Merger creates any implication to the contrary.

Annex I

Merger Agreement

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

FAIRPOINT COMMUNICATIONS, INC.,

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,

and

FALCON MERGER SUB, INC.

Dated as of December 3, 2016

I-i

I-ii

I-iii

Index of Defined Terms

Page
Acceptable Confidentiality Agreement	48
Adjusted Exercise Price	4
Adjusted Option Shares	4
Affiliate	6
Agreement	1
Alternative Acquisition Agreement	46
Alternative Financing	50
Alternative Proposal	48
Bankruptcy and Equity Exceptions	10
Borrower	32
Business Day	2
Capitalization Date	8
Certificate	3
Certificate of Incorporation	2
Certificate of Merger	1
Claim	43
Closing	2
Closing Date	2
Closing Date Parent Stock Price	4
Code	6
Company	1
Company Benefit Plans	14
Company Board	9
Company Common Stock	2
Company Common Stock Holder	5
Company Contract	16
Company Designee	52
Company Disclosure Schedule	7
Company Equity Awards	4
Company Material Adverse Effect	7
Company Option	3
Company Performance Award	4
Company Personal Information	16
Company Preferred Stock	8
Company Privacy Policy	15
Company Recommendation	9
Company Recommendation Change	46
Company Related Party	62
Company Required Vote	10
Company RSA	4
Company SEC Reports	11
Company Stock Plans	8
Company Stockholder Meeting	38
Company Termination Fee	51
Confidentiality Agreement	38
Consent	10
Continuing Employees	41
D&O Insurance	44

I-iv

Page
Debt Commitment Letter	32
Debt Financing	32
Debt Payment Expenses	53
Delaware Secretary	1
DGCL	1
Dissenting Shares	3
Effective Time	1
Environmental Laws	19
Equity Award Consideration	4
ERISA	14
ERISA Affiliate	14
Exchange Act	11
Exchange Agent	5
Exchange Ratio	2
Excluded Shares	2
Expenses	43
FCC	10
Fiduciary Change	49
Financing Agreements	50
Financing Documents	50
Financing Sources	32
Funded Debt	53
GAAP	8
Governmental Entity	10
HSR Act	10
Indemnified Parties	42
Intellectual Property Rights	19
Knowledge of the Company	12
Knowledge of the Parent	25
Leased Real Property	18
Licenses	19
Liens	9
Merger	1
Merger Consideration	2
Merger Sub	1
MUFG	32
Option Consideration	4
Outside Date	55
Owned Real Property	17
Parent	1
Parent Benefit Plan	28
Parent Board	24
Parent Capitalization Date	23
Parent Contract	30
Parent Credit Agreement	29
Parent Disclosure Schedule	21
Parent Intellectual Property Rights	31
Parent Licenses	31
Parent Material Adverse Effect	22
Parent Personal Information	29

I-v

Page
Parent Plans	42
Parent Privacy Policy	29
Parent Recommendation	24
Parent Registration Statement	37
Parent Required Vote	24
Parent SEC Reports	25
Parent Stock	2
Parent Stock Issuance	32
Parent Stock Plans	23
Parent Stockholder Meeting	39
Parent Termination Fee	57
Performance Award Consideration	4
Permits	7
Permitted Liens	18
Person	6
Proxy Statement/Prospectus	37
Qualifying Transaction	57
Regulatory Law	40
Representatives	38
SEC	7
Securities Act	11
State Regulators	10
Subsidiary	10
Superior Proposal	49
Surviving Company	1
Tax Return	14
Taxes	13
Termination Date	55

I-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of December 3, 2016 (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, this "Agreement"), is entered into by and among Consolidated Communications Holdings, Inc., a Delaware corporation ("Parent"), FairPoint Communications, Inc., a Delaware corporation (the "Company"), and Falcon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

        WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Sub have approved the acquisition of the Company by Parent through the statutory merger of Merger Sub with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Merger") upon the terms and subject to the conditions of this Agreement;

        WHEREAS, the parties hereto intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

        WHEREAS, the Board of Directors of the Company has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable for and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms of this Agreement, to recommend that the Company's stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger;

        WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable for and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, and (c) resolved, subject to the terms of this Agreement, to recommend that Parent's stockholders approve the Parent Stock Issuance in connection with the Merger; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    THE MERGER

        1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time, Merger Sub shall merge with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Company"). The parties to this Agreement agree to report the Merger for any and all federal and state income tax reporting purposes as a "reorganization" within the meaning of Section 368(a)(2)(E) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g).

        1.2    Effective Time.    The Merger shall become effective as set forth in a certificate of merger executed and acknowledged in accordance with, and otherwise satisfying, the applicable requirements of the DGCL (the "Certificate of Merger"), which shall be duly executed by the Company and Merger Sub and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date or as soon thereafter as practicable. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective as provided by the Certificate of Merger and otherwise in accordance with applicable law.

        1.3    Closing of the Merger.    Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place (a) at the offices of Schiff Hardin LLP, 233 South Wacker Drive, Suite 6600, Chicago, Illinois, at 7:00 a.m., Central Time, on the date that is the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Section 8 hereof, other than conditions which by their terms are to be satisfied at the Closing, or (b) such other location, date or time as the parties may mutually agree (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which the office of the Delaware Secretary is closed.

        1.4    Certificate of Incorporation.    The Ninth Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall at the Effective Time be amended and restated to read as set forth in Exhibit A hereto and as so amended and restated shall be the Certificate of Incorporation of the Surviving Company, until thereafter amended in accordance with applicable law and such Certificate of Incorporation.

        1.5    Bylaws.    At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended in accordance with applicable law and such bylaws.

        1.6    Board of Directors; Officers.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law.

2.    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        2.1    Conversion of Company Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the shares of Company Common Stock, Parent Stock or any capital stock of Merger Sub:

          (a)   All shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") held in treasury or owned directly by the Company, any Subsidiary of the Company, Merger Sub or Parent (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for the Merger Consideration. Shares of Company Common Stock that are canceled and retired pursuant to this Section 2.1 are hereinafter referred to as the "Excluded Shares"; and

          (b)   Each share of Company Common Stock (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive 0.7300 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the "Parent Stock"), subject to adjustment in accordance with Section 2.1(d) (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 2.1(c), is hereinafter referred to as the "Merger Consideration"). Effective as of the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of certificates or evidence of shares in book-entry form which immediately prior to the Effective Time evidenced shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of such Certificate in accordance with Section 3.2.

          (c)    No Fractional Shares.    No fractional shares of Parent Stock shall be issued in respect of shares of Company Common Stock that are to be converted in the Merger into the right to receive shares of Parent Stock. Each holder of a Certificate (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in lieu of any fractional share of Parent Stock to which such holder would otherwise have been entitled pursuant to Section 2.1(b) an amount in cash (without interest), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Parent Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time) by (ii) the last reported sale price of Parent Stock on the NASDAQ Global Select Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by the Company and Parent) on the last complete trading day prior to the date of the Effective Time.

          (d)    Adjustments.    If, on or after the date of this Agreement and prior to the Effective Time, Parent splits, combines into a smaller number of shares, or issues by reclassification any shares of Parent Stock, then the Merger Consideration and any dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

        2.2    Dissenting Shares.    Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If any Dissenting Shares shall lose their status as such (through failure to perfect appraisal rights under Section 262 of the DGCL or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive the Merger Consideration in accordance with Section 2.1, without interest thereon.

        2.3    Treatment of Restricted Stock, Options and Other Stock-Based Awards.

          (a)   As of the Effective Time, each option to purchase shares of Company Common Stock or other right to purchase Company Common Stock under any Company Stock Plan (each, a "Company Option"), to the extent outstanding and unexercised immediately prior thereto, shall become fully vested and shall, without any action on the part of any holder thereof, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the Effective Time, that number of shares of Parent Stock as is equal to (i) the product of (A) the Adjusted Option Shares, multiplied by (B) the difference of (1) the Closing Date Parent Stock Price, minus (2) the Adjusted Exercise Price, divided by (ii) the Closing Date Parent Stock

  Price (the "Option Consideration"); provided, however, that in the event that the Adjusted Exercise Price of any Company Option is equal to or greater than the Closing Date Parent Stock Price, such Company Option shall be canceled and no Option Consideration shall be payable in respect of such Company Option. As used in this Section 2.3(a):

              (i)  The term "Adjusted Exercise Price" shall mean, with respect to each Company Option, the quotient of (A) the exercise price set forth in such Company Option, in each case as adjusted to the date of such calculation in accordance with the terms of such Company Option, divided by (B) the Exchange Ratio.

             (ii)  The term "Adjusted Option Shares" shall mean, with respect to each Company Option, the product of (A) the number of shares of Company Common Stock underlying such Company Option, in each case as adjusted to the date of such calculation in accordance with the terms of such Company Option, multiplied by (B) the Exchange Ratio.

            (iii)  The term "Closing Date Parent Stock Price" shall mean the per share closing price for Parent Stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the Closing Date.

          (b)   As of the Effective Time, each performance award granted under any Company Stock Plan (each, a "Company Performance Award" and, collectively with the Company Options, the "Company Equity Awards"), to the extent outstanding immediately prior thereto, shall become fully vested (at the 100% level) and shall, without any action on the part of any holder thereof, be automatically canceled in exchange for the right to receive, as soon as reasonably practicable following the Effective Time, that number of shares of Parent Stock as is equal to the product of (i) the number of shares of Company Common Stock underlying such Company Performance Award, multiplied by (ii) the Exchange Ratio (collectively, the "Performance Award Consideration" and, together with the Option Consideration, the "Equity Award Consideration").

          (c)   As of the Effective Time, each restricted share award granted under any Company Stock Plan (each, a "Company RSA"), to the extent outstanding and subject to vesting or forfeiture conditions (whether time-based or performance-based), shall become fully vested or released from such forfeiture conditions as of the Effective Time and shall be treated as a share of Company Common Stock for all purposes of this Agreement.

        2.4    Legal Entity Restructuring.    If, on or after the date of this Agreement and prior to the Effective Time, Parent provides written notice to the Company of a proposed internal restructuring plan for the Company and its subsidiaries, Parent and the Company agree to reasonably cooperate and participate in the analysis, development and implementation of the plan. The Company shall not be required to take any action with respect to such plan that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or have an adverse tax or economic effect on the Company or its shareholders or optionholders for a taxable period prior to or including the Effective Time, or have the effect of materially delaying, impairing or impeding the receipt of any regulatory approvals required in connection with the transactions contemplated by this Agreement.

3.    EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

        3.1    Delivery of the Merger Consideration.    Prior to the Effective Time (and, with respect to Parent Stock, from time to time after the Effective Time, as applicable), Parent shall deposit with the Exchange Agent, pursuant to an agreement providing for the matters set forth in this Section 3.1 and such other matters as may be appropriate and the terms of which shall be mutually acceptable to Parent and the Company, an amount in cash and certificates representing shares of Parent Stock sufficient to effect the conversion of each share of Company Common Stock (other than Excluded Shares) into the Merger Consideration pursuant to this Agreement.

        3.2    Exchange Procedures.

          (a)   Promptly after the execution of this Agreement, Parent shall designate and appoint Computershare Trust Company, N.A. or an Affiliate thereof to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging Certificates.

          (b)   Promptly after the Effective Time, but in any event not more than five (5) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of immediately prior to the Effective Time of shares of Company Common Stock (each such holder, a "Company Common Stock Holder"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate representing any shares of Company Common Stock held by such Company Common Stock Holder shall pass, only upon delivery of the completed letter of transmittal and such Certificate to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for the total amount of Merger Consideration that such Company Common Stock Holder is entitled to receive in exchange for such holder's shares of Company Common Stock in the Merger pursuant to this Agreement. From and after the Effective Time, until surrendered as contemplated by this Section 3.2, each Certificate representing shares of Company Common Stock held by a Company Common Stock Holder shall be deemed to represent only the right to receive the total amount of Merger Consideration to which such Company Common Stock Holder is entitled in exchange for such shares of Company Common Stock as contemplated by Section 2.

          (c)   Upon surrender by a Company Common Stock Holder to the Exchange Agent of all Certificates representing such holder's shares of Company Common Stock, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Company Common Stock Holder shall be entitled to receive in exchange therefor (and the Exchange Agent shall mail to such Company Common Stock Holder within ten (10) Business Days following such surrender): (i) a certificate (or certificates in the aggregate) representing the number of whole shares of Parent Stock into which such holder's shares of Company Common Stock represented by such holder's properly surrendered Certificates were converted in accordance with Section 2, and such Certificates so surrendered shall be forthwith cancelled, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.7) equal to (A) the amount of cash in lieu of a fractional share of Parent Stock to be paid pursuant to Section 2.1(c)), if any, into which such holder's shares of Company Common Stock represented by such holder's properly surrendered Certificates were converted in accordance with Section 2, plus (B) any cash dividends and other distributions that such holder has the right to receive pursuant to Section 3.3.

        3.3    Dividends and Distributions.    No dividends or other distributions with respect to shares of Parent Stock shall be paid to the holder of any unsurrendered Certificate until such Certificate is surrendered as provided in this Section 3, but provided that, to the extent that any such dividends or distributions are declared with a record date on or after the Effective Time, such dividends or distributions shall accrue for the account of such holder to be paid as provided in this Section 3.3. Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Stock issued in exchange for shares of Company Common Stock represented immediately prior to the Effective Time by such Certificate (i) when any payment or distribution of a certificate representing any share(s) of Parent Stock is made to such holder pursuant to Section 3.2(b) or (c), all dividends and other distributions payable in respect of such Parent Stock with a record date on or after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) on the appropriate payment date, the dividends or other distributions payable with respect to such Parent Stock with a record date after the Effective Time but prior to surrender and with a payment date subsequent to such surrender. For purposes of dividends and other distributions in respect of Parent Stock, all shares of Parent Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

        3.4    Transfer Books; No Further Ownership Rights in Shares.    After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. After the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration and such dividends and other distributions on or in respect of Parent Stock as provided herein or as otherwise provided by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in Section 2.

        3.5    Termination of Fund; No Liability.    At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent (i) certificates representing shares of Parent Stock and (ii) cash held by the Exchange Agent for payments in lieu of fractional shares of Parent Stock, in each case, not delivered to holders of Certificates. Thereafter, holders of Certificates shall be entitled to look only to Parent, which shall thereafter act as the Exchange Agent (subject to abandoned property, escheat or other similar Laws), as general creditors of Parent with respect to the delivery of the Merger Consideration (including payment of cash in lieu of fractional shares of Parent Stock). None of Parent, the Surviving Company and the Exchange Agent shall be liable to any Person (as defined below) for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law. For purposes of this Agreement, "Person" means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        3.6    Lost, Stolen or Destroyed Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Company, the delivery by such Person of a bond (in such amount as Parent or the Surviving Company may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Company on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing shares of Parent Stock and/or pay the cash in lieu of any fractional share of Parent Stock to which such holder is entitled, which constitute the total amount of Merger Consideration deliverable in respect of such Certificate as determined in accordance with Section 2.

        3.7    Withholding Taxes.    Parent or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration, the Equity Award Consideration and any other amounts payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock or Company Equity Awards such amounts as the Company, Parent, or any affiliate (as defined under the Exchange Act (an "Affiliate")) thereof, or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Parent or the Exchange Agent and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Company Equity Awards in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

        3.8    Adjustments to Prevent Dilution.    Without limiting the other provisions of the Agreement, in the event that the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Equity Award Consideration shall be equitably adjusted to eliminate the effect of such change on the Merger Consideration.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (a) the Company's filings with the Securities and Exchange Commission (the "SEC") required by the Securities Act or the Exchange Act (excluding any disclosures set forth in any section of any such report entitled "Risk Factors" or "Forward-Looking Statements" or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of the Company delivered to Parent concurrently herewith (the "Company Disclosure Schedule") (with specific reference to the section of this Agreement to which the information stated in such Company Disclosure Schedule relates; provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to result in a Company Material Adverse Effect), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        4.1    Corporate Organization.

          (a)   Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of the good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Subsidiaries, where the failure to be so organized, existing or in good standing, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries has all requisite corporate or limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, "Permits") necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or possess Permits, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, would not reasonably be expected to result in a Company Material Adverse Effect. As used in this Agreement, the term "Company Material Adverse Effect" means (i) a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) a material adverse effect on the Company's ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any effect on the Company or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any relationship and including any litigation brought by any stockholder of the Company in connection with the transactions contemplated hereby, (B) any failure by the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (it being understood that this clause (B) does not and shall not be deemed to apply to the underlying cause or causes of any such failure), (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable or potentially applicable to the industries in which the Company or its Subsidiaries operate, (D) changes generally affecting the industries in which the Company or its Subsidiaries operate that are not specifically related to the Company and its Subsidiaries and do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (E) changes in general economic conditions or political conditions, or in the financial, credit or securities markets in general (including changes in the prevailing interest rates, exchange rates or stock, bond and/or debt prices) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster, or (G) changes in the market price or trading volume of the Company Common Stock on NASDAQ (it being understood that this clause (G) does not and shall not be deemed to apply to the underlying cause or causes of any such changes). As used herein, "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such Person for financial reporting purposes.

          (b)   The copies of the Certificate of Incorporation and Bylaws of the Company, and similar organizational documents of each its Subsidiaries, which, except as set forth in Section 4.1(b) of the Company Disclosure Schedule, have previously been made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, all documents and other information posted in the online data room established by the Company prior to the date hereof shall be deemed to have been made available to Parent and Merger Sub.

          (c)   The minute books of the Company and each of its Subsidiaries, which, except as set forth in Section 4.1(c) of the Company Disclosure Schedule, have been previously made available to Parent contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken since January 24, 2011 of their respective stockholders, members, partners or other equity holders and the Boards of Directors or other governing bodies (including committees of their respective Boards of Directors or other governing bodies) through the date hereof.

        4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 40,000,000 shares, consisting of 37,500,000 shares of Common Stock, par value $0.01 per share, and 2,500,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on December 2, 2016 (the "Capitalization Date"), there were 27,073,676 shares of Company Common Stock outstanding and no shares of the Company Preferred Stock outstanding. As of the close of business on the Capitalization Date, no shares of Company Common Stock were reserved or to be made available for issuance, except as set forth in Section 4.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except (i) as set forth in Section 4.2(a) of the Company Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any Company Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company's stock plans and arrangements set forth in Section 4.2(a) of the Company Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the "Company Stock Plans"), and (iii) as set forth elsewhere in this Section 4.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company capital stock (including any rights plan or agreement). Section 4.2(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each stock option or subject to each restricted stock award granted under the Company Stock Plans that was outstanding as of the Capitalization Date and the exercise price for each such stock option. Since the Capitalization Date, the Company has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 4.2(a) or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Company Stock Plans.

          (b)   Section 4.2(b) of the Company Disclosure Schedule lists the name, jurisdiction of organization, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Subsidiary of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities the Company or any of its Subsidiaries has invested (and currently owns) or is required to invest $5,000,000 or more. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company's Subsidiaries free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Section 4.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary. There are no restrictions on the Company with respect to voting the stock of any Subsidiary of the Company.

        4.3    Authority; No Violation.

          (a)   The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement and, subject to receipt of the Company Required Vote and the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement, to consummate the transactions contemplated hereby. The Board of Directors of the Company (the "Company Board") at a duly held meeting has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery of this Agreement, and (iv) subject to Section 7.7, resolved to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger (the recommendation contemplated by this clause (iv) being referred to as the "Company Recommendation"), and directed that such matter be submitted for consideration by the Company's stockholders at the Company Stockholder Meeting. None of the aforesaid actions by the Company Board has been amended, rescinded or modified as of the date of this Agreement. Except for the approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote (the "Company Required Vote"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally (the "Bankruptcy and Equity Exceptions").

          (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, including the Merger, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or any of the similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained or made, and except as set forth in Section 4.3(b) of the Company Disclosure Schedule, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, or require redemption or repurchase or otherwise require the purchase or sale of any securities under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

        4.4    Consents and Approvals.    No consent, approval, clearance, waiver, Permit or order ("Consent") of or from, or filings or registrations with, any federal, national, state, provincial or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction (each a "Governmental Entity") or with any third Person are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including the Merger, except for (a) any notices required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the Consents from, or registrations, declarations, notices or filings made to or with the Federal Communications Commission (the "FCC") or any Governmental Entity (including any state or local public service or public utilities commission or other similar state or local regulatory bodies (collectively, the "State Regulators") and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required with respect to mergers, business combinations or changes in control of telecommunications companies generally, (c) the filing with the SEC of the Proxy Statement/Prospectus, as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (d) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and (e) except as set forth in Section 4.4(e) of the Company Disclosure Schedule, other consents or approvals of, or filings or registrations with, Governmental Entities or third parties, the failure of which to be obtained or made would not be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.5    SEC Filings.    The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2014 (collectively, the "Company SEC Reports"). None of the Company's Subsidiaries is required to file or furnish reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"). Each of the Company SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Securities Act") and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Company SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is subject to ongoing SEC review.

        4.6    Financial Statements.

          (a)   Each of the financial statements included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(b). The Company (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), including to ensure that material information relating to the Company, including its consolidated

  Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (c)   From January 1, 2014 to the date of this Agreement, (i) neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company (as defined below), any director, officer, auditor, accountant or representative of the Company or any of the Subsidiaries of the Company has received any written complaint, allegation, assertion or claim that the Company or any of the Subsidiaries of the Company has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls relating to the Company and the Subsidiaries of the Company, taken as a whole, and (ii) no attorney representing the Company or any Subsidiary of the Company has made a report to the Company's chief legal officer, chief executive officer or Board of Directors (or any committee thereof) pursuant to the SEC's Standards of Professional Conduct for Attorneys (17 CFR Part 205).

        4.7    Broker's Fees.    Except for the Company's engagement of Evercore Group L.L.C., neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors on behalf of the Company or any of the Company's Subsidiaries, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

        4.8    Absence of Certain Changes or Events.

          (a)   Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, since September 30, 2016, no event has occurred which has had or would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except as set forth in Section 4.8(b) of the Company Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.2, since September 30, 2016, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

        4.9    Legal Proceedings.

          (a)   Except as set forth in Section 4.9(a)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against the Company or any of its Subsidiaries that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement. "Knowledge of the Company" means the actual knowledge of the directors and executive officers of the Company listed in Section 4.9(a)(ii) of the

  Company Disclosure Schedule, in each case without such individual being obligated to conduct any special inquiry or investigation into the affairs or records of the Company. The directors and executive officers of the Company listed in Section 4.9(a)(ii) of the Company Disclosure Schedule shall not be deemed to have knowledge (actual, constructive or otherwise) of any fact, event, condition or occurrence known or deemed to be known by any other Person other than as expressly set forth in the foregoing sentence.

          (b)   As of the date of this Agreement, except as set forth in Section 4.9(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any of their businesses or properties are subject to or bound by any injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.10    Taxes.    Except as set forth in Section 4.10 of the Company Disclosure Schedule:

          (a)   (i) Each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b)   Since January 1, 2012, neither the Company nor any of its Subsidiaries (i) has been a member of an "affiliated group" (other than a group the common parent of which is the Company) filing a consolidated federal income tax return, or (ii) has had any liability for Taxes of any Person (other than the Company and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c)   Since January 1, 2012, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to the Company or any of its Subsidiaries.

          (d)   Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two (2) years prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e)   Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period of time for the assessment of, any Tax, which waiver or extension has not since expired.

          (f)    Neither the Company nor any of its Subsidiaries has "participated", within the meaning of Treasury Regulations Section 1.6011-4(c)(3), in any of the transactions described in Treasury Regulations Section 1.6011-4(b)(2), (3), (4), (5) or (6).

          (g)   Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that prevents, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (h)   As used herein, "Taxes" shall mean all taxes, levies or other assessments imposed by any United States federal, state, local or non-U.S. taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

          (i)    As used herein, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

        4.11    Employee Benefit Plans.

          (a)   Section 4.11(a) of the Company Disclosure Schedule sets forth a true and complete list or description of each employee welfare benefit plan and employee pension benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Sections 3(1) and 3(2), each other material compensation, consulting, employment or collective bargaining agreement, each stock option, stock purchase, stock appreciation right, other stock based, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Subsidiaries which the Company or the Subsidiaries maintain or are required to contribute to as of the date of this Agreement (or, with respect to any "employee pension benefit plan," as defined under Section 3(2) of ERISA, has maintained or contributed to in the last six years) (collectively, the "Company Benefit Plans"). Copies of the Company Benefit Plan documents (and, if applicable, related trust or funding agreements, insurance policies and service provider agreements) and all amendments thereto and written descriptions if not reduced to a written document have been made available to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) required to be filed, the most recent summary plan description and the most recent IRS determination letter or opinion letter issued with respect to any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

          (b)   Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the Company nor any entity treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") currently maintains or is required to contribute to any Company Benefit Plan that (i) is a "multiemployer plan" as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) is a "welfare benefit plan" as defined in Section 3(1) of ERISA that provides for post-retirement medical, life insurance or other welfare-type benefits to any former employees of the Company (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law regarding medical continuation coverage), (iv) is a "multiple employer plan" as defined in Section 413(c) of the Code or (v) is a "multiple employer welfare arrangement" within the meaning of 3(40)(A) of ERISA.

          (c)   The Company Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code are subject to a favorable determination or opinion letter from the IRS (or are entitled to rely on such a letter issued to the provider of a master, prototype, volume submitter or similar plan) and, to the Knowledge of the Company, nothing has occurred that is expected to result in the revocation of such qualified status by the IRS, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company Benefit Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, it being understood that it shall not be a breach of this representation or any other representation in this Agreement if as a result of the transactions contemplated by this

  Agreement (or otherwise on or after the date of this Agreement) any pension plan is required to be funded or terminated.

          (e)   As of the date of this Agreement, there are no material suits, actions, disputes, claims (other than routine claims for benefits) or arbitrations, or any audits, examinations or administrative proceedings before any Governmental Entity pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company in its capacity as the plan sponsor or fiduciary thereof, and no Company Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System, nor under the Department of Labor's Delinquent Filer Voluntary Compliance Program, and the Company does not anticipate any such submission of any Company Benefit Plan, in each case which would reasonably be expected to result in a Company Material Adverse Effect.

          (f)    All contributions required to be made under the terms of any Company Benefit Plan, or applicable law, with respect to any period ending prior to the date of this Agreement have been paid or have been timely accrued on the audited financial statements to the extent required by GAAP, and none of the Company Benefit Plans has any material unfunded liabilities as of the date of this Agreement that are not so reflected in such audited financial statements.

        4.12    Compliance With Applicable Law.

          (a)   Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

          (b)   The Company and each of its Subsidiaries (i) is and during the past five years has in compliance with (A) all written policies of the Company and each of its Subsidiaries pertaining to the logical and physical security of electronic data stored or used by the Company or any of its Subsidiaries (the "Company Privacy Policy"), and (B) all applicable laws pertaining to privacy, data protection, user data or Company Personal Information; and (ii) has implemented and maintained commercially reasonable administrative, technical and physical safeguards to protect such Company Personal Information against unauthorized access and use, in each case of clause (i) and (ii) except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. There has been no loss, damage or unauthorized access, disclosure, use or breach of security of Company Personal Information maintained by or on behalf of the Company or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. No Person (including any Governmental Entity) has made any written claim or commenced any action with respect to unauthorized access, disclosure or use of Company Personal Information maintained by or on behalf of any of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. None of (1) the execution, delivery, or performance of this Agreement or (2) the consummation of any of the transactions contemplated by this Agreement, including the Merger, will violate any Company Privacy Policy or any law pertaining to privacy, data protection user data or Company Personal Information, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a

  Company Material Adverse Effect. "Company Personal Information" means all data or information controlled, owned, stored, used or processed by the Company or any of its Subsidiaries relating to an identified or identifiable customer or natural person (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver's license number, account number, personal identification number, health or medical information (or any other unique identifier or one or more factors specific to the Person's physical, physiological, mental, economic or social identity), whether such information is in individual or aggregate form and regardless of the media in which it is contained.

          (c)   Since January 24, 2011, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

        4.13    Certain Contracts.

          (a)   Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of the Company or any of its Subsidiaries to compete in any material respect in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires the Company or any of its Subsidiaries to offer specified products or services to their customers on an exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness (other than capital leases) in the principal amount of $15,000,000 or more, except as may be incurred in connection with the Company's revolving credit line or the issuance of letters of credit, in each case, pursuant to that certain Credit Agreement, dated as of February 14, 2013, among the Company, the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc. as administrative agent, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or its Subsidiaries, (vi) which involves the purchase of assets, other than in the ordinary course of business, with a purchase price of $3,000,000 or more in any single case or $12,000,000 in all such cases, or (vii) which involves the sale of assets, other than in the ordinary course of business, with a purchase price of $1,500,000 or more in any single case or $8,000,000 in all such cases. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13(a), whether or not publicly disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 4.13(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract", and neither the Company nor any of its Subsidiaries has received written notice of any material violation of a Company Contract by any of the other parties thereto. The Company has made available to the Parent (which requirement may be satisfied by posting such information in the online data room established by the Company prior to the date hereof) all contracts which involved payments by the Company or any of its Subsidiaries in fiscal year 2016 of more than $5,000,000 or which could reasonably be expected to involve payments during fiscal year 2017 of more than $5,000,000 other than any such contract that is terminable at will on one-hundred twenty (120) days or less notice without payment of a penalty in excess of $5,000,000, other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 6.2.

          (b)   Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding on the Company and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

        4.14    Undisclosed Liabilities.    Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Company Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long as such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company.

        4.15    Anti-Takeover Provisions.    Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5, the Company Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby, including the Merger, the restrictions on business combinations set forth in Section 203 of the DGCL. To the Knowledge of the Company, no other state anti-takeover statute or regulation applies to this Agreement or any of the transactions contemplated hereby, including the Merger.

        4.16    Company Information.    The information relating to the Company and its Subsidiaries to be provided by the Company for inclusion in the Parent Registration Statement or the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof as relate only to Parent, Merger Sub or any of their respective Subsidiaries) will comply as to form in all material respects with the Exchange Act.

        4.17    Title to Property.

          (a)    Real Property.    Except as disclosed in Section 4.17(a)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own any material real property (the "Owned Real Property"). All real property and fixtures material to the business, operations or financial condition of the Company and its Subsidiaries are in substantially good condition and repair except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company or a Subsidiary of the Company has good fee simple title to all Owned Real Property specified in Section 4.17(a)(ii) of the Company Disclosure Schedule. Except for Permitted Liens, as of the date of this Agreement, none of the Owned Real Properties specified in Section 4.17(a)(ii) of the Company Disclosure Schedule is subject to any lease, sublease, license or other agreement granting to any Person (other than the Company or any Subsidiary of the Company) any right to the use or occupancy of such Owned Real Property or any part thereof. Except as would not reasonably be expected to result in, in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there does not exist any condemnation or eminent domain proceeding that affects any Owned Real Property.

          (b)    Personal Property.    The Company and its Subsidiaries have good and valid title to, or a valid leasehold interest in, or with respect to licensed assets only, a valid license to use, all tangible personal property owned by them on the date hereof, free and clear of all Liens other than Permitted Liens, except where the failure to have such title, valid leasehold or valid license would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect. With respect to personal property used in the business of the Company and its Subsidiaries which is leased rather than owned, neither the Company nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

          (c)    Leased Property.    All material leases of real property and all other leases material to the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases real or personal property (the "Leased Real Property") are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the Knowledge of the Company, the lessors thereunder, or any event which with notice or lapse of time would constitute such a default, and in the case of real estate leases the Company or such Subsidiary quietly enjoys the premises provided for in such lease except, in each case, as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to result in, in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there does not exist any condemnation or eminent domain proceeding that affects any Leased Real Property.

          (d)   As used herein, "Permitted Liens" means (i) Liens publicly disclosed in the Company SEC Reports filed prior to the date hereof, (ii) Liens disclosed in Section 4.17(d)(ii) of the Company Disclosure Schedule, (iii) Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where the property is located, (iv) such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations, (v) Liens imposed or promulgated by laws with respect to real property and improvements, including zoning regulations, (vi) mechanics', carriers', workmen's, repairmen's and similar Liens incurred in the ordinary course of business or (vii) Liens that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.18    Insurance.    The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practice (taking into account the cost and availability of such insurance), except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with their insurance policies, including any State Self Insurance program, and are not in default under any of the terms thereof, except for any such non-compliance or default that would not reasonably be expected to result in a Company Material Adverse Effect. Each such policy is outstanding and in full force and effect (other than due to the ordinary expiration of the term thereof), except as set forth on Section 4.18 of the Company Disclosure Schedule. All premiums and other payments due under any such policy have been paid.

        4.19    Environmental Liability.    Except as set forth in Section 4.19 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of the Company, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to protection of the environment or human health, or under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), which liability or obligation would reasonably be expected to result in a Company Material Adverse Effect. During, or, to the Knowledge of the Company, prior to the period of, (a) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries' participation in the management of any property, or (c) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 4.12), the representations and warranties of the Company in this Section 4.19 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to Environmental Laws.

        4.20    Intellectual Property.    The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, designs, domain names, lists, data, databases, processes, methods, schematics, technology, know-how, documentation, and other proprietary intellectual property rights and any such rights in computer programs (collectively, "Intellectual Property Rights") as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to result in a Company Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries, expect for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties of the Company in this Section 4.20 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to intellectual property matters.

        4.21    Communications Regulatory Matters.

          (a)   The Company and each of its Subsidiaries hold (i) all material approvals, authorizations, certificates and licenses issued by the FCC or the State Regulators that are required for the Company and each of its Subsidiary to conduct its business as presently conducted, which approvals, authorizations, certificates and licenses are set forth in Section 4.21(a) of the Company Disclosure Schedule, and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to the Company or any of its Subsidiaries by a Governmental Entity that are required for the Company and each of its Subsidiaries to conduct its business, as presently conducted (clause (i) and (ii) collectively, the "Licenses").

          (b)   Each License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. No License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there has been no event, condition or circumstance that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure to be renewed would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The licensee of each License is in compliance with each License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the rules, regulations, policies, instructions and orders of the FCC or the State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.22    Labor Matters.    Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other material agreement or understanding with a labor union or labor organization involving any employees of the Company, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving its or any of its Subsidiaries' employees pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. As of the date of this Agreement, there is no written labor or employment-related charge, complaint or claim of any sort against the Company or any Subsidiary of the Company pending or, to the Knowledge of the Company, threatened before any Governmental Entity, except for such charges, complaints or claims that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        4.23    Transactions with Affiliates.    Except as set forth in Section 4.23 of the Company Disclosure Schedule, as of the date of this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any of the Subsidiaries of the Company, on the one hand, and any Affiliate of the Company (other than the Subsidiaries of the Company), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        4.24    Opinion of Financial Advisor.    The Company has received an opinion of Evercore Group L.L.C., financial advisor to the Company, to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock. It is agreed and understood that such opinion may not be relied on by Parent or Merger Sub.

        4.25    Acknowledgement of the Company.    The Company acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of Parent and its Subsidiaries. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of Parent and Merger Sub contained in this Agreement and the Company (a) acknowledges that, other than as set forth in this Agreement, none of Parent, Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of Parent, Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to the Company on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to the Company prior to the execution of this Agreement.

        4.26    No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Section 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Company's Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 4, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing, including via any online data room) to Parent, Merger Sub or any of their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).

5.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in (a) Parent's filings with the SEC required by the Securities Act or the Exchange Act (excluding any disclosures set forth in any section of any such report entitled "Risk Factors" or "Forward-Looking Statements" or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of Parent and Merger Sub delivered to the Company concurrently herewith (the "Parent Disclosure Schedule") (with specific reference to the section of this Agreement to which the information stated in such Parent Disclosure Schedule relates; provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to result in a Parent Material Adverse Effect), Parent and Merger Sub hereby represent and warrant to the Company as follows:

        5.1    Corporate Organization.

          (a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent and Merger Sub each have all requisite corporate power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or possess Permits, individually or in the aggregate, would not reasonably be expected to result in a Parent Material

  Adverse Effect. Each of Parent and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, would not reasonably be expected to result in a Parent Material Adverse Effect. As used in this Agreement, the term "Parent Material Adverse Effect" means (i) a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or (ii) a material adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Parent Material Adverse Effect has occurred, there shall be excluded any effect on the Parent or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of Parent or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom Parent or any of its Subsidiaries has any relationship and including any litigation brought by any stockholder of the Company or Parent in connection with the transactions contemplated hereby, (B) any failure by Parent to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (it being understood that this clause (B) does not and shall not be deemed to apply to the underlying cause or causes of any such failure), (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which Parent or its Subsidiaries operate, (D) changes generally affecting the industries in which Parent or its Subsidiaries operate that are not specifically related to Parent and its Subsidiaries and do not have a materially disproportionate adverse effect on the Parent and its Subsidiaries, taken as a whole, (E) changes in general economic conditions or political conditions, or in the financial, credit or securities markets in general (including changes in the prevailing interest rates, exchange rates or stock, bond and/or debt prices) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on the Parent and its Subsidiaries, taken as a whole, (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster, or (G) changes in the market price or trading volume of the Parent Stock on the NASDAQ Global Select Market (it being understood that this clause (G) does not and shall not be deemed to apply to the underlying cause or causes of any such changes).

          (b)   The copies of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, and similar organizational documents of each of Parent's Subsidiaries, which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, all documents and other information posted in the online data room established by Parent prior to the date hereof shall be deemed to have been made available to the Company.

          (c)   The minute books of Parent previously made available to the Company contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken since January 24, 2011 of the Parent stockholders and the Parent Board (including committees of the Parent Board) through the date hereof.

        5.2    Capitalization.

          (a)   The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on December 2, 2016 (the "Parent Capitalization Date"), there were 50,654,989 shares of Parent Stock outstanding and no shares of Parent's Preferred Stock outstanding. As of the close of business on the Parent Capitalization Date, no shares of Parent Stock were reserved or to be made available for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except (i) as set forth in Section 5.2(a) of the Parent Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any options or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under Parent's stock plans and arrangements set forth in Section 5.2(a) of the Parent Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the "Parent Stock Plans"), and (iii) as set forth elsewhere in this Section 5.2(a), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Parent Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of the Parent capital stock (including any rights plan or agreement). Section 5.2(a) of the Parent Disclosure Schedule sets forth a true, complete and correct list of the aggregate number of shares of Parent Stock issuable upon the exercise of each stock option or subject to each restricted stock award granted under the Parent Stock Plans that was outstanding as of the Parent Capitalization Date and the exercise price for each such stock option. Since the Parent Capitalization Date, Parent has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 5.2(a) or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under the Parent Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Parent Stock Plans.

          (b)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and are owned, of record and beneficially, solely by Parent.

          (c)   Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities Parent or any of its Subsidiaries has invested (and currently owns) or is required to invest $5,000,000 or more. Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Parent's Subsidiaries free and clear of any Liens and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Neither Parent nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of Parent or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary. There are no restrictions on the Parent with respect to voting the stock of any Subsidiary of the Parent.

        5.3    Authority; No Violation.

          (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Parent Required Vote and the accuracy of the representations and warranties of the Company set forth in this Agreement, to consummate the transactions contemplated hereby. The Board of Directors of Parent (the "Parent Board") at a duly held meeting has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, are in the best interests of the Parent and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, (iii) approved the execution and delivery of this Agreement, and (iv) resolved to recommend that the stockholders of Parent approve the Parent Stock Issuance (the recommendation contemplated by this clause (iv) being referred to as the "Parent Recommendation"), and directed that such matter be submitted for consideration by Parent's stockholders at the Parent Stockholder Meeting. None of the aforesaid actions by the Parent Board has been amended, rescinded or modified as of the date of this Agreement. Except for the approval of the Parent Stock Issuance by the affirmative vote of a majority of the outstanding shares of Parent Stock entitled to vote (the "Parent Required Vote") and Parent's voting of the outstanding capital stock of Merger Sub as required by Section 7.14, no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

          (b)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, will (i) violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or any of the similar governing documents of any of Parent's Subsidiaries or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate would not reasonably be expected to result in a Parent Material Adverse Effect.

        5.4    Consents and Approvals.    Except as set forth in Section 5.4 of the Parent Disclosure Schedule, no Consents of, or filings or registrations with, any Governmental Entity or with any third Person are necessary in connection with the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, except for (a) any notices required to be filed under the HSR Act, (b) the Consents from, or registrations, declarations, notices or filings made to or with the Federal FCC, or any Governmental Entity (including State Regulators) and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Merger, the Parent Stock Issuance or the other transactions contemplated by this Agreement and are required with respect to mergers, business combinations or changes in control of telecommunications companies generally, (c) the filing with the SEC of the Proxy Statement/Prospectus as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (d) the filing of the Certificate of Merger and related certificates with the Delaware Secretary pursuant to the DGCL, (e) such filings and approvals as may be required to be made under the state blue sky or securities Laws or various states in connection with the Parent Stock Issuance, (f) such filings as may be required to cause the shares of Parent Stock to be issued pursuant this Agreement to be approved for listing on the NASDAQ Global Select Market and (g) except as set forth in Section 5.4(g) of the Parent Disclosure Schedule, other consents or approvals of, or filings or registrations with, Governmental Entities or third parties, the failure of which to be obtained or made would not be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        5.5    SEC Filings.    Parent has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2014 (collectively, the "Parent SEC Reports"). None of Parent's Subsidiaries is required to file or furnish reports with the SEC pursuant to the Exchange Act. Each of the Parent SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Parent SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports. To the Knowledge of Parent, as of the date hereof, none of the Parent SEC Reports is subject to ongoing SEC review. "Knowledge of the Parent" means the actual knowledge of the directors and executive officers of Parent listed in Section 5.5 of the Parent Disclosure Schedule, in each case without such individual being obligated to conduct any special inquiry or investigation into the affairs or records of the Parent. The directors and executive officers of the Parent listed in Section 5.5 of the Parent Disclosure Schedule shall not be deemed to have knowledge (actual, constructive or otherwise) of any fact, event, condition or occurrence known or deemed to be known by any other Person other than as expressly set forth in the foregoing sentence.

        5.6    Financial Statements.

          (a)   Each of the financial statements included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable), fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b)   The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.6(b). Parent (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), including to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's outside auditors and the audit committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. Parent's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of Parent as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (c)   From January 1, 2014 to the date of this Agreement, (i) neither the Parent nor any Subsidiary of the Parent nor, to the Knowledge of Parent (as defined below), any director, officer, auditor, accountant or representative of the Parent or any of the Subsidiaries of the Parent has received any written complaint, allegation, assertion or claim that the Parent or any of the Subsidiaries of the Parent has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls relating to the Parent and the Subsidiaries of the Parent, taken as a whole, and (ii) no attorney representing the Parent or any Subsidiary of the Parent has made a report to the Parent's chief legal officer, chief executive officer or Board of Directors (or any committee thereof) pursuant to the SEC's Standards of Professional Conduct for Attorneys (17 CFR Part 205).

        5.7    Broker's Fees.    Except for the Parent's engagement of Morgan Stanley & Co. LLC, Wells Fargo Securities and Foros Advisors LLC, neither Parent, Merger Sub nor any of their respective Subsidiaries, nor any of their respective Subsidiaries, nor any of their respective officers or directors on behalf of the Parent or any of the Parent's Subsidiaries, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

        5.8    Absence of Certain Changes or Events.

          (a)   Except as set forth in Section 5.8(a) of the Parent Disclosure Schedule, since September 30, 2016, no event has occurred which has had or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.3, since September 30, 2016, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

        5.9    Legal Proceedings.

          (a)   Neither Parent, Merger Sub nor any of their respective Affiliates is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceedings, claims or actions (i) against Parent, Merger Sub or any of Parent's Subsidiaries that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)   Except as set forth in Section 5.9(b) of the Parent Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon Parent, Merger Sub or any of their respective Affiliates or the assets of Parent, Merger Sub or any of their respective Affiliates which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        5.10    Taxes.    Except as set forth in Section 5.10 of the Parent Disclosure Schedule:

          (a)   (i) Each of Parent and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either Parent or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b)   Since January 1, 2012, neither Parent nor any of its Subsidiaries (i) has been a member of an "affiliated group" (other than a group the common parent of which is Parent) filing a consolidated federal income tax return, or (ii) has had any liability for Taxes of any Person (other than Parent and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c)   Since January 1, 2012, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to Parent or any of its Subsidiaries.

          (d)   Neither Parent nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two (2) years prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e)   Neither Parent nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

          (f)    Neither the Parent nor any of its Subsidiaries has "participated", within the meaning of Treasury Regulations Section 1.6011-4(c)(3), in any of the transactions described in Treasury Regulations Section 1.6011-4(b)(2), (3), (4), (5) or (6).

          (g)   Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that prevents, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        5.11    Employee Benefit Plans.

          (a)   Except as set forth in Section 5.11(a) of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate of Parent maintains or is required to contribute to any Parent Benefit Plan that (i) is a "multiemployer plan" as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) is a "welfare benefit plan" as defined in Section 3(1) of ERISA that provides for post-retirement medical, life insurance or other welfare-type benefits to any former employees of Parent (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law regarding medical continuation coverage), (iv) is a multiple employer plan as defined in Section 413(c) of the Code or (v) is a "multiple employer welfare arrangement" within the meaning of Section 3(40)(A) of ERISA.

          (b)   The Parent Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code are subject to a favorable determination or opinion letter from the IRS (or are entitled to rely on such a letter issued to the provider of a master, prototype, volume submitter or similar plan) and, to the Knowledge of Parent, nothing has occurred that is expected to result in the revocation of such qualified status by the IRS, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The Parent Benefit Plans have been maintained and administered in all material respects in accordance with their terms and the applicable provisions of ERISA and the Code except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)   All contributions required to be made under the terms of any Parent Benefit Plan, or under the applicable provisions of ERISA or the Code, with respect to any period ending prior to the date of this Agreement have been paid or have been accrued on the audited financial statements to the extent required by GAAP, and none of the Parent Benefit Plans has any unfunded liabilities as of the date of this Agreement that are not so reflected in such audited financial statements, except where the failure to so pay or accrue such contributions would not reasonably be expected to result in a Parent Material Adverse Effect.

          (e)   For purposes of this Agreement, a "Parent Benefit Plan" means each employee welfare benefit plan and employee pension benefit plan within the meaning of the ERISA, Sections 3(1) and 3(2), each other material compensation, consulting, employment or collective bargaining agreement, each stock option, stock purchase, stock appreciation right, other stock based, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of Parent or any of its Subsidiaries which Parent or any of its Subsidiaries maintain or are required to contribute to as of the date of this Agreement (or, with respect to any "employee pension benefit plan," as defined under Section 3(2) of ERISA, has maintained or contributed to in the last six years).

        5.12    Compliance With Applicable Law.

          (a)   Except as set forth in Section 5.12(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and neither Parent nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect.

          (b)   The Parent and each of its Subsidiaries (i) is and during the past five years has in compliance with (A) all written policies of the Parent and each of its Subsidiaries pertaining to the logical and physical security of electronic data stored or used by the Parent or any of its Subsidiaries (the "Parent Privacy Policy"), and (B) all applicable laws pertaining to privacy, data protection, user data or Parent Personal Information; and (ii) has implemented and maintained commercially reasonable administrative, technical and physical safeguards to protect such Parent Personal Information against unauthorized access and use, in each case of clause (i) and (ii) except as would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. There has been no loss, damage or unauthorized access, disclosure, use or breach of security of Parent Personal Information maintained by or on behalf of the Parent or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. No Person (including any Governmental Entity) has made any written claim or commenced any action with respect to unauthorized access, disclosure or use of Parent Personal Information maintained by or on behalf of any of the Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. None of (1) the execution, delivery, or performance of this Agreement or (2) the consummation of any of the transactions contemplated by this Agreement, including the Merger, will violate any Parent Privacy Policy or any law pertaining to privacy, data protection user data or Parent Personal Information, except in each case as would not, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect. "Parent Personal Information" means all data or information controlled, owned, stored, used or processed by the Parent or any of its Subsidiaries relating to an identified or identifiable customer or natural person (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver's license number, account number, personal identification number, health or medical information (or any other unique identifier or one or more factors specific to the Person's physical, physiological, mental, economic or social identity), whether such information is in individual or aggregate form and regardless of the media in which it is contained.

          (c)   Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

        5.13    Certain Contracts.

          (a)   Except as set forth in Section 5.13(a) of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of Parent or any of its Subsidiaries to compete in any material respect in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires Parent or any of its Subsidiaries to offer specified products or services to their customers on an exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness (other than capital leases) in the principal amount of $15,000,000 or more, except as may be incurred in connection with that certain Third Amended and Restated Credit Agreement, dated as of October 5, 2016 (the "Parent Credit Agreement"), among the Parent, certain of the Parent's Subsidiaries, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, issuing bank and swingline lender, and the other parties named therein, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Parent or its Subsidiaries, (vi) which involves the purchase of assets, other than in the ordinary course of business, with a purchase price of $3,000,000 or more in any single case or $12,000,000 in all such cases, or (vii) which involves the sale of assets, other than in the ordinary course of business, with a purchase price of $1,500,000 or more in any single case or $8,000,000 in all such cases. Each contract, arrangement, commitment or understanding of the type described in this Section 5.13(a), whether or not publicly disclosed in the Parent SEC Reports filed prior to the date hereof or set forth in Section 5.13(a) of the Parent Disclosure Schedule, is referred to herein as a "Parent Contract", and neither Parent nor any of its Subsidiaries has received written notice of any material violation of a Parent Contract by any of the other parties thereto, which violation would reasonably be expected to result in a Parent Material Adverse Effect.

          (b)   Except as set forth in Section 5.13(b) of the Parent Disclosure Schedule, (i) each Parent Contract is valid and binding on Parent and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of Parent, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Parent Material Adverse Effect.

        5.14    Undisclosed Liabilities.    Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Parent Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long as such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of Parent.

        5.15    Environmental Liability.    Except as set forth in Section 5.15 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of Parent, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under Environmental Laws, which liability or obligation would reasonably be expected to result in a Parent Material Adverse Effect. During, or, to the Knowledge of Parent, prior to the period of, (a) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries' participation in the management of any property, or (c) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 5.12), the representations and warranties of Parent in this Section 5.15 constitute the sole representations and warranties of Parent with respect to any matter (including any liability) relating to Environmental Laws.

        5.16    Intellectual Property.    Parent and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, designs, domain names, lists, data, databases, processes, methods, schematics, technology, know-how, documentation, and other proprietary intellectual property rights and any such rights in computer programs (collectively, "Parent Intellectual Property Rights") as used in their business as presently conducted, except where the failure to have the right to use such Parent Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to result in a Parent Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of Parent, threatened that Parent or any of its Subsidiaries is infringing, misappropriating or otherwise violating the rights of Parent or any of its Subsidiaries with respect to any Parent Intellectual Property Right owned by Parent or any of its Subsidiaries, expect for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties of Parent in this Section 5.16 constitute the sole representations and warranties of Parent with respect to any matter (including any liability) relating to intellectual property matters.

        5.17    Communications Regulatory Matters.

          (a)   Parent and each of its Subsidiaries hold (i) all material approvals, authorizations, certificates and licenses issued by the FCC or the State Regulators that are required for Parent and each of its Subsidiaries to conduct its business as presently conducted and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to Parent or any of its Subsidiaries by a Governmental Entity that are required for Parent and each of its Subsidiaries to conduct its business, as presently conducted (clause (i) and (ii) collectively, the "Parent Licenses").

          (b)   Each Parent License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. No Parent License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, there has been no event, condition or circumstance that would preclude any Parent License from being renewed in the ordinary course (to the extent that such Parent License is renewable by its terms), except where the failure to be renewed would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The licensee of each Parent License is in compliance with each Parent License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the rules, regulations, policies, instructions and orders of the FCC or the State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        5.18    Financing.

          (a)   Parent has delivered to the Company true, correct and complete copies of the executed commitment letter from (i) Morgan Stanley Senior Funding, Inc., (ii) The Bank of Tokyo-Mitsubishi UFJ, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. (collectively, "MUFG") and/or any other affiliates or subsidiaries as MUFG collectively deems appropriate to provide the services referred to therein, (iii) TD Securities (USA) LLC, (iv) The Toronto-Dominion Bank, New York Branch, and (v) Mizuho Bank, Ltd. (including all exhibits, annexes, schedules and term sheets, as amended, modified, supplemented or replaced in accordance with the terms hereof, the "Debt Commitment Letter"), pursuant to which, and subject to the terms and conditions thereof, the Financing Sources party thereto have committed to lend the amounts set forth therein on the terms set forth therein to Consolidated Communications, Inc., a Subsidiary of Parent ("Borrower") for the purpose of funding the transactions contemplated by this Agreement (the "Debt Financing"). As used in this Agreement, (x) "Financing Sources" means the Persons (including without limitation, lenders, agents and arrangers) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing commitment or alternative debt financings in connection with the transactions contemplated by this Agreement, including any Persons that become committed thereunder pursuant to any joinder agreement thereto entered into in accordance with the terms hereof and thereof together with their Affiliates, officers, directors, employees and Representatives involved in the Debt Financing and their respective successors and assigns and (y) "Debt Financing" shall be deemed to include any financing pursuant to any "market flex" in the Debt Commitment Letter.

          (b)   As of the date hereof, the Debt Commitment Letter is in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Debt Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Borrower and, to the Knowledge of Parent as of the date hereof, the other party or parties thereto (subject to the Bankruptcy and Equity Exceptions). There are no side letters or other agreements, contracts or arrangements (except for customary fee letters and engagement letters, complete copies of which shall have been provided to the Company (it being understood that such complete copies will contain redactions of fees and other customary economic terms)) relating to the Debt Financing between Parent, Merger Sub and Borrower, on the one hand, and the provider or providers of the Debt Financing, on the other hand. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Borrower under any term, or a failure of any condition, of the Debt Commitment Letter. Assuming the accuracy of the representations and warranties set forth in Section 4 and compliance by the Company with its covenants and agreement hereunder and subject to the satisfaction of the conditions of the Debt Financing, the aggregate proceeds from the Debt Financing, together with the cash and cash equivalents available to the Company at the Closing

  (not needed for other purposes), are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the Merger Consideration and the Equity Award Consideration and any other amounts payable pursuant to this Agreement and the payment of all associated costs and expenses of the Merger (including any repayment or refinancing of indebtedness of Parent, Merger Sub or the Company required in connection therewith). There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Debt Financing, other than as expressly set forth in or contemplated by the Debt Commitment Letter.

        5.19    Parent Information.    The information relating to Parent and its Subsidiaries (including Merger Sub) to be provided by Parent for inclusion in the Parent Registration Statement or the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Parent Registration Statement and the Proxy Statement/Prospectus (except for such portions thereof as they relate only to the Company or any of its Subsidiaries) will comply as to form in all material respects with the Exchange Act.

        5.20    No Business Activities by Merger Sub.    All of the outstanding capital stock of Merger Sub is owned by Parent. Merger Sub is not a party to any contract or has not conducted any activities other than in connection with the organization of such Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        5.21    Ownership of Company Common Stock; No Other Agreements.    Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the Knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (a) or (b), any Company Common Stock, in each case, except in accordance with this Agreement, including the Merger. None of Parent, Merger Sub, or any of their respective Subsidiaries or, to the Knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) has entered into any contract or agreement with any officer or director of the Company in connection with the transactions contemplated by this Agreement.

        5.22    Acknowledgement of Parent.    Parent acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement and Parent (a) acknowledges that, other than as set forth in this Agreement, none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent prior to the execution of this Agreement.

        5.23    No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Section 5, none of Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to the Parent, Parent's Subsidiaries, Merger Sub or the transactions contemplated by this Agreement, and Parent disclaims any other representations or warranties, whether made by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 5, each of Parent and Merger Sub hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing, including via any online data room) to the Company or any of its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or representative of Parent or any of its Affiliates).

6.    COVENANTS RELATING TO CONDUCT OF BUSINESS

        6.1    Conduct of Business of the Company and Parent Prior to the Effective Time.    Except as expressly contemplated or permitted by this Agreement, including pursuant to Sections 6.2 and 6.3, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and (b) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having business or other third-party relationships with it, including Governmental Entities, and retain the services of its present officers and key employees.

        6.2    Company Forbearances.    Except (i) as set forth in Section 6.2 of the Company Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement, (iii) as required by applicable law, rule or regulation, or by any Governmental Entity, (iv) as required by a Company Benefit Plan or any agreement in effect on the date hereof of which Parent has been notified and provided a true and correct copy prior to the date of this Agreement, and (v) with prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a)   (i) adjust, split, combine or reclassify its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that any wholly owned Subsidiary of the Company may declare and pay dividends to its parent and other wholly owned Subsidiaries of the Company, (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of stock options or vesting of restricted Company Common Stock outstanding as of the date hereof or permitted to be issued under this Section 6.2 or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations or to pay any applicable exercise price under the Company Stock Plans), or (iv) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under the Company Stock Plans outstanding as of the date hereof or permitted to be issued under this Section 6.2), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement;

          (b)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any Person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $1,000,000 or less in any single case or $5,000,000 in all such cases;

          (c)   make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other Person other than a wholly owned Subsidiary of the Company, except (i) as otherwise permitted by this Section 6.2 and (ii) other acquisitions in the ordinary course of business and, in any case, involving consideration in an aggregate amount not in excess of $10,000,000;

          (d)   enter into, renew, extend, amend or terminate any contract, lease or agreement that is or would be a Company Contract;

          (e)   other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date hereof (true and correct copies of which have been delivered to Parent prior to the date of this Agreement), (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any Employee Benefit Plan, (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

          (f)    amend its Certificate of Incorporation, bylaws or similar governing documents or similar organizational documents of any of Subsidiary of the Company;

          (g)   enter into any new material line of business outside of its existing business;

          (h)   assign, transfer, lease, cancel, fail to renew or fail to extend any material Permit issued by the FCC or any State Regulator;

          (i)    incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person, or make any loans, advances of capital contributions to, or investments in, any other Person, in each case, except in the ordinary course of business consistent with past practice;

          (j)    make or change any material Tax election or settle or compromise any material Tax liability of the Company or any of its Subsidiaries;

          (k)   make any material changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

          (l)    effect or permit, with respect to the Company and any Subsidiary of the Company, a "plant closing" or "mass layoff", as such terms are defined under the Worker Adjustment and Retraining Act of 1988, as amended;

          (m)  account for, manage or treat accounts receivable (including accelerating the collection thereof) or accounts payable (including delaying the payment thereof) in any manner other than in the in the ordinary course of business consistent with past practice;

          (n)   except as permitted pursuant to Section 7.7, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.2 not being satisfied; or

          (o)   agree to, or make any commitment to, take or announce any of the actions prohibited by this Section 6.2.

        6.3    Parent Forbearances.    Except (i) as set forth in Section 6.3 of the Parent Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement, (iii) as required by applicable law, rule or regulation, or by any Governmental Entity, (iv) as required by a Parent Benefit Plan or any agreement in effect on the date hereof of which the Company has been notified and provided a true and correct copy prior to the date of this Agreement, and (v) with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

          (a)   (i) adjust, split, combine or reclassify its capital stock (unless the Exchange Ratio and/or Merger Consideration is adjusted to take into account such adjustment, split, combination or reclassification), (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for (x) Parent's regular quarterly cash dividends and (y) any wholly owned Subsidiary of the Parent may declare and pay dividends to its parent and other wholly owned Subsidiaries of the Parent, (iii) engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Parent Stock, or (iv) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock except in the ordinary course of business, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under the Parent Stock Plans outstanding as of the date hereof or permitted to be issued under this Section 6.3), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement;

          (b)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any Person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) except (i) in the ordinary course of business, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $1,000,000 or less in any single case or $5,000,000 in all such cases;

          (c)   (i) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Parent or (ii) engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into, that, in the case of either clause (i) or clause (ii), could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Merger or any of the other Transactions, including withdrawing or modifying, in a manner adverse to the Company, the approval by the Parent Board of this Agreement, the Merger or the issuance of Parent Stock;

          (d)   make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other Person other than a wholly owned Subsidiary of the Parent, except (i) as otherwise permitted by this Section 6.3 and (ii) other acquisitions in the ordinary course of business and, in any case, involving consideration in an aggregate amount not in excess of $10,000,000;

          (e)   adopt any amendments to the Certificate of Incorporation or Bylaws of Parent (or similar organizational documents of any of Subsidiary of Parent) which would alter any of the terms of Parent Stock or create any series or class of capital stock that is senior to Parent Stock;

          (f)    incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person, in each case, except (i) in the ordinary course of business consistent with past practice or (ii) in connection with the Debt Financing or any Alternative Financing and the use of Parent's revolving credit facility to consummate the Merger and the transactions contemplated hereby;

          (g)   incur any secured indebtedness to the extent that the liens securing such indebtedness would be permitted solely by Section 6.02(xvii) of the Parent Credit Agreement;

          (h)   except as permitted by this Agreement, take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.3 not being satisfied; or

          (i)    agree to, or make any commitment to, take or announce any of the actions prohibited by this Section 6.3.

7.    ADDITIONAL AGREEMENTS

        7.1    Proxy Statement/Prospectus; Parent Registration Statement; Other Filings.    Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (a)   prepare and file with the SEC as soon as is reasonably practicable (i) joint proxy materials of the Company and Parent (the "Proxy Statement/Prospectus") under the Exchange Act with respect to the Company Stockholder Meeting and the Parent Stockholder Meeting, and (ii) a Registration Statement on Form S-4 or other appropriate form under the Securities Act (the "Parent Registration Statement") with respect to the issuance of shares of Parent Stock pursuant to the this Agreement and the transactions contemplated hereby, including the Merger (the "Parent Stock Issuance"), in which the Proxy Statement/Prospectus shall be included as a prospectus;

          (b)   use commercially reasonable efforts to have, as promptly as practicable, (i) the Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and (ii) the Parent Registration Statement declared effective by the SEC under the Securities Act and kept effective at all times thereafter through the Effective Time in order to permit consummation of the Merger;

          (c)   cause the Proxy Statement/Prospectus to be mailed to their respective stockholders as promptly as practicable after the Parent Registration Statement is declared effective under the Securities Act;

          (d)   if either Parent or the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Parent Registration Statement or the Proxy Statement/Prospectus, (i) promptly inform the other party thereof, (ii) provide the other party (and its counsel) with a reasonable opportunity to review and comment on the amendment or supplement to the Parent Registration Statement or the Proxy Statement/Prospectus prior to it being filed with the SEC, (iii) provide the other party with a copy of such amendment or supplement promptly after it is filed with the SEC, and (iv) cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of the Company or Parent;

          (e)   take all such action as shall be required under applicable state blue sky or securities Laws in connection with the transactions contemplated by this Agreement, including the Parent Stock Issuance; and

          (f)    cooperate with each other in determining whether any filings are required to be made or Consents are required to be obtained in any foreign jurisdiction prior to the Effective Time in connection with the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, and in making any such filings promptly and in seeking to obtain timely any such consents.

        7.2    Access to Information.

          (a)   Upon reasonable prior notice and subject to applicable law, each of Parent and the Company shall, and shall cause each of their Subsidiaries to, afford to the directors, officers, managers, members, partners, employees, investment bankers, advisors, consultants, accountants, counsel, Financing Sources, agents and representatives (collectively "Representatives") of the other party access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Parent or the Company and their Subsidiaries, and, during such period, Parent and the Company shall, and shall cause their Subsidiaries to, make available to Parent or the Company, as applicable all information concerning its business, properties and personnel as Parent or the Company may reasonably request. At the request of Parent or the Company, the other party shall use its commercially reasonable efforts to comply with its obligations under the preceding sentence by providing electronic access to such documents and information on the online data room established by the Company prior to the date hereof. Notwithstanding any other provision of this Agreement, neither the Company nor any of its Subsidiaries, on the one hand, nor Parent nor any of its Subsidiaries on the other hand, shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of its customers or employees, (B) jeopardize the attorney-client privilege of the institution in possession or control of such information, (C) contravene, violate or breach any law, rule, regulation, order, judgment, decree or fiduciary duty or any binding agreement entered into prior to the date of this Agreement in the ordinary course of business consistent with past practice or (D) be adverse to its interests in any pending or threatened litigation between the parties hereto over the terms of this Agreement.

          (b)   All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement, dated August 19, 2016, between Parent and the Company (the "Confidentiality Agreement"). The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 7.2(a), and neither Parent nor Merger Sub may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company's representations and warranties contained in Section 4. Parent makes no representation or warranty as to the accuracy of any information provided pursuant to Section 7.2(a), and Company may not rely on the accuracy of any such information, other than as expressly set forth in Parent and Merger Sub's representations and warranties contained in Section 5.

        7.3    Stockholder Meetings.

          (a)    Company Stockholder Meeting.    Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, the Company shall, as soon as reasonably practicable thereafter, (i) mail the Proxy Statement/Prospectus to the Company's stockholders and (ii) duly and promptly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby, including the Merger. Subject to Section 7.7, the Company Board shall make the Company Recommendation and the Proxy Statement/Prospectus shall include the Company Recommendation. Subject to Section 7.7, the Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger. Notwithstanding any other provision hereof, the Company may postpone or adjourn the Company Stockholder Meeting any number of times (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) if additional time is reasonably required to solicit proxies from the holders of Company Common Stock in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Company Stockholder Meeting.

          (b)    Parent Stockholder Meeting.    Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, Parent shall, as soon as reasonably practicable thereafter, (i) mail the Proxy Statement/Prospectus to the Parent's stockholders and (ii) duly and promptly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of voting upon the approval of the Parent Stock Issuance. The Parent Board shall make the Parent Recommendation and the Proxy Statement/Prospectus shall include the Parent Recommendation. Parent will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the issuance of the Parent Stock in connection with the Merger. Notwithstanding any other provision hereof, Parent may postpone or adjourn the Parent Stockholder Meeting any number of times (i) with the consent of the Company, (ii) for the absence of a quorum, (iii) if additional time is reasonably required to solicit proxies from the holders of Parent Stock in favor of the approval of the Parent Stock Issuance or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Parent Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by Parent's stockholders prior to the Parent Stockholder Meeting.

        7.4    Further Actions.

          (a)   Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Section 8 hereof, to consummate the transactions contemplated by this Agreement; and (ii) to promptly prepare, file and provide to third parties and Governmental Entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, Consents, registrations, authorizations and exemptions of or from all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, and to comply with the terms and conditions of all such permits, Consents, registrations, authorizations and exemptions of all such third parties and Governmental Entities provided, however, that the parties hereto acknowledge and agree that all obligations of Parent, Merger Sub, Company and any of their respective Affiliates (as applicable) relating to obtaining the Debt

  Financing shall be governed exclusively by Sections 7.10 and 7.11, and not this Section 7.4. Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, stockholders and Representatives and such other matters as may be reasonably necessary or advisable in connection with any application, statement, notice, petition, registration, request, declaration or filing made or provided by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with this Agreement, the Merger, the Parent Stock Issuance and the other transactions contemplated by this Agreement.

          (b)   In furtherance and not in limitation of Section 7.4(a), each of Parent and the Company shall promptly following the date hereof make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act and thereafter make any other required submissions with respect to the transactions contemplated hereby under the HSR Act and to take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (c)   In furtherance and not in limitation of Section 7.4(a), each of Parent and the Company shall (i) promptly following the date hereof make or cause to be made, in consultation and cooperation with the other, all registrations, declarations, filings, applications and other notices and submissions required to be filed with or submitted to the FCC in order to obtain all required Consents from the FCC as soon as practicable, (ii) promptly following the date hereof make or cause to be made, in consultation and cooperation with the other, all registrations, declarations, filings, applications and other notices and submissions required to be filed with or submitted to any State Regulators in order to obtain all required Consents from the State Regulators as soon as practicable and (iii) promptly take all other appropriate actions reasonably necessary, proper or advisable to cause obtain such required Consents from the FCC and the State Regulators as soon as practicable.

          (d)   If any objections are asserted with respect to the transactions contemplated hereby under any applicable Regulatory Law, or if any legal proceeding, whether judicial or administrative, is instituted by any Governmental Entity challenging any of the transactions contemplated hereby as violating any Regulatory Law, each party shall use its commercially reasonable efforts to (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement and the transactions contemplated hereby and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Entity to block consummation of this Agreement and the transactions contemplated hereby, including by defending any legal proceeding, whether judicial or administrative, brought by any Governmental Entity in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Entity may have to such transactions under any applicable Regulatory Law so as to permit consummation of the transactions contemplated hereby. For purposes of this Agreement, "Regulatory Law" means (A) the HSR Act, the Federal Trade Commission Act, as amended, and all other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition, whether in the communications industry or otherwise, through merger or acquisition, (B) the Communications Act of 1934, as amended, or the rules, regulations, written policies and orders of the FCC or any similar state telecommunications laws and the rules, regulations, written policies and orders of State Regulators and (C) any other applicable laws, rules, regulations, practices and orders of any other Governmental Entities regulating competition and/or the telecommunication and data communications industries.

          (e)   Each of Parent and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand, shall keep the other party promptly informed of any material communication regarding any of the transactions contemplated hereby in connection with any filings, investigations with, by or before any Governmental Entity relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or affiliate thereof shall receive a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby pursuant to any Regulatory Law with respect to which any such filings have been made, then such party shall use its commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable law or by the applicable Governmental Entity, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Entities relating to the transactions contemplated hereby, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other party reasonably apprised with respect to any material oral communications with any Governmental Entity regarding the transactions contemplated hereby, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Entity, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Entity regarding the transactions contemplated hereby, (vi) provide each other (or outside counsel of each party hereto, as appropriate) with copies of all written communications to or from any Governmental Entity relating to the transactions contemplated hereby and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 8.1(c) and Section 8.1(d).

          (f)    Notwithstanding any other provision of this Agreement to the contrary, Parent agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any Regulatory Law that may be asserted by any Governmental Entity or any other third Person so as to enable the parties hereto to consummate the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, as soon as practicable, including committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of the shares of Company Common Stock, or its or the Company's or their respective Subsidiaries' assets, as are required to be divested or entering into such other arrangements as are required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated hereby, including the Merger and the Parent Stock Issuance.

          (g)   Nothing in this Section 7.4 shall be deemed to prevent the Company or the Company Board from taking any action they are permitted or required to take under, and in compliance with, Section 7.7 or are required to take under applicable law.

        7.5    Employees; Employee Benefit Plans.

          (a)   Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) give those employees who are, as of the Effective Time, employed by the Company and its Subsidiaries (the "Continuing Employees") full credit for purposes of determining eligibility and vesting (but not for purposes of any benefit accruals) under any Parent Benefit Plans or other arrangements maintained by Parent, including, but not limited to, vacation and paid time off accruals, the Surviving Company or any Subsidiary of Parent or the Surviving Company (other than any defined benefit or equity-based plans) (collectively, the "Parent Plans") for such Continuing Employees' service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries; (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan that such employees may be eligible to participate in after the Effective Time to the same extent waived by the Company and its Subsidiaries or otherwise not subject to a limitation by the Company and its Subsidiaries; (iii) provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage of any Continuing Employee occurs; and (iv) honor in accordance with their terms all employee benefit plans or arrangements or collective bargaining agreements maintained by the Company immediately prior to the Effective Time.

          (b)   From a period of one (1) year from and after the Effective Time, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to the Continuing Employees levels of compensation and benefit arrangements that are no less favorable in the aggregate than either the (i) levels of compensation and benefits provided to the continuing employees immediately prior to the Effective Time or (ii) the levels of compensation and benefit arrangements that are provided to similarly situated employees of Parent. By no later than January 1, 2019, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, cause the Continuing Employees to commence participation in such Parent Plans as are provided to similarly situated employees of Parent, provided that such participation shall be subject to the terms of any collective bargaining agreement or similar contract covering any Continued Employee. From and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any employment, severance or change of control agreement (including, without limitation, any such agreements in the form of offer letters) in effect as of the date of this Agreement or entered into or amended after the date of this Agreement as approved by Parent in compliance with Section 6.2 hereof between or among the Company or any of its Subsidiaries and any of its or their employees.

          (c)   The provisions of this Section 7.5 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any Continuing Employees, present or former employees or directors, consultants or independent contractors of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.5) under or by reason of any provision of this Agreement. Nothing contained in this Section 7.5 or elsewhere in the Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Continuing Employee or, subject to the provisions of Sections 7.5(a) and 7.5(b), any change in the employee benefits available to any Continuing Employee or the amendment or termination of any particular Plan in accordance with its terms.

        7.6    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each individual who served as a director or officer of the Company or its Subsidiaries prior to the Effective Time (collectively, the "Indemnified Parties") (in such Person's capacity as such and not as stockholders of the Company or any of its Subsidiaries) to the fullest extent required, authorized or permitted by Delaware law, as now or hereafter in effect, in connection with any Claim and any judgments, fines (including excise taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent required, authorized or permitted by Delaware law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of Expenses upon receipt of an undertaking, to the extent required by applicable law, from such Indemnified Party to repay such advanced Expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Party was not entitled to indemnification hereunder with respect to such Expenses. In the event any Claim is brought against any Indemnified Party, Parent and the Surviving Company shall each use all commercially reasonable efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any Claim (in which indemnification could be sought by such Indemnified Party hereunder) without the prior written consent of such Indemnified Party if and to the extent the claimant seeks any non-monetary relief (including any admission of liability or guilt) from such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to Parent and Parent and the Surviving Company shall cooperate in the defense thereof; provided, that Parent shall not be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby. The indemnification and advancement obligations of Parent and the Surviving Company pursuant to this Section 7.6(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including, but not limited to, any acts or omissions occurring in connection with the approval of this Agreement by the Company Board and the Company's stockholders and the consummation of the transactions contemplated hereby and any Claim relating thereto) and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its Subsidiaries at or prior to the Effective Time and shall inure to the benefit of such individual's heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the benefits of this Section 7.6, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. As used in this Section 7.6(a), (A) the term "Claim" means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company, any Governmental Entity or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries; and (B) the term "Expenses" means reasonable attorneys' fees and all other costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this

  Section 7.6(a), including any action relating to a claim for indemnification or advancement brought by an Indemnified Party.

          (b)   From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of and advancement of expenses to such Indemnified Party.

          (c)   Without limiting any of the obligations under paragraph (a) of this Section 7.6, Parent agrees that all rights to indemnification and advancement of expenses and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation or Bylaws or in the corresponding constituent documents of any of the Company's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto.

          (d)   If Parent or the Surviving Company or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent and the Surviving Company, as the case may be (including Parent's ultimate parent entity, if applicable), assume all of the obligations of Parent and the Surviving Company set forth in this Section 7.6.

          (e)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), provided that the annual premium therefor shall not exceed $1,718,760. If the Company or the Surviving Company for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Company shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof, or the Surviving Company shall purchase from the Company's current insurance carrier or from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company's existing policies as of the date hereof; provided, however, that Parent or the Surviving Company and its Subsidiaries, as the case may be, shall not be required to spend as an annual premium therefor an amount in excess of

  $1,718,760 and (iii) if, during such six (6)-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of $1,718,760, Parent or the Surviving Company and its Subsidiaries, as the case may be, shall use commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for $1,718,760, on terms and conditions substantially similar to the Company's and the Company's Subsidiaries' existing directors' and officers' liability insurance.

          (f)    The provisions of this Section 7.6 shall survive the consummation of the Merger and (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent or the Surviving Company under this Section 7.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under this Section 7.6 without the consent of such affected Indemnified Party. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 7.6. Parent and the Surviving Company, jointly and severally, shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 7.6.

        7.7    No Solicitation.

          (a)   During the period beginning on the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 9.1, the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall instruct and cause its and its Subsidiaries' other Representatives to, cease and cause to be terminated any discussions or negotiations with any Person that would otherwise be prohibited by this Section 7.7(a). Promptly following the execution of this Agreement, the Company shall deliver a written notice to each such Person to the effect that, subject to the provisions of this Section 7.7, the Company is ending all discussions and negotiations with such Person with respect to any Alternative Proposal, effective on and from the date of this Agreement, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and/or its Subsidiaries. Subject to the provisions of this Section 7.7, during the period commencing on the date of this Agreement and continuing until the earlier to occur of the Effective Time and the Termination Date, the Company and its Subsidiaries shall not, and shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit (including by way of furnishing non-public information), initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal, (ii) furnish to any Person (other than Parent or Merger Sub or their respective designees) any non-public information relating to the Company and/or its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and/or its Subsidiaries (other than Parent or Merger Sub or their respective designees), in any such case relating to an Alternative Proposal or any inquiries or the making of any proposal that could lead to an Alternative Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal with any Person, except to notify such Person as to the existence and content of the provisions of this Section 7.7, or (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement (except for any portion of any such standstill or confidentiality agreement that restricts the ability of a Person to communicate an Alternative Proposal to Company Board), or anti-takeover laws.

          (b)   Notwithstanding anything to the contrary set forth in this Section 7.7 or elsewhere in this Agreement, until this Agreement shall have been approved by the Company Required Vote, the

  Company may, directly or indirectly through one or more Affiliates or Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company and/or its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company and/or its Subsidiaries to, a Person or group of Persons that makes a bona fide Alternative Proposal (under circumstances in which the Company has complied with its non-solicitation obligations under Section 7.7(a)); provided, however, that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company and/or its Subsidiaries that is provided to any Person given such access which was not previously made available to Parent or Merger Sub or their respective Representatives (which requirement may be satisfied by posting such information in the online data room established by the Company prior to the date hereof); and provided further that, prior to initiating any such action, the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; and provided further that prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 7.7) or negotiations with, such Person(s), (A) the Company receives from such Person(s) an executed Acceptable Confidentiality Agreement and (B) the Company notifies Parent to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person(s). The Company agrees that neither the Company nor any of the Company's Subsidiaries will enter into any confidentiality agreement with any Person subsequent to the date hereof that prohibits the Company from providing such information to Parent.

          (c)   Except as provided by Section 7.7(d), at any time after the execution of this Agreement, the Company Board shall not:

              (i)  resolve to withdraw, modify or qualify and/or withdraw, modify or qualify the Company Recommendation in a manner adverse to Parent and Merger Sub (a "Company Recommendation Change");

             (ii)  approve or recommend any Alternative Proposal; or

            (iii)  cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an "Alternative Acquisition Agreement") relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)) or authorize, approve or publicly recommend an Alternative Proposal or any agreement, understanding or arrangement relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)).

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to the time that this Agreement shall have been approved by the Company Required Vote, (i) the Company is then in receipt of a bona fide written Alternative Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, or (ii) if there occurs any Fiduciary Change, the Company Board may (1) effect a Company Recommendation Change, and/or (2) in the case of a Superior Proposal, adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, to the stockholders of the Company any such Superior Proposal and authorize the Company to terminate this Agreement in accordance with Section 9.1(c)(ii) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal(provided, however, that in such event under this clause (2), the Company concurrently terminates this Agreement pursuant to Section 9.1(c)(ii) and enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal), provided that the Company Board may effect a Company Recommendation Change, if and only if:

              (i)  the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors' exercise of their fiduciary obligations to the stockholders of the Company under applicable laws; and

             (ii)  the Company shall have validly terminated this Agreement in accordance with Section 9.1(c)(ii), including the payment of the Company Termination Fee in accordance with Section 9.2(a); provided, however, that (A) prior to terminating this Agreement, the Company shall give Parent at least three (3) Business Days' notice thereof, attaching the Alternative Proposal Agreement (or, if applicable, the most current draft thereof), which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect in which case the three (3) Business Day period referred to herein shall be 48 hours, and (B) if, within such three (3) Business Day period (or where applicable, 48 -hour period), Parent makes an offer to the Company that the Company Board determines in good faith is more favorable to the stockholders of the Company (other than Parent, Merger Sub and their respective Affiliates), from a financial point of view, than such Superior Proposal (taking into account, among other things, (I) the terms of such offer and (II) all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of such offer which the Company Board deems relevant), and agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, the Company's notice of termination with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect and, if the Company or any Subsidiary of the Company has entered into a Superior Proposal Agreement, it shall promptly terminate such agreement (it being agreed that the Company will cause any Alternative Acquisition Agreement entered into prior to the expiration of such three (3) Business Day period (or where applicable, 48-hour period) to include a provision permitting such termination).

          (e)   The Company shall keep Parent reasonably informed regarding the matters contemplated by this Section 7.7 (including any Alternative Proposals). Without limiting the generality of foregoing, (i) the Company shall promptly notify Parent if any proposals or offers with respect to an Alternative Proposal are received by the Company or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any material amendments thereto), including any change in the Company's intentions as previously notified, and (ii) the Company agrees that it will promptly notify Parent if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent.

          (f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with the directors' exercise of their fiduciary obligations to the Company's stockholders under applicable law or would constitute a violation of applicable law. It is understood and agreed that, for purposes of this Agreement (including Section 7 and Section 9), a factually accurate public statement by the Company that describes the Company's receipt of an Alternative Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication by the Company Board, shall not constitute a Company Recommendation Change or an approval or recommendation with respect to any Alternative Proposal.

          (g)   Other than with respect to the Debt Commitment, neither Parent nor Merger Sub, nor any of their respective Affiliates, shall make or enter into any formal or informal arrangements or understandings (whether or not binding) with any Person, or have any discussions or other communications with any other Person, in any such case with respect to any Alternative Proposal involving the Company.

          (h)   As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" shall mean a customary confidentiality agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided, however, that such confidentiality agreement shall not be required to restrict a Person from communicating an Alternative Proposal (or any amendment thereof) to the Company Board) or, to the extent applicable, a confidentiality agreement entered into prior to the execution of this Agreement.

             (ii)  "Alternative Proposal" shall mean any proposal, indication or offer, including any proposal, indication or offer from or to the Company's stockholders, made by any Person or group (as defined under Rule 13(d) of the Exchange Act) other than Parent or its Subsidiaries and/or Affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction involving the Company and/or any Subsidiary or Subsidiaries of the Company) for the issuance or acquisition of shares of Company Common Stock or other equity securities of the Company whose business or businesses constitute twenty percent (20%) (in number or voting power) or more of the assets, revenues or earnings of the Company and its Subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of the Company and/or its Subsidiaries equal to twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries or to which twenty percent (20%) or more of the Company's revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a twenty percent (20%) or greater economic or voting interest in the Company or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a twenty percent (20%) (in number or voting power) or greater economic or voting interest in the Company (provided, for the avoidance of doubt, that a transfer of Company Common Stock solely as part of the exercise of registration rights applicable to the

    Company Common Stock in effect on the date hereof shall not be considered an Alternative Proposal).

            (iii)  "Fiduciary Change" shall mean any determination by the Company Board, prior to the Company Required Vote, that it is obligated to make a Company Recommendation Change because such a change is advisable to comply with its fiduciary duties to stockholders of the Company.

            (iv)  "Superior Proposal" shall mean any bona fide Alternative Proposal (except that references to "twenty percent (20%) or more" in the definition thereof will be deemed to be references to "fifty percent (50%) or more") made by any Person that is on terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal, as well as any modification to this Agreement that Parent and Merger Sub propose to make in accordance with Section 7.7(d)(ii)), are more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

        7.8    Standstill.    Until the earlier of the Effective Time or the termination of this Agreement, neither Parent nor any of its Affiliates shall (a) purchase any shares of Company Common Stock or any security of the Company that is convertible into Company Common Stock in the open market or in privately negotiated transactions or (b) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (c) commence a tender offer or exchange offer.

        7.9    Section 16 Matters.    Prior to the Effective Time, the Company Board shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        7.10    Financing.

          (a)   Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not, prior to the Effective Time, incur any liability to any Person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to Section 7.11 and that Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any information utilized in connection therewith.

          (b)   Each of Parent and Merger Sub shall take, or cause to be taken all actions and do, or cause to be done, all things necessary, proper or advisable to (x) maintain in effect the Debt Commitment Letter and (y) arrange and obtain the proceeds of the Debt Financing on the terms and conditions described in the Debt Commitment Letter (including any "market flex" terms and conditions in the fee letter referenced in, and to which, the Debt Commitment Letter is subject), including: (i) entering into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter as promptly as practicable after the date hereof; and (ii) satisfying, or cause their Representatives to satisfy all conditions applicable to Parent, Merger Sub, Borrower or their respective Representatives that are within their respective control in such definitive agreements.

          (c)   Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other provision under the Debt Commitment Letter without the prior written consent of the Company if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Debt Financing or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement or (B) adversely impact the ability of Parent, Merger Sub or Borrower to enforce its rights against the other parties to the Debt Commitment Letter. Parent shall not release or consent to the termination of the obligations of the Financing Sources under the Debt Commitment Letter, except for assignments and replacements of an individual Financing Source under the terms of or in connection with the syndication of the Debt Financing or as otherwise expressly contemplated by the Debt Commitment Letter.

          (d)   In the event that any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the Debt Commitment Letter, (i) Parent shall promptly so notify the Company and (ii) Parent and Merger Sub shall use their respective commercially reasonable efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not less favorable to Parent, Merger Sub and the Company, taken as a whole, than those in the Debt Commitment Letter ("Alternative Financing"), as promptly as practicable following the occurrence of such event (and in any event no later than the Closing Date); provided, that if Parent proceeds with Alternative Financing, it shall be subject to the same obligations with respect to the Alternative Financing as set forth in this Section 7.10 with respect to the Debt Financing and all references in this Agreement to the Debt Financing shall be deemed to also refer to the Alternative Financing. The definitive agreements entered into pursuant to the first sentence of this Section 7.10(d) or Section 7.10(b)(i) are referred to in this Agreement, collectively, as the "Financing Agreements." Parent shall provide to the Company copies of any commitment letter and fee letter associated with an Alternative Financing as well as any amendment or waiver of any debt commitment letter (including the Debt Commitment Letter) or fee letter, that is permitted hereunder.

          (e)   Parent shall (i) furnish the Company complete, correct and executed copies of the Financing Documents or any alternative financing agreement promptly upon their execution, (ii) give the Company prompt notice of any material breach or material threatened breach by any party of any of the Debt Financing commitment, any Alternative Financing commitment, the Financing Documents, or any alternative financing agreement of which Parent or Merger Sub becomes aware or any termination thereof, and (iii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or any alternative financing). As used in this Agreement, "Financing Documents" means the following agreements, documents and certificates contemplated by the Debt Financing: (i) all credit agreements, loan documents, indentures and security documents pursuant to which the Debt Financing will be governed or contemplated by the Debt Commitment Letter and (ii) customary officer, secretary, solvency and perfection certificates contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources.

        7.11    Financing Cooperation.

          (a)   Prior to the Effective Time, the Company shall and shall cause its subsidiaries to, at Parent's sole expense, cooperate, and shall use its commercially reasonable efforts to cause its respective officers, employees, representatives, auditors, and advisors, including legal and accounting advisors, to cooperate, in connection with the arrangement of the Debt Financing, as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of business of the Company and its subsidiaries), including: (i) participation in meetings, drafting sessions, rating agency presentations, due diligence sessions, and "road show" and other customary marketing presentations; (ii) furnishing in writing any Financing Sources as promptly as practicable with pertinent information regarding the Company and its subsidiaries as is reasonably requested in connection with the Debt Financing, including such business or other financial data of the type that would be required in a registered offering by Regulation S-X or Regulation S-K under the Securities Act (other than Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, segment reporting and information regarding executive compensation and certain related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions; (iii) assisting any Financing Sources in the preparation of (A) one or more customary offering documents and/or information in connection with the Debt Financing and (B) materials for rating agency presentations; (iv) executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral, subject to consummation of the Merger; (v) taking all reasonably required corporate actions, subject to the consummation of the Merger, to permit the consummation of the Debt Financing; (vi) providing customary authorization letters to any Financing Sources authorizing the distribution of information to prospective Financing Sources and containing a customary representation to the arranger of any financing that the information contained in any offering document or information memorandum relating to the Company and its subsidiaries does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (vii) cooperating reasonably with the Financing Sources' due diligence of the Company and its subsidiaries, to the extent customary and reasonable; (viii) furnishing such information and data related to the Company and its Subsidiaries as is reasonably required by Parent for Parent to produce the pro forma financial statements required in a registered offering of debt securities by Regulation S-X under the Securities Act, or otherwise required in connection with the Debt Financing; (ix) using commercially reasonable efforts in assisting Parent in its efforts to obtain corporate credit or family ratings of Parent to the extent reasonably requested by Parent; (x) obtaining customary payoff letters, lien terminations and instruments of discharge in respect of the payoff, discharge and termination of the Effective Date of all obligations under the Credit Agreement, including releases of liens relating thereto, and in each case as reasonably requested by Parent and (xi) furnishing Parent and Financing Sources with historical financial statements of the Company and its subsidiaries needed to satisfy the condition set forth in clause (h) of Exhibit C of the Debt Commitment Letter. Parent shall, promptly upon termination of this Agreement, reimburse the Company for all reasonable out-of-pocket expenses and costs incurred in connection with the Company's or its Affiliates' obligations under this Section 7.11.

          (b)   In addition, prior to the Effective Time, upon request by Parent from time to time, and, at the Parent's sole expense, the Company shall: (i) use its commercially reasonable efforts to cause Ernst & Young LLP, independent accountants of the Company, to provide a letter or letters containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information used in connection with the Debt Financing (including "negative assurance" comfort); (ii) use its reasonable best efforts to provide customary representation letters and other authorizations or information to Ernst & Young LLP, to enable them to provide the foregoing "comfort letters"; (iii) use its reasonable best efforts to obtain the consent of Ernst & Young LLP for the inclusion of its reports on the Company in any document or documents to be used in connection with the Debt Financing; and (iv) cause the appropriate representatives of the Company to execute and deliver any Financing Documents or other certificates or documents as may be reasonably requested by Parent for delivery at the consummation of the Debt Financing, subject to the consummation of the Merger.

          (c)   Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability of obligation in connection with the Debt Financing (or any alternative financing) prior to the Effective Time.

        7.12    Tax Treatment as Reorganization.

          (a)   Each of Parent, the Company and the Surviving Company shall use its reasonable best efforts to take such actions so as to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company nor any of their respective Affiliates shall take any action prior to the Closing, and Parent shall not take any action or fail to take any action (and shall prevent the Surviving Company from taking any action or failing to take any action) following the Closing, that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Parent and the Surviving Company shall report the Merger for income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by a taxing authority pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to obtain the Tax opinions described in Sections 8.2(c) and 8.3(c), including by causing its officers to execute and deliver to the law firms delivering such Tax opinions certificates as to such matters and at any such time or times as may reasonably be requested by such law firms. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in the certificates described in this Section 7.12(b).

        7.13    Board of Directors of Parent After the Effective Time.    Prior to the Closing, Parent shall take all such action as may be reasonably necessary to cause one (1) individual selected by the Company and approved by Parent (such approval not to be unreasonably conditioned, withheld or delayed) prior to the Closing Date from among the Company Board (the "Company Designee") to be elected to the Parent Board effective as of the Effective Time. If at any time prior to or after the Effective Time, the initial Company Designee is unwilling or unable to serve as a member of Parent Board, then the Company Board (which shall be deemed, at all times after the Effective Time, to consist solely of those individuals who served as members of the Company Board immediately prior to the Effective Time) shall, by written notice to Parent, name a new designee who shall be approved by the Parent (such approval not to be unreasonably conditioned, withheld or delayed) and who, subject to such Parent approval, shall thereupon be the Company Designee for all purposes of this Agreement.

        7.14    Parent Consent as Sole Stockholder of Merger Sub.    Parent shall deliver to Company within five (5) Business Days of the date of this Agreement evidence of its approval, as the sole stockholder of Merger Sub, of the adoption of this Agreement and approval of the transactions contemplated hereby, including the Merger.

        7.15    Repayment of Debt.    At the Closing, and subject to the other terms and conditions set forth in this Agreement, (a) the Parent shall make available to the Company, or pay directly, an amount in cash sufficient to pay the aggregate outstanding Funded Debt (as defined below) together with all Debt Payment Expenses (as defined below), (b) the Company, if such amount is not paid directly by the Parent and is made available to the Company in accordance with the foregoing clause (a), shall apply such cash to pay the Funded Debt and the Debt Payment Expenses, if any, and with respect to the notes under the Indenture, the Company shall have provided irrevocable notice of redemption of all then outstanding notes and deposited with the trustee under the Indenture proceeds sufficient, without consideration of any investment of interest, to pay and discharge the entire indebtedness on the then outstanding notes for principal, premium (if any) and accrued and unpaid interest to but not including the redemption date and (c) solely to the extent that all outstanding obligations under the Credit Agreement on the Closing Date constitute Funded Debt (other than any indemnity obligation for unasserted claims that by its terms survives the termination of the Credit Agreement), the Company shall cause the administrative and collateral agents under the Credit Agreement to deliver to the Parent a pay-off letter (the "Pay-off Letter"), in form and substance reasonably satisfactory to the Parent, evidencing the satisfaction of all liabilities under the Credit Agreement (other than any indemnity obligation for unasserted claims that by its terms survives the termination of the Credit Agreement) upon receipt of the amounts set forth in such pay-off letter and a release in customary form of all Liens with respect to the capital stock, property and assets of the Company and its Subsidiaries securing the obligations under the Credit Agreement. The term "Debt Payment Expenses" shall mean all costs, fees, expenses, prepayment penalties, breakage fees and other exit fees payable in connection with the payment of Funded Debt. The term "Funded Debt" shall mean all liabilities and obligations of the Company and its Subsidiaries for borrowed money pursuant to the Credit Agreement or the Indenture outstanding immediately prior to the Closing, together with all accrued but unpaid interest thereon immediately prior to the Closing, and all prepayment penalties, breakage fees and other exit fees paid or payable in the event that such indebtedness is to be repaid as of the Closing (including, in the case of any tender offer in respect of any notes issued pursuant to the Indenture, the aggregate consideration for the purchase of the notes accepted in such tender offer, including any consent fees (if applicable)).

8.    CONDITIONS PRECEDENT

        8.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Company Stockholder Approval.    This Agreement shall have been approved by the Company Required Vote.

          (b)    Parent Stockholder Approval.    The Parent Stock Issuance shall have been approved by the Parent Required Vote.

          (c)    HSR Compliance.    The applicable waiting period under the HSR Act shall have expired or been terminated.

          (d)    FCC and State Regulatory Approvals.    All Consents or authorizations that are required to be obtained from the FCC or any State Regulator and are set forth in Section 8.1(d) of the Company Disclosure Schedule or identified following the date hereof and on or before February 17, 2017, notice of which will be promptly provided to the other parties hereto, in each case in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and shall be free of any conditions, statements or conclusions of fact or law adverse to any party hereto or their respective Affiliates which conditions, statements or conclusions of fact or law would individually or, in the aggregate, result in a Company Material Adverse Effect or Parent Material Adverse Effect.

          (e)    No Injunctions or Restraints; Illegality.    No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a Governmental Entity that prohibits, precludes, restrains, enjoins or makes illegal the consummation of the Merger.

          (f)    Parent Registration Statement.    The Parent Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Parent Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or, to the Knowledge of the Company or the Knowledge of Parent, threatened by the SEC.

          (g)    NASDAQ Approval.    The shares of Parent Stock to be issued pursuant to this Agreement shall have been approved for listing on the NASDAQ Global Select Market.

          (h)    Statutes.    No statute, rule or regulation shall have been enacted or promulgated by any federal or state Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger.

        8.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c)    Parent Tax Opinion.    Parent shall have received the opinion of Schiff Hardin LLP, or other reputable Tax counsel as is reasonably satisfactory to Parent and the Company, dated as of the Closing Date, to the effect that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.2(c), the Tax counsel rendering such opinion shall have received the certificates and may rely upon the representations referred to in Section 7.12(b).

          (d)    Minimum Cash Amount.    The aggregate amount of cash and cash equivalents held by the Company as of the Effective Time shall be no less than $25,000,000.

        8.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect; provided, further, that, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all of its respective obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c)    Company Tax Opinion.    The Company shall have received the opinion of Paul Hastings LLP, or such other reputable Tax counsel as is reasonably satisfactory to the Company and Parent, dated as of the Closing Date, to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.3(c), the Tax counsel rendering such opinion shall have received the certificates and may rely upon the representations referred to in Section 7.12(b).

9.    TERMINATION AND AMENDMENT

        9.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any requisite approval of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholder Meeting, as follows (the date of any such termination, the "Termination Date"):

          (a)   by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines;

          (b)   by either Parent or the Company:

              (i)  if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger;

             (ii)  if the Effective Time shall not have occurred on or before September 30, 2017 (the "Outside Date"); provided, however, that if by the Outside Date, any of the conditions set forth in Section 8.1(c) or Section 8.1(d) shall not have been satisfied but the conditions set forth in Section 8.1(a) and Section 8.1(b) shall have been satisfied, the Outside Date may be extended for one or more periods of up to thirty (30) days per extension by each of Parent and the Company, in its respective discretion, up to an aggregate extension so that the Outside Date, as so extended, shall not be later than the twelve (12) month anniversary of the date hereof (in which case any references to the Outside Date herein shall mean the Outside Date as extended); and provided further that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date;

            (iii)  the Company Stockholder Meeting shall have been held and completed (including any adjournments and postponements thereof), the Company stockholders shall have taken a final vote on a proposal to adopt this Agreement and to approve the transactions contemplated hereby, and the Company Stockholder Approval shall not have been obtained; or

            (iv)  if any state or federal law, rule or regulation is adopted or issued that has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger.

          (c)   by the Company:

              (i)  if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of Parent and Merger Sub herein are or become untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, or (B) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements herein such that the condition set forth in Section 8.3(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured prior to the Outside Date (as such date may be extended pursuant to Section 9.1(b)(ii)) following receipt by Parent of written notice of such breach or inaccuracy from Company;

             (ii)  under the circumstances and to the extent permitted, and subject to the terms and conditions of, Section 7.7 and provided the Company Termination Fee referenced in Section 9.2(a) is concurrently paid by the Company to Parent; or

            (iii)  if (A) conditions set forth in Sections 8.1 and 8.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, (B) the Company has irrevocably confirmed in writing that (x) all of the conditions set forth in Sections 8.1 and 8.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or have been waived by the Company and remain so satisfied or waived and (y) the Company is and remains prepared to consummate the Closing, (C) Parent fails to consummate the Closing within two (2) Business Days following the date the Closing was required to have occurred pursuant to Section 1.3, and (D) the Company stood ready, willing and able to consummate the Closing at all times during such two (2) Business Day period (for the avoidance of doubt, it being understood that in accordance with the second proviso to Section 9.1(b)(ii), during such two (2) Business Day period immediately following the date on which the Company has provided written notice in accordance with this Section 9.1(c)(iii), Parent shall not be entitled to terminate this Agreement pursuant to Section 9.1(b)(ii)).

          (d)   by Parent:

              (i)  if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.2(a) would not be satisfied, or (B) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 8.2(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured prior to the Outside Date (as such date may be extended pursuant to Section 9.1(b)(ii)) following receipt by Company of written notice of such breach or inaccuracy from Parent; or

             (ii)  if (A) the Company Board shall have failed to include the Company Recommendation in the Proxy Statement/Prospectus or shall have effected a Company Recommendation Change, (B) the Company Board shall have approved or recommended, or proposed publicly to approve or recommend, any Alternative Acquisition Agreement, Alternative Proposal or any Superior Proposal other than this Agreement, and/or permitted the Company to enter into an Alternative Acquisition Agreement related to an Alternative Proposal or a Superior Proposal, (C) the Company shall have failed to call the Company Stockholder Meeting in accordance with Section 7.3 or shall have failed to deliver the Proxy Statement/Prospectus in accordance with Section 7.1 in material breach of such Sections and such failure shall not be due to any material breach by Parent or Merger Sub of their obligations under Section 7.1, or (D) a tender offer or exchange offer for outstanding shares of Common Stock shall have been commenced (other than by Parent or Merger Sub or their respective Affiliates) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or within ten (10) Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend rejection (or subsequently modifies a recommendation of rejection) of such offer.

        9.2    Effect of Termination.

          (a)   Notwithstanding any provision of this Agreement to the contrary, if:

              (i)  (A) this Agreement is validly terminated pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i) (due in any such case to a breach of Section 7.7), (B) following the execution and delivery of this Agreement and in the case of a termination pursuant to Section 9.1(b)(ii) or Section 9.1(d)(i), prior to such termination, and in the case of a termination pursuant to Section 9.1(b)(iii), prior to the Company Meeting, any bona fide Alternative Proposal (substituting fifty percent (50%) for the twenty percent (20%) thresholds set forth in the definition of "Alternative Proposal") (a "Qualifying Transaction") shall have been communicated to the Company or a member of the Company Board (whether or not publicly disclosed) and not withdrawn or otherwise abandoned (and, if publicly disclosed, not publicly withdrawn or otherwise abandoned) and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i), as applicable, a Qualifying Transaction is consummated; or

             (ii)  this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) or by Parent pursuant to Section 9.1(d)(ii), then in any such event the Company shall pay to Parent (or a Person designated in writing by Parent) by wire transfer of same-day funds a fee equal to the Company Termination Fee. "Company Termination Fee" shall mean an amount equal to $18,900,000. Such payment shall be made, in the case of a termination referenced in clause (i) above, upon the consummation of any Qualifying Transaction, or in the case of a termination referenced in clause (ii) above, concurrently with the termination of this Agreement by the Company pursuant to Section 9.1(c)(ii) or within two (2) Business Days after termination of this Agreement by Parent pursuant to Section 9.1(d)(ii). For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

          (b)   Notwithstanding any provision of this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 9.1(c)(iii), then Parent shall pay to the Company (or a Person designated in writing by the Company) by wire transfer of same-day funds a fee equal to the Parent Termination Fee. "Parent Termination Fee" shall mean an amount equal to $18,900,000. Such payment shall be made within two (2) Business Days after termination of this Agreement by the Company pursuant to Section 9.1(c)(iii).

          (c)   Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Company Termination Fee is or becomes payable pursuant to Section 9.2(a), Parent's and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Company Termination Fee pursuant to Section 9.2(a), and upon payment in full of such amount, none of Parent nor Merger Sub or any of their respective Affiliates nor any other Person shall have any rights or claims against the Company or any of its Affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if the Company fails to promptly pay Parent any amounts due under Section 9.2(a), the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Wells Fargo Bank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

          (d)   Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Parent Termination Fee is or becomes payable pursuant to Section 9.2(b), the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, the Financing Sources or any of their respective Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Parent Termination Fee pursuant to Section 9.2(b) , and upon payment in full of such amount, neither the Company nor any of its Affiliates nor any other Person shall have any rights or claims against Parent, the Financing Sources or any of their respective Affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this Agreement, the Debt Financing or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if Parent fails to promptly pay the Company any amounts due under Section 9.2(b), Parent (but not, for the avoidance of doubt, the Financing Sources) shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Wells Fargo Bank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

          (e)   The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. The parties acknowledge that the Company Termination Fee and the Parent Termination Fee, in the circumstances in which any such fee becomes payable, constitute liquidated damages and are not a penalty.

          (f)    There shall be deducted from any payments made pursuant to this Section 9.2 such amounts as may be required to be withheld therefrom under the Code or under any provision of U.S. state or local tax law.

          (g)   The party seeking to terminate this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other party in accordance with Section 10.3, specifying the provision or provisions hereof pursuant to which such termination is effected. Except as otherwise provided in this Section 9, any valid termination of this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall be effective immediately upon the delivery of notice of the terminating party to the other party or parties hereto, as applicable. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, the Financing Sources, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby (including any liability for or any obligation to pay any consequential, special, multiple, punitive or exemplary damages, including damages arising from loss of profits, business opportunities or goodwill, in respect of any breach or failure to comply with this Agreement, any related documentation or in respect of any of the transactions contemplated hereby or thereby (including the Merger and Debt Financing)); provided, however, that (i) Sections 7.2(b), 9.2 and 10 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Parent, Merger Sub nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

        9.3    Amendment.    Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time; provided, however, that after receipt of the Company Required Vote, there may not be any amendment of this Agreement which, by applicable law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company's stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained herein, Sections 9.2(d) and (g), this Section 9.3, Sections 10.8, 10.11 and 10.12 (and any provision and/or definition of this Agreement to the extent an amendment, supplement, waiver or modification of such provision and/or definition would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified in a manner that is materially adverse to any Financing Sources without the prior written consent of such Financing Sources.

        9.4    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after receipt of the Company Required Vote, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.    GENERAL PROVISIONS

        10.1    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        10.2    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing and fees paid in respect of any HSR Act or other regulatory filings, including filings made with the FCC or State Regulators.

        10.3    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) on the date of actual delivery if delivered personally (with written confirmation of receipt), (b) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (d) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile number as such party shall have specified in a written notice duly delivered to the other parties hereto):

(a)	if to Parent or Merger Sub, to:
Consolidated Communications Holdings, Inc. 121 South 17th Street Mattoon, Illinois 61938 Attention: Steven J. Shirar Facsimile No: (217) 234-9934
with a copy to:
Schiff Hardin LLP 233 South Wacker Drive Suite 6600 Chicago, IL 60606 Attention: Alexander B. Young Facsimile: (312) 258-5600
(b)	if to the Company, to:
FairPoint Communications, Inc. 521 East Morehead Street Suite 500 Charlotte, NC 28202 Attention: Bruce Metge Facsimile No: (704) 344-1594
with a copy to:
Paul Hastings LLP 1170 Peachtree Street, N.E. Suite 100 Atlanta, GA 30309 Attention: Elizabeth H. Noe Facsimile: (404) 685-5287

        10.4    Interpretation; Construction.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and the schedules hereto and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require the Company, Merger Sub, Parent or any of their respective officers, directors, Subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted. All schedules accompanying this Agreement and all information specifically referenced in any such schedule form an integral part of this Agreement, and references to this Agreement include reference to them.

        10.5    Counterparts; Delivery.    This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this Agreement and to each agreement and certificate delivered by a party hereto pursuant to this Agreement may be delivered by any of the methods described in Section 10.3 hereof, provided that such delivery is effected in accordance with the notice information provided for in Section 10.3 hereof. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

        10.6    Entire Agreement.    This Agreement (together with the exhibits hereto), the Company Disclosure Schedule and the Parent Disclosure Schedule constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and any termination of this Agreement.

        10.7    Specific Performance.    The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions and that, accordingly, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 10.7 on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        10.8    Governing Law; Venue.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions (except to the extent of mandatory provisions of federal law). Each of the parties hereto irrevocably submit to the exclusive jurisdiction and venue of the courts of the State of Delaware or of the United States of America, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment. Notwithstanding anything to the contrary in this Section 10.8, each Company Related Party (as defined below) agrees that, except as specifically set forth in the Debt Financing, all actions, including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to any agreement entered into by the Financing Sources in connection with the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of law of another jurisdiction. Furthermore and notwithstanding anything to the contrary in this Section 10.8, each Company Related Party (i) agrees that it will not bring or support any action, including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to any agreement entered into by the Financing Sources in connection with the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 10.3 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further agree that all of the provisions of Section 10.12 relating to waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third-party claim referenced in this Section 10.8. "Company Related Party" means the Company and each of its Subsidiaries.

        10.9    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        10.10    Publicity.    Parent, Merger Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances)

issue such press release or make such public statement or SEC filing as may upon the advice of outside counsel be required by law or the rules and regulations of any applicable stock exchange (including the NASDAQ Stock Market). The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

        10.11    Assignment; Third Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except for (a) the provisions of Section 7.6, (b) the right of the Company's stockholders to receive the Merger Consideration at the Effective Time, (c) the right of the holders of Company Equity Awards to receive the Equity Award Consideration in accordance with Section 2.3, (d) the rights of the Company's stockholders to pursue claims for damages and other relief, including equitable relief, for Parent's or Merger Sub's willful breach of this Agreement (provided, that the rights granted pursuant to this clause (d) shall be enforceable on behalf of the stockholders only by the Company in its sole and absolute discretion) and (e) the rights of the Financing Sources set forth in Section 10.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the Financing Sources are hereby made express third-party beneficiaries of Sections 9.2(b), (d) and (g), Section 9.3, , this Section 10.11 and Section 10.12.

        10.12    Waiver of Jury Trial.    EACH COMPANY RELATED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY DEBT FINANCING OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ PAUL H. SUNU
	Name:	Paul H. Sunu
	Title:	Chief Executive Officer
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:	/s/ C. ROBERT UDELL, JR.
	Name:	C. Robert Udell, Jr.
	Title:	President and CEO
FALCON MERGER SUB, INC.
By:	/s/ C. ROBERT UDELL, JR.
	Name:	C. Robert Udell, Jr.
	Title:	President and CEO

Exhibit A

Form of Tenth Amended and Restated Certificate of Incorporation

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FAIRPOINT COMMUNICATIONS, INC.

        FairPoint Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          A.    The name of the Corporation is FairPoint Communications, Inc. The Corporation was originally incorporated under the name "MJD Communications, Inc." and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 30, 1993. The Corporation filed Certificates of Amendment with the Secretary of State of the State of Delaware on June 6, 1996, November 24, 1998 and January 28, 2005. The Corporation filed restatements of its Certificate of Incorporation with the Secretary of State of the State of Delaware on July 1, 1994, July 31, 1997, March 26, 1998, October 20, 1999, January 19, 2000, April 28, 2000, May 10, 2002, February 8, 2005 and January 24, 2011.

          B.    In accordance with Sections 242 and 245 of the Delaware General Corporation Law, the Corporation hereby amends and restates its Certificate of Incorporation as follows:

1.

        The name of the Corporation is FairPoint Communications, Inc.

2.

        The address of its registered agent in the State of Delaware is in the County of Kent at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name of its registered agent at such address is National Corporate Research, Ltd.

3.

        The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the General Corporation Law of Delaware or any amendment thereto.

4.

        The total number of shares of stock which the Corporation shall have authority to issue is one hundred shares (100), all of which shall be common stock of $.01 par value.

5.

        The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the Bylaws of the Corporation.

6.

        The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

A-1

7.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders here are granted subject to this reservation.

        IN WITNESS WHEREOF, the undersigned has executed this Tenth Amended and Restated Certificate of Incorporation on this [•] day of [•], 2016.

FAIRPOINT COMMUNICATIONS, INC.
By:
Name:
Title:

A-2

EXECUTION VERSION

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is entered into as of the 20th day of January, 2017, by and among Consolidated Communications Holdings, Inc., a Delaware corporation ("Parent"), FairPoint Communications, Inc., a Delaware corporation (the "Company"), and Falcon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

        WHEREAS, Parent, the Company and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of December 3, 2016 (the "Agreement"), pursuant to the terms of which, among other things, Parent would acquire the Company through the statutory merger of Merger Sub with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation;

        WHERAS, pursuant to Section 9.3 of the Agreement, the Agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time (as such term is defined in the Agreement); and

        WHEREAS, Parent, the Company and Merger Sub desire to amend the Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Amendment.    Exhibit A of the Agreement shall be, and hereby is, amended in its entirety and restated as Exhibit A attached hereto.

        2.    Ratification.    As amended by this First Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this First Amendment, the Agreement shall be read, taken and construed as one and the same instrument. Upon the execution of this First Amendment, each reference in the First Agreement or the Agreement to "this Agreement," "hereby," "hereunder," "herein," "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this First Amendment. Any and all notices, requests, certificates and other instruments executed and delivered prior to, on or after the date of this First Amendment may refer to the Agreement without making specific reference to this First Amendment, but nevertheless all references to the Agreement shall be a reference to such document as amended hereby.

        3.    Governing Law.    This First Amendment shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions (except to the extent of mandatory provisions of federal law).

        4.    Counterparts.    This First Amendment may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this First Amendment and to each agreement and certificate delivered by a party hereto pursuant to this First Amendment may be delivered by any of the methods described in Section 10.3 of the Agreement, provided that such delivery is effected in accordance with the notice information provided for in Section 10.3 of the Agreement. In the event that any signature to this First Amendment or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this First Amendment to be executed by their respective officers hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ PAUL H. SUNU
	Name:	Paul H. Sunu
	Title:	Chief Executive Officer
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:	/s/ C. ROBERT UDELL, JR.
	Name:	C. Robert Udell, Jr.
	Title:	President and CEO
FALCON MERGER SUB, INC.
By:	/s/ C. ROBERT UDELL, JR.
	Name:	C. Robert Udell, Jr.
	Title:	President and CEO

Exhibit A

Form of Tenth Amended and Restated Certificate of Incorporation

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FAIRPOINT COMMUNICATIONS, INC.

        FairPoint Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          A.    The name of the Corporation is FairPoint Communications, Inc. The Corporation was originally incorporated under the name "MJD Communications, Inc." and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 30, 1993. The Corporation filed Certificates of Amendment with the Secretary of State of the State of Delaware on June 6, 1996, November 24, 1998 and January 28, 2005. The Corporation filed restatements of its Certificate of Incorporation with the Secretary of State of the State of Delaware on July 1, 1994, July 31, 1997, March 26, 1998, October 20, 1999, January 19, 2000, April 28, 2000, May 10, 2002, February 8, 2005 and January 24, 2011.

          B.    In accordance with Sections 242 and 245 of the Delaware General Corporation Law, the Corporation hereby amends and restates its Certificate of Incorporation as follows:

            1.    Name.    The name of the Corporation is FairPoint Communications, Inc.

            2.    Registered Agent.    The address of its registered agent in the State of Delaware is in the County of Kent at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name of its registered agent at such address is National Corporate Research, Ltd.

            3.    Purpose.    The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL"), and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the DGCL or any amendment thereto.

            4.    Authorized Stock.    The total number of shares of stock which the Corporation shall have authority to issue is one hundred shares (100), all of which shall be common stock of par value $.01 per share.

            5.    Management of the Business and Conduct of the Affairs of the Corporation.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders.

      (a)
      The business and affairs of the Corporation shall be managed by or under the directions of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, except as may otherwise be provided in the DGCL or elsewhere herein.

      (b)
      Subject to the terms of paragraph (d) of this Section 5, the number of directors constituting the Board of Directors shall be as set forth in the by-laws of the Corporation, or determined by the Board of Directors by resolution adopted by the Board of Directors in accordance with the by-laws of the Corporation, but shall not be less than five nor more than eleven.

      (c)
      Subject to the terms of paragraph (d) of this Section, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders, or at a special meeting of stockholders called for (or including) such purpose, and each director so elected shall hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

      (d)
      Under and in accordance with the reorganization proceeding styled FairPoint Communications, Inc., et al, Case No. 09-16335 (BRL) which confirmed the Debtors' Third Amended Joint Plan of Reorganization, the initial Board of Directors after the date of this Certificate of Incorporation (the "Initial Board of Directors") shall consist of seven members. Each director on the Initial Board of Directors shall serve until the next annual meeting of stockholders following the one-year anniversary of the effective date of the Joint Plan of Reorganization and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

      (e)
      Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the by-laws of the Corporation.

            6.    By-laws.    In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to alter, amend and repeal the by-laws of the Corporation without a stockholder vote, subject to the power of the stockholders to alter, amend or repeal the by-laws; provided, that with respect to the powers of stockholders to alter, amend or repeal the by-laws, the affirmative vote of the holders of at least a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal the by-laws of the Corporation, provided that the affirmative vote of the holders of at least two-thirds in such voting power shall be required to alter, amend or repeal certain provisions of the by-laws as provided therein on the date of the Corporation's Ninth Amended and Restated Certificate of Incorporation.

            7.    Exoneration.

      (a)
      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL, including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof, as the same may be amended or supplemented. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      (b)
      Any repeal or modification of Section 7(a) hereof shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

            8.    Stockholder Action.

      (a)
      Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

      (b)
      Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by:

      (i)
      the Chairman of the Board of Directors,

      (ii)
      the Lead Director, if any, of the Board of Directors,

      (iii)
      the Board of Directors, or

      (iv)
      the Secretary of the Corporation upon a request by the holders of at least 25% in voting power of all outstanding shares of the Corporation entitled to vote at such meeting.

      (c)
      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide.

      (d)
      The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the by-laws of the Corporation.

      (e)
      Elections of directors need not be by written ballot.

            9.    Quorum at stockholder meetings.    The holder of one-third in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for:

      (a)
      a vote for any director in a contested election,

      (b)
      the removal of a director, or

      (c)
      the filling of a vacancy on the Board of Directors by the stockholders of the Corporation.

            10.    Amendments to this Certificate of Incorporation.

      (a)
      The Corporation reserves the right to amend any provision contained in this Certificate of Incorporation, as the same may be in effect from time to time, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

      (b)
      Anything contained in Section 10(a) hereof to the contrary notwithstanding, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal in any respect Sections 5, 6, 7, 8 and 9 hereof and this Section 10 or to adopt any provision inconsistent therewith, whether such alteration, amendment or repeal is by amendment to this Certificate of Incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending this Certificate of Incorporation.

        IN WITNESS WHEREOF, the undersigned has executed this Tenth Amended and Restated Certificate of Incorporation on this [•] day of [•], 2017.

FAIRPOINT COMMUNICATIONS, INC.
By:
Name:
Title:

Annex II

Fairness Opinion of Evercore Group, L.L.C.

December 3, 2016

The Board of Directors
FairPoint Communications, Inc.
521 E. Morehead Street, Suite 500
Charlotte, NC 28202

Members of the Board of Directors:

        We understand that FairPoint Communications, Inc., a Delaware corporation (the "Company"), proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement"), with Consolidated Communications, Inc., a Delaware corporation ("Parent") and Falcon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving entity (the "Surviving Company"), as a result of which the Surviving Company will become a wholly owned subsidiary of Parent (the "Merger"). As a result of the Merger, among other things, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 0.73 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the "Parent Stock"), subject to adjustment in accordance with the Merger Agreement (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to the Merger Agreement, the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

        The Board of Directors of the Company has asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of the shares of the Company Common Stock, other than holders of Excluded Shares or Dissenting Shares.

        In connection with rendering our opinion, we have, among other things:

  i.
  reviewed certain publicly available business and financial information relating to the Company and Parent that we deemed to be relevant, including publicly available research analysts' estimates;

  ii.
  reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to each of the Company and Parent prepared and furnished to us by the management of the Company and Parent, respectively;

  iii.
  reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by the management of the Company;

  iv.
  reviewed certain non-public projected financial and operating data relating to Parent prepared and furnished to us by the management of Parent;

  v.
  reviewed the amount and timing of the cost savings estimated by the management of the Company and the management of Parent to result from the Merger (collectively, the "Synergies");

  vi.
  reviewed the amount, timing and use of certain tax attributes of the Company and the combined company, as estimated by the management of the Company and the management of Parent;

  vii.
  discussed the past and current operations, financial projections and current financial condition of each of the Company and Parent with the management of the Company (including their views on the risks and uncertainties of achieving such projections);

  viii.
  reviewed the reported prices and the historical trading activity of each of the Company Common Stock and the Parent Stock;

  ix.
  compared the financial performance of each of the Company and Parent and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

  x.
  compared the financial performance of the Company and Parent and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

  xi.
  reviewed the potential pro forma financial impact of the Merger on the future financial performance of the combined company based on the projected financial data relating to each of the Company and Parent referred to above, including the projected Synergies and other strategic benefits and the amount and timing of realization thereof, anticipated by the management of the Company and the management of Parent to be realized from the Merger;

  xii.
  reviewed a draft of the Merger Agreement dated December 2, 2016 and

  xiii.
  performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company and Parent referred to above (including the Synergies), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and Parent as to (i) the future financial performance of the companies under the assumptions reflected therein and (ii) the Synergies, including the amount and timing of the realization of such Synergies. We express no view as to any projected financial data relating to the Company or Parent, the Synergies or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company and the management of Parent as to the Synergies, including the amount and timing of the realization of such Synergies.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that the Merger will qualify as a tax free reorganization for United States federal income tax purposes, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement in all material respects and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits of the Merger to the holders of the Company Common Stock. We have also assumed that the executed Merger Agreement will not differ in any material respect from the draft Merger Agreement dated December 2, 2016 reviewed by us.

        We have not made nor assumed any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of the Company or Parent, nor have we been furnished with any such inspection, valuation or appraisal, nor have we evaluated the solvency or fair value of the

Company or Parent under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness, from a financial point of view, of the Exchange Ratio to the holders of the Company Common Stock, other than holders of Excluded Shares or Dissenting Shares. We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have assumed that any modification to the structure of the transaction will not vary our analysis in any material respect. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors of the Company or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock or Parent Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of Company Common Stock or Parent Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services following the execution and delivery of the Merger Agreement. We will be entitled to receive a success fee upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement. Prior to this engagement, Evercore Group L.L.C. and its affiliates provided financial advisory services to the Company and received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to Parent in the future and in connection with any such services we may receive compensation.

        In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein, is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This opinion may not be disclosed, quoted, referred or communicated (in whole or in part) to or by any third party for any purpose whatsoever except with our prior written approval, except the Company or Parent may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company or Parent to its stockholders relating to the Merger; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the shares of the Company Common Stock, other than holders of Excluded Shares or Dissenting Shares.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ DANIEL B. MENDELOW Daniel B. Mendelow Senior Managing Director

Annex III

Fairness Opinion of Morgan Stanley & Co. LLC

1585 Broadway New York, New York 10020 tel 212 761 4000 fax 212 761 4001

December 3, 2016

Board of Directors
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, IL 61938

Members of the Board:

        We understand that FairPoint Communications Inc. (the "Company"), Consolidated Communications Holdings, Inc. (the "Buyer") and Falcon Merger Sub, Inc., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 3, 2016 (the "Merger Agreement"), which provides, among other things, for the merger of Acquisition Sub with and into the Company (the "Merger"). Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares held in treasury or held directly by the Company, any subsidiary of the Company, Acquisition Sub or the Buyer (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) or as to which dissenters' rights have been perfected, will be converted into 0.7300 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of the Buyer (the "Buyer Common Stock"), subject to adjustment in certain circumstances and cash in lieu of fractional shares. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

  3)
  Reviewed certain financial projections prepared by the managements of the Company and the Buyer, respectively;

  4)
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

  5)
  Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

III-1

  6)
  Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

  7)
  Reviewed the pro forma impact of the Merger on the Buyer's cash flow, consolidated capitalization and certain financial ratios;

  8)
  Reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

  9)
  Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies that we deemed to be comparable with the Company and the Buyer, respectively, and their securities;

  10)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  11)
  Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  12)
  Reviewed the Merger Agreement, the draft commitment letter from certain lenders substantially in the form of the draft dated December 3, 2016 (the "Commitment Letter"), and certain related documents; and

  13)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Buyer of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We have relied upon, without independent verification, the assessment by the managements of the Company and the Buyer of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of the Company and the Buyer; (iii) their ability to retain key employees of the Company and the Buyer, respectively and (iv) the validity of, and risks associated with, the Company and the Buyer's existing and future technologies, intellectual property, products, services and business models. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are achievable. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessments of the Buyer and the Company and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect

III-2

to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of any of the parties to the Merger Agreement, or any class of such persons, relative to the Exchange Ratio. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Buyer in connection with the Merger and will receive a fee for our services, all of which is contingent upon the closing of the Merger. In addition, Morgan Stanley or one or more of its affiliates is providing to the Buyer a portion of the financing required in connection with the Merger, for which Morgan Stanley will receive additional fees from the Buyer. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and have received fees in connection with such services. In addition, Morgan Stanley or an affiliate thereof currently is a lender to the Company and currently acts as administrative agent with respect to the Company's senior secured credit facilities and has received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and its affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the U.S. Securities and Exchange Commission in connection with the Merger. This opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders' meetings to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ JON YOURKOSKI
	Name:	Jon Yourkoski
	Title:	Managing Director

III-3

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 27, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/FRP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote “FOR” Items 1, 2 and 3. + 1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 3, 2016, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “MERGER AGREEMENT”), BY AND AMONG FAIRPOINT COMMUNICATIONS, INC. (“FAIRPOINT”), CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., A DELAWARE CORPORATION (“CONSOLIDATED”), AND FALCON MERGER SUB, INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF CONSOLIDATED (“MERGER SUB”), PURSUANT TO WHICH MERGER SUB WILL MERGE WITH AND INTO FAIRPOINT, WITH FAIRPOINT AS THE SURVIVING ENTITY (THE “MERGER”), AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER (THE “FAIRPOINT MERGER PROPOSAL”). ForAgainst Abstain 2. APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE CHANGE IN CONTROL PAYMENTS TO FAIRPOINT'S NAMED EXECUTIVE OFFICERS. 3. APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE FAIRPOINT SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR, AMONG OTHER REASONS, THE SOLICITATION OF ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE FAIRPOINT SPECIAL MEETING TO APPROVE THE FAIRPOINT MERGER PROPOSAL. NOTE: THE PROXIES MAY ALSO VOTE ON OR TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 3 3 9 5 1 02J0XC MMMMMMMMM C B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Special Meeting of stockholders. The Joint Proxy Statement/Prospectus is available at: www.envisionreports.com/FRP q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — FAIRPOINT COMMUNICATIONS, INC. Special Meeting of Stockholders – March 28, 2017 – 11:00 a.m. Eastern Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FAIRPOINT COMMUNICATIONS, INC. The undersigned hereby appoints Peter G. Nixon and Karen D. Turner, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this ballot, all the shares of FairPoint Communications, Inc. common stock, par value $0.01 per share, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of FairPoint Communications, Inc. to be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202 on Tuesday, March 28, 2017, at 11:00 a.m. Eastern Time, or at any adjournment or postponement thereof (the “Special Meeting”), with all powers which the undersigned would possess if present at the Special Meeting. The undersigned hereby acknowledges receipt of the notice of the Special Meeting and the proxy statement furnished herewith, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting. The shares represented by this proxy will be voted as specified, but if no specification is made, this proxy will be voted according to the Board of Directors recommendations of “FOR” Items 1, 2 and 3 and according to the discretion of the proxy holders for any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.